===============================================================================

                     STRUCTURED ASSET SECURITIES CORPORATION
                                    Depositor

                            FIRST UNION NATIONAL BANK
                                 Master Servicer

                                       and

                              LENNAR PARTNERS, INC.
                                Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                       and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                         POOLING AND SERVICING AGREEMENT



                            Dated as of May 11, 2000

                         ------------------------------

                                 $1,305,691,485
                    LB-UBS Commercial Mortgage Trust 2000-C3

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2000-C3

===============================================================================

                                TABLE OF CONTENTS

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                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

SECTION 1.01.     Defined Terms..................................................................................5
SECTION 1.02.     General Interpretive Principles...............................................................62

                                   ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.     Creation of Trust; Conveyance of Mortgage Loans...............................................63
SECTION 2.02.     Acceptance of Trust Fund by Trustee...........................................................64
SECTION 2.03.     Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and
                     Warranties.................................................................................66
SECTION 2.04.     Representations, Warranties and Covenants of the Depositor....................................68
SECTION 2.05.     Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I Regular
                     Interests..................................................................................84
SECTION 2.06.     Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee....................84
SECTION 2.07.     Execution, Authentication and Delivery of Class R-II Certificates; Creation of REMIC II Regular
                     Interests..................................................................................84
SECTION 2.08.     Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee..................85
SECTION 2.09.     Execution, Authentication and Delivery of REMIC III Certificates..............................85

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans..........................................................86
SECTION 3.02.    Collection of Loan Payments...................................................................87
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts......89
SECTION 3.04.    Pool Custodial Account, Defeasance Deposit Account, Collection Account and Interest Reserve
                    Account....................................................................................91
SECTION 3.04A.   Cherry Creek Mall, Annapolis Mall, Westfield Portfolio and Sangertown Square Custodial
                    Accounts...................................................................................94

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
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SECTION 3.05.    Permitted Withdrawals From the Pool Custodial Account, the Collection Account and the Interest
                    Reserve Account............................................................................97
SECTION 3.05A.   Permitted Withdrawals From the Cherry Creek Mall Custodial Account, Annapolis Mall Custodial
                    Account, Westfield Portfolio Custodial Account and Sangertown Square Custodial Account....101
SECTION 3.06.    Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit
                    Account, the Custodial Accounts, the Collection Account, the Interest Reserve Account and
                    the REO Accounts..........................................................................103
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage................105
SECTION 3.08.    Enforcement of Alienation Clauses............................................................108
SECTION 3.09.    Realization Upon Defaulted Loans; Required Appraisals; Appraisal Reduction Calculation.......111
SECTION 3.10.    Trustee and Custodian to Cooperate; Release of Mortgage Files................................116
SECTION 3.11.    Servicing Compensation; Payment of Expenses; Certain Matters Regarding Servicing Advances....117
SECTION 3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain Reports........122
SECTION 3.12A.   Delivery of Certain Reports to the Companion Loan Noteholders................................125
SECTION 3.12B.   Statements to Companion Loan Noteholders.....................................................126
SECTION 3.13.    Annual Statement as to Compliance............................................................126
SECTION 3.14.    Reports by Independent Public Accountants....................................................127
SECTION 3.15.    Access to Certain Information................................................................128
SECTION 3.16.    Title to REO Property; REO Accounts..........................................................128
SECTION 3.17.    Management of REO Property...................................................................130
SECTION 3.17A.   Management and Disposition of the Cherry Creek Mall Mortgaged Property, Annapolis Mall
                    Mortgaged Property, Westfield Portfolio Mortgaged Property and Sangertown Square Mortgaged
                    Property After Becoming REO Property......................................................133
SECTION 3.18.    Sale of Mortgage Loans and REO Properties....................................................136
SECTION 3.19.    Additional Obligations of the Master Servicer; the Special Servicer's Right to Request the
                    Master Servicer to Make Servicing Advances................................................140
SECTION 3.20.    Modifications, Waivers, Amendments and Consents..............................................141
SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping...........147
SECTION 3.22.    Sub-Servicing Agreements.....................................................................148
SECTION 3.23.    Representations and Warranties of the Master Servicer........................................151
SECTION 3.24.    Representations and Warranties of the Special Servicer.......................................152
SECTION 3.25.    Credit Leases................................................................................154
SECTION 3.26.    Certain Matters Regarding the Purchase of the Cherry Creek Mall Mortgage Loan, the Annapolis
                    Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage
                    Loan......................................................................................155

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                                      -ii-

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                                   ARTICLE IV

                 PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions................................................................................157
SECTION 4.02.    Statements to Certificateholders; CMSA Loan Periodic Update File Report......................167
SECTION 4.03.    P&I Advances.................................................................................174
SECTION 4.03A.   P&I Advances on the Loan Pairs...............................................................176
SECTION 4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses.............................178
SECTION 4.05.    Calculations.................................................................................179
SECTION 4.06.    Use of Agents................................................................................180

                                    ARTICLE V

                 THE CERTIFICATES

SECTION 5.01.    The Certificates.............................................................................181
SECTION 5.02.    Registration of Transfer and Exchange of Certificates........................................181
SECTION 5.03.    Book-Entry Certificates......................................................................187
SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates............................................188
SECTION 5.05.    Persons Deemed Owners........................................................................189

                                   ARTICLE VI

                 THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER

SECTION 6.01.    Liability of Depositor, Master Servicer and Special Servicer.................................190
SECTION 6.02.    Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer........190
SECTION 6.03.    Limitation on Liability of Depositor, Master Servicer and Special Servicer...................190
SECTION 6.04.    Resignation of Master Servicer and the Special Servicer......................................192
SECTION 6.05.    Rights of Depositor, Trustee and Companion Loan Noteholders in Respect of Master Servicer and
                    the Special Servicer......................................................................192
SECTION 6.06.    Depositor, Master Servicer and Special Servicer to Cooperate with Trustee....................193
SECTION 6.07.    Depositor, Special Servicer, Trustee and Companion Loan Noteholder to Cooperate with Master
                    Servicer..................................................................................193
SECTION 6.08.    Depositor, Master Servicer, Trustee and Companion Loan Noteholder to Cooperate with Special
                    Servicer..................................................................................193
SECTION 6.09.    Designation of Special Servicer and Controlling Class Representative by the
                    Controlling Class.........................................................................193


                                     -iii-

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SECTION 6.10.    Master Servicer or Special Servicer as Owner of a Certificate................................194
SECTION 6.11.    Certain Powers of the Controlling Class Representative.......................................195
SECTION 6.11A.   Certain Powers of the Companion Loan Noteholders.............................................198

                                   ARTICLE VII

                 DEFAULT

SECTION 7.01.    Events of Default............................................................................201
SECTION 7.02.    Trustee to Act; Appointment of Successor.....................................................206
SECTION 7.03.    Notification to Certificateholders...........................................................207
SECTION 7.04.    Waiver of Events of Default..................................................................207
SECTION 7.05.    Additional Remedies of Trustee Upon Event of Default.........................................207

                                  ARTICLE VIII

                 CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee............................................................................209
SECTION 8.02.    Certain Matters Affecting Trustee............................................................210
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage
                    Loans.....................................................................................211
SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates................................................211
SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of and by Trustee..............................212
SECTION 8.06.    Eligibility Requirements for Trustee.........................................................212
SECTION 8.07.    Resignation and Removal of Trustee...........................................................213
SECTION 8.08.    Successor Trustee............................................................................214
SECTION 8.09.    Merger or Consolidation of Trustee and Fiscal Agent..........................................215
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee................................................215
SECTION 8.11.    Appointment of Custodians....................................................................216
SECTION 8.12.    Appointment of Authenticating Agents.........................................................217
SECTION 8.13.    Appointment of Tax Administrators............................................................217
SECTION 8.14.    Access to Certain Information................................................................218
SECTION 8.15.    Reports to the Securities and Exchange Commission and Related Reports........................220
SECTION 8.16.    Representations and Warranties of Trustee....................................................222
SECTION 8.17.    The Fiscal Agent.............................................................................224
SECTION 8.18.    Representations and Warranties of Fiscal Agent...............................................225

                                   ARTICLE IX

                 TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................227

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                                      -iv-

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SECTION 9.02.    Additional Termination Requirements..........................................................234

                                    ARTICLE X

                 ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration.........................................................................235
SECTION 10.02.   Grantor Trust Administration.................................................................238

                                   ARTICLE XI

                 MISCELLANEOUS PROVISIONS

SECTION 11.01.   Amendment....................................................................................241
SECTION 11.02.   Recordation of Agreement; Counterparts.......................................................243
SECTION 11.03.   Limitation on Rights of Certificateholders and Companion Loan Noteholders....................243
SECTION 11.04.   Governing Law................................................................................244
SECTION 11.05.   Notices......................................................................................244
SECTION 11.06.   Severability of Provisions...................................................................245
SECTION 11.07.   Grant of a Security Interest.................................................................245
SECTION 11.08.   Streit Act...................................................................................245
SECTION 11.09.   Successors and Assigns; Beneficiaries........................................................246
SECTION 11.10.   Article and Section Headings.................................................................246
SECTION 11.11.   Notices to Rating Agencies...................................................................246
SECTION 11.12.   Global Opinions..............................................................................248
SECTION 11.13.   Complete Agreement...........................................................................248


                             SCHEDULES AND EXHIBITS

     SCHEDULE NO.     SCHEDULE DESCRIPTION

          I           Mortgage Loan Schedule

          II          Schedule of Exceptions to Mortgage File Delivery

          III Exceptions to the Representations and Warranties of the Depositor

      EXHIBIT NO.   EXHIBIT DESCRIPTION
      -----------   -------------------

          A-1       Form of Class [A-1] [A-2] Certificate
          A-2       Form of Class X Certificate
          A-3       Form of Class [B] [C] [D] [E] [F] [G] Certificate
          A-4       Form of Class [H] [J] [K] [L] [M] [N] [P] Certificate
          A-5       Form of Class [R-I] [R-II] [R-III] Certificate
          B         Form of Distribution Date Statement
          C         Form of Custodial Certification
          D-1       Form of Master Servicer Request for Release
          D-2       Form of Special Servicer Request for Release
          E         Calculation of Debt Service Coverage Ratios
          F-1       Form of Transferor Certificate for Transfers of Definitive
                    Non-Registered Certificates
          F-2A      Form I of Transferee Certificate for Transfers of Definitive
                    Non-Registered Certificates
          F-2B      Form II of Transferee Certificate for Transfers of
                    Definitive Non-Registered Certificates
          F-2C      Form I of Transferee Certificate for Transfers of Interests
                    in Book-Entry Non-Registered Certificates
          F-2D      Form II of Transferee Certificate for Transfers of Interests
                    in Book-Entry Non-Registered Certificates
          G-1       Form I of Transferee Certificate in Connection with ERISA
                    (Definitive Non-Registered Certificates)
          G-2       Form II of Transferee Certificate in Connection with ERISA
                    (Book-Entry Non-Registered Certificates)
          H-1       Form of Transfer Affidavit and Agreement regarding Residual
                    Interest Certificates
          H-2       Form of Transferor Certificate regarding Residual Interest
                    Certificates
          I-1       Form of Notice and Acknowledgment
          I-2       Form of Acknowledgment of Proposed Special Servicer
          J         Form of UCC-1 financing statement
          K         Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date
          L         Form of CMSA Loan Periodic Update File Report
          M         Form of CMSA Property File Report
          N         Form of Comparative Financial Status Report
          O         Form of REO Status Report
          P         Form of Servicer Watch List

          Q         Form of Delinquent Loan Status Report
          R         Form of Historical Loan Modification Report
          S         Form of Historical Liquidation Report
          T         Form of NOI Adjustment Worksheet
          U         Form of Operating Statement Analysis Report
          V         Form of Loan Payoff Notification Report
          W-1       Form of Information Request/Investor Certification for
                    Website Access from Certificate Owner
          W-2       Form of Information Request/Investor Certification for
                    Website Access from Prospective Investor

                  This Pooling and Servicing Agreement (this "AGREEMENT") is dated and effective as of May 11, 2000, among STRUCTURED ASSET SECURITIES CORPORATION, as Depositor, FIRST UNION NATIONAL BANK, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of any collections of Additional Interest on the ARD Mortgage Loans after their respective Anticipated Repayment Dates) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Except as provided below, each of the REMIC I Regular Interests will relate to a specific Mortgage Loan. Each such REMIC I Regular Interest will: (i) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate"; and
(ii) have an initial Uncertificated Principal Balance equal to the Cut-off Date Balance of the related Mortgage Loan. The Legal Final Distribution Date of each of the REMIC I Regular Interests is the last Rated Final Distribution Date. None of the REMIC I Regular Interests will be certificated.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Legal Final Distribution Date for each REMIC II Regular Interest is the last Rated Final Distribution Date. None of the REMIC II Regular Interests will be certificated.


                                                               INITIAL
                                REMIC II                    UNCERTIFICATED
        DESIGNATION         REMITTANCE RATE               PRINCIPAL BALANCE
        -----------         ---------------              -------------------
            A-1               Variable (1)                 $     400,000,000
            A-2               Variable (1)                 $     641,288,000
             B                Variable (1)                 $      71,813,000
             C                Variable (1)                 $      48,964,000
             D                Variable (1)                 $      19,585,000
             E                Variable (1)                 $      13,057,000
             F                Variable (1)                 $      13,057,000
             G                Variable (1)                 $      11,751,000
             H                Variable (1)                 $      20,891,000
             J                Variable (1)                 $      16,322,000
             K                Variable (1)                 $       9,792,000
             L                Variable (1)                 $      10,446,000
             M                Variable (1)                 $      11,751,000
             N                Variable (1)                 $       3,917,000
             P                Variable (1)                 $      13,057,485


--------------------

(1) Calculated in accordance with the definition of "REMIC II Remittance Rate".

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and initial Class Principal Balance for each Class of the Regular Interest Certificates. For federal income tax purposes, each Class of the Regular Interest Certificates (other than the Class X Certificates) and each of the fifteen Components of the Class X Certificates will be designated as a separate "regular interest" in REMIC III. The Legal Final Distribution Date for each Class of Regular Interest Certificates (or, in the case of the Class X Certificates, for each of the fifteen Components thereof) is the last Rated Final Distribution Date.


                                                                    INITIAL
        CLASS                                                        CLASS
     DESIGNATION                PASS-THOUGH RATE               PRINCIPAL BALANCE
     -----------                ----------------              ------------------
      Class A-1                   Variable (1)                 $     400,000,000
      Class A-2                   Variable (1)                 $     641,288,000
       Class B                    Variable (1)                 $      71,813,000
       Class C                    Variable (1)                 $      48,964,000
       Class D                    Variable (1)                 $      19,585,000
       Class E                    Variable (1)                 $      13,057,000
       Class F                    Variable (1)                 $      13,057,000
       Class G                    Variable (1)                 $      11,751,000
       Class X                    Variable (1)                 $   1,305,691,485(2)
       Class H                    Variable (1)                 $      20,891,000
       Class J                    Variable (1)                 $      16,322,000
       Class K                    Variable (1)                 $       9,792,000
       Class L                    Variable (1)                 $      10,446,000
       Class M                    Variable (1)                 $      11,751,000
       Class N                    Variable (1)                 $       3,917,000
       Class P                    Variable (1)                 $      13,057,485


----------------------------

(1) Calculated in accordance with the definition of "Pass-Through Rate".

(2) Class Notional Amount. The Class X Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of such Class' Components from time to time.

                  As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a Grantor Trust under the Code.

                  The aggregate Cut-off Date Balance of the Mortgage Loans will be $1,305,691,486. The initial aggregate Uncertificated Principal Balance of the REMIC I Regular Interests, the initial aggregate Uncertificated Principal Balance of the REMIC II Regular Interests and the initial aggregate Class Principal Balance of the respective Classes of Regular Interest Certificates (other than the Class X Certificates) will in each case be $1,305,691,485.

                  There exist four mortgage loans, the first in the original principal amount of $28,502,082 (the "CHERRY CREEK MALL COMPANION LOAN"), the second in the original principal amount of $21,099,647 (the "ANNAPOLIS MALL COMPANION LOAN"), the third in the original principal amount of $30,066,418 (the "WESTFIELD PORTFOLIO COMPANION LOAN"), and the last in the original principal amount of $14,133,833 (the "SANGERTOWN SQUARE COMPANION LOAN"), that are not part of the Trust Fund and that are each secured by the same Mortgage as a Mortgage Loan that is part of the Trust Fund. These Mortgage Loans are identified herein as the "Cherry Creek Mall Mortgage Loan", the "Annapolis Mall Mortgage Loan", the "Westfield Portfolio Mortgage Loan", and the "Sangertown Square Mortgage Loan", respectively.

                  The Cherry Creek Mall Companion Loan is currently held by LaSalle Bank National Association, in its capacity as trustee for the registered holders of the Cherry Creek Mall Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C1A (in such capacity, the "CHERRY CREEK MALL TRUSTEE"); the Annapolis Mall Companion Loan is currently held by LaSalle Bank National Association, in its capacity as trustee for the registered holders of the Annapolis Mall Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C1B (in such capacity, the "ANNAPOLIS MALL TRUSTEE"); the Westfield Portfolio Companion Loan is currently held by LaSalle Bank National Association, in its capacity as trustee for the registered holders of the Westfield Portfolio Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C1C (in such capacity, the "WESTFIELD PORTFOLIO TRUSTEE"); and the Sangertown Square Companion Loan is currently held by LaSalle Bank National Association, in its capacity as trustee for the registered holders of the Sangertown Square Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C1D (in such capacity, the "SANGERTOWN SQUARE TRUSTEE").

                  As and to the extent provided herein, the Cherry Creek Mall Companion Loan, the Annapolis Mall Companion Loan, the Westfield Portfolio Companion Loan and the Sangertown Square Companion Loan will all be serviced and administered in accordance with this Agreement.

                  Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in SECTION
1.01 of this Agreement.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "30/360 BASIS": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "ABN AMRO": ABN AMRO Bank N.V. or its successor in interest.

                  "ACCRUED CERTIFICATE INTEREST": The interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and
(b) in the case of the Class X Certificates for any Interest Accrual Period, the aggregate amount of Accrued Component Interest for all of such Class' Components for such Interest Accrual Period.

                  "ACCRUED COMPONENT INTEREST": The interest accrued from time to time with respect to any Component of the Class X Certificates, the amount of which interest shall equal, for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such Component outstanding immediately prior to the related Distribution Date.

                  "ACQUISITION DATE": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

                  "ACTUAL/360 BASIS": The accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

                  "ADDITIONAL INFORMATION":  As defined in SECTION 4.02(a).

                  "ADDITIONAL INTEREST": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such ARD Loan, be deferred until the entire outstanding principal balance thereof has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or any successor REO Loan, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  "ADDITIONAL INTEREST RATE": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated Repayment Date.

                  "ADDITIONAL RIGHT": With respect to any Credit Lease, any termination or abatement rights of the related Tenant arising from a Mortgagor's default under such Credit Lease in performing certain obligations, including environmental remediation of conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor, compliance with laws affecting the related Mortgaged Property or common areas relating to such Mortgaged Property.

                  "ADDITIONAL TRUST FUND EXPENSE": Any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

                  "ADJUSTED ACTUAL/360 ACCRUED INTEREST AMOUNT": With respect to any Mortgage Loan (or any successor REO Loan) that accrues interest on an Actual/360 Basis, for any Interest Accrual Period, an amount of interest equal to the product of (x) the Mortgage Rate in effect for such Mortgage Loan (or successor REO Loan) as of the commencement of such Interest Accrual Period (without regard to any modifications, waivers or amendments of such Mortgage Loan subsequent to the Closing Date and, in the case of an ARD Loan (or successor REO Loan) after the related Anticipated Repayment Date, net of the related Additional Interest Rate), multiplied by (y) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by (z) the Stated Principal Balance of such Mortgage Loan (or successor REO Loan) immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; PROVIDED that if such Interest Accrual Period begins (i) during December of 2000 or December of any year thereafter that does not immediately precede a leap year or (ii) during January of 2001 or January of any year thereafter, then the Adjusted Actual/360 Accrued Interest Amount with respect to such Mortgage Loan (or successor REO
Loan) for such Interest Accrual Period, as calculated without regard to this proviso, shall be decreased by the Interest Reserve Amount, if any, transferred from the Collection Account to the Interest Reserve Account in the following calendar month in accordance with SECTION 3.04(c) with respect to such Mortgage Loan (or successor REO Loan); and PROVIDED, FURTHER, that if such Interest Accrual Period begins during February of 2001 or February of any year thereafter, then the Adjusted Actual/360 Accrued Interest Amount with respect to such Mortgage Loan (or successor REO Loan) for such Interest Accrual Period, as calculated without regard to this proviso, shall be increased by the Interest Reserve Amount(s), if any, transferred from the Interest Reserve Account to the Collection Account in the following calendar month in accordance with SECTION 3.05(c) with respect to such Mortgage Loan (or successor REO Loan).

                  "ADMINISTRATIVE COST RATE": With respect to each Mortgage Loan, as specified in the Mortgage Loan Schedule, the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

                  "ADVANCE":  Any P&I Advance or Servicing Advance.

                  "ADVERSE GRANTOR TRUST EVENT:" Any endangerment to the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or any imposition of a tax on the Grantor Trust or any of its assets or transactions.

                  "ADVERSE RATING EVENT": With respect to any Class of Certificates (or, for so long as any particular Companion Loan is serviced and administered hereunder, with respect to any class of securities backed by such Companion Loan), as of any date of determination, the qualification (in the case of Moody's), downgrade or withdrawal of any rating then assigned to such Class of Certificates (or class of securities backed by such Companion Loan) by either Rating Agency.

                  "ADVERSE REMIC EVENT": With respect to any REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC Provisions or, except as permitted by SECTION 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

                  "AFFILIATE": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGREEMENT": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

                  "ANNAPOLIS MALL CO-LENDER AND SERVICING AGREEMENT": The Co-Lender and Servicing Agreement, dated as of April 19, 2000, among the Annapolis Mall Noteholders, First Union as master servicer, and LaSalle as custodian.

                  "ANNAPOLIS MALL COMPANION LOAN": As defined in the Preliminary Statement.

                  "ANNAPOLIS MALL CUSTODIAL ACCOUNT": A segregated account or accounts created and maintained by the Master Servicer pursuant to SECTION 3.04A on behalf of the Annapolis Mall Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF ANNAPOLIS MALL NOTEHOLDERS], as their interests may appear".

                  "ANNAPOLIS MALL FISCAL AGENT": ABN AMRO, in its capacity as fiscal agent under that certain Trust Agreement, dated as of April 19, 2000, among UBS Asset Securitization Corp. as depositor, LaSalle as trustee and ABN AMRO as fiscal agent.

                  "ANNAPOLIS MALL LOAN PAIR": Collectively, the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan (and any successor REO Loans).

                  "ANNAPOLIS MALL MORTGAGED PROPERTY": The Mortgaged Property securing the Annapolis Mall Loan Pair.

                  "ANNAPOLIS MALL MORTGAGE LOAN": The Mortgage Loan identified on the Mortgage Loan Schedule by control number 2, which Mortgage Loan is, together with the Annapolis Mall Companion Loan, secured by a Mortgage on the retail property identified on the Mortgage Loan Schedule as Annapolis Mall.

                  "ANNAPOLIS MALL NOTEHOLDERS": Collectively, the holder of the Mortgage Note for the Annapolis Mall Mortgage Loan and the holder of the

Mortgage Note for the Annapolis Mall Companion Loan.

                  "ANNAPOLIS MALL REO ACCOUNT": A segregated account or accounts created and maintained by the Special Servicer pursuant to SECTION 3.16 on behalf of the Annapolis Mall Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF ANNAPOLIS MALL NOTEHOLDERS], as their interests may appear".

                  "ANNAPOLIS MALL REMITTANCE DATE": The "Remittance Date" under the Annapolis Mall Co-Lender and Servicing Agreement.

                  "ANNAPOLIS MALL RESERVE ACCOUNT": As defined in
SECTION 3.03(d).

                  "ANNAPOLIS MALL SERVICING ACCOUNT": As defined in
SECTION 3.03(a).

                  "ANNAPOLIS MALL TRUSTEE": As defined in the Preliminary Statement.

                  "ANNUAL ACCOUNTANTS' REPORT": As defined in SECTION 3.14

                  "ANNUAL PERFORMANCE CERTIFICATION": As defined in SECTION
3.13.

                  "ANTICIPATED REPAYMENT DATE": With respect to any ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note.

                  "APPRAISAL REDUCTION AMOUNT": With respect to any Required Appraisal Loan, an amount (calculated as of each Determination Date for so long as the subject Mortgage Loan or Loan Pair constitutes a Required Appraisal Loan, beginning with the Determination Date immediately following the later of the date on which the subject Mortgage Loan or Loan Pair became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (net of related Master Servicing Fees and exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all accrued and unpaid Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required

Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property (in each case, net of any amounts escrowed for such items); over (b) the Required Appraisal Value.

                  "APPRAISED VALUE": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent appraisal or update thereof that is contained in the related Servicing File or, in the case of a Mortgaged Property securing a Mortgage Loan with a Stated Principal Balance of less than $2,000,000, a "desktop" value estimate performed by the Special Servicer.

                  "ARD LOAN": Any Mortgage Loan or Companion Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan or Companion Loan, as the case may be, will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

                  "ARD MORTGAGE LOAN": Any Mortgage Loan that is an ARD Loan.

                  "ASSIGNMENT OF LEASES": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan or Companion Loan.

                  "ASSUMED MONTHLY PAYMENT": With respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (PROVIDED that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date. With respect to any REO Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

                  "AUTHENTICATING AGENT": Any authenticating agent appointed pursuant to SECTION 8.12 (or, in the absence of any such appointment, the Trustee).

                  "AVAILABLE DISTRIBUTION AMOUNT": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Pool

Custodial Account and the Collection Account with respect to the respective Mortgage Loans and REO Properties as of the close of business on the related Determination Date, together with any amounts collected by or on behalf of the Master Servicer with respect to the respective Mortgage Loans and REO Properties as of the close of business on the related Determination Date and required to be (but, as of such time, not yet) deposited in the Pool Custodial Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee and/or the Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to SECTION 4.03 and, in the case of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, SECTION 4.03A, (iii) the aggregate amount transferred from the Pool REO Account (if established) to the Pool Custodial Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to SECTION 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to SECTION 3.19(a) in connection with Prepayment Interest Shortfalls and (v) to the extent not included in the amount described in CLAUSE (a)(i) of this definition, if such Distribution Date occurs during March of 2001 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Collection Account in respect of each Interest Reserve Loan for distribution on such Distribution Date, net of (b) the portion of the amount described in SUBCLAUSES (a)(i) and
(a)(iii) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) the Pool Custodial Account pursuant to CLAUSES (ii) through (xv) of SECTION 3.05(a) or (b) the Collection Account pursuant to CLAUSES (ii) through (vi) of SECTION 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates, (v) if such Distribution Date occurs during January of 2001 or January of any year thereafter that is not a leap year or during February of 2001 or February of any year thereafter, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Collection Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to SECTION 3.04(c), and (vi) any amounts deposited in the Pool Custodial Account or the Collection Account in error.

                  "BALLOON MORTGAGE LOAN": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is at least two times larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

                  "BALLOON PAYMENT": With respect to any Balloon Mortgage Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Mortgage Loan at maturity.

                  "BID ALLOCATION": With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to SECTION 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

                  "BOOK-ENTRY CERTIFICATE": Any Certificate registered in the name of the Depository or its nominee.

                  "BOOK-ENTRY NON-REGISTERED CERTIFICATE": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

                  "BOOK-ENTRY SUBORDINATE CERTIFICATE": Any Subordinate Certificate that constitutes a Book-Entry Certificate.

                  "BREACH": As defined in SECTION 2.03(a).

                  "BUSINESS DAY": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in each of the cities in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, or in each of the cities in which the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property is located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CERTIFICATE": Any one of the LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

                  "CERTIFICATE FACTOR": With respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

                  "CERTIFICATE NOTIONAL AMOUNT": With respect to any Class X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class X Certificates, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

                  "CERTIFICATE OWNER": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "CERTIFICATE PRINCIPAL BALANCE": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

                  "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR": The register maintained and the registrar appointed pursuant to SECTION 5.02.

                  "CERTIFICATEHOLDER": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Disqualified Non-United States Person shall be Holder of a Residual Interest Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in its respective capacity as such (except with respect to amendments referred to in SECTION 11.01 hereof, any consent, approval or waiver by, of or relating to the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to SECTION 6.09), any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; PROVIDED, HOWEVER, that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "CERTIFICATEHOLDER REPORTS": Collectively, the Distribution Date Statement, the CMSA Loan Periodic Update File Report, the CMSA Property File Report, the Mortgage Pool Data Update Report, the Delinquent Loan Status Report, the Historical Liquidation Report, the Historical Loan Modification Report, the REO Status Report, the Servicer Watch List, the Loan Payoff Notification Report and the Comparative Financial Status Report.

                  "CHERRY CREEK MALL CO-LENDER AND SERVICING AGREEMENT": The Co-Lender and Servicing Agreement, dated as of April 7, 2000, among the Cherry Creek Mall Noteholders, First Union as master servicer, and LaSalle as custodian.

                  "CHERRY CREEK MALL COMPANION LOAN": As defined in the Preliminary Statement.

                  "CHERRY CREEK MALL CUSTODIAL ACCOUNT": A segregated account or accounts created and maintained by the Master Servicer pursuant to SECTION 3.04A on behalf of the Cherry Creek Mall Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF CHERRY CREEK MALL NOTEHOLDERS], as their interests may appear".

                  "CHERRY CREEK MALL FISCAL AGENT": ABN AMRO, in its capacity as fiscal agent under that certain Trust Agreement, dated as of April 7, 2000, among UBS Asset Securitization Corp. as depositor, LaSalle as trustee, and ABN AMRO as fiscal agent.

                  "CHERRY CREEK MALL LOAN PAIR": Collectively, the Cherry Creek Mall Mortgage Loan and the Cherry Creek Mall Companion Loan (and any successor REO Loans).

                  "CHERRY CREEK MALL MORTGAGED PROPERTY": The Mortgaged Property securing the Cherry Creek Mall Loan Pair.

                  "CHERRY CREEK MALL MORTGAGE LOAN": The Mortgage Loan identified on the Mortgage Loan Schedule by control number 1, which Mortgage Loan is, together with the Cherry Creek Mall Companion Loan, secured by a Mortgage on the retail property identified on the Mortgage Loan Schedule as Cherry Creek Mall.

                  "CHERRY CREEK MALL NOTEHOLDERS": Collectively, the holder of the Mortgage Note for the Cherry Creek Mall Mortgage Loan and the holder of the Mortgage Note for the Cherry Creek Mall Companion Loan.

                  "CHERRY CREEK MALL REO ACCOUNT": A segregated account or accounts created and maintained by the Special Servicer pursuant to SECTION 3.16 on behalf of the Cherry Creek Mall Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF CHERRY CREEK MALL NOTEHOLDERS], as their interests may appear".

                  "CHERRY CREEK MALL REMITTANCE DATE": The "Remittance Date" under the Cherry Creek Mall Co-Lender and Servicing Agreement.

                  "CHERRY CREEK MALL RESERVE ACCOUNT": As defined in
SECTION 3.03(d).

                  "CHERRY CREEK MALL SERVICING ACCOUNT": As defined in
SECTION 3.03(a).

                  "CHERRY CREEK MALL TRUSTEE": As defined in the Preliminary Statement.

                  "CLASS": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

                  "CLASS A CERTIFICATES": The Class A-1 and Class A-2 Certificates.

                  "CLASS A-1 CERTIFICATE": Any one of the Certificates with a "CLASS A-1" designation on the face thereof, substantially in the form of EXHIBIT A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS A-2 CERTIFICATE": Any one of the Certificates with a "CLASS A-2" designation on the face thereof, substantially in the form of EXHIBIT A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS A PRINCIPAL DISTRIBUTION CROSS-OVER DATE": The first Distribution Date as of the commencement of which (i) the Class A-1 and Class A-2 Certificates remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates have been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to SECTION 4.04(a).

                  "CLASS B CERTIFICATE": Any one of the Certificates with a "CLASS B" designation on the face thereof, substantially in the form of EXHIBIT A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS C CERTIFICATE": Any one of the Certificates with a "CLASS C" designation on the face thereof, substantially in the form of EXHIBIT A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS D CERTIFICATE": Any one of the Certificates with a "CLASS D" designation on the face thereof, substantially in the form of EXHIBIT A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS E CERTIFICATE": Any one of the Certificates with a "CLASS E" designation on the face thereof, substantially in the form of EXHIBIT A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS F CERTIFICATE": Any one of the Certificates with a "CLASS F" designation on the face thereof, substantially in the form of EXHIBIT A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS G CERTIFICATE": Any one of the Certificates with a "CLASS G" designation on the face thereof, substantially in the form of EXHIBIT A-3 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS H CERTIFICATE": Any of the Certificates with a "CLASS H" designation on the face thereof, substantially in the form of EXHIBIT A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS J CERTIFICATE": Any one of the Certificates with a "CLASS J" designation on the face thereof, substantially in the form of EXHIBIT A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS K CERTIFICATE": Any of the Certificates with a "CLASS K" designation on the face thereof, substantially in the form of EXHIBIT A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS L CERTIFICATE": Any of the Certificates with a "CLASS L" designation on the face thereof, substantially in the form of EXHIBIT A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS M CERTIFICATE": Any of the Certificates with a "CLASS M" designation on the face thereof, substantially in the form of EXHIBIT A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS N CERTIFICATE": Any of the Certificates with a "CLASS N" designation on the face thereof, substantially in the form of EXHIBIT A-4 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS P CERTIFICATE": Any of the Certificates with a "CLASS P" designation on the face thereof, substantially in the form of EXHIBIT A-4 attached hereto, and evidencing (i) a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions and (ii) and a PRO RATA undivided interest in the Grantor Trust.

                  "CLASS NOTIONAL AMOUNT": As of any date of determination, the then aggregate of the Component Notional Amounts of all the Components of the Class X Certificates.

                  "CLASS PRINCIPAL BALANCE": The aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to SECTION 4.01 or 9.01, as applicable, and shall be further permanently reduced by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to SECTION 4.04(a).

                  "CLASS R-I CERTIFICATE": Any one of the Certificates with a "CLASS R-I" designation on the face thereof, substantially in the form of EXHIBIT A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

                  "CLASS R-II CERTIFICATE": Any one of the Certificates with a "CLASS R-II" designation on the face thereof, substantially in the form of EXHIBIT A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  "CLASS R-III CERTIFICATE": Any one of the Certificates with a "CLASS R-III" designation on the face thereof, substantially in the form of EXHIBIT A-5 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                  "CLASS X CERTIFICATE": Any one of the Certificates with a "CLASS X" designation on the face thereof, substantially in the form of EXHIBIT A-2 attached hereto, and evidencing a portion of each of the Components, each of which Components shall constitute a separate "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "CLOSING DATE": May 18, 2000.

                  "CMSA LOAN PERIODIC UPDATE FILE REPORT": The monthly report in the "CMSA Loan Periodic Update File" format substantially containing the information called for in such format for the

Mortgage Loans and the Companion Loans, which report shall be substantially in the form attached hereto as EXHIBIT L. The initial data for this report shall be provided by the Depositor.

                  "CMSA PROPERTY FILE REPORT": The monthly report in the "CMSA Property File" format substantially containing the information called for in such format for the Mortgaged Properties, which report shall be substantially in the form attached hereto as EXHIBIT M. The initial data for this report shall be provided by the Depositor.

                  "CODE": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

                  "CO-LENDER AND SERVICING AGREEMENT": Any of the Cherry Creek Mall Co-Lender and Servicing Agreement, the Annapolis Mall Co-Lender and Servicing Agreement, the Westfield Portfolio Co-Lender and Servicing Agreement or the Sangertown Square Co-Lender and Servicing Agreement.

                  "COLLECTION ACCOUNT": The segregated account or accounts created and maintained by the Trustee pursuant to SECTION 3.04(b), which shall be entitled "LaSalle Bank National Association [OR NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3".

                  "COLLECTION PERIOD": With respect to any Distribution Date and Mortgage Loan, the period commencing on the day immediately following the Determination Date for such Mortgage Loan in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date for such Mortgage Loan in the calendar month in which such Distribution Date occurs.

                  "COMMISSION": The Securities and Exchange Commission or any successor agency.

                  "COMPANION LOAN": Each of the Cherry Creek Mall Companion Loan, the Annapolis Mall Companion Loan, the Westfield Portfolio Companion Loan and the Sangertown Square Companion Loan.

                  "COMPANION LOAN NOTEHOLDER": With respect to each Companion Loan, the holder of the related Mortgage Note.

                  "COMPARATIVE FINANCIAL STATUS REPORT": A report containing substantially the information described in EXHIBIT N attached hereto and including, among other things, (a) the occupancy and Debt Service Coverage Ratio for each Mortgage Loan and Loan Pair or the related Mortgaged Property, as applicable, as of the last day of the calendar month immediately preceding the month in which such report is prepared and (b) the revenue and net operating income for each of three periods (to the extent such information is available):
(i) the most current available year-to-date, (ii) each of the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Master Servicer's production of any such report, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, the related Mortgagor or the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

                  "COMPONENT": Each of Component X-A-1, Component X-A-2, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F, Component X-G, Component X-H, Component X-J, Component X-K, Component X-L, Component X-M, Component X-N and Component X-P, each constituting a separate "regular interest" in REMIC III for purposes of the REMIC Provisions. Such Components are collectively evidenced by the Class X Certificates.

                  "COMPONENT X-A-1": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-1 outstanding from time to time.

                  "COMPONENT X-A-2": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-2 outstanding from time to time.

                  "COMPONENT X-B": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest B outstanding from time to time.

                  "COMPONENT X-C": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest C outstanding from time to time.

                  "COMPONENT X-D": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest D outstanding from time to time.

                  "COMPONENT X-E": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest E outstanding from time to time.

                  "COMPONENT X-F": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest F outstanding from time to time.

                  "COMPONENT X-G": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest G outstanding from time to time.

                  "COMPONENT X-H": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest H outstanding from time to time.

                  "COMPONENT X-J": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest J outstanding from time to time.

                  "COMPONENT X-K": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest K outstanding from time to time.

                  "COMPONENT X-L": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest L outstanding from time to time.

                  "COMPONENT X-M": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest M outstanding from time to time.

                  "COMPONENT X-N": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest N outstanding from time to time.

                  "COMPONENT X-P": One of fifteen components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest P outstanding from time to time.

                  "COMPONENT NOTIONAL AMOUNT": The notional amount on which any Component of the Class X Certificates accrues interest, which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of such Component's Corresponding REMIC II Regular Interest.

                  "CONTROLLING CLASS": As of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetical Class designation and (b) has a Class Principal Balance which is greater than 25% of the Original Class Principal Balance of such Class; PROVIDED that if no Class of Principal Balance Certificates has as of such date of determination a Class Principal Balance greater than 25% of its Original Class Principal Balance, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetical Class designation that has a Certificate Principal Balance greater than zero; and PROVIDED, FURTHER, that, for purposes of determining the Controlling Class, the Class A-1 and Class A-2 Certificates shall be deemed a single Class of Certificates.

                  "CONTROLLING CLASS CERTIFICATEHOLDER": As of any date of determination, any Holder of a Certificate of the Controlling Class.

                  "CONTROLLING CLASS REPRESENTATIVE": As defined in
SECTION 6.09.

                  "CORPORATE TRUST OFFICE": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite

1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group - LB-UBS Commercial Mortgage Trust 2000-C3.

                  "CORRECTED LOAN": Any Mortgage Loan or Companion Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or Companion Loan, as the case may be, or the related Mortgaged Property becoming an REO Property).

                  "CORRESPONDING REMIC II REGULAR INTEREST": With respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal Balance Certificates; and, with respect to any Component of the Class X Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that, when preceded by "X-", is the same as the alphabetical and, if applicable, numerical designation for such Component of the Class X Certificates.

                  "CROSS-COLLATERALIZED GROUP": Any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

                  "CROSS-COLLATERALIZED MORTGAGE LOAN": Any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan.

                  "CREDIT LEASE": With respect to each Credit Lease Loan, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

                  "CREDIT LEASE LOAN": Each Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

                  "CUSTODIAL ACCOUNT": Any of the Pool Custodial Account, the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, the Westfield Portfolio Custodial Account or the Sangertown Square Custodial Account.

                  "CUSTODIAN": A Person who is at any time appointed by the Trustee pursuant to SECTION 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

                  "CUT-OFF DATE": May 11, 2000.

                  "CUT-OFF DATE BALANCE": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan, as the case may be, as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date, whether or not received.

                  "DEBT SERVICE COVERAGE RATIO": As defined in and determined in accordance with the provisions of EXHIBIT E attached hereto.

                  "DEFAULT INTEREST": With respect to any Mortgage Loan or Companion Loan (or, in either case, any successor REO Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of (i) interest accrued on the principal balance of such Mortgage Loan or Companion Loan, as the case may be (or successor REO Loan), at the related Mortgage Rate (net of any applicable Additional Interest Rate) and (ii) in the case of an ARD Loan after the related Anticipated Repayment Date, any Additional Interest.

                  "DEFAULTED MORTGAGE LOAN": A Specially Serviced Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note; PROVIDED that "Defaulted Mortgage Loan" shall, in no event, mean a Companion Loan.

                  "DEFAULTING PARTY": As defined in SECTION 7.01(b).

                  "DEFEASANCE COLLATERAL": With respect to any Defeasance Loan, the United States Treasury obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

                  "DEFEASANCE DEPOSIT ACCOUNT": As defined in SECTION 3.04(a).

                  "DEFEASANCE LOAN": Any Mortgage Loan or Companion Loan which requires the related Mortgagor (or permits the holder of such loan to require the related Mortgagor) to pledge Defeasance Collateral to the holder of such loan in lieu of prepayment.

                  "DEFINITIVE CERTIFICATE": As defined in SECTION 5.03(a).

                  "DEFINITIVE NON-REGISTERED CERTIFICATE": Any Non-Registered Certificate that has been issued as a Definitive Certificate.

                  "DEFINITIVE SUBORDINATE CERTIFICATE": Any Subordinate Certificate that has been issued as a Definitive Certificate.

                  "DELINQUENT LOAN STATUS REPORT": A report containing substantially the information described in EXHIBIT Q attached hereto and including, among other things, each Mortgage Loan and Companion Loan which, as of the close of business on the Determination Date occurring at least two (2) Business Days prior to the delivery of such report, was (1) delinquent 30-59 days, (2) delinquent 60-89 days, (3) delinquent 90 days or more, (4) current but specially serviced, (5) in foreclosure but not yet REO Property, or (6) to the knowledge of the Master Servicer or the Special Servicer, as applicable, the obligation of a Mortgagor as to which bankruptcy or insolvency proceedings have commenced or been commenced.

                  "DEPOSITOR": SASCO.

                  "DEPOSITORY": The Depository Trust Company, or any successor Depository hereafter named as contemplated by SECTION 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "DEPOSITORY PARTICIPANT": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "DETERMINATION DATE": The 11th calendar day of each month (or, if such 11th day is not a Business Day, the Business Day immediately following), commencing in June 2000, PROVIDED that the Determination Date with respect to the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan (or, in any such case, a successor REO Loan), for any Distribution Date, shall be the first Business Day of the month in which such Distribution Date occurs. References in this Agreement to "Determination Date" are to the applicable Determination Date for each Mortgage Loan and Companion Loan (or successor REO
Loan) and each Distribution Date. References in this Agreement to "Determination Date" in the context of the timing of the provision by the Master Servicer or the Special Servicer of information on the Mortgage Loans on an aggregate basis are to the Determination Date that is the 11th calendar day of each month (or the following Business Day, if such 11th calendar day is not a Business Day).

                  "DIRECTLY OPERATE": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "DISCOUNT RATE": With respect to any prepaid Mortgage Loan or REO Loan (other than an REO Loan that was previously a Companion Loan), for purposes of allocating any Prepayment Premium or Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Principal Balance Certificates (other than any Excluded Class thereof), a rate equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan as published in Federal Reserve Statistical Release
H.15 (519) published by the Federal Reserve Board; PROVIDED that if there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield shall apply, and (b) with maturity dates equally close to the maturity date for such prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

                  "DISQUALIFIED NON-UNITED STATES PERSON": With respect to any Residual Interest Certificate, any Non-United States Person or agent thereof other than (1) a Non-United States Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury Regulation Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulation Section 1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form 4224 or Form W-8ECI and has agreed to update such form as required under the applicable Treasury Regulations, or (2) a Non-United States Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

                  "DISQUALIFIED ORGANIZATION": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "DISTRIBUTABLE CERTIFICATE INTEREST": With respect to any Class of Regular Interest Certificates for any Distribution Date, an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to the respective Classes of Regular Interest Certificates on such Distribution Date as follows: FIRST, to the respective Classes of Regular Interest Certificates (other than the Senior Certificates), sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and the amount of any Accrued Certificate Interest in respect of the particular Class of Certificates for the related Interest Accrual Period; and, THEREAFTER, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and

PRO RATA in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for the related Interest Accrual Period.

                  "DISTRIBUTABLE COMPONENT INTEREST": With respect to any Component of the Class X Certificates for any Distribution Date, an amount of interest equal to the amount of Accrued Component Interest in respect of such Component for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) the entire portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that was allocated to the Class X Certificates in accordance with the definition of "Distributable Certificate Interest", multiplied by (ii) a fraction, the numerator of which is the amount of any Accrued Component Interest in respect of such Component for the related Interest Accrual Period, and the denominator of which is the amount of the Accrued Certificate Interest in respect of the Class X Certificates for the related Interest Accrual Period.

                  "DISTRIBUTION DATE": The fourth Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, the fifth Business Day following), commencing in June 2000.

                  "DISTRIBUTION DATE STATEMENT": As defined in SECTION 4.02(a).

                  "DOCUMENT DEFECT": As defined in SECTION 2.03(a).

                  "DUE DATE": With respect to: (i) any Mortgage Loan or Companion Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan is scheduled to be first due; (ii) any Mortgage Loan or Companion Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

                  "EDGAR": The Commission's Electronic Data Gathering, Analysis and Retrieval system.

                  "ELIGIBLE ACCOUNT": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated "A2" by Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one nationally recognized statistical rating agency besides Fitch) and "AA" by Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one nationally recognized statistical rating agency besides Moody's) (or, in the case of either Rating Agency, so long as the account does not relate solely to any Loan Pair, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated "P-1" by Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one nationally recognized statistical rating agency besides Fitch) and "F-1+" by Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one nationally recognized statistical rating agency besides Moody's) (or, in the case of either Rating Agency, so long as the account does not relate solely to any Loan Pair, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), at any time such funds are on deposit therein (if such funds are to be held for 30 days or less), or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ' 9.10(b), or (iii) so long as the account does not relate solely to any Loan Pair, any other account, the use of which would not, in and of itself, cause an Adverse Rating Event, as confirmed in writing by each Rating Agency.

                  "ENVIRONMENTAL ASSESSMENT": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW PAYMENT": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

                  "EVENT OF DEFAULT": One or more of the events described in
SECTION 7.01(a).

                  "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

                  "EXCLUDED CLASSES": The Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class P Certificates.

                  "FANNIE MAE": The Federal National Mortgage Association or any successor.

                  "FDIC": The Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

                  "FINAL DISTRIBUTION DATE": The Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to ARTICLE IX.

                  "FINAL RECOVERY DETERMINATION": A determination by the Special Servicer with respect to any Mortgage Loan, Companion Loan or REO Property (other than a Mortgage Loan or Companion Loan that was paid in full and other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the Depositor pursuant to SECTION 2.03, by the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, by a Controlling Class Certificateholder pursuant to SECTION 3.18(b), by the Master Servicer or the Special Servicer pursuant to SECTION 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers or a Controlling Class

Certificateholder pursuant to SECTION 9.01, and other than the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan if purchased by or through the related Companion Loan Noteholder pursuant to the related Co-Lender and Servicing Agreement) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

                  "FIRST UNION": First Union National Bank or its successor in interest.

                  "FISCAL AGENT": ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

                  "FITCH": Fitch IBCA, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Fitch IBCA, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "GLOBAL OPINION": As defined in SECTION 11.12.

                  "GRANTOR TRUST": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

                  "GRANTOR TRUST ASSETS": Any Additional Interest collected with respect to an ARD Mortgage Loan after its Anticipated Repayment Date.

                  "GRANTOR TRUST PROVISIONS": Subpart E of Subchapter J of the Code.

                  "GROUND LEASE": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement creating such leasehold interest.

                  "HAZARDOUS MATERIALS": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBS"), radon gas, petroleum and petroleum products and urea formaldehyde.

                  "HISTORICAL LIQUIDATION REPORT": A report containing substantially the information described in EXHIBIT S attached hereto, and setting forth with respect to the Mortgage Loans and the Companion Loans, among other things, as of the close of business on the Determination Date occurring at least two (2) Business Days prior to the delivery of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a loan-by-loan basis.

                  "HISTORICAL LOAN MODIFICATION REPORT": A report containing substantially the information described in EXHIBIT R attached hereto, and setting forth, among other things, those Mortgage Loans and Companion Loans which, as of the close of business on the Determination Date occurring at least two (2) Business Days prior to the delivery of such report, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

                  "HOLDER": A Certificateholder.

                  "HUD-APPROVED SERVICER": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203, 207 and 211 of the National Housing Act.

                  "INDEPENDENT": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, each Companion Loan Noteholder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, either Companion Loan Noteholder or any Affiliate thereof, and (iii) is not connected with the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, either Companion Loan Noteholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor, a Mortgage Loan Seller, the Master Servicer, the Special Servicer, a Controlling Class Certificateholder, a Companion Loan Noteholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Companion Loan Noteholder or any Affiliate thereof, as the case may be.

                  "INDEPENDENT APPRAISER": An Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

                  "INDEPENDENT CONTRACTOR": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if a Loan Pair is affected, to the related Companion Loan Noteholder)), so long as REMIC I does not receive or derive any income from such Person and PROVIDED that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee (and, if a Loan Pair is affected, the related Companion Loan Noteholder) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

                  "INSTITUTIONAL ACCREDITED INVESTOR": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

                  "INSURANCE POLICY": With respect to any Mortgage Loan or Companion Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or Companion Loan, as the case may be, or the related Mortgaged Property.

                  "INSURANCE PROCEEDS": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

                  "INSURED EVENT": As defined in SECTION 3.25.

                  "INTEREST ACCRUAL BASIS": The basis on which interest accrues in respect of any Mortgage Loan, any Companion Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular Component of the Class X Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

                  "INTEREST ACCRUAL PERIOD": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular Component of the Class X Certificates, for any Distribution Date, the period commencing on the 11th calendar day of the month immediately preceding the month in which such Distribution Date occurs and ending on the 10th calendar day of the month in which such Distribution Date occurs.

                  "INTERESTED PERSON": The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Holder of a Certificate, or any Affiliate of any such Person.

                  "INTEREST RESERVE ACCOUNT": The segregated account created and maintained by the Trustee pursuant to SECTION 3.04(c) in trust for Certificateholders, which shall be entitled "[NAME OF TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3".

                  "INTEREST RESERVE AMOUNT": With respect to each Interest Reserve Loan and each Distribution Date that occurs during February of 2001 and February of each year thereafter and during January of 2001 and January of each year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

                  "INTEREST RESERVE LOAN": Any Mortgage Loan (or successor REO
Loan) that accrues interest on an Actual/360 Basis.

                  "INVESTMENT ACCOUNT": As defined in SECTION 3.06(a).

                  "IRS": The Internal Revenue Service or any successor agency.

                  "LASALLE": LaSalle Bank National Association or its successor in interest.

                  "LATE COLLECTIONS": With respect to any Mortgage Loan or Companion Loan, all amounts received thereon during any Collection Period, other than Default Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan or Companion Loan, as the case may be, due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, other than Default Interest, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or Companion Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

                  "LBHI": Lehman Brothers Holdings Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings Inc., or its successor in interest.

                  "LBHI/DEPOSITOR MORTGAGE LOAN PURCHASE AGREEMENT": That certain Mortgage Loan Purchase Agreement dated as of May 9, 2000, between LBHI and the Depositor.

                  "LBHI MORTGAGE LOAN": Any Mortgage Loan transferred by LBHI to the Depositor, pursuant to the LBHI/Depositor Mortgage Loan Purchase Agreement.

                  "LEASE ENHANCEMENT POLICY": An insurance policy that provides, subject to customary exclusions, that in the event of a permitted termination or abatement of a Credit Lease by the related Tenant as a result of a casualty or condemnation, the insurer under such policy will be required to make a specified insurance payment.

                  "LEGAL FINAL DISTRIBUTION DATE": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular Component of the Class X Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

                  "LEHMAN BROTHERS": Lehman Brothers Inc. or its successor in interest.

                  "LIQUIDATION EVENT": With respect to any Mortgage Loan or Companion Loan, any of the following events: (i) such Mortgage Loan or Companion Loan, as the case may be, is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan or Companion Loan, as the case may be; (iii) such Mortgage Loan is repurchased by the Depositor pursuant to SECTION
2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by a Controlling Class Certificateholder pursuant to SECTION 3.18(b), by the Master Servicer or the Special Servicer pursuant to SECTION 3.18(c), or by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers or a Controlling Class Certificateholder pursuant to SECTION 9.01; or (v) in the case of each of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan, such Mortgage Loan is purchased by or through the related Companion Loan Noteholder pursuant to the related Co-Lender and Servicing Agreement. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers or a Controlling Class Certificateholder pursuant to
SECTION 9.01.

                  "LIQUIDATION FEE": With respect to each Specially Serviced Loan or REO Property (other than any Specially Serviced Loan or REO Property (i) repurchased by the Depositor pursuant to SECTION 2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement, in either case within 180 days of the Depositor's or the UBS Mortgage Loan Seller's, as the case may be, notice or discovery of the Breach or Document Defect giving rise to such repurchase obligation, (ii) purchased by a Controlling Class Certificateholder pursuant to SECTION 3.18(b), (iii) purchased by the Master Servicer or the Special Servicer pursuant to SECTION 3.18(c), (iv) purchased by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers or a Controlling Class Certificateholder pursuant to SECTION 9.01, or (v) purchased by or through the related Companion Loan Noteholder pursuant to the related Co-Lender and Servicing Agreement), the fee designated as such and payable to the Special Servicer pursuant to SECTION 3.11(c).

                  "LIQUIDATION FEE RATE: With respect to each Specially Serviced Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

                  "LIQUIDATION PROCEEDS": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan or Companion Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by a Controlling Class Certificateholder pursuant to SECTION 3.18(b) or by the Master Servicer or the Special Servicer pursuant to SECTION 3.18(c) or any other sale thereof pursuant to SECTION 3.18(d); (v) the repurchase of a Mortgage

Loan by the Depositor pursuant to SECTION 2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement; (vi) the purchase of a Mortgage Loan or REO Property by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers or a Controlling Class Certificateholder pursuant to SECTION 9.01; or (vii) in the case of each of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan, the purchase of such Mortgage Loan by or through the related Companion Loan Noteholder pursuant to the related Co-Lender and Servicing Agreement.

                  "LOAN PAIR": Any of the Cherry Creek Mall Loan Pair, the Annapolis Mall Loan Pair, the Westfield Portfolio Loan Pair and the Sangertown Square Loan Pair.

                  "LOAN PAIR REMITTANCE DATE": Any of the Cherry Creek Mall Remittance Date, the Annapolis Mall Remittance Date, the Westfield Portfolio Remittance Date or the Sangertown Square Remittance Date.

                  "LOAN PAYOFF NOTIFICATION REPORT": A report containing substantially the information described in EXHIBIT V attached hereto, and setting forth for each Mortgage Loan and Companion Loan as to which written notice of anticipated payoff has been received as of the Determination Date occurring at least two (2) Business Days prior to the delivery of such report, among other things, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due.

                  "LOCKOUT PERIOD": With respect to any Mortgage Loan or Companion Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

                  "MAINTENANCE RIGHT": With respect to any Credit Lease, any termination and abatement rights of the related Tenant arising from a Mortgagor's default under such Credit Lease in performing obligations such as required maintenance, repairs and replacements for the related Mortgaged Property.

                  "MASTER SERVICER": First Union, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

                  "MASTER SERVICING FEE": With respect to each Mortgage Loan, Companion Loan and REO Loan, the fee payable to the Master Servicer pursuant to
SECTION 3.11(a).

                  "MASTER SERVICING FEE RATE": With respect to each Mortgage Loan (or successor REO Loan), the rate per annum designated as the "Master Servicing Fee Rate" with respect to such Mortgage Loan on the Mortgage Loan Schedule. With respect to any Companion Loan (or successor REO Loan), 0.10% per annum.

                  "MONTHLY PAYMENT": With respect to any Mortgage Loan or Companion Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the monthly payment required to be paid on a current basis) of principal and/or interest on such Mortgage Loan or Companion Loan, as the case may be, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to SECTION 3.20), including any Balloon Payment payable in respect of such Mortgage Loan or Companion Loan on such Due Date; PROVIDED that the Monthly Payment due in respect of any Mortgage Loan or Companion Loan shall not include Default Interest; and PROVIDED, FURTHER, that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Additional Interest.

                  "MOODY'S": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "MORTGAGE": With respect to any Mortgage Loan or Companion Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

                  "MORTGAGE FILE": With respect to any Mortgage Loan and any related Companion Loan, collectively, the following documents:

                  (i) (A) the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note, and (B) a copy of the executed Mortgage Note for any such Companion Loan;

                  (ii) an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

                  (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

                  (iv) an original executed assignment, in recordable form, of
         (a) the Mortgage and (b) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3", and, in the case of each Loan Pair, in its capacity as lead lender on behalf of the related Companion Loan Noteholder;

                  (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3", and, in the case of each Loan Pair, in its capacity as lead lender on behalf of the related Companion Loan Noteholder;

                  (vi) originals or copies of any written modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified, with evidence of recording indicated thereon if the instrument being modified is a recordable document;

                  (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy;

                  (viii) any filed copies (with evidence of filing) of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3", and, in the case of each Loan Pair, in its capacity as lead lender on behalf of the related Companion Loan Noteholder;

                  (ix) an original or copy of any Ground Lease and Ground Lease estoppels relating to such Mortgage Loan;

                  (x) an original or copy of any loan agreement;

                  (xi) an original of any guaranty of payment under such Mortgage Loan;

                  (xii) an original or copy of any lock-box agreement or cash management agreement relating to such Mortgage Loan;

                  (xiii) if such Mortgage Loan is a Credit Lease Loan, an original or copy of the Credit Lease and any Lease Enhancement Policy;

                  (xiv) if such Mortgage Loan is a Credit Lease Loan and a Balloon Loan, an original or copy of any Residual Value Insurance Policy;

                  (xv) an original or copy of any environmental indemnity from the related Mortgagor;

                  (xvi) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof; and

                  (xvii) an original assignment of any related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in CLAUSE (v)), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3", and, in the case of each Loan Pair, in its capacity as lead lender on behalf of the related Companion Loan Noteholder;

PROVIDED that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in CLAUSES
(vi) and (ix)-(xvii) of this definition, shall be deemed to include such documents only to the extent the Trustee or Custodian has actual knowledge of their existence.

                  "MORTGAGE LOAN": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

                  "MORTGAGE LOAN PURCHASE AGREEMENTS": The LBHI/Depositor Mortgage Loan Purchase Agreement and the UBS/Depositor Mortgage Loan Purchase Agreement.

                  "MORTGAGE LOAN SCHEDULE": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as SCHEDULE I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan number;

                  (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

                  (iii) the Cut-off Date Balance;

                  (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

                  (v) the original Mortgage Rate;

                  (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                  (viii) the Interest Accrual Basis;

                  (ix) the Administrative Cost Rate;

                  (x) whether the Mortgage Loan is secured by a Ground Lease;

                  (xi) the related Mortgage Loan Seller;

                  (xii) whether the related Mortgage Loan is a Defeasance Loan;

                  (xiii) whether the related Mortgage Loan is secured by a letter of credit;

                  (xiv) whether such Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date and Additional Interest Rate;

                  (xv) whether the Mortgage Loan is a Credit Lease Loan and, if so, the tenant under or guarantor of the related Credit Lease and the Rated Party;

                  (xvi) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and the Cross-Collateralized Group to which it belongs;

                  (xvii) whether the Mortgage Loan provides for a lockbox and the type of lockbox; and

                  (xviii) if the Mortgage Loan is a Credit Lease Loan, whether there is a Lease Enhancement Policy or Residual Value Insurance Policy in effect.

                  "MORTGAGE LOAN SELLERS": LBHI and the UBS Mortgage Loan
Seller.

                  "MORTGAGE NOTE": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or a Companion Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "MORTGAGE POOL": Collectively, all of the Mortgage Loans and any successor REO Loans. The Mortgage Pool does not include the Companion Loans or any REO Loans related thereto.

                  "MORTGAGE POOL DATA UPDATE REPORT": With respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Mortgage Loans and the Companion Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans and the Companion Loans set forth on Annexes A-1 and A-2 to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), which information shall be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

                  "MORTGAGE RATE": With respect to each Mortgage Loan and each Companion Loan (and, in either case, any successor REO Loan), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Companion Loan, as the case may be, from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with SECTION 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of each of the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan, the Sangertown Square Mortgage Loan and each Companion Loan, the related annualized rate referred to in the preceding sentence is the weighted average of the annualized rates at which interest is scheduled (in the absence of a default) to accrue on the respective components of each such Mortgage Loan or Companion Loan. In the case of each ARD Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its Anticipated Repayment Date.

                  "MORTGAGED PROPERTY": The real property subject to the lien of a Mortgage.

                  "MORTGAGOR": The obligor or obligors on a Mortgage Note and, if different from the obligor, the owner or owners of the related Mortgaged Property, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note or the owner of the Mortgaged Property in respect of such Mortgage Note and/or the related Mortgage Loan.

                  "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans (including Specially Serviced Loans, but excluding Companion Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to SECTION 3.19(a) in connection with such Prepayment Interest Shortfalls.

                  "NET INVESTMENT EARNINGS": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with SECTION 3.06.

                  "NET INVESTMENT LOSS": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with SECTION 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

                  "NET MORTGAGE RATE": With respect to any Mortgage Loan, as of any date of determination, a rate per annum equal to the then related Mortgage Rate minus the sum of the Trustee Fee Rate, the related Master Servicing Fee Rate and, in the case of an ARD Mortgage Loan (and any successor REO Loan) after its Anticipated Repayment Date, the related Additional Interest Rate.

                  "NET PREPAYMENT CONSIDERATION": The Prepayment Consideration received with respect to any Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

                  "NEW LEASE": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of a Loan Pair, the related Companion Loan Noteholder.

                  "NOI ADJUSTMENT WORKSHEET": A report prepared by the Master Servicer with respect to all the Mortgage Loans and Companion Loans, containing substantially the information described in EXHIBIT T attached hereto, presenting the computations made in accordance with the methodology described in EXHIBIT T to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                  "NONRECOVERABLE ADVANCE": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "NONRECOVERABLE P&I ADVANCE": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan, Companion Loan or REO Loan by the Master Servicer, the Trustee or the Fiscal Agent, which P&I Advance such party has determined in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Loan, as the case may be.

                  "NONRECOVERABLE SERVICING ADVANCE": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan, Companion Loan or REO Property by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, which Servicing Advance such party has determined, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Property, as the case may be.

                  "NON-REGISTERED CERTIFICATE": Any Certificate that has not been registered under the Securities Act. As of the Closing Date, the Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R-I, Class R-II and Class R-III Certificates are Non-Registered Certificates.

                  "NON-UNITED STATES PERSON": Any person other than a United States Person.

                  "OFFICER'S CERTIFICATE": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

                  "OPERATING STATEMENT ANALYSIS REPORT": With respect to each Mortgage Loan and REO Property, a report prepared by the Master Servicer, substantially containing the information described in EXHIBIT U attached hereto.

                  "OPINION OF COUNSEL": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer, the Special Servicer and any Companion Loan Noteholder) acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

                  "ORIGINAL CLASS NOTIONAL AMOUNT": With respect to the Class X Certificates, the initial Class Notional Amount thereof as of the Closing Date, which is equal to $1,305,691,485.

                  "ORIGINAL CLASS PRINCIPAL BALANCE": With respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "OWNERSHIP INTEREST": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I ADVANCE": As to any Mortgage Loan, Companion Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to SECTION 4.03 or SECTION 4.03A, as applicable.

                  "P&I ADVANCE DATE": The Business Day immediately preceding each Distribution Date.

                  "PASS-THROUGH RATE":  With respect to:

                  (a) the Class A-1 Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.950% per annum and
         (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (b) the Class A-2 Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.950% per annum and
         (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (c) the Class B Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.950% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (d) the Class C Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.950% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (e) the Class D Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.950% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (f) the Class E Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.950% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (g) the Class F Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.950% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (h) the Class G Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.950% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (i) the Class H Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.585% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (j) the Class J Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.585% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (k) the Class K Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.585% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (l) the Class L Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.585% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (m) the Class M Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.585% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (n) the Class N Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.585% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (o) the Class P Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 7.585% per annum and (ii) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

                  (p) each Component of the Class X Certificates for any Interest Accrual Period, an annual rate equal to the excess, if any, of (A) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, over
(B) the Pass-Through Rate applicable to the Class of Principal Balance Certificates whose alphabetical (and, if applicable, numerical) Class designation, when preceded by "X-", is the same as the alphabetical (and, if applicable, numerical) designation of such Component, for such Interest Accrual Period; and

                  (q) the Class X Certificates for any Interest Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective Components of such Class for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to the related Distribution Date.

                  The Weighted Average REMIC I Remittance Rate referenced above in this definition is also the REMIC II Remittance Rate for each REMIC II Regular Interest.

                  "PERCENTAGE INTEREST": With respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "PERMITTED ENCUMBRANCES": As defined in SECTION 2.04(b)(viii).

                  "PERMITTED INVESTMENTS": Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (ii) repurchase obligations with respect to any security described in CLAUSE (i) above (having original maturities of not more than 365 days), PROVIDED that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides Fitch) and Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides Moody's) (or, in the case of either Rating Agency, so long as the investment is not being made with funds in an account that relates solely to any Loan Pair, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides

Fitch) and Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one nationally recognized statistical rating agency besides Moody's) (or, in the case of either Rating Agency, so long as the investment is not being made with funds in an account that relates solely to any Loan Pair, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides Fitch) and Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one nationally recognized statistical rating agency besides Moody's) (or, in the case of either Rating Agency, so long as the investment is not being made with funds in an account that relates solely to any Loan Pair, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (v) units of money market funds rated in the highest applicable rating category of each of Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides Fitch) and Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides Moody's) (or, in the case of either Rating Agency, so long as the investment is not being made with funds in an account that relates solely to any Loan Pair, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

                  (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

PROVIDED that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

                  "PERMITTED TRANSFEREE": Any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, or (c) a Disqualified Non-United States Person; PROVIDED that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if none of its beneficial owners are Disqualified Non-United States Persons.

                  "PERSON": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PLAN": As defined in SECTION 5.02(c).

                  "PLURALITY RESIDUAL INTEREST CERTIFICATEHOLDER": As to any taxable year of any REMIC Pool, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Interest Certificates.

                  "POOL CUSTODIAL ACCOUNT": The segregated account or accounts created and maintained by the Master Servicer pursuant to SECTION 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3".

                  "POOL REO ACCOUNT": A segregated account or accounts created and maintained by the Special Servicer pursuant to SECTION 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3".

                  "POOL RESERVE ACCOUNT": As defined in SECTION 3.03(d).

                  "POOL SERVICING ACCOUNT": As defined in SECTION 3.03(a).

                  "PREPAYMENT ASSUMPTION": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

                  "PREPAYMENT CONSIDERATION": Any Prepayment Premium or Yield Maintenance Charge.

                  "PREPAYMENT CONSIDERATION ENTITLEMENT": With respect to (i) any Distribution Date on which any Net Prepayment Consideration collected on any Mortgage Loan (or successor REO Loan) is distributable and (ii) any Class of Principal Balance Certificates (other than any Excluded Class) entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) such Net

Prepayment Consideration, multiplied by (b) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Loan) over the relevant Discount Rate, and further multiplied by (c) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of Principal Balance Certificates on such Distribution Date pursuant to SECTION 4.01(a) or 9.01, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

                  "PREPAYMENT INTEREST EXCESS": With respect to any Mortgage Loan or Companion Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected and, in the case of an ARD Loan after its Anticipated Repayment Date, further exclusive of any Additional Interest).

                  "PREPAYMENT INTEREST SHORTFALL": With respect to any Mortgage Loan or Companion Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the related Master Servicing Fee Rate and, in the case of an ARD Loan after its Anticipated Repayment Date, further net of the related Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date.

                  "PREPAYMENT PREMIUM": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

                  "PRIMARY SERVICING OFFICE": The offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at NC 1075, 8739 Research Drive, URP-4, Charlotte, North Carolina 28288-1075, and the Primary Servicing Office of the Special Servicer is located at 760 N.W. 107th Avenue, Miami, Florida 33172.

                  "PRIME RATE": The "prime rate" published in the "Money Rates" section of THE WALL STREET JOURNAL, as such "prime rate" may change from time to time. If THE WALL STREET JOURNAL ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer and each Companion Loan Noteholder in writing of its selection.

                  "PRINCIPAL BALANCE CERTIFICATE": Any Regular Interest Certificate (other than a Class X Certificate).

                  "PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

                  (a) the aggregate of all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

                  (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

                  (c) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                  (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds received on any Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

                  (e) the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                  (f) the aggregate of the principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Loans with respect to such Distribution Date;

PROVIDED that none of the amounts set forth in CLAUSES (a) to (f) above shall represent amounts received, due or advanced on or in respect of the Companion Loans or any successor REO Loans.

                  "PRINCIPAL PREPAYMENT": Any payment of principal made by the Mortgagor on a Mortgage Loan or Companion Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "PROPOSED PLAN": As defined in SECTION 3.17(a)(iii).

                  "PROSPECTUS": The prospectus dated May 26, 1999, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

                  "PROSPECTUS SUPPLEMENT": The prospectus supplement dated May 9, 2000, relating to the Registered Certificates.

                  "PURCHASE PRICE": With respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate to, but not including, the Due Date in the Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest), (c) all related unreimbursed Servicing Advances, and (d) solely in the case of a purchase by the Depositor pursuant to SECTION 2.03, all accrued and unpaid interest in respect of related Advances and any costs of enforcing the repurchase obligation against the Depositor; PROVIDED that, in the case of each of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan, the Purchase Price calculated above shall be reduced by any related unpaid Master Servicing fees, unreimbursed Advances and, to the extent included therein pursuant to CLAUSE (d) above, unpaid interest on Advances which, following the subject purchase, will continue to be payable or reimbursable under the related Co-Lender and Servicing Agreement to the Master Servicer and/or the Special Servicer in respect of such Mortgage Loan; and PROVIDED, FURTHER, that, in the case of an REO Property that relates to the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, the Purchase Price shall instead equal the greater of (x) the fair market value of such REO Property, based on a recent appraisal meeting the criteria for a Required Appraisal, and (y) the aggregate of the amounts described in CLAUSES (a), (b), (c) and, if applicable, (d) above with respect to BOTH REO Loans comprising the applicable Loan Pair.

                  "QUALIFIED BIDDER": As defined in SECTION 7.01(c).

                  "QUALIFIED INSTITUTIONAL BUYER": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

                  "QUALIFIED INSURER": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "RATED FINAL DISTRIBUTION DATE": With respect to the Class A-1 Certificates, the Distribution Date in May 2015; with respect to the Class A-2 Certificates, the Distribution Date in May 2025; and with respect to the other Classes of Certificates, other than the Class P, Class X, Class R-I, Class R-II and Class R-III Certificates, the Distribution Date in March 2032.

                  "RATED PARTY": With respect to any Credit Lease, the Tenant under such Credit Lease, the affiliate of such Tenant or the guarantor of such Tenant's obligations under such Credit Lease, as applicable, that as of the Closing Date has long-term senior unsecured debt obligations or long-term senior unsecured credit facilities, as the case may be, that have been assigned, as of the Closing Date, a public investment grade rating by Moody's or S&P, which Person is identified on the Mortgage Loan Schedule.

                  "RATING AGENCY": Each of Moody's and Fitch.

                  "REALIZED LOSS": With respect to: (1) each Mortgage Loan or Companion Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Mortgage Loan, Companion Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in SUBCLAUSE (1)(b) of this definition, all accrued but unpaid interest on such Mortgage Loan, such Companion Loan or such REO Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, received in respect of such Mortgage Loan, such Companion Loan or, to the extent allocable to such REO Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made, insofar as such payments and proceeds are allocable to interest (other than Default Interest and Additional Interest) on or principal of such Mortgage Loan, Companion Loan or REO Loan; (2) each Mortgage Loan or Companion Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Companion Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to
SECTION 3.20, the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) so canceled; and (3) each Mortgage Loan or Companion Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Companion Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to SECTION 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

                  "RECORD DATE": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "REGISTERED CERTIFICATE": Any Certificate that has been registered under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class X Certificates are Registered Certificates.

                  "REGULAR INTEREST CERTIFICATE": Any REMIC III Certificate other than a Class R-III Certificate.

                  "REIMBURSEMENT RATE": The rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with SECTION 3.11(g) and on P&I Advances in accordance with SECTION 4.03(d) or SECTION 4.03A(d), which rate per annum is equal to the Prime Rate.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC POOL": Any of REMIC I, REMIC II and REMIC III.

                  "REMIC PROVISIONS": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC I": The segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date and other than Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account, the Collection Account, the Interest Reserve Account and, if established, the Pool REO Account, exclusive of any amounts that represent Additional Interest collected in respect of the ARD Mortgage Loans after their respective Anticipated Repayment Dates; and (iv) the rights of the Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement. REMIC I shall NOT include the Companion Loans or any payments or other collections of principal, interest, Prepayment Premiums or Yield Maintenance Charges thereon.

                  "REMIC I REGULAR INTEREST": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

                  "REMIC I REMITTANCE RATE": With respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to the Net Mortgage Rate in effect for such Mortgage Loan (or any successor REO Loan) as of the commencement of such Interest Accrual Period (without regard to any modifications, waivers or amendments of such Mortgage Loan subsequent to the Closing Date); and with respect to any REMIC I Regular Interest that, as of the Closing Date, corresponds to a Mortgage Loan that accrues interest on an Actual/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such Mortgage Loan (or any successor REO
Loan) for such Interest Accrual Period, and the denominator of which is the Stated Principal Balance of such Mortgage Loan (or any successor REO Loan) immediately prior to the Distribution Date for such Interest Accrual Period, minus (ii) the Administrative Cost Rate for such Mortgage Loan (or any successor REO Loan).

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to SECTION 2.06, with respect to which a separate REMIC election is to be made.

                  "REMIC II REGULAR INTEREST": Any of the fifteen separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC II REMITTANCE RATE": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average REMIC I Remittance Rate for such Distribution Date.

                  "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates pursuant to SECTION 2.08, with respect to which a separate REMIC election is to be made.

                  "REMIC III CERTIFICATE": Any Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class R-III Certificate.

                  "RENTS FROM REAL PROPERTY": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO ACCOUNT": Any of the Pool REO Account, the Cherry Creek Mall REO Account, the Annapolis Mall REO Account, the Westfield Portfolio REO Account or the Sangertown Square REO Account.

                  "REO ACQUISITION": The acquisition of any REO Property pursuant to SECTION 3.09.

                  "REO DISPOSITION": The sale or other disposition of any REO Property pursuant to SECTION 3.18(d).

                  "REO EXTENSION": As defined in SECTION 3.16(a).

                  "REO LOAN": The mortgage loan (or, if a Loan Pair is involved, either of the two mortgage loans) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan or Companion Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Companion Loan and the acquisition of the related REO

Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement of the Master Servicer or the Special Servicer for other related Servicing Advances) shall be treated: FIRST, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive, however, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); SECOND, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; THIRD, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan (exclusive, however, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); and FOURTH, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such REO Loan; PROVIDED, HOWEVER, that if a Loan Pair become REO Loans, collections in respect of such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 4.01 of the related Co-Lender and Servicing Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with SECTIONS 3.11(g), 4.03(d) and 4.03A(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to SECTION 3.05(a) and SECTION 3.05A.

                  "REO PROPERTY": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders and, in the case of the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, also for the benefit of the related Companion Loan Noteholder, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan and/or a Companion Loan.

                  "REO REVENUES": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO STATUS REPORT": A report containing substantially the information described in EXHIBIT O attached hereto and including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date occurring at least two (2) Business Days prior to the delivery of such report, among other things, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

                  "REO TAX": As defined in SECTION 3.17(a)(i).

                  "REQUEST FOR RELEASE": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of EXHIBIT D-1 attached hereto or the Special Servicer in the form of EXHIBIT D-2 attached hereto.

                  "REQUIRED APPRAISAL": With respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of less than $2,000,000, a "desktop" value estimate performed by the Special Servicer.

                  "REQUIRED APPRAISAL LOAN": Any Mortgage Loan or Loan Pair (i) that is sixty (60) days or more delinquent in respect of any Monthly Payment,
(ii) with respect to which the related Mortgaged Property has become an REO Property, (iii) that has been modified by the Special Servicer to reduce the amount of any Monthly Payment (other than a Balloon Payment), (iv) with respect to which a receiver in bankruptcy is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid within 20 days following its scheduled maturity date (as such date may have been extended) or (vii) that remains outstanding three (3) years following any extension of its maturity date pursuant to SECTION 3.20. Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to CLAUSE (vii) above) shall cease to be such at such time as it has become a Corrected Loan, it has remained current for at least three (3) consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding three-month period. For purposes of this Agreement, the Mortgage Loan and Companion Loan constituting any Loan Pair shall, upon the occurrence of any of the events described in CLAUSES (i) - (vi) of this definition, be deemed to be a single "Required Appraisal Loan".

                  "REQUIRED APPRAISAL VALUE": With respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of (i) 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of such Mortgaged Property (or REO Property) as determined by a Required Appraisal or any letter update of such Required Appraisal, (ii) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan (other than (A) Escrow Payments and Reserve Funds held in respect of any real estate taxes and assessments, insurance premiums and, if applicable, ground rents, (B) Escrow Payments and Reserve Funds that are to be applied or utilized within the twelve-month period following the date of determination and (C) Escrow Payments and Reserve Funds that may not be applied towards the reduction of the principal balance of such Required Appraisal Loan) and (iii) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

                  "RESERVE ACCOUNT": Any of the Pool Reserve Account, the Cherry Creek Mall Reserve Account, the Annapolis Mall Reserve Account, the Westfield Portfolio Reserve Account or the Sangertown Square Reserve Account.

                  "RESERVE FUNDS": With respect to any Mortgage Loan or Companion Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Mortgage Loan or Companion Loan, as the case may be.

                  "RESIDUAL INTEREST CERTIFICATE": A Class R-I, Class R-II or Class R-III Certificate.

                  "RESIDUAL VALUE INSURANCE POLICY": With respect to any Credit Lease Loan that is also a Balloon Mortgage Loan, an insurance policy that insures the payment of the related Balloon Payment to the extent that the related Mortgaged Property cannot be sold for such amount at stated maturity because of changes in market conditions.

                  "RESPONSIBLE OFFICER": When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to the Fiscal Agent, any officer thereof.

                  "RESTRICTED SERVICER REPORTS": Each of the Servicer Watch List, Operating Statement Analysis Report, NOI Adjustment Worksheet and Comparative Financial Status Report.

                  "REVIEW PACKAGE": A package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor in interest.

                  "SANGERTOWN SQUARE CO-LENDER AND SERVICING AGREEMENT": The Co-Lender and Servicing Agreement, dated as of May 15, 2000, among the Sangertown Square Noteholders, First Union as master servicer, and LaSalle as custodian.

                  "SANGERTOWN SQUARE COMPANION LOAN": As defined in the Preliminary Statement.

                  "SANGERTOWN SQUARE CUSTODIAL ACCOUNT": A segregated account or accounts created and maintained by the Master Servicer pursuant to SECTION 3.04A on behalf of the Sangertown Square Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF SANGERTOWN SQUARE NOTEHOLDERS], as their interests may appear".

                  "SANGERTOWN SQUARE FISCAL AGENT": ABN AMRO, in its capacity as fiscal agent under that certain Trust Agreement, dated as of May 15, 2000, among SASCO as depositor, LaSalle as trustee, and ABN AMRO as fiscal agent.

                  "SANGERTOWN SQUARE LOAN PAIR": Collectively, the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan (and any successor REO Loans).

                  "SANGERTOWN SQUARE MORTGAGED PROPERTY": The Mortgaged Property securing the Sangertown Square Loan Pair.

                  "SANGERTOWN SQUARE MORTGAGE LOAN": The Mortgage Loan identified by control number 4, which Mortgage Loan is, together with the Sangertown Square Companion Loan, secured by a Mortgage on the retail property identified on the Mortgage Loan Schedule as Sangertown Square Mall.

                  "SANGERTOWN SQUARE NOTEHOLDERS": Collectively, the holder of the Mortgage Note for the Sangertown Square Mortgage Loan and the holder of the Mortgage Note for the Sangertown Square Companion Loan.

                  "SANGERTOWN SQUARE REO ACCOUNT": A segregated account or accounts created and maintained by the Special Servicer pursuant to SECTION 3.16 on behalf of the Sangertown Square Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF SANGERTOWN SQUARE NOTEHOLDERS], as their interests may appear".

                  "SANGERTOWN SQUARE REMITTANCE DATE": The "Remittance Date" under the Sangertown Square Co-Lender and Servicing Agreement.

                  "SANGERTOWN SQUARE RESERVE ACCOUNT": As defined in SECTION 3.03(d).

                  "SANGERTOWN SQUARE SERVICING ACCOUNT": As defined in SECTION 3.03(a).

                  "SANGERTOWN SQUARE TRUSTEE": As defined in the Preliminary Statement.

                  "SASCO": Structured Asset Securities Corporation or any successor in interest.

                  "SCHEDULED PAYMENT": With respect to any Mortgage Loan or Companion Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the Monthly Payment on such Mortgage Loan or Companion Loan, as the case may be, that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Companion Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to SECTION 3.20, and assuming that the full amount of each prior Scheduled Payment has been made in a timely manner.

                  "SECURITIES ACT": The Securities Act of 1933, as amended.

                  "SENIOR CERTIFICATE": Any Class A-1, Class A-2 or Class X Certificate.

                  "SERVICER FEE AMOUNT": With respect to each Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan and Companion Loan serviced by such Sub-Servicer, (a) the principal balance of such Mortgage Loan or Companion Loan, as the case may be, as of the end of the immediately preceding Collection Period and (b) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan or Companion Loan, as the case may be. With respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan and Companion Loan, (a) the principal balance of such Mortgage Loan or Companion Loan, as the case may be, as of the end of the immediately preceding Collection Period and
(b) the excess, if any, of the Master Servicing Fee Rate for such Mortgage Loan or Companion Loan, as the case may be, over the sub-servicing fee rate (if any) applicable to such Mortgage Loan or Companion Loan, as the case may be, as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

                  "SERVICER WATCH LIST": A report, substantially in the form of EXHIBIT P attached hereto, identifying (as of the Determination Date occurring at least two Business Days prior to the delivery of such report) each Mortgage Loan and Companion Loan that is not a Specially Serviced Loan (i) with a Debt Service Coverage Ratio of less than 1.05x, (ii) that has a Stated Maturity Date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months,
(vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (with no replacement tenant having occupied or reasonably expected, within the next 45 days, to occupy the space on comparable terms),
(viii) that has been late in making its Monthly Payment three or more times in the preceding twelve months, (ix) with material deferred maintenance at the related Mortgaged Property, (x) that is 30 or more days delinquent, (xi) to the extent the Master Servicer has actual knowledge thereof, with respect to which a tenant or tenants occupying 25% of the related Mortgaged Property are involved in bankruptcy or insolvency proceedings, or (xii) in respect of which an inspection carried out pursuant to SECTION 3.12(a) revealed a problem reasonably expected to adversely affect the cash flow of the related Mortgaged Property.

                  "SERVICING ACCOUNT": Any of the Pool Servicing Account, the Cherry Creek Mall Servicing Account, the Annapolis Mall Servicing Account, the Westfield Portfolio Servicing Account or the Sangertown Square Servicing Account.

                  "SERVICING ADVANCES": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing of a Mortgage Loan or Companion Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in SECTION 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, (g) obtaining any related ratings confirmation, and (h) compliance with the obligations of the Master Servicer set forth in SECTION 3.25 to the extent that the related Reserve Funds or excess cash flow after scheduled debt service on the related Mortgage Loan are insufficient, and the payment of which is necessary to avoid a Tenant exercising a Maintenance Right or Additional Right; PROVIDED that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan, Companion Loan or REO Property pursuant to any provision of this Agreement or a Co-Lender and Servicing Agreement.

                  "SERVICING FEES": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

                  "SERVICING FILE": Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or Companion Loan, including appraisals, surveys, engineering reports and environmental reports.

                  "SERVICING OFFICER": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Companion Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

                  "SERVICING-RELEASED BID": As defined in SECTION 7.01(c).

                  "SERVICING-RETAINED BID": As defined in SECTION 7.01(c).

                  "SERVICING STANDARD": With respect to the Master Servicer or the Special Servicer, to service and administer the Mortgage Loans, the Companion Loans and any REO Properties for which it is responsible: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities performed on behalf of third parties (giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders) or on behalf of itself, whichever is higher, in any event with respect to mortgage loans comparable to such Mortgage Loans and Companion Loans and real properties comparable to such REO Properties; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and the Companion Loans or, in the case of the Special Servicer, if a Mortgage Loan or a Companion Loan comes into and continues in default and if, in the reasonable, good faith judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, with a view to the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Loan Pair is involved, with a view to the maximization of the recovery on such Loan Pair to the Certificateholders and the related Companion Loan Noteholder (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of a Loan Pair, to the Certificateholders and the related Companion Loan Noteholder) to be performed at the related Mortgage Rate (or, in the case of a Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair)); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (B) the ownership of any Certificate (or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive reimbursement of costs, or the sufficiency of any compensation payable to it hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management of other loans or properties not included in or securing, as the case may be, the Mortgage Pool or otherwise serviced and administered pursuant to this Agreement.

                  "SERVICING TRANSFER EVENT": With respect to any Mortgage Loan or Companion Loan, the occurrence of any of the events described in CLAUSES (a) through (g) of the definition of "Specially Serviced Loan".

                  "SINGLE CERTIFICATE": For purposes of SECTION 4.02, a hypothetical Certificate of any Class of Regular Interest Certificates evidencing a $1,000 denomination.

                  "SINGLE PURPOSE ENTITY": For the purposes hereof, an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Mortgage Loans and/or Companion Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of a Defeasance Loan, as the case may be, and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, and whose organizational documents further provide substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, or any indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, that it has its own books and records and accounts separate and apart from any other Person, that it holds itself out as a legal entity, separate and apart from any other Person, and, in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, that has an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

                  "SPECIAL SERVICER": Lennar Partners, Inc. or its successor in interest, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

                  "SPECIAL SERVICING FEE": With respect to each Specially Serviced Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to SECTION 3.11(c).

                  "SPECIAL SERVICING FEE RATE": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum.

                  "SPECIALLY SERVICED LOAN": Any Mortgage Loan or Companion Loan as to which any of the following events has occurred:

                  (a) the related Mortgagor shall have failed to make any Monthly Payment on such Mortgage Loan or Companion Loan, as the case may be (or, if a Loan Pair is involved, on the other loan in that Loan Pair) and such failure has continued unremedied (without regard to any grace period) for 60 days; or

                  (b) the Master Servicer shall have determined, in its good faith, reasonable judgment, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Mortgage Loan or Companion Loan, as the case may be (or, if a Loan Pair is involved, on the other loan in that Loan Pair) is likely to occur within 30 days and is likely to remain unremedied (without regard to any grace period) for at least 60 days; or

                  (c) there shall have occurred a default (other than as described in CLAUSE (a) above) on such Mortgage Loan or Companion Loan, as the case may be (or, if a Loan Pair is involved, on the other loan in that Loan
Pair), and such default materially impairs the value of the Mortgaged Property as security for such Mortgage Loan or Companion Loan, as the case may be, or otherwise materially adversely affects the interests of Certificateholders (or, in the case of a Companion Loan, the related Companion Loan Noteholder) and that continues unremedied for the applicable grace period under the terms of such Mortgage Loan or Companion Loan, as the case may be (or, if no grace period is specified, for 30 days), other than a default resulting from a default on the part of the Mortgagor under the related Credit Lease as specified in the third paragraph of SECTION 3.25, so long as the conditions therein are met (PROVIDED that any default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of Certificateholders or, in the case of a Companion Loan, the related Companion Loan Noteholder); or

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

                  (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

PROVIDED, HOWEVER, that a Mortgage Loan or Companion Loan will cease to be a Specially Serviced Loan when a Liquidation Event has occurred with respect to such Mortgage Loan or Companion Loan, as the case may be, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in CLAUSES (a) through (g) above exists that would cause the Mortgage Loan or Companion Loan to continue to be characterized as a Specially Serviced Loan, when:

                  (w)   with respect to the circumstances described in CLAUSE
                        (a) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to SECTION 3.20);

                  (x)   with respect to the circumstances described in CLAUSES
                        (b), (d), (e) and (f) above, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in CLAUSES (d), (e) and
                        (f), no later than the entry of an order or decree dismissing such proceeding;

                  (y)   with respect to the circumstances described in CLAUSE
                        (c) above, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

                  (z)   with respect to the circumstances described in CLAUSE
                        (g) above, such proceedings are terminated.

                  The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Mortgage Loan or Companion Loan becoming a Specially Serviced Loan.

                  "STARTUP DAY": With respect to each REMIC Pool, the day designated as such in SECTION 10.01(c).

                  "STATED MATURITY DATE": With respect to any Mortgage Loan or Companion Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing
Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to SECTION 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                  "STATED PRINCIPAL BALANCE": With respect to any Mortgage Loan or Companion Loan (and, in either case, any successor REO Loan with respect thereto), the Cut-off Date Balance of such Mortgage Loan or Companion Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Mortgage Loan (or any successor REO Loan with respect thereto) or, if it had been a Mortgage Loan in the Trust Fund, that would have been allocable to such Companion Loan (or any successor REO Loan with respect thereto), as the case may be, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan or Companion Loan (or, in either case, any such successor REO Loan with respect thereto) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan, Companion Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan, of such Companion Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "SUBORDINATE AVAILABLE DISTRIBUTION AMOUNT": With respect to any Distribution Date, the excess, if any, of the Available Distribution Amount for such Distribution Date, over the aggregate distributions, if any, to be made on the Senior Certificates on such Distribution Date pursuant to SECTION 4.01(a).

                  "SUBORDINATE CERTIFICATE": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R-I, Class R-II or Class R-III Certificate.

                  "SUB-SERVICER": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "SUB-SERVICING AGREEMENT": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in SECTION 3.22.

                  "SUCCESSFUL BIDDER": As defined in SECTION 7.01(c).

                  "TAX ADMINISTRATOR": Any tax administrator appointed pursuant to SECTION 8.13 (or, in the absence of any such appointment, the Trustee).

                  "TAX MATTERS PERSON": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

                  "TAX RETURNS": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto,

Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

                  "TENANT": A tenant under a Credit Lease.

                  "TRANSFER": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "TRANSFER AFFIDAVIT AND AGREEMENT": As defined in SECTION 5.02(d)(i)(b).

                  "TRANSFEREE": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "TRANSFEROR": Any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

                  "TRUST": The common law trust created hereunder.

                  "TRUST FUND": Collectively, all of the assets of REMIC I, REMIC II, REMIC III and the Grantor Trust.

                  "TRUSTEE": LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                  "TRUSTEE FEE": With respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

                  "TRUSTEE FEE RATE": 0.0022% per annum.

                  "TRUSTEE LIABILITY": As defined in SECTION 8.05(b).

                  "UBS/DEPOSITOR MORTGAGE LOAN PURCHASE AGREEMENT": That certain Mortgage Loan Purchase Agreement dated as of May 9, 2000, between the UBS Mortgage Loan Seller and the Depositor.

                  "UBS MORTGAGE LOAN": Any Mortgage Loan transferred by the UBS Mortgage Loan Seller to the Depositor, pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement.

                  "UBS MORTGAGE LOAN SELLER": UBS Principal Finance, LLC or its successor in interest.

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC FINANCING STATEMENT": A financing statement executed and filed pursuant to the UCC.

                  "UNCERTIFICATED ACCRUED INTEREST": The interest accrued from time to time with respect to any REMIC I Regular Interest or REMIC II Regular Interest, the amount of which interest shall equal: (a) in the case of any REMIC I Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and (b) in the case of any REMIC II Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date.

                  "UNCERTIFICATED DISTRIBUTABLE INTEREST": With respect to any REMIC I Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for the related Interest Accrual Period. With respect to any REMIC II Regular Interest for any Distribution Date, the amount of Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such REMIC II Regular Interest as provided below. The portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to any Class of Principal Balance Certificates or any Component of the Class X Certificates in accordance with the definitions of "Distributable Certificate Interest" and "Distributable Component Interest", respectively, shall be deemed to have first been allocated to the Corresponding REMIC II Regular Interest for such Class or Component, as the case may be.

                  "UNCERTIFICATED PRINCIPAL BALANCE": The principal balance of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan, and the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to SECTION 4.01(j), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to SECTION 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to SECTION 4.01(k), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to SECTION 4.04(c).

                  "UNDERWRITERS": Lehman Brothers, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. and their respective successors in interest.

                  "UNITED STATES PERSON": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a) (30) of the Code.

                  "UNRESTRICTED SERVICER REPORTS": Each of the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Liquidation Report, REO Status Report and Loan Payoff Notification Report.

                  "VOTING RIGHTS": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates.

                  "WEIGHTED AVERAGE REMIC I REMITTANCE RATE": With respect to any Interest Accrual Period, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the REMIC I Remittance Rates applicable to the respective REMIC I Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

                  "WESTFIELD PORTFOLIO CO-LENDER AND SERVICING AGREEMENT": The Co-Lender and Servicing Agreement, dated as of May 15, 2000, among the Westfield Portfolio Noteholders, First Union as master servicer, and LaSalle as custodian.

                  "WESTFIELD PORTFOLIO COMPANION LOAN": As defined in the Preliminary Statement.

                  "WESTFIELD PORTFOLIO CUSTODIAL ACCOUNT": A segregated account or accounts created and maintained by the Master Servicer pursuant to SECTION 3.04A on behalf of the Westfield Portfolio Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF WESTFIELD PORTFOLIO NOTEHOLDERS], as their interests may appear".

                  "WESTFIELD PORTFOLIO FISCAL AGENT": ABN AMRO, in its capacity as fiscal agent under that certain Trust Agreement, dated as of May 15, 2000, among UBS Asset Securitization Corp. as depositor, LaSalle as trustee, and ABN AMRO as fiscal agent.

                  "WESTFIELD PORTFOLIO LOAN PAIR": Collectively, the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan (and any successor REO Loans).

                  "WESTFIELD PORTFOLIO MORTGAGED PROPERTY": The Mortgaged Property securing the Westfield Portfolio Loan Pair.

                  "WESTFIELD PORTFOLIO MORTGAGE LOAN": The Mortgage Loan identified on the Mortgage Loan Schedule by control number 3, which Mortgage Loan is, together with the Westfield Portfolio Companion Loan, secured by a Mortgage on the retail properties identified on the Mortgage Loan Schedule as Downtown Plaza and Eastland Shopping Center.

                  "WESTFIELD PORTFOLIO NOTEHOLDERS": Collectively, the holder of the Mortgage Note for the Westfield Portfolio Mortgage Loan and the holder of the Mortgage Note for the Westfield Portfolio Companion Loan.

                  "WESTFIELD PORTFOLIO REO ACCOUNT": A segregated account or accounts created and maintained by the Special Servicer pursuant to SECTION 3.16 on behalf of the Westfield Portfolio Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF WESTFIELD PORTFOLIO NOTEHOLDERS], as their interests may appear".

                  "WESTFIELD PORTFOLIO REMITTANCE DATE": The "Remittance Date" under the Westfield Portfolio Co-Lender and Servicing Agreement.

                  "WESTFIELD PORTFOLIO RESERVE ACCOUNT": As defined in
SECTION 3.03(d).

                  "WESTFIELD PORTFOLIO SERVICING ACCOUNT": As defined in
SECTION 3.03(a).

                  "WESTFIELD PORTFOLIO TRUSTEE": As defined in the Preliminary Statement.

                  "WORKOUT FEE": With respect to each Corrected Loan, the fee designated as such and payable to the Special Servicer pursuant to SECTION 3.11(c).

                  "WORKOUT FEE RATE": With respect to each Corrected Loan as to which a Workout Fee is payable, 1.0%.

                  "YIELD MAINTENANCE CHARGE": Payments paid or payable, as the context requires, on a Mortgage Loan or Companion Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan or Companion Loan, as the case may be) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan or Companion Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, PROVIDED, HOWEVER, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or Companion Loan or the actual term remaining through the Stated Maturity Date or Anticipated Repayment Date), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in THE WALL STREET JOURNAL on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) 1/6}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) 0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and
0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

                  SECTION 1.02. General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES


                  SECTION 2.01. Creation of Trust; Conveyance of Mortgage Loans.

                  (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "LB-UBS Commercial Mortgage Trust 2000-C3". LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans, (ii) the UBS/Depositor Mortgage Loan Purchase Agreement, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date and, in the case of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan, is subject to the provisions of the related Co-Lender and Servicing Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding SECTION 11.07, is intended by the parties to constitute a sale.

                  (b) In connection with the Depositor's assignment pursuant to
SECTION 2.01(a) above, the Depositor shall, in the case of each UBS Mortgage Loan, direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby, and shall, in the case of each LBHI Mortgage Loan, itself deliver to and deposit with the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for such Mortgage Loan, with copies of the related Mortgage Note, Mortgage(s) and reserve and cash management agreements for such Mortgage Loan to be delivered to the Master Servicer and the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this
SECTION 2.01(b).

                  (c) The Trustee shall, as to each Mortgage Loan, promptly (and in any event within 45 days following the later of the Closing Date and the date on which the complete Mortgage File for such Mortgage Loan (including all necessary recording and filing information) has been delivered to the Trustee or its agent), submit for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in CLAUSE (iv) of the definition of "Mortgage File", and each UCC-2 and UCC-3 assignment in favor of the Trustee referred to in CLAUSE (viii) of the definition of "Mortgage File". The UBS/Depositor Mortgage Loan Purchase Agreement provides that the UBS Mortgage Loan Seller shall bear the cost of such recording and filing with respect to the UBS Mortgage Loans, and the Depositor shall bear the cost of such recording and filing with respect to the LBHI Mortgage Loans. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; PROVIDED that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. On a monthly basis, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Trustee's receipt thereof. If any such document or instrument relating to a UBS Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. If any such document or instrument relating to an LBHI Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Depositor shall promptly prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt, whether from the UBS Mortgage Loan Seller or the Depositor, cause the same to be duly recorded or filed, as appropriate.

                  (d) In connection with the Depositor's assignment pursuant to
SECTION 2.01(a) above, the Depositor shall, in the case of each UBS Mortgage Loan, direct the UBS Mortgage Loan Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) to deliver to and deposit with the Master Servicer, and shall, in the case of each LBHI Mortgage Loan, itself deliver to and deposit with the Master Servicer, on or before the Closing Date, all documents and records in the possession of the UBS Mortgage Loan Seller or the Depositor, as the case may be, that relate to the Mortgage Loan and that are not required to be a part of the related Mortgage File in accordance with the definition thereof, together with all unapplied Escrow Payments and Reserve Funds in the possession of the UBS Mortgage Loan Seller or the Depositor, as the case may be, that relate to such Mortgage Loan. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to any Companion Loan, on behalf of and for the benefit of the related Companion Loan Noteholder).

                  (e) It is not intended that this Agreement create a partnership or a joint-stock association.

                  SECTION 2.02. Acceptance of Trust Fund by Trustee.

                  (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown

Square Mortgage Loan relates to the corresponding Companion Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Companion Loan Noteholder. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and the Underwriters and, in the case of each Companion Loan, to the related Companion Loan Noteholder that, as to each Mortgage Loan and Companion Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as SCHEDULE II, (i) all documents specified in CLAUSE
(i) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the Mortgage Note received by it or any Custodian with respect to such Mortgage Loan or Companion Loan, as the case may be, has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan or Companion Loan, as the case may be.

                  (b) On or about the 90th day following the Closing Date (and, if any exceptions are noted, again on or about the 180th day following the Closing Date and every 90 days thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan and Companion Loan, and the Trustee shall, subject to SECTIONS 2.01, 2.02(C) and 2.02(D), certify in writing (substantially in the form of EXHIBIT C hereto) to each of the other parties hereto, each Mortgage Loan Seller and the Underwriters and, in the case of each Companion Loan, to the related Companion Loan Noteholder that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in CLAUSES (i) through (v),
(vii) and (viii) (without regard to the second parenthetical in such CLAUSE
(viii)) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by SECTION 2.01(C) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan or Companion Loan, as the case may be, have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor),
(B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in SECTION 2.02(a) above and this SECTION 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in CLAUSES (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification to any party hereto, any Companion Loan Noteholder and any Underwriter on request.

                  (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans and/or the Companion Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in CLAUSES (i) through (v), (vii) and (viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by SUBSECTIONS (a) and (b) above.

                  (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Trustee (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing File), as applicable.

                  SECTION 2.03. Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

                  (a) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "DOCUMENT DEFECT"), or discovers or receives notice of a breach of any representation or warranty of the UBS Mortgage Loan Seller made pursuant to Section 3(b) of the UBS/Depositor Mortgage Loan Purchase Agreement with respect to any UBS Mortgage Loan (a "BREACH"), or discovers or receives notice of a breach of any representation or warranty of the Depositor set forth in SECTION 2.04(b) with respect to any LBHI Mortgage Loan (also, a "BREACH"), and such Document Defect or Breach, as the case may be, materially and adversely affects the interests of the Certificateholders in, or the value of, any Mortgage Loan, such party shall give prompt written notice thereof to each of the Rating Agencies, the related Mortgage Loan Seller and the other parties hereto. Promptly upon becoming aware of any such Document Defect or Breach with respect to a UBS Mortgage Loan that materially and adversely affects the interests of the Certificateholders in, or the value of, such UBS Mortgage Loan (including through a written notice given by any party hereto, as provided above), the Trustee shall require the UBS Mortgage Loan Seller, within the time period and subject to the conditions provided for in the UBS/Depositor Mortgage Loan Purchase Agreement, to cure such Document Defect or Breach, as the case may be, or repurchase the affected Mortgage Loan at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account (or, in the case of an REO Property that relates to any UBS Mortgage Loan that is part of a Loan Pair, to the REO Account for such Loan Pair). Promptly upon becoming aware of any such Document Defect or Breach with respect to an LBHI Mortgage Loan that materially and adversely affects the interests of the Certificateholders in, or the value of, such LBHI Mortgage Loan (including through a written notice given by any party hereto, as provided above), the Depositor shall, not later than 90 days from the earlier of the Depositor's discovery or receipt of notice of such Document Defect or Breach, as the case may be (or, in the case of a Document Defect or Breach relating to an LBHI Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Document Defect or Breach), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund

Expenses associated therewith) or, if such Document Defect or Breach, as the case may be, cannot be cured within such 90-day period, repurchase the affected LBHI Mortgage Loan at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account (or, in the case of an REO Property that relates to an LBHI Mortgage Loan that is part of a Loan Pair, to the REO Account for such Loan Pair); PROVIDED, HOWEVER, that if (i) such Document Defect or Breach is capable of being cured but not within such 90-day period, (ii) such Document Defect or Breach is not related to any LBHI Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Depositor has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, then the Depositor shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the Depositor receiving such additional 90-day period, the Depositor shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such Document Defect or Breach will be cured within such additional 90-day period; and PROVIDED, FURTHER, that if, any such Document Defect is still not cured after the initial 90 days and any such additional 90-day period solely due to the failure of a recording office to have returned the recorded document, then the Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the Depositor certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of the failure of a recording office to have returned the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date.

                  (b) In connection with any repurchase of a Mortgage Loan pursuant to this SECTION 2.03, and subject to SECTION 3.26, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; PROVIDED that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this SECTION 2.03, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; PROVIDED, HOWEVER, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

                  (c) The UBS/Depositor Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any UBS Mortgage Loan. This SECTION 2.03 provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the

Certificateholders, respecting any Document Defect or Breach with respect to any LBHI Mortgage Loan.

                  SECTION 2.04. Representations, Warranties and Covenants of the Depositor.

                  (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Master Servicer and the Special Servicer, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, and assuming that the UBS Mortgage Loan Seller transferred to the Depositor good and marketable title to each UBS Mortgage Loan, free and clear of all liens, claims, encumbrances and other interests, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

                  (b) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, with respect to each LBHI Mortgage Loan, as of the Closing Date or such other date specified in the particular representation and warranty, that:

                  (i) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

                  (ii) If such Mortgage Loan was originated by LBHI or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by LBHI or another Affiliate of the Depositor, then, to the best of the Depositor's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

                  (iii) The Depositor owns such Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer such Mortgage Loan and is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan; and the Depositor has validly conveyed to the Trustee a legal and beneficial interest in and to such Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

                  (iv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

                  (v) Each of the related Mortgage Note, Mortgage(s), Assignment(s) of Leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and a legal opinion to such effect was obtained by the originator of such Mortgage Loan at the time of origination; and the Mortgage Loan is non-recourse to the Mortgagor or any other Person.

                  (vi) As of the date of its origination or, if such Mortgage Loan is the Sangertown Square Mortgage Loan, as of the date of the execution of the related Mortgage Note, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith; and, as of the Cut-off Date, to the best of the Depositor's knowledge, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements; and, to the actual knowledge of the Depositor, no such claim has been asserted.

                  (vii) The assignment of the related Mortgage(s) and Assignment(s) of Leases to the Trustee constitutes the legal, valid, binding and enforceable assignment of such documents in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property and all buildings thereon and fixtures thereto, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for (A) liens for real estate taxes and special assessments not yet due and 30 days' delinquent, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal (if any) of such Mortgaged Property made in connection with the origination of such Mortgage Loan, and (C) other matters to which like properties are commonly subject (the exceptions set forth in the foregoing CLAUSES (A), (B) and (C) collectively, "PERMITTED ENCUMBRANCES"); and such Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by such Mortgage, materially and adversely interfere with the current use or operation of the related Mortgaged Property or materially and adversely affect the value or marketability of such Mortgaged Property or the ability of the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note. If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related Mortgage, together with any separate security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest (subject only to any prior purchase money security interest), to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property.

                  (ix) The related Mortgage Loan Seller has filed and/or recorded in all appropriate public filing and recording offices all UCC-1 financing statements necessary to create and perfect a security interest in and lien on the items of personal property described therein (such description being consistent with the practices of prudent commercial mortgage lenders), which personal property includes, in the case of healthcare facilities and hotel properties, all furniture, fixtures, equipment and other personal property located at the subject Mortgaged Property that is owned by the related Mortgagor and necessary or material to the operation of the subject Mortgaged Property (or, if not filed and/or recorded, the related Mortgage Loan Seller has submitted such UCC-1 financing statements for filing and/or recording and such UCC-1 financing statements are in form and substance acceptable for filing and/or recording), to the extent perfection may be effected pursuant to applicable law by recording or filing.

                  (x) All taxes, governmental assessments, ground rents, water charges or sewer rents that prior to the Cut-off Date became due and owing in respect of, and materially affect, any related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

                  (xi) As of the date of its origination, there was no proceeding pending for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof, and each such Mortgaged Property was free of material damage; and, as of the Cut-off Date, to the actual knowledge of the Depositor, there was no pending proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property is free of material damage.

                  (xii) Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (which Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by such Mortgage, materially and adversely interfere with the current use or operation of the related Mortgaged Property or materially or adversely affect the value or marketability of such Mortgaged Property or the ability of the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note), or there is a binding commitment from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance policy, if issued, is in full force and effect, all premiums have been paid, is freely assignable and will inure solely to the benefit of the Trustee as mortgagee of record, or any such commitment is a legal, valid and binding obligation of such insurer; no claims have been made under such title insurance policy, if issued; and, to the best of the Depositor's knowledge, no prior mortgagee has done, by act or omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment contains no exclusion for (or alternatively it insures, unless such coverage is unavailable in the relevant jurisdiction) (A) access to a public road, (B) that there is no material encroachment by any improvements on the Mortgaged Property, and (C) that the area shown on the survey materially conforms to the legal description of the Mortgaged Property.

                  (xiii) As of the date of its origination and, to the best of the Depositor's knowledge, as of the Cut-off Date, all insurance required under each related Mortgage was in full force and effect with respect to each related Mortgaged Property; such insurance covered (except where a Tenant under a Credit Lease is permitted to self-insure) such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and included (A) fire and extended perils insurance, in an amount (subject to a customary deductible) at least equal to 100% of the full insurable replacement cost of the improvements located on such Mortgaged Property (except to the extent not permitted by applicable law and then in such event in an amount at least equal to the initial principal balance of such Mortgage Loan, or the portion thereof allocable to such Mortgaged Property, together with an "agreed value endorsement"), (B) business interruption or rental loss insurance for a period of not less than 12 months, (C) comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D) workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E) if (1) such Mortgage Loan is secured by a Mortgaged Property located in the State of California or "seismic zones" 3 or 4 and (2) a seismic assessment revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such Mortgaged Property, earthquake insurance; the related insurance policies provide that they may not be terminated or reduced without at least 10 days prior notice to the mortgagee and (other than those limited to liability protection) name the mortgagee and its successors as loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor; all premiums under any such insurance policy have been paid through the Cut-off Date; all such insurance policies are required to be maintained with insurance companies having "financial strength" or "claims paying ability" ratings of at least "A:VIII" from A.M. Best Company or at least "A-" (or equivalent) from a nationally recognized statistical rating agency; and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such Mortgage Loan, any insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan.

                  (xiv) Other than payments due but not yet 30 days or more delinquent, there is, to the actual knowledge of the Depositor, (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note, the related Mortgage or other loan documents relating to such Mortgage Loan, and (B) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Depositor has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of such Mortgage Loan, no person or party other than the mortgagee may declare an event of default or accelerate the related indebtedness under such Mortgage Loan.

                  (xv) As of the Cut-off Date, such Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

                  (xvi) Such Mortgage Loan accrues interest on an Actual/360 Basis or on a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest (except if such Mortgage Loan is an ARD Mortgage Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

                  (xvii) Each related Mortgage or other loan document relating to such Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, any related Mortgaged Property to secure any other promissory note or obligation (other than another Mortgage Loan in the Trust Fund or, if such Mortgage Loan is part of a Loan Pair, the related Companion Loan).

                  (xviii) Such Mortgage Loan is or constitutes part of a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Mortgage Loan. For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan.

                  (xix) Prepayment Premiums and Yield Maintenance Charges payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2).

                  (xx) One or more environmental site assessments were performed by an environmental consulting firm independent of the Depositor and the Depositor's Affiliates with respect to each related Mortgaged Property during the 12-month period (or, if such Mortgage Loan is one of the Mortgage Loans identified on SCHEDULE III-A, more than 12 months) preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); all such environmental site assessments met ASTM requirements; and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then (1) the same have been remediated in all material respects, (2) sufficient funds have been escrowed for purposes of effecting such remediation, (3) the related Mortgagor or other responsible party is currently taking remedial or other appropriate action to address the environmental issue consistent with the recommendations in such site assessment, (4) the cost of the environmental issue relative to the value of such Mortgaged Property was DE MINIMIS, or (5) environmental insurance has been obtained.

                  (xxi) The related Mortgage Note, Mortgage(s), Assignment(s) of Leases and other loan documents securing such Mortgage Loan, if any, contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (xxii) To the best of the Depositor's knowledge, after due inquiry, the related Mortgagor is not a debtor in, and the related Mortgaged Property is not subject to, any bankruptcy, reorganization, insolvency or comparable proceeding.

                  (xxiii) Such Mortgage Loan is secured by either a mortgage on a fee simple interest or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

                  (xxiv) Such Mortgage Loan does not provide for negative amortization unless such Mortgage Loan is an ARD Mortgage Loan, in which case it may occur only after the Anticipated Repayment Date.

                  (xxv) Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

                  (xxvi) The related Mortgage contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or Rating Agency confirmation that an Adverse Rating Event would not occur, any related Mortgaged Property or interest therein, is directly or indirectly encumbered in connection with subordinate financing; no such consent has been granted by the Depositor. To the Depositor's knowledge, no related Mortgaged Property is encumbered in connection with subordinate financing; however, if the related Mortgagor is listed on SCHEDULE III-B hereto, then certain equity holders are known to the Depositor to have incurred debt secured by their ownership interest in the related Mortgagor.

                  (xxvii) Except with respect to transfers of certain non-controlling interests in the related Mortgagor as specified in the related Mortgage, and except with respect to one or more transfers of the related Mortgaged Property to a person that satisfies certain criteria (including criteria related to bankruptcy remoteness and property management experience) specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders), each related Mortgage contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers (which conditions are consistent with the practices of prudent commercial mortgage lenders).

                  (xxviii) Unless such Mortgage Loan is part of a Loan Pair, such Mortgage Loan, together with any other Mortgage Loan made to the same Mortgagor or to an Affiliate of such Mortgagor, does not represent more than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool.

                  (xxix) Except as set forth in the related Mortgage File, the terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner, nor has any portion of a related Mortgaged Property been released from the lien of the related Mortgage to an extent, which in any such event materially interferes with the security intended to be provided by such document or instrument.

                  (xxx) Unless such Mortgage Loan is a Credit Lease Loan, each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

                  (xxxi) The terms of the related Mortgage Note, Mortgage(s) or other loan document securing such Mortgage Loan do not provide for the release of any material portion of the related Mortgaged Property from the lien of such Mortgage without (A) payment in full of such Mortgage Loan, (B) delivery of Defeasance Collateral in the form of U.S. government securities or (C) delivery of substitute real property collateral.

                  (xxxii) The related Mortgagor has covenanted in the Mortgage Loan documents to maintain the related Mortgaged Property in compliance with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent institutional commercial and multifamily mortgage lenders with respect to the foregoing matters; the Depositor has received no notice of any material violation of any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of such Mortgaged Property; to the Depositor's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless affirmatively covered by the title insurance referred to in PARAGRAPH (xii) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

                  (xxxiii) Unless such Mortgage Loan is a Credit Lease Loan, the related Mortgagor has covenanted in the Mortgage Loan documents to deliver each year to the mortgagee quarterly and/or annual operating statements and rent rolls of each related Mortgaged Property.

                  (xxxiv) If such Mortgage Loan has a Cut-off Date Balance in excess of $25 million, the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to be a Single Purpose Entity for so long as such Mortgage Loan is outstanding; and if such Mortgage Loan has a Cut-off Date Balance less than $25 million, the related Mortgagor is obligated by its organizational documents and/or the related Mortgage Loan documents to own the related Mortgaged Property and no other material assets, except such as are incidental to the ownership of such Mortgaged Property for so long as such Mortgage Loan is outstanding.

                  (xxxv) No advance of funds has been made, directly or indirectly, by the originator or the Depositor to the related Mortgagor other than pursuant to the related Mortgage Note; and no funds have been received from any person other than such Mortgagor for or on account of payments due on the related Mortgage Note.

                  (xxxvi) To the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

                  (xxxvii) Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

                  (xxxviii)To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was authorized to do business in each jurisdiction in which a related Mortgaged Property is located at all times when it held such Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

                  (xxxix) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan.

                  (xl) Unless such Mortgage Loan is part of a Loan Pair, the related Mortgage Note is not, to the Depositor's knowledge, secured by any collateral that secures a mortgage loan that is not in the Trust Fund; if such Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage Loans in the Trust Fund; and the security interest/lien on each item of collateral for such Mortgage Loan has been assigned to the Trustee.

                  (xli) None of the improvements on any related Mortgaged Property are located in a flood hazard area as defined by the Federal Insurance Administration or, if they are, they are covered by flood hazard insurance.

                  (xlii) Unless such Mortgage Loan is a Credit Lease Loan, one or more engineering assessments were performed by an Independent engineering consulting firm on behalf of the Depositor or one of its Affiliates with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date (or, if such Mortgage Loan is one of the Mortgage Loans identified on SCHEDULE III-C, more than 12 months), and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, does not have any knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was DE MINIMIS.

                  (xliii) All escrow deposits and payments relating to such Mortgage Loan are under control of the Depositor or the servicer of such Mortgage Loan and all amounts required as of the date hereof under the related Mortgage Loan documents to be deposited by the related Mortgagor have been deposited.

                  (xliv) The related Mortgagor has represented to the Depositor that, and to the actual knowledge of the Depositor, as of the date of origination of such Mortgage Loan, such Mortgagor, the related lessee, franchisor or operator was in possession of all licenses, permits and authorizations then required for use of the related Mortgaged Property, which were valid and in full force and effect.

                  (xlv) The origination, servicing and collection practices used by the Depositor or any prior holder of the Mortgage Note have been in all respects legal and have met customary industry standards.

                  (xlvi) Except as set forth in SCHEDULE III-D, such Mortgage Loan is secured in whole or in material part by a fee simple interest.

                  (xlvii) If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a Ground Lease but not by the related fee interest, then, except as indicated on SCHEDULE III-E:

                    (A) such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

                    (B) upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the Trustee without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee and its successors without a need to obtain the consent of such lessor (or, if any such consent is required, it has been obtained prior to the Closing
                         Date);

                    (C) such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

                    (D) unless otherwise set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of such Mortgage Loan;

                    (E) such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan, and to the actual knowledge of the Depositor, at the Closing Date, such Ground Lease is in full force and effect; to the actual knowledge of the Depositor, except for payments due but not yet 30 days or more delinquent, (1) there is no material default under such Ground Lease, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

                    (F) such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, further provides either (1) that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the lessor will enter into a new lease with such mortgagee;

                    (G) the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest and any exceptions stated in the related title insurance policy or opinion of title, which exceptions do not and will not materially and adversely interfere with (1) the ability of the related Mortgagor timely to pay in full the principal and interest on the related Mortgage Note, (2) the current use of such Mortgaged Property, or (3) the value of the Mortgaged Property;

                    (H) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any curable default under such Ground Lease before the lessor thereunder may terminate or cancel such Ground Lease;

                    (I) such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein) that extends not less than 10 years beyond the Stated Maturity Date of the related Mortgage Loan;

                    (J) under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor and the related Mortgage, taken together, any related insurance proceeds or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with such mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of such Mortgage Loan, together with any accrued interest thereon;

                    (K) such Ground Lease does not impose any restrictions on use which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

                    (L) upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease as a result of the rejection thereof by the related Mortgagor in bankruptcy; and

                    (M) the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

                  (xlviii) If such Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such Mortgage Loan has the right to foreclose upon or otherwise exercise its rights with respect to such fee interest.

                  (xlix) Each related Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy; and each related Mortgaged Property, except if such Mortgaged Property is identified on SCHEDULE III-F hereto (in which case it is served by a private well), is served by a public water system, a public sewer (or, alternatively, a septic) system, and other customary public utility facilities.

                  (l) (1) If such Mortgage Loan is a Defeasance Loan, the related Mortgage Loan documents require the related Mortgagor to pay all costs associated with the defeasance thereof, and either: (A) require the prior written consent of, and compliance with the conditions set by, the holder of such Mortgage Loan for defeasance, (B) require that (1) defeasance may not occur prior to the second anniversary of the Closing Date, (2) the Defeasance Collateral be sufficient to make all scheduled payments under the related Mortgage Note when due (assuming for each ARD Mortgage Loan that it matures on its Anticipated Repayment Date) or, in the case of a partial defeasance that effects the release of a material portion of the related Mortgaged Property, to make all scheduled payments under the related Mortgage Note on that part of such Mortgage Loan equal to 125% of the allocated loan amount of the portion of the Mortgaged Property being released (3) an independent accounting firm certify that the Defeasance Collateral is sufficient to make such payments, (4) the Mortgage Loan be assumed by a Single-Purpose Entity designated by the holder of such Mortgage Loan, and (5) counsel provide an opinion letter to the effect that the Trustee has a perfected security interest in such Defeasance Collateral prior to any other claim or interest, or (C) provide that the defeasance of such Mortgage Loan is subject to rating confirmation by the Rating Agencies.

                  (li) No Person has been granted or conveyed the right to service such Mortgage Loan or receive any consideration in connection therewith except as contemplated in this Agreement.

                  (lii) To the Depositor's knowledge, (A) the related Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are not bonded or escrowed for, and (B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage. The Depositor has not received actual notice with respect to such Mortgage Loan that any mechanics' and materialmen's liens have encumbered such Mortgaged Property since origination that have not been released, bonded or escrowed for.

                  (liii) The Due Date for each Mortgage Loan is scheduled to be the first day, the first business day or the sixth day of the month.

                  (liv) Subject only to Permitted Encumbrances (which Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, materially and adversely interfere with the current use or operation of the related Mortgaged Property or materially and adversely affect the value or marketability of such Mortgaged Property or the ability of the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note), the related Assignment of Leases set forth in or separate from the related Mortgage and delivered in connection with such Mortgage Loan establishes and creates a valid and, subject only to the exceptions in PARAGRAPH (vii) above, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same.

                  (lv) To the Depositor's knowledge, the related Mortgagor is a Person formed or incorporated in a jurisdiction within the United States.

                  (lvi) If such Mortgage Loan is a Credit Lease Loan, then:

                    (A) the lease payments due under the related Credit Lease, together with any escrow payments held by the Depositor or its designee, are equal to or greater than the payments due with respect to the related Mortgage Loan (or an escrow has been established to cover the difference);

                    (B) the related Mortgagor does not have monetary obligations under the related Credit Lease, and every monetary obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, maintenance and repairs is an obligation of the related Tenant, except for those monetary obligations that have been reserved for;

                    (C) the related Mortgagor does not have any material nonmonetary obligations under the related Credit Lease, except for the delivery of possession of the leased property;

                    (D) except with respect to the Mortgage Loan identified on the Mortgage Loan Schedule as being secured by a lien on Stop & Shop - Meriden Connecticut, the related Mortgagor has not made any representation or warranty in the related Credit Lease, a breach of which would result in the termination of, or an offset or abatement with respect to rent under, such Credit Lease;

                    (E) the related Tenant cannot terminate or abate rental payments under the related Credit Lease for any reason prior to the payment in full of: (1) the principal balance of the related Mortgage Loan; (2) all accrued and unpaid interest on such Mortgage Loan; and (3) any other sums due and payable under such Mortgage Loan, as of the termination date, which date is a rent payment date, except for a material default by the related Mortgagor under such Credit Lease or due to a casualty or condemnation event, in which case, a Lease Enhancement Policy insures against each such risk;

                    (F) in the event the related Tenant assigns or sublets the related leased property, such Tenant (and if applicable, the related guarantor) remains obligated under the related Credit Lease;

                    (G) the related Tenant has agreed to indemnify the Mortgagor from any claims of any nature other than the acts or omissions of the related Mortgagor, (1) to which the related Mortgagor is subject because of such Mortgagor's estate in the leased property, or (2) arising from (I) injury to or death of any person or damage to or loss of property on the leased property or connected with the use, condition or occupancy of the leased property, (II) the related Tenant's violation of the related Credit Lease, or (III) any act or omission of the related Tenant;

                    (H) the related Tenant has agreed to indemnify the related Mortgagor from any claims of any nature arising as a result of any hazardous material affecting the leased property and due to such Tenant's use of the leased property;

                    (I) in the event the related Credit Lease is accompanied by a guaranty from a Rated Party, such guaranty is legal, valid and binding against such Rated

                         Party, and except if such Credit Lease Loan is one the Credit Lease Loans identified on SCHEDULE III-G(I) (in respect of which the related Credit Tenant executed a subordination and non-disturbance agreement that was not acknowledged by the related Rated Party), such Rated Party has also executed or acknowledged in writing, with respect to the related Mortgage, a subordination and non-disturbance agreement; such guaranty is unconditional, irrevocable and absolute, without any right of offset, counterclaim or defense; such guaranty provides that it is a guaranty of both the performance and payment of the financial obligations of the related Tenant, and not only of collection; and such guaranty may not be amended or released without the consent of the mortgagee under such Credit Lease Loan;

                    (J) if such Credit Lease Loan shall not be fully amortized by the expiration of the related Credit Lease, such Credit Lease Loan has the benefit of a Residual Value Insurance Policy or a Lease Enhancement Policy;

                    (K) if such Credit Lease Loan has the benefit of a Residual Value Insurance Policy or a Lease Enhancement Policy, such policy has been obtained and is in effect, and unless the related Credit Lease is a bond-type lease, the required premiums have been paid; each such related Lease Enhancement Policy and Residual Value Insurance Policy is non-cancelable (subject to customary exceptions); such Credit Lease Loan and the insurance company providing such policy are identified in
                         SCHEDULE III-G(K) hereto; such policy designates the mortgagee and its successors and assigns as loss payee, with all claims payable thereto; payment under such policy is required to be made within 15 days of a valid claim; and the insured amount payable under such policy will be no less than the outstanding principal balance of such Credit Lease Loan at the time a claim is made, plus accrued interest;

                    (L) any information set forth on SCHEDULE III-G(L) hereto with respect to any guarantor of the Tenant's obligations under the related Credit Lease, is accurate in all material respects;

                    (M) to the best of the Depositor's knowledge, no default by the related Mortgagor or Tenant has occurred under the related Credit Lease, and, to the Depositor's actual knowledge, there is no existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of such Credit Lease;

                    (N) the related Credit Lease is in full force and effect, and is a legal, valid, binding and (subject to the exceptions set forth in PARAGRAPH (vii) above) enforceable agreement of the related Tenant;

                    (O) no Person owns any interest in any payments due under the related Credit Lease other than the related Mortgagor and the Depositor (which interest is being conveyed hereunder);

                    (P) the related Tenant has agreed to notify the mortgagee under such Credit Lease Loan of any default under the related Credit Lease and to provide such mortgagee with additional time and opportunity to cure;

                    (Q) such Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the mortgagee thereunder;

                    (R) to the best of the Depositor's knowledge, there is no right of rescission, offset, abatement, diminution, defense or counterclaim to the related Credit Lease, nor will the operation of any of the terms of such Credit Lease, or the exercise of any rights thereunder, render such Credit Lease unenforceable, in whole or in part, or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim;

                    (S) the related Tenant is required under such Credit Lease Loan to make all rental payments directly to the mortgagee, its successors and assigns;

                    (T) the related Credit Lease contains customary and (subject to the exceptions set forth in PARAGRAPH (vii) above) enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

                    (U) the related Credit Lease has an original term ending on or after the final maturity of such Credit Lease Loan;

                    (V) except as set forth on SCHEDULE III-E(V) hereto, the related Mortgaged Property is not subject to any lease other than the related Credit Lease, and the related Credit Tenant occupies the entire space;

                    (W) a permanent certificate of occupancy has been issued in respect of the related Mortgaged Property and the related Credit Tenant has commenced lease payments; and

                    (X) the related Credit Tenant has delivered an estoppel verifying the rents and terms of the related Credit Lease, acknowledging that no rent has been paid in advance and agreeing to attorn to the mortgagee.

                  Except as expressly provided in SECTION 2.04(a), the Depositor does not make any representations or warranties regarding the UBS Mortgage Loans.

                  (c) The representations, warranties and covenants of the Depositor set forth in SECTION 2.04(a) and SECTION 2.04(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

                  SECTION 2.05. Execution, Authentication and Delivery of Class
                                R-I Certificates; Creation of REMIC I Regular Interests.

                  The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor, (a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.06. Conveyance of REMIC I Regular Interests;
                                Acceptance of REMIC II by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests.

                  SECTION 2.07. Execution, Authentication and Delivery of Class
                                R-II Certificates; Creation of REMIC II Regular Interests.

                  Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.08. Conveyance of REMIC II Regular Interests;
                                Acceptance of REMIC III by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

                  SECTION 2.09. Execution, Authentication and Delivery of REMIC
                                III Certificates.

                  Concurrently with the assignment to the Trustee of the REMIC II Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the Holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement. The Class P Certificates shall also evidence the entire beneficial ownership of the Grantor Trust.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND


                  SECTION 3.01. Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and Companion Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of each Companion Loan, on behalf of the related Companion Loan Noteholder), as determined in the good faith and reasonable judgement of the Master Servicer or the Special Servicer, as the case may be, in accordance with any and all applicable laws, in accordance with the terms of this Agreement, the respective Mortgage Loans or Companion Loans, the Co-Lender and Servicing Agreements (in the case of the respective Loan Pairs) and any Residual Value Insurance Policies or Lease Enhancement Policies (in the case of the respective Credit Lease Loans) and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to SECTION 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans and Companion Loans that are not Specially Serviced Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Loan and REO Property and shall render such services with respect to all Mortgage Loans, Companion Loans and REO Properties as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to SECTION 3.21.

                  (b) Subject to SECTION 3.01(a), SECTION 6.11 (taking account of SECTION 6.11(b)) and SECTION 6.11A (taking account of SECTION 6.11A(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans and Companion Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee and each Companion Loan Noteholder or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to SECTION 3.20, SECTION 6.11 (taking account of SECTION 6.11(b)) and SECTION 6.11A (taking account of SECTION 6.11A(b)), any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to SECTION 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; PROVIDED, HOWEVER, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) except as relates to a Mortgage Loan or Companion Loan that the Master Servicer or the Special Servicer, as applicable, is servicing pursuant to its respective duties herein (in which case such servicer shall give notice to the Trustee of the initiation), initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause the Trustee to be registered to do business in any state.

                  (c) The parties hereto acknowledge that each Loan Pair is subject to the terms and conditions of the related Co-Lender and Servicing Agreement. With respect to each Loan Pair, the parties hereto recognize the respective rights and obligations of the "Lenders" under the related Co-Lender and Servicing Agreement, including with respect to the allocation of collections on or in respect of such Loan Pair in accordance with Section 4.01(a) of such Co-Lender and Servicing Agreement, the making of payments to the "Lenders" in accordance with Section 4.01(b) of such Co-Lender and Servicing Agreement and the purchase of the Mortgage Loan in such Loan Pair by the related Companion Loan Noteholder or its designee in accordance with Section 4.03 of such Co-Lender and Servicing Agreement. The Master Servicer assumes the obligations of "Master Servicer" under each Co-Lender and Servicing Agreement. In the event that the servicing and administration of any Loan Pair is to be again governed by the terms of the related Co-Lender and Servicing Agreement, as contemplated by Section 3.25(c) of such Co-Lender and Servicing Agreement, the Master Servicer and, if such Loan Pair is then being specially serviced, the Special Servicer each agree to act in such capacity under such Co-Lender and Servicing Agreement. Notwithstanding the foregoing, all of the Special Servicer's rights and obligations with respect to the Companion Loans shall be governed by this Agreement unless and until, as described in the preceding sentence, any such loan is to be specially serviced and administered under the related Co-Lender and Servicing Agreement.

                  Where references are made in the currently operative provisions of each Co-Lender and Servicing Agreement to provisions thereof that, pursuant to Section 3.01 of such agreement, are currently inoperative, such reference shall be deemed to be a reference to the provisions hereof dealing with the same subject matter in respect of the applicable Loan Pair.

                  (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Companion Loan Noteholders under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02. Collection of Loan Payments.

                  (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans and Companion Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; PROVIDED, HOWEVER, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with SECTION 3.20 and, in the good faith and reasonable judgment of the Special

Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special Servicer shall ensure that with respect to Specially Serviced Loans, the Mortgagors make payments directly to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Loan, or the Master Servicer, with regard to a Mortgage Loan or Companion Loan that is not a Specially Serviced Loan, may waive or defer any Default Interest or late payment charge in connection with any payment on a Mortgage Loan; PROVIDED that, without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this SECTION 3.02 if any Advance has been made as to such delinquent payment.

                  (b) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a PRO RATA basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except with respect to the Cherry Creek Mall Loan Pair, the Annapolis Mall Loan Pair, the Westfield Portfolio Loan Pair and the Sangertown Square Loan Pair, amounts collected in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, shall be applied for purposes of this Agreement:
FIRST, as a recovery of any related and unreimbursed Servicing Advances; SECOND, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due
Date), exclusive, however, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; THIRD, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); FOURTH, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; FIFTH, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; SIXTH, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; SEVENTH, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan; EIGHTH, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; NINTH, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Additional Interest); TENTH, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, ELEVENTH, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Mortgage Loan to but not including the date of receipt. All amounts collected in respect of the Cherry Creek Mall Loan Pair, the Annapolis Mall Loan Pair, the Westfield Portfolio Loan Pair or the Sangertown Square Loan Pair shall be applied to amounts due and owing under the related Mortgage Notes and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, Mortgage, loan agreement, if any, and Co-Lender and Servicing Agreement.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts; Reserve Accounts.

                  (a) The Master Servicer shall, as to all Mortgage Loans (except the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan), establish and maintain one or more accounts (the "POOL SERVICING ACCOUNTS"), in which all related Escrow Payments shall be deposited and retained. The Master Servicer shall, at all times, establish and maintain, with respect to each of the Cherry Creek Mall Loan Pair, the Annapolis Mall Loan Pair, the Westfield Portfolio Loan Pair and the Sangertown Square Loan Pair, one or more accounts (the "CHERRY CREEK MALL SERVICING ACCOUNT", the "ANNAPOLIS MALL SERVICING ACCOUNT", the "WESTFIELD PORTFOLIO SERVICING ACCOUNT" and the "SANGERTOWN SQUARE SERVICING ACCOUNT", respectively), in which all related Escrow Payments shall be deposited and retained. Subject to the terms of the related loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of CLAUSES (IV) and (V), to the extent of interest or other income earned on such amounts) only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for any Servicing Advances made to cover any of the items described in the immediately preceding CLAUSE
(I); (iii) refund to Mortgagors any sums as may be determined to be overages;
(iv) pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (v) pay the Master Servicer interest and investment income on balances in such Servicing Account as described in SECTION 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan or Companion Loan to be paid to the Mortgagor; or (vi) clear and terminate such Servicing Account at the termination of this Agreement in accordance with
SECTION 9.01. To the extent permitted by law or the applicable Mortgage Loan and/or Companion Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of SECTION 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

                  (b) The Master Servicer shall, as to each and every Mortgage Loan and Companion Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, for the Mortgage Loans and Companion Loans that require the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or Loan Pair (or, if such Mortgage Loan or Loan Pair does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to SECTION 3.11(h), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

                  (c) The Master Servicer shall, as to each and every Mortgage Loan and Companion Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in SECTION 3.05(a) or 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans and/or Companion Loans, notwithstanding that the terms of such loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

                  (d) The Master Servicer shall, as to all Mortgage Loans (other than the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan), establish and maintain, as applicable, one or more accounts (the "POOL RESERVE ACCOUNTS"), into which all Reserve Funds, if any, shall be deposited and retained. The Master Servicer shall, at all times, establish and maintain, with respect to each of the Cherry Creek Mall Loan Pair, the Annapolis Mall Loan Pair, the Westfield Portfolio Loan Pair and the Sangertown Square Loan Pair, one or more accounts (the "CHERRY CREEK MALL RESERVE ACCOUNTS", the "ANNAPOLIS MALL RESERVE ACCOUNTS", the "WESTFIELD PORTFOLIO RESERVE ACCOUNTS" and the "SANGERTOWN SQUARE RESERVE ACCOUNTS", respectively), in which all related Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of SECTION 3.06. Subject to the related loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; PROVIDED that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

                  SECTION 3.04. Pool Custodial Account, Defeasance Deposit
                                Account, Collection Account and Interest
                                Reserve Account.

                  (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "POOL CUSTODIAL Account"), in which the amounts described in CLAUSES (i) through (viii) below (which shall not include any amounts allocable to the Companion Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (ii) all payments on account of interest on the Mortgage Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges;

                  (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to SECTION 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

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

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to SECTION 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                  (vii) any amounts required to be transferred from an REO Account pursuant to SECTION 3.16(c); and

                  (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made;

PROVIDED that any amounts described in CLAUSES (i) - (iv) and (vi) - (viii) above that relate to any of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan or any related REO Property (other than Liquidation Proceeds derived from the sale of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, as the case may be, to or through the related Companion Loan Noteholder pursuant to the related Co-Lender and Servicing Agreement or as a Defaulted Mortgage Loan pursuant to SECTION 3.18) shall be deposited in the related Loan Pair-specific Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account.

                  The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with SECTION 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

                  Upon receipt of any of the amounts described in CLAUSES (i) through (iv) and (viii) above with respect to any Mortgage Loan (other than the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan), the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that relates to a Loan Pair) shall be deposited by the Special Servicer into the Pool REO Account and remitted to the Master Servicer for deposit into the Pool Custodial Account pursuant to SECTION 3.16(c).

                  If and when any Mortgagor under a Defeasance Loan elects to defease all or any part of its Mortgage Loan and delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "DEFEASANCE DEPOSIT ACCOUNT"), in which the Master Servicer shall deposit such cash within one Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Trustee and, in the case of a Loan Pair, the applicable Companion Loan Noteholder, to secure payment on the related Defeasance Loan. The Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of SECTION 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Mortgage Loan(s).

                  (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "COLLECTION ACCOUNT") to be held in trust for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before the P&I Advance Date therein, for deposit in the Collection Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to CLAUSE (b)(ii)(b) of the definition thereof) for the related Distribution Date then on deposit in the Pool Custodial Account, together with (i) any Prepayment Premiums or Yield Maintenance Charges received on the Mortgage Loans during the related Collection Period, (ii) any Additional Interest collected on any ARD Mortgage Loan after its Anticipated Repayment Date and (iii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of SECTION 9.01.

                  In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Collection Account:

                  (i) any P&I Advances required to be made by the Master Servicer in accordance with SECTION 4.03(a);

                  (ii) any amounts required to be deposited by the Master Servicer pursuant to SECTION 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account; and

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

                  (iii) any amounts required to be deposited by the Master Servicer pursuant to SECTION 3.19(a) in connection with Prepayment Interest Shortfalls.

                  The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

                  In the event that the Master Servicer fails, on any P&I Advance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that P&I Advance Date to but not including the related Distribution Date.

                  On the P&I Advance Date in March of each year (commencing in March 2001), the Trustee shall transfer from the Interest Reserve Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Loans.

(c) The Trustee shall establish and maintain one or more accounts (collectively, the "INTEREST RESERVE ACCOUNT") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Collection Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date.

                  (d) Funds in the Pool Custodial Account, the Collection Account and the Interest Reserve Account may be invested only in Permitted Investments in accordance with the provisions of SECTION 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account prior to any change thereof. As of the Closing Date, the Collection Account and the Interest Reserve Account shall be located at the Trustee's offices in Chicago, Illinois. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of each of the Collection Account and the Interest Reserve Account prior to any change thereof.

                  SECTION 3.04A. Cherry Creek Mall, Annapolis Mall, Westfield
                                 Portfolio and Sangertown Square Custodial
                                 Accounts.

                  (a) The Master Servicer shall establish and maintain, with respect to each Loan Pair, one or more separate accounts (the "CHERRY CREEK MALL CUSTODIAL ACCOUNT", in the case of the Cherry Creek Mall Loan Pair, the "ANNAPOLIS MALL CUSTODIAL ACCOUNT", in the case of the Annapolis Mall Loan Pair, the "WESTFIELD PORTFOLIO CUSTODIAL ACCOUNT", in the case of the Westfield Portfolio Loan Pair, and the "SANGERTOWN SQUARE CUSTODIAL ACCOUNT", in the case of the Sangertown Square Loan Pair) in which the amounts described in CLAUSES
(i) through (ix) below shall be deposited and held in trust for the benefit of the holders of the Mortgage Notes for the particular Loan Pair, as their interests may appear. The Custodial Account for each such Loan Pair shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Custodial Account for each Loan Pair, within one Business Day of receipt (in the case of payments or other collections on such Loan Pair) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on such Loan Pair due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the applicable Co-Lender and Servicing Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

                  (i) all payments on account of principal of the subject Loan Pair, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (ii) all payments on account of interest on the subject Loan Pair, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                  (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the subject Loan Pair;

                  (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of the subject Loan Pair (other than Liquidation Proceeds derived from the sale of the Mortgage Loan in the subject Loan Pair to or through the related Companion Loan Noteholder pursuant to the related Co-Lender and Servicing Agreement or as a Defaulted Mortgage Loan pursuant to SECTION 3.18);

                  (v) any amounts required to be deposited by the Master Servicer pursuant to SECTION 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Custodial Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to SECTION 3.07(b) in connection with losses with respect to the subject Loan Pair resulting from a deductible clause in a blanket hazard policy;

                  (vii) any amounts required to be transferred from the related REO Account pursuant to SECTION 3.16(c);

                  (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the subject Loan Pair specifically to cover items for which a Servicing Advance has been made; and

                  (ix) any P&I Advances required to be made by the Master Servicer with respect to the subject Loan Pair in accordance with
         SECTION 4.03A.

                  The foregoing requirements for deposit in the Custodial Account relating to any Loan Pair shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of any Loan Pair in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees need not be deposited by the Master Servicer in the related Custodial Account. If the Master Servicer shall deposit into the Custodial Account for any Loan Pair any amount not required to be deposited therein, it may at any time withdraw such amount from such Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with SECTION 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to any Loan Pair, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each of the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, Westfield Portfolio Custodial Account and the Sangertown Square Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

                  Upon receipt of any of the amounts described in CLAUSES (i) through (iv) and (viii) above with respect to any Loan Pair, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the related Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Loan Pair shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the related Custodial Account, all in accordance with SECTION 3.16(c).

                  (b) If and when the related Mortgagor elects to defease any Loan Pair, the provisions of the last paragraph of SECTION 3.04(a) relating to the Defeasance Deposit Account shall apply.

                  (c) The Master Servicer shall give notice to the Trustee, the related Companion Loan Noteholder and the Special Servicer of the location of each of the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, the Westfield Portfolio Custodial Account and the Sangertown Square Custodial Account when first established and of the new location of each such Custodial Account prior to any change thereof.

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

                  SECTION 3.05. Permitted Withdrawals From the Pool Custodial
                                Account, the Collection Account and the
                                Interest Reserve Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of SECTION 3.04(b) and any amounts that may be applied to make P&I Advances pursuant to SECTION 4.03(a);

                  (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to any Mortgage Loan or REO Loan (other than a Mortgage Loan or an REO Loan that is part of a Loan Pair), the Fiscal Agent's, the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this CLAUSE (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to CLAUSE (vii) below) being limited to amounts that represent Late Collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

                  (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan (other than a Mortgage Loan or an REO Loan that is part of a Loan Pair), the Master Servicer's right to payment pursuant to this CLAUSE (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to pay (A) to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Loan and REO Loan (other than a Specially Serviced Loan or an REO Loan that is part of a Loan Pair), and (B) to itself, out of general collections on the Mortgage Loans and REO Properties, any Master Servicing Fee earned in respect of any Mortgage Loan or REO Loan (other than a Mortgage Loan or an REO Loan that is part of a Loan Pair) that remains unpaid in accordance with CLAUSE (III) above following a Final Recovery Determination made with respect to such Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection therewith;

                  (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Loan, Corrected Loan and/or REO Loan (other than a Mortgage Loan or an REO Loan that is part of a Loan Pair), as applicable, in the amounts and from the sources specified in SECTION 3.11(c);

                  (vi) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage

         Loan or REO Property (other than a Mortgage Loan that is part of, or an REO Property that relates to, a Loan Pair), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this CLAUSE (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances (other than unreimbursed P&I Advances with respect to a Companion Loan or successor REO Loan) that have been or are determined to be Nonrecoverable Advances;

                  (viii) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with SECTION 3.11(g) or 4.03(d), as applicable, on any Advance made thereby (other than with respect to a Loan Pair or related REO Property), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this CLAUSE (VIII) with respect to interest on any Advance being permitted to be satisfied (A) out of late payment charges and Default Interest collected (1) on or in respect of the related Mortgage Loan or REO Loan, as the case may be, and (2) during the same Collection Period in which such Advance is reimbursed, and (B) to the extent that the late payment charges and Default Interest described in the immediately preceding CLAUSE (A) are insufficient, but only after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO Properties if such Advance has been reimbursed on a prior date;

                  (ix) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund pursuant to SECTION 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance); PROVIDED that, in the case of a Mortgaged Property that relates to a Loan Pair, such payment is to be made only to the extent that it would not ultimately be payable out of collections on or in respect of such Loan Pair;

                  (x) to pay itself, as additional servicing compensation in accordance with SECTION 3.11(b), (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in SECTION 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Custodial Account for any Collection Period, (B) Prepayment Interest Excesses and (C) Default Interest and late payment charges actually collected that accrued in respect of non-Specially Serviced Loans (to the extent such Default Interest and/or late payment charges were not applied to offset interest on Advances pursuant to CLAUSE (viii)(A) above), and to pay the Special Servicer, as additional special servicing compensation in accordance with SECTION 3.11(d), Default Interest and late payment charges actually collected that accrued in respect of Specially Serviced Loans and REO Loans (to the extent such Default Interest and/or late payment charges were not applied to offset interest on Advances pursuant to CLAUSE (viii)(A) above); PROVIDED that payments pursuant to SUBCLAUSES (B) and (C) of this CLAUSE (x) shall not relate to any Loan Pair;

                  (xi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to SECTION 3.09(a), 3.11(h) or 4.03(c); PROVIDED that, in the case of a Mortgaged Property that relates to a Loan Pair, such payment is to be made only to the extent that it would not ultimately be payable out of collections on or in respect of such Loan Pair;

                  (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to
         SECTION 6.03; PROVIDED that such payment does not relate to a Companion Loan;

                  (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinion of Counsel contemplated by SECTION 11.02(a), (b) the cost of an Opinion of Counsel contemplated by SECTION 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (C) the cost of recording this Agreement in accordance with SECTION 11.02(a) and (d) the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to
         SECTION 8.07(c) without cause;

                  (xiv) to pay itself, the Special Servicer, the Depositor, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv) to pay, in accordance with SECTION 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (other than servicing expenses that relate solely to a Companion Loan or a successor REO Loan); and

                  (xvi) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to SECTION 9.01.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to CLAUSES (ii) - (xv) above.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Custodial Accounts, amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as applicable, is entitled (unless pursuant to this Agreement it is otherwise clear that the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is entitled to such amounts, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and Fiscal Agent shall keep and maintain separate accounting for each Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or interest thereon.

                  (b) The Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes (in no particular order of priority):

                  (i) to make distributions to Certificateholders on each Distribution Date pursuant to SECTION 4.01 or 9.01, as applicable;

                  (ii) to pay the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable or reimbursable to any such Person pursuant to SECTION 7.01(b) and/or SECTION 8.05, as applicable;

                  (iii) to pay the Master Servicer, as additional servicing compensation in accordance with SECTION 3.11(b), interest and investment income earned in respect of amounts held in the Collection Account as provided in SECTION 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Collection Account for any Collection Period);

                  (iv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (a) as provided in CLAUSE (V) of the definition of "Disqualified Organization", (b) as contemplated by SECTIONS 9.02(a)(i), 10.01(i) and 10.02(e), or (c) as contemplated by SECTION 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay, out of general collections on the Mortgage Loans and any REO Properties, any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to SECTION 10.01(j) or SECTION 10.02(f);

                  (vi) to pay the Tax Administrator, out of general collections on the Mortgage Loans and any REO Properties, any amounts reimbursable to it pursuant to SECTION 10.01(f) or SECTION 10.02(b);

                  (vii) to pay the Master Servicer any amounts deposited by the Master Servicer in the Collection Account in error;

                  (viii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by SECTION 3.04(c); and

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                  (ix) to clear and terminate the Collection Account at the
         termination of this Agreement pursuant to SECTION 9.01.

                  (c) On each P&I Advance Date in March (commencing in March
2001), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Loans during January and/or February of the same year in accordance with SECTION 3.04(c). In addition, the Trustee may from time to time make withdrawals from the Interest Reserve Account to pay the Master Servicer, as additional servicing compensation in accordance with SECTION 3.11(b), interest and investment income earned in respect of amounts held in the Interest Reserve Account as provided in SECTION 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Interest Reserve Account for any Collection Period).

                  SECTION 3.05A. Permitted Withdrawals From the Cherry Creek
                                 Mall Custodial Account, Annapolis Mall
                                 Custodial Account, Westfield Portfolio
                                 Custodial Account and Sangertown Square
                                 Custodial Account.

                  The Master Servicer may, from time to time, make withdrawals from the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, the Westfield Portfolio Custodial Account or the Sangertown Square Custodial Account, as the case may be, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to make remittances on the applicable Loan Pair Remittance Date to the related Companion Loan Noteholder and to the Trust in accordance with SECTION 4.01 of the related Co-Lender and Servicing Agreement, such remittances to the Trust to be made into the Pool Custodial Account;

                  (ii) to reimburse, FIRST, the Fiscal Agent, SECOND, the Trustee, THIRD, the Cherry Creek Mall Fiscal Agent, the Annapolis Mall Fiscal Agent, the Westfield Portfolio Fiscal Agent or the Sangertown Square Fiscal Agent, as applicable, FOURTH, the Cherry Creek Mall Trustee, the Annapolis Mall Trustee, the Westfield Portfolio Trustee or the Sangertown Square Trustee, as applicable, and LAST, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Pair, any such party's rights to reimbursement pursuant to this CLAUSE (ii) with respect to any P&I Advance being limited to amounts that represent late collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular loan in the related Loan Pair as to which such P&I Advance was made;

                  (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the related Loan Pair, the Master Servicer's right to payment pursuant to this CLAUSE (iii) with respect to either loan in such Loan Pair being limited to amounts received on or in respect of such loan that are allocable as a recovery of interest thereon;

                  (iv) to reimburse, FIRST, the Fiscal Agent, SECOND, the Trustee, THIRD, the Cherry Creek Mall Fiscal Agent, the Annapolis Mall Fiscal Agent, the Westfield Portfolio Fiscal Agent or the Sangertown Square Fiscal Agent, as applicable, FOURTH, the Cherry Creek Mall Trustee, the

                                     -101-
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         Annapolis Mall Trustee, the Westfield Portfolio Trustee or the
         Sangertown Square Trustee, as applicable, and LAST, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Pair that such party has determined are Nonrecoverable Advances;

                  (v) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of the related Loan Pair while either loan in such Loan Pair constitutes a Specially Serviced Loan and after the related Mortgaged Property becomes an REO Property;

                  (vi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the related Loan Pair in the amounts and from the sources specified in SECTION 3.11(c);

                  (vii) to reimburse itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Pair or REO Property;

                  (viii) to pay FIRST, the Fiscal Agent, SECOND, the Trustee, THIRD, the Cherry Creek Mall Fiscal Agent, the Annapolis Mall Fiscal Agent, the Westfield Portfolio Fiscal Agent or the Sangertown Square Fiscal Agent, as applicable, FOURTH, the Cherry Creek Mall Trustee, the Annapolis Mall Trustee, the Westfield Portfolio Trustee or the Sangertown Square Trustee, as applicable, FIFTH, itself and, LAST, the Special Servicer, in that order, any interest accrued on any Advance made thereby with respect to the related Loan Pair or REO Property, any such party's respective right to payment pursuant to this CLAUSE (viii) with respect to interest on any Advance being permitted to be satisfied
         (A) out of late payment charges and Default Interest collected on or in respect of the related Loan Pair during the same Collection Period in which such Advance is reimbursed, and (B) to the extent that the late payment charges and Default Interest described in the immediately preceding CLAUSE (A) are insufficient, but only after such Advance has been reimbursed, out of any other collections on or in respect of the related Loan Pair;

                  (ix) to pay for (A) costs and expenses incurred with respect to the related Mortgaged Property pursuant to SECTION 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the related Mortgaged Property pursuant to
         SECTION 3.11(h) or 4.03A(c) and (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to SECTION 3.17A(c) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);

                  (x) to pay itself, as additional servicing compensation in accordance with SECTION 3.11(b), (A) interest and investment income earned in respect of amounts held in such Custodial Account as provided in SECTION 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Custodial Account for any Collection Period and (B) Default Interest and late payment charges actually collected that accrued in respect of the related Loan Pair during a period that they were not Specially Serviced Loans and the related Mortgaged Property was not an REO Property (to the extent such Default Interest and/or late payment charges were not applied to offset interest on Advances pursuant to CLAUSE (VIII)(A) above), and to pay the Special Servicer, as additional special servicing compensation in accordance with SECTION 3.11(d),

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

         Default Interest and late payment charges actually collected that accrued in respect of the related Loan Pair during a period that they were Specially Serviced Loans or the related Mortgaged Property was an REO Property (to the extent such Default Interest and/or late payment charges were not applied to offset interest on Advances pursuant to CLAUSE (VIII)(A) above);

                  (xi) to pay itself, the Special Servicer, or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to SECTION 6.03, to the extent such amounts relate to the related Loan Pair;

                  (xii) to pay for the cost of recording the related Co-Lender and Servicing Agreement and any required opinion of counsel related thereto; and

                  (xiii) to clear and terminate such Custodial Account at the termination of this Agreement pursuant to SECTION 9.01.

                  The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, the Westfield Portfolio Custodial Account or the Sangertown Square Custodial Account pursuant to CLAUSES
(ii) - (xii) above.

                  The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee and the Fiscal Agent from the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, the Westfield Portfolio Custodial Account or the Sangertown Square Custodial Account amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as the case may be, is entitled. The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The Special Servicer, the Trustee and the Fiscal Agent shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, the Westfield Portfolio Custodial Account or the Sangertown Square Custodial Account on a loan-by-loan basis.

                  SECTION 3.06. Investment of Funds in the Servicing Accounts,
                                the Reserve Accounts, the Defeasance Deposit
                                Account, the Custodial Accounts, the
                                Collection Account, the Interest Reserve
                                Account and the REO Accounts.

                  (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account and may direct in writing the Trustee with respect to the Collection Account and the Interest Reserve Account (each, for purposes of this SECTION 3.06, an "INVESTMENT ACCOUNT"), and the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this SECTION 3.06, an "INVESTMENT ACCOUNT"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; PROVIDED that, in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related Mortgage Loan documents. In the event the Master Servicer shall have failed to give investment directions for the Collection Account or Interest Reserve Account by 11:00 a.m. New York City time on any Business Day on which there may be uninvested cash, such funds shall be invested in securities described in CLAUSE (v) of the definition of "Permitted Investments". The Trustee agrees that funds in the Collection Account and the Interest Reserve Account will be invested in accordance herewith on the day of receipt if such funds are received by 4:00 p.m. New York City time. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a Permitted Investment in any Investment Account solely related to a particular Loan Pair, the related Companion Loan Noteholder. The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account and the Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a particular Loan Pair, the related Companion Loan Noteholder, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this SECTION 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment in any Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a particular Loan Pair, the related Companion Loan Noteholder, for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Custodial Accounts, the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account), the Trustee (in the case of the Collection Account and the Interest Reserve Account) or the Special Servicer (in the case of the REO Accounts) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts, the Collection Account or the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related Mortgage Loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with SECTION 3.03(a), 3.03(d), 3.04(a), 3.05(a) or 3.05A or withdrawal by the Trustee at its direction in accordance with SECTION 3.05(b) or 3.05(c), as applicable. Whether or not the Special Servicer directs the investment of funds in any of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with SECTION 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related Mortgage Loan documents or applicable law), (ii) the Custodial Accounts, (iii) the Collection Account and (iv) the Interest Reserve Account) and the Special Servicer (in the case of the REO Accounts) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period.

                  (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to SECTION 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                  SECTION 3.07. Maintenance of Insurance Policies; Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Master Servicer (with respect to Mortgage Loans and Companion Loans that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; PROVIDED that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and PROVIDED, FURTHER, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable best efforts to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A2" from Moody's (if then rated by Moody's, and if not rated by Moody's, then at least "A:VIII" or better from A.M. Best Company) and "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then at least "A:VIII" from A.M. Best Company) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency). Any Controlling Class Certificateholder may request that earthquake insurance, to the extent such insurance may reasonably be obtained and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage, be secured for one or more Mortgaged Properties by the related Mortgagor. The related Companion Loan Noteholder may request that earthquake insurance, to the extent such insurance may reasonably be obtained, be secured for the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property at the expense of such Companion Loan Noteholder. Subject to SECTION 3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; PROVIDED that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A2" from Moody's and "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one nationally recognized statistical rating agency besides Moody's) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans and Companion Loans, including Specially Serviced Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; and, in each case, such insurance shall be issued by a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with SECTION 3.04(a) or 3.04A(a), as the case may be, in the case of amounts received in respect of a Mortgage Loan or Companion Loan, or in the applicable REO Account in accordance with SECTION 3.16(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Controlling Class Certificateholder or a Companion Loan Noteholder) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, Companion Loan or REO Loan, notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer and the Special Servicer as a Servicing Advance.

                  (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans, Companion Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A2" from Moody's (if then rated by

Moody's, and if not then rated by Moody's, then at least "A:VIII" from A.M. Best Company) and "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then at least "A:VIII" from A.M. Best Company) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements of SECTION 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the Pool Custodial Account (or, in the case of a Mortgaged Property that secures a Loan Pair, into the Custodial Account that specifically relates to such Loan Pair) from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders or, in the case of a Mortgaged Property that relates to a Loan Pair, on behalf of itself and the related Companion Loan Noteholder, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (c) Subject to the third paragraph of this SECTION 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "Baa3" from Moody's (if then rated by Moody's, and if not rated by Moody's, then at least "A:VIII" from A.M. Best Company) and "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then at least "A:VIII" from A.M. Best Company (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

                  Subject to the third paragraph of this SECTION 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "Baa3" from Moody's (if then rated by Moody's, and if not rated by Moody's, then at least "A:VIII" from A.M. Best Company) and "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then at least "A:VIII" from A.M. Best Company (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

                  Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or, in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A2" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides Fitch) and "A" from Fitch (if then rated by Fitch, and if not then rated by Fitch, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides Moody's) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this SECTION 3.07(c).

                  SECTION 3.08. Enforcement of Alienation Clauses.

                  (a) In the event that the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan or Companion Loan (other than a Specially Serviced Loan) that expressly permit, with the lender's consent, subject to the conditions described in the Mortgage Loan documents, the transfer of the related Mortgaged Property to, and assumption of such Mortgage Loan or Companion Loan, as the case may be, by, another Person or transfers of certain interests in such Mortgagor, the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer recommends to approve such transfer and/or assumption, the Master Servicer shall promptly provide to the Special Servicer a copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to SECTION 3.08(d), SECTION 6.11 and SECTION 6.11A, grant consent to any such request for such transfer and/or assumption in accordance with the terms of the Mortgage Loan and this Agreement, including, without limitation, the Servicing Standard. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such proposed transfer and/or assumption, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Mortgage Loan or Companion Loan, as the case may be, by, another Person, the Master Servicer shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed;

PROVIDED, HOWEVER, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency (but in the case of Fitch, only if the subject Mortgage Loan is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or is then a part of one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors) and, in the case of a Loan Pair, the related Companion Loan Noteholder, of any assumption or substitution agreement executed pursuant to this SECTION 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package. The Master Servicer shall be entitled (as additional servicing compensation) to 50% of each assumption fee and 100% of each assumption application fee and each other applicable fee, for approving a transfer of a Mortgaged Property or an interest in a Mortgagor collected from a Mortgagor in connection with an assumption or substitution agreement executed pursuant to this SECTION 3.08(a) or a transfer of interest in a Mortgagor approved pursuant to this SECTION 3.08(a), and the Special Servicer shall be entitled (as additional special servicing compensation) to the remaining portion, if any, of each such assumption fee. Subject to the terms of the related Mortgage Loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related Mortgage Loan documents and applicable law, no assumption of a Mortgage Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

                  (b) Other than with respect to a transfer and assumption referred to in SUBSECTION (a) above, if any Mortgage contains restrictions on transfers of the related Mortgaged Property and/or transfers of interests in the related Mortgagor, then the Special Servicer, on behalf of the Trust (and, with respect to a Loan Pair, the related Companion Loan Noteholder), and not the Master Servicer, shall, to the extent permitted by applicable law, enforce such restrictions, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered, together with a Review Package in respect thereof, to the Trustee, the Master Servicer, each Rating Agency (but in the case of Fitch, only if the subject Mortgage Loan is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or is then a part of one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors) and, with respect to a Loan Pair, the related Companion Loan Noteholder); PROVIDED that any such waiver of such restrictions shall be subject to SECTION 3.08(d),
SECTION 6.11 and SECTION 6.11A. If the Master Servicer receives a request for consent to a transfer and assumption of a Specially Serviced Loan, the Master Servicer shall immediately notify the Special Servicer of such request and deliver to the Special Servicer the Mortgage File (or a copy thereof) and such other documents that the Master Servicer shall have received regarding the proposed transfer and assumption. Upon consent by the Special Servicer to any proposed transfer of a Mortgaged Property and assumption by the proposed transferee of the related Mortgage Loan or Companion Loan pursuant to this
SECTION 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; PROVIDED, HOWEVER, that the Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency (but in the case of Fitch, only if the subject Mortgage Loan is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or is then a part of one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors) and, with respect to a Loan Pair, the related Companion Loan Noteholder, of any assumption or substitution agreement executed pursuant to this SECTION 3.08(b) and shall forward thereto a copy of such agreement. The Special Servicer shall be entitled (as additional special servicing compensation) to 100% of any assumption fee and/or assumption application fee collected from a Mortgagor in connection with an assumption or substitution agreement executed pursuant to this SECTION 3.08(b). Subject to the terms of the related Mortgage Loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related Mortgage Loan documents and applicable law, no assumption of a Mortgage Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

                  (c) With respect to all Mortgage Loans and Companion Loans, the Special Servicer on behalf of the Trustee as the mortgagee of record and, with respect to a Loan Pair, on behalf of the related Companion Loan Noteholder, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating Agency (but in the case of Fitch, only if the subject Mortgage Loan is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or is then part of one of the ten largest groups (measured by aggregate unpaid balance) of Mortgage Loans with related Mortgagors) and, with respect to a Loan Pair, the related Companion Loan Noteholder); PROVIDED that any such waiver of such restrictions shall be subject to SECTION 3.08(d), SECTION 6.11 and SECTION 6.11A. Whenever the Master Servicer becomes aware of a further encumbrance on a Mortgaged Property, or becomes aware that there is going to be a further encumbrance on a Mortgaged Property, the Master Servicer shall immediately notify the Special Servicer of such further encumbrance and deliver to the Special Servicer all documents and records (or copies thereof) in the Master Servicer's possession regarding the further encumbrance and such other documents (or copies thereof) regarding the Mortgage Loan as the Special Servicer shall reasonably require in order to consider the request. To the extent permitted by the applicable Mortgage Loan documents and applicable law, the Special Servicer may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this SUBSECTION (c).

                  (d) Notwithstanding anything to the contrary contained in this
SECTION 3.08, if the then unpaid principal balance of the subject Mortgage Loan or Loan Pair, as applicable, is at least equal to $20,000,000, neither the Master Servicer nor the Special Servicer shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from Moody's and, if the subject Mortgage Loan is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or is then part of one of the ten largest groups (measured by aggregate unpaid balance) of Mortgage Loans with related Mortgagors or if a Loan Pair is involved, from Fitch, that such action would not result in an Adverse Rating Event. In addition, notwithstanding anything to the contrary contained in this SECTION 3.08, neither the Master Servicer nor the Special Servicer shall in any event waive any restrictions contained in any Mortgage on further encumbrances of the related Mortgaged Property, unless the Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from each Rating Agency (but in the case of Fitch, only if the subject Mortgage Loan is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or is then part of one of the ten largest (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors or if a Loan Pair is involved) that such action would not result in an Adverse Rating Event. In connection with any request for rating confirmation from a Rating Agency pursuant to this SECTION 3.08(d), the Master Servicer or the Special Servicer, as the case may be, shall deliver a Review Package to such Rating Agency. To the extent not collected from the related Mortgagor, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

                  SECTION 3.09. Realization Upon Defaulted Loans; Required
                                Appraisals; Appraisal Reduction Calculation.

                  (a) The Special Servicer shall, subject to SECTIONS 3.09(b), 3.09(c), 3.09(d), 6.11 and 6.11A, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans and Companion Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to SECTION 3.20; PROVIDED that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such ARD Loan is, in the good faith and reasonable judgment of the Special Servicer, necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such ARD Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with SECTION 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The Special Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in SECTION 3.05(a) or SECTION 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this SECTION 3.09 shall be construed so as to require the Special Servicer, on behalf of the

Trust Fund and, in the case of a Mortgaged Property securing a Loan Pair, on behalf of the related Companion Loan Noteholder, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
SECTION 3.18(e) and the results of any appraisal obtained as provided below in this SECTION 3.09, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan or Companion Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in SECTION 3.18(e), and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. With respect to each Required Appraisal Loan, the Special Servicer will be required to obtain or conduct, as applicable, a Required Appraisal within 90 days of a Mortgage Loan or Companion Loan becoming a Required Appraisal Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes (in accordance with the Servicing Standard) no material change has occurred with respect to the related Mortgaged Property that would draw into question the applicability of such appraisal, in which case such appraisal shall be the Required Appraisal) and thereafter shall obtain or conduct, as applicable, an updated Required Appraisal once every 12 months for so long as such Mortgage Loan or Companion Loan, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer and, in the case of a Mortgaged Property securing a Loan Pair, the related Companion Loan Noteholder, in each such case, promptly following the Special Servicer's receipt of the subject item, and to the Controlling Class Representative upon request, and based thereon, the Special Servicer shall calculate monthly and notify the Trustee, the Master Servicer, the Controlling Class Representative and, in the case of a Loan Pair, the related Companion Loan Noteholder, of any resulting Appraisal Reduction Amount. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, PROVIDED that the Master Servicer may rely on any information provided by the Special Servicer. The Special Servicer shall advance the cost of each such Required Appraisal and updated Required Appraisal; PROVIDED, HOWEVER, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the related Custodial Account pursuant to SECTION 3.05(a) or SECTION 3.05A. At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal", and upon the written request of the Controlling Class Representative, the Special Servicer shall recalculate monthly the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by the Controlling Class Representative and notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount. At any time that any Appraisal Reduction Amount exists with respect to a Loan Pair that constitutes a Required Appraisal Loan, the related Companion Loan Noteholder may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal", and upon the written request of such Companion

Loan Noteholder, the Special Servicer shall recalculate monthly the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by such Companion Loan Noteholder and notify the Trustee, the Master Servicer and such Companion Loan Noteholder of such recalculated Appraisal Reduction Amount.

                  (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer as part of the Trust Fund (and, in the case of any Mortgaged Property securing a Loan Pair, on behalf of the related Companion Loan Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a DE MINIMIS amount of the assets of REMIC I within the meaning of Treasury regulation
Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by SECTION 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. In addition, the Special Servicer shall not acquire any personal property pursuant to this SECTION 3.09 unless either:

                  (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of
         Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Notwithstanding the foregoing provisions of this
SECTION 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of a Mortgaged Property securing a Loan Pair, on behalf of the related Companion Loan Noteholder), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of any Mortgaged Property securing a Loan Pair, the related Companion Loan Noteholder), could, in the reasonable, good faith judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with SECTION 6.11 or SECTION 6.11A, as applicable, and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of any Mortgaged Property securing a Loan Pair, the related Companion Loan Noteholder) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of any Mortgaged Property securing a Loan Pair, the related Companion Loan Noteholder), that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery on the related Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Loan Pair is involved, would maximize the recovery on such Loan Pair to the Certificateholders and the related Companion Loan Noteholder (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Pair, to Certificateholders and the related Companion Loan Noteholder) to be performed at the related Mortgage Rate (or, in the case of a Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair)) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery on the related Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Loan Pair is involved, would maximize the recovery on such Loan Pair to the Certificateholders and the related Companion Loan Noteholder (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Pair, to Certificateholders and the related Companion Loan Noteholder) to be performed at the related Mortgage Rate (or, in the case of a Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair)) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

                  The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in CLAUSES (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by CLAUSE (i) and/or CLAUSE (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to SECTION 3.05 or 3.05A, as applicable (or, in the case of any Loan Pair, to the extent the funds in the related Custodial Account are insufficient, shall be advanced by the Master Servicer).

                  (d) If the environmental testing contemplated by SECTION 3.09(c) above establishes that any of the conditions set forth in CLAUSES (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Companion Loan is affected, the related Companion Loan Noteholder), subject to SECTION 6.11 or
SECTION 6.11A, as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; PROVIDED that, if such Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders (and, if a Companion Loan is affected, the related Companion Loan Noteholder) in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property, (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice, and (iv) if a Companion Loan is affected, the related Companion Loan Noteholder shall have consented thereto in writing.

                  (e) The Special Servicer shall report to the Master Servicer, the Underwriters, the Trustee and, if a Companion Loan is affected, the related Companion Loan Noteholder, monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in SECTION 3.09(c) above has revealed that any of the conditions set forth in CLAUSES (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the affected Mortgage Loan or Companion Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

                  (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Mortgaged Property required by Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

                  (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and, if a Companion Loan is affected, the related Companion Loan Noteholder. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, in the case of a Mortgaged Property securing a Loan Pair, the related Companion Loan Noteholder, no later than the seventh Business Day following such Final Recovery Determination.

                  SECTION 3.10. Trustee and Custodian to Cooperate; Release of
                                Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan or Companion Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee (and, in the case of a Companion Loan, the related Companion Loan Noteholder) by a certification (which certification shall be in the form of a Request for Release in the form of EXHIBIT D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the appropriate Custodial Account pursuant to SECTION 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Companion Loan, the original of the Mortgage Note for such Companion Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Companion Loan, the Trustee shall cause the related Companion Loan Noteholder to release the Mortgage Note for such Companion Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Custodial Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan or Companion Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Companion Loan), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of EXHIBIT D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of EXHIBIT D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of a Companion Loan, the Trustee shall cause the related Companion Loan Noteholder to release the original of the Mortgage Note for such Companion Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) (or such original Mortgage Note for a Companion Loan) to the Trustee or related Custodian (or to the related Companion Loan Noteholder), or the delivery to the Trustee (or the related Companion Loan Noteholder) of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan or Companion Loan, as the case may be, was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to SECTION 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Mortgaged Property securing a Loan Pair, the related Companion Loan Noteholder) of an exigency) of the Special Servicer's request therefor, the Trustee

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shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a Mortgaged Property securing a Loan Pair, also on behalf of the related Companion Loan Noteholder) based on a limited power of attorney issued in favor of the Special Servicer pursuant to
SECTION 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or any related Companion Loan Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, in the case of a Mortgaged Property securing a Loan Pair, the related Companion Loan Noteholder) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Mortgaged Property securing a Loan Pair, also on behalf of the related Companion Loan Noteholder) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) except as relates to a Mortgage Loan or Companion Loan that the Master Servicer or the Special Servicer, as applicable, is servicing pursuant to its respective duties herein (in which case such servicer shall give notice to the Trustee of the initiation), initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause the Trustee to be registered to do business in any state.

                  SECTION 3.11. Servicing Compensation; Payment of Expenses;
                                Certain Matters Regarding Servicing Advances.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan, Companion Loan and REO Loan. As to each Mortgage Loan, Companion Loan and REO Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of a Companion Loan or the related REO Loan, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to a Mortgage Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest,

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to the extent permitted by SECTION 3.05(a) or 3.05A, as applicable. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) Additional servicing compensation in the form of (i) late payment charges, Default Interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Mortgage Loan or Companion Loan and accrued during the time that such Mortgage Loan or Companion Loan, as the case may be, was not a Specially Serviced Loan,
(ii) 100% of each modification fee actually paid by a Mortgagor with respect to a modification, waiver or amendment agreed to by the Master Servicer pursuant to
SECTION 3.20(c), and (iii) 50% of each assumption fee, and 100% of each assumption application fee and each other applicable fee, for approving a transfer of a Mortgaged Property or an interest in a Mortgagor, in each case actually paid by a Mortgagor with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Companion Loan, on behalf of the related Companion Loan Noteholder) pursuant to SECTION 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to SECTION 3.08(a), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and are not required to be deposited in the any Custodial Account; PROVIDED that the Master Servicer's right to receive (pursuant to CLAUSE (I) of this sentence) late payment charges and Default Interest shall be limited to the portion of such items that have not been applied to pay interest on Advances in respect of the related Mortgage Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (except in the case of the Companion Loans); (ii) interest or other income earned on deposits in the Custodial Accounts, the Collection Account and the Interest Reserve Account in accordance with SECTION 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan. As to each Specially Serviced Loan and REO Loan, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as the case may be, outstanding immediately following the Distribution Date in such calendar month; and (ii) be calculated on a 30/360 Basis (or, in the case of a Companion Loan or related REO Loan, on an Actual /360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to a Specially Serviced Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days and, in the case of any other partial period of less than a full month, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties (or, in the case of Special Servicing Fees in respect of any Loan Pair, solely out of collections relating to such Loan Pair or any related REO Property) on deposit in the appropriate Custodial Account pursuant to
SECTION 3.05(a) or SECTION 3.05A, as applicable.

                  As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each Corrected Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest and Additional Interest), Prepayment Premiums and/or Yield Maintenance Charges received on such Mortgage Loan for so long as it remains a Corrected Loan; PROVIDED that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Controlling Class Certificateholder pursuant to SECTION 3.18(b), by the Master Servicer or the Special Servicer pursuant to
SECTION 3.18(c), by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers or a Controlling Class Certificateholder pursuant to SECTION 9.01, by the related Companion Loan Noteholder or its designee pursuant to the related Co-Lender and Servicing Agreement, or by the Depositor pursuant to
SECTION 2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement within 180 days of its discovery or notice of the Breach or Document Defect that gave rise to the repurchase obligation, or in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; PROVIDED that a new Workout Fee will become payable if and when the particular Mortgage Loan or Companion Loan again becomes a Corrected Loan. If the Special Servicer is terminated other than for cause (and other than as a result of an Event of Default under SECTION 7.01(a)(x) or 7.01(a)(xi)) or resigns in accordance with the first sentence of the first paragraph of SECTION 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans and Companion Loans that became Corrected Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan or Companion Loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Loan or REO Property. As to each Specially Serviced Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Liquidation Proceeds; PROVIDED that no Liquidation Fee shall be payable with respect to any such Specially Serviced Loan that becomes a Corrected Loan; and PROVIDED, FURTHER, that no Liquidation Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Controlling Class Certificateholder pursuant to SECTION 3.18(b), by the Master Servicer or the Special Servicer pursuant to SECTION 3.18(c), by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers or a Controlling Class Certificateholder pursuant to SECTION 9.01, by the related Companion Loan Noteholder or its designee pursuant to the related Co-Lender and Servicing Agreement, or by the Depositor pursuant to SECTION 2.03 or the UBS Mortgage Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement within 180 days of its discovery or notice of the Breach or Document Defect that gave rise to the repurchase obligation, or in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property.

                  Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds with respect to such Mortgage Loan.

                  The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) Additional special servicing compensation in the form of
(i) late payment charges or Default Interest actually collected on the Mortgage Loans and Companion Loans that accrued with respect to a Specially Serviced Loan or an REO Loan and (ii) all assumption fees, assumption application fees, other fees payable for approving a transfer of a Mortgaged Property or an interest in a Mortgagor and modification fees actually collected on the Mortgage Loans that are not otherwise payable to the Master Servicer as additional servicing compensation pursuant to SECTION 3.11(b), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to SECTION 3.04(a) or 3.04A(a); PROVIDED that the Special Servicer's right to receive late payment charges and Default Interest pursuant to CLAUSE
(I) of this sentence shall be limited to the portion of such items that have not been applied to pay interest on Advances in respect of the related Specially Serviced Loan or REO Property. The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any of the REO Accounts, if established, in accordance with SECTION 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

                  (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to SECTION 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

                  (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice is given to the Master Servicer or the Special Servicer, as applicable, then (subject to a determination by the Trustee or by the Fiscal Agent that such Servicing Advance would not, if made, be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to a determination that such Servicing Advance would, if made, be a Nonrecoverable Servicing Advance) the Fiscal Agent shall make such Servicing Advance within one Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

                  (g) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) out of late payment charges and Default Interest collected (A) on or in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance relates and (B) during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such late payment charges and Default Interest are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account (or, if such Servicing Advance was made with respect to a Loan Pair, out of other amounts on deposit in the Custodial Account that relate solely to such Loan
Pair). The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate and in accordance with SECTION 3.05(a) or 3.05A, as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the related Custodial Account.

                  (h) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by either the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, in the case of a Mortgaged Property securing a Loan Pair, to the related Companion Loan Noteholder), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in SECTION 3.18(e) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; PROVIDED, HOWEVER, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by SECTION 3.11(f) unless the

Trustee or the Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

                  (i) Notwithstanding anything set forth herein to the contrary, however, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved) pay directly out of the Pool Custodial Account, the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, the Westfield Portfolio Custodial Account or the Sangertown Square Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; PROVIDED that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole) or, in the case of any Loan Pair and withdrawals from the related Custodial Account, is in the best interests of the Certificateholders and the related Companion Loan Noteholder (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the related Companion Loan Noteholder and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

                  SECTION 3.12. Property Inspections; Collection of Financial
                                Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan or Companion Loan becomes a Specially Serviced Loan and annually thereafter for so long as the related Mortgage Loan or Companion Loan remains a Specially Serviced Loan, the cost of which shall be paid by the Special Servicer and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which shall be paid by the Special Servicer and shall be reimbursable as a Servicing Advance. Beginning in 2001, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a non-Specially Serviced Loan (i) at least once every three calendar years in the case of Mortgaged Properties securing Credit Lease Loans, (ii) at least once every two calendar years in the case of Mortgaged Properties securing Mortgage Loans (other than Credit Lease Loans) that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less and (iii) at least once every calendar year in the case of all other such Mortgaged Properties; PROVIDED that if, with respect to any Credit Lease Loan, the Master Servicer shall gain actual knowledge that Moody's or S&P has downgraded below "BB+" (or the equivalent) or withdrawn its rating of the long-term senior unsecured debt or similar obligations of the applicable Rated Party, the Master Servicer shall promptly inspect the related Mortgaged Property and shall continue to make such inspections annually thereafter until the above described ratings of the applicable Rated Party are again at least "BB+"(or the equivalent) by Moody's or S&P, as the case may be. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Representative upon request, subject to payment of a reasonable fee.

                  The Special Servicer, in the case of any Specially Serviced Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage Loans and Companion Loans, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request. In addition to the foregoing and solely with respect to each Loan Pair, the Special Servicer and the Master Servicer, as applicable, shall each consistent with the Servicing Standard, use reasonable efforts to obtain occupancy reports, sales reports for retail tenants, 24-month rolling lease expiration schedules, reserve balances and capital expenditure statements, as well as information as to bankrupt tenants and tenants whose leases have expired and have not been renewed. The Special Servicer shall, promptly following receipt, deliver copies of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies of all such materials received or obtained by it pursuant to the foregoing sentence to the Trustee, the Special Servicer, any Controlling Class Certificateholders or, in the case of a Loan Pair, to the related Companion Loan Noteholder, in each case upon request.

                  Within 30 days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the Trustee, upon request, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

                  The Master Servicer shall prepare and maintain one Operating Statement Analysis Report for each Mortgaged Property and REO Property. The Operating Statement Analysis Report for each Mortgaged Property and REO Property is to be updated by the Master Servicer, within thirty days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer shall use the "Normalized" column from the NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding Operating Statement Analysis Report and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the NOI Adjustment Worksheet for such property. Copies of Operating Statement Analysis Reports and NOI Adjustment Worksheets are to be made available by the Master Servicer to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request.

                  (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans and any REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File Report; and (ii) a Comparative Financial Status Report. Not later than 2:00 p.m. (New York City time) on the third Business Day prior to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans, any REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Loans, any Corrected
Loans: (i) a Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report; (iii) an Historical Liquidation Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report.

                  (c) Not later than 1:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent Historical Loan Modification Report, Historical Liquidation Report and REO Status Report received from the Special Servicer pursuant to
SECTION 3.12(b); (ii) the most recent CMSA Property File Report, Delinquent Loan Status Report, Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a Servicer Watch List with information that is current as of the related Determination Date. The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with SECTION 3.11(g), 4.03(d) and/or 4.03A(d), such information to be presented on a loan-by-loan basis.

                  (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in SECTION 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder the reports set forth in SECTION 3.12(c) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to SECTION 3.12(b). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to SECTION 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to SECTION 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to SECTION 3.12(b) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to SECTION 3.12(b), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by SECTION 3.12(c) caused by the Special Servicer's failure to timely provide any report required under SECTION 3.12(b) of this Agreement.

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

                  SECTION 3.12A. Delivery of Certain Reports to the Companion
                                 Loan Noteholders.

                  (a) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Companion Loan Noteholder a written report, prepared in the manner set forth in SECTION 3.12, of each inspection performed by it with respect to the Mortgaged Property that secures such Companion Loan Noteholder's Companion Loan.

                  The Master Servicer shall promptly deliver to each Companion Loan Noteholder: (i) copies of operating statements and rent rolls; (ii) upon request, annual NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to SECTION 3.12 with respect to the Mortgaged Property that secures such Companion Loan Noteholder's Companion Loan.

                  (b) If the Mortgage Loan and Companion Loan forming any Loan Pair constitute Specially Serviced Loans, or if the Mortgaged Property for such Loan Pair has become an REO Property, then each calendar month, not later than 1:00 p.m. (New York City time) on the later of the related Determination Date in such month and the second Business Day prior to the related Loan Pair Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to such Loan Pair and/or the related Mortgaged Property, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File Report (as defined in the related Co-Lender and Servicing Agreement); and (ii) a Comparative Financial Status Report (as defined in the related Co-Lender and Servicing Agreement). If the Mortgage Loan and the Companion Loan forming any Loan Pair constitute Specially Serviced Loans, or if the Mortgaged Property for such Loan Pair has become an REO Property, then each calendar month, not later than 1:00 p.m. (New York City time) on the later of the related Determination Date in such month and the second Business Day prior to the related Loan Pair Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to such Loan Pair: (i) a Delinquent Loan Status Report;
(ii) an Historical Liquidation Report; (iii) an Historical Loan Modification Report; and (iv) an REO Status Report (each such report, for the purposes hereof, as defined in the related Co-Lender and Servicing Agreement).

                  (c) Not later than 1:00 p.m. (New York City time) on the Business Day prior to each applicable Loan Pair Remittance Date, the Master Servicer shall prepare all such Servicing Reports (as defined in the related Co-Lender and Servicing Agreement) as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to SECTION 3.12A(b). The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with SECTION 3.11(g), 4.03(d) and/or 4.03A(d), such information to be presented on a loan-by-loan basis.

                  (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in SECTION 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to SECTION 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to either Companion Loan Noteholder pursuant to SECTION 3.12B(a), to the extent that such information is based on reports to be provided by the Special

Servicer pursuant to SECTION 3.12A(b) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to SECTION 3.12A(b), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by SECTION 3.12B(a) caused by the Special Servicer's failure to timely provide any report required under SECTION 3.12A(b) of this Agreement.

                  (e) In addition to the foregoing, on the last Business Day of each calendar month (commencing in May 2000), the Master Servicer shall notify each Companion Loan Noteholder by facsimile transmission of the expected remittance to be made thereto on the next succeeding applicable Loan Pair Remittance Date, and the Special Servicer shall provide the Master Servicer, one Business Day prior to such last Business Day, with such information in the Special Servicer's possession to allow the Master Servicer to provide such notice to each Companion Loan Noteholder.

                  SECTION 3.12B. Statements to Companion Loan Noteholders.

                  (a) On the Business Day prior to each applicable Loan Pair Remittance Date, the Master Servicer shall forward to the applicable Companion Loan Noteholder all Servicing Reports (as defined in the related Co-Lender and Servicing Agreement) prepared with respect to each Loan Pair, pursuant to
SECTION 3.12A, during the calendar month in which such applicable Loan Pair Remittance Date occurs.

                  (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by SECTION 3.12B(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

                  Absent manifest error, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party or each other.

                  SECTION 3.13. Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each Companion Loan Noteholder and each other, on or before April 30 of each year, beginning April 30, 2001 (or, as to any such year, such earlier date as is contemplated by the last sentence of this SECTION 3.13), an Officer's Certificate (the "ANNUAL PERFORMANCE CERTIFICATION") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 2000, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2000.

                  SECTION 3.14. Reports by Independent Public Accountants.

                  On or before April 30 of each year, beginning April 30, 2001 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "ANNUAL ACCOUNTANTS' REPORT") to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each Companion Loan Noteholder and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 15 of such following year; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2000.

                  The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this SECTION 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, PROVIDED that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

                  SECTION 3.15. Access to Certain Information.

                  Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, each Companion Loan Noteholder and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be) or Companion Loan Noteholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control (which access shall be limited, in the case of any Companion Loan Noteholder or any regulatory authority seeking such access in respect of a Companion Loan Noteholder, to records relating to the related Companion Loan), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or a Companion Loan Noteholder. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

                  In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, Certificate Owner, Companion Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder, Certificate Owner or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder, Certificate Owner or Companion Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; PROVIDED that no charge may be made if such information or access was required to be given or made available under applicable law.

                  SECTION 3.16. Title to REO Property; REO Accounts.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case where such REO Property was previously a Mortgaged Property securing a Companion Loan, on behalf of the related Companion Loan Noteholder. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property by the end of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code, unless (except in the case of an REO Property that previously secured a Loan Pair) the Special Servicer either (i) applies, more than sixty days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO EXTENSION") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by CLAUSE (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by CLAUSE (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by CLAUSE (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by CLAUSE (ii) of the second preceding sentence, shall be covered by, and reimbursable as, a Servicing Advance.

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property other than the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, the Special Servicer shall establish and maintain one or more accounts (collectively, the "POOL REO ACCOUNT"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, the Special Servicer shall establish an REO Account solely with respect to such property (the "CHERRY CREEK MALL REO ACCOUNT", in the case of an REO Property that was formerly the Cherry Creek Mall Mortgaged Property, the "ANNAPOLIS MALL REO ACCOUNT", in the case of an REO Property that was formerly the Annapolis Mall Mortgaged Property, the "WESTFIELD PORTFOLIO REO ACCOUNT", in the case of an REO Property that was formerly the Westfield Portfolio Mortgaged Property, and the "SANGERTOWN SQUARE REO ACCOUNT", in the case of an REO Property that was formerly the Sangertown Square Mortgaged Property), to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholder. The Pool REO Account, the Cherry Creek Mall REO Account, the Annapolis Mall REO Account, the Westfield Portfolio REO Account and the Sangertown Square REO Account shall each be Eligible Accounts. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of any REO Property. Funds in an REO Account (other than any such funds representing Additional Interest) may be invested in Permitted Investments in accordance with SECTION 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with SECTION 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in SECTION 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to each Companion Loan Noteholder of the location of the related REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the corresponding Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the corresponding Custodial Account) the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence; PROVIDED that the Special Servicer may retain in an REO Account such portion of proceeds and collections in respect of any related REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period. For purposes of the foregoing, the Pool REO Account, the Cherry Creek Mall REO Account, the Annapolis Mall REO Account, the Westfield Portfolio REO Account and the Sangertown Square REO Account correspond to the Pool Custodial Account, the Cherry Creek Mall Custodial Account, the Annapolis Mall Custodial Account, the Westfield Portfolio Custodial Account and the Sangertown Square Custodial Account, respectively.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to SECTION 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

                  SECTION 3.17. Management of REO Property.

                  (a) Prior to the acquisition of title to a Mortgaged Property, other than the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO TAX"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (PROVIDED, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "PROPOSED PLAN") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

                  The Special Servicer's decision as to how each REO Property, other than an REO Property that was formerly the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, shall be managed and operated based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially reasonable and consistent with SECTION 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property. In connection with performing their respective duties under this SECTION 3.17(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

                  (b) If title to any REO Property, other than an REO Property that was formerly the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by SECTION 3.17(a), either result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event, Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the Pool REO Account, to the extent of amounts on deposit therein with respect to any such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

                  To the extent that amounts on deposit in the Pool REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; PROVIDED, HOWEVER, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

                  (c) Without limiting the generality of the foregoing, the Special Servicer shall not:

                  (i) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate any Mortgaged Property as REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Special Servicer as a Servicing Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  (d) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property, other than an REO Property that was formerly the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, PROVIDED that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                  (iii) except as permitted under SECTION 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in SECTION 3.17(b) above, and
         (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this SECTION 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this SECTION 3.17(d) shall be deemed a Sub-Servicing Agreement for purposes of SECTION 3.22.

                  SECTION 3.17A. Management and Disposition of the Cherry Creek
                                 Mall Mortgaged Property, Annapolis Mall
                                 Mortgaged Property, Westfield Portfolio
                                 Mortgaged Property and Sangertown Square
                                 Mortgaged Property After Becoming REO Property.

                  (a) If title to the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property is acquired hereunder on behalf of the Trustee (in trust and for the benefit of the Certificateholders) and the related Companion Loan Noteholders, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders and the related Companion Loan Noteholder. In such case:

                  (i) the Special Servicer shall manage, conserve, protect and operate the REO Property solely for the purpose of its prompt distribution and sale in a manner that does not and will not

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         cause the REO Property to fail to qualify as "foreclosure property"
         within the meaning of Section 860G(a)(8) of the Code, or result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or result in an Adverse REMIC Event, provided, that the Special Servicer shall be permitted to earn or cause such REO Property to earn "net income from foreclosure property" which is taxable to REMIC I if, in its reasonable judgment, such method of earning income with respect to such REO Property will result in a higher net after tax recovery than another method of earning income with respect to such REO Property; and

                  (ii) the Special Servicer, on behalf of the Trustee (in trust and for the benefit of the Certificateholders) and the related Companion Loan Noteholder, shall sell the Mortgaged Property by the end of the third calendar year following the calendar year in which the ownership of the REO Property was so acquired for purposes of Section 860G(a)(8) of the Code.

                  (b) Subject to the foregoing, if title to the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property is acquired hereunder on behalf of the Trustee (in trust and for the benefit of the Certificateholders) and the related Companion Loan Noteholder, the Special Servicer shall have full power and authority to do any and all things in connection with the operation, management, maintenance and disposition of the REO Property as is consistent with the Servicing Standard and shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; (iii) any ground rents in respect of such REO Property; and

                  (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

                  To the extent that amounts on deposit in the related REO Account in respect of any such REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; PROVIDED, HOWEVER, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings. The Special Servicer shall notify the Master Servicer if it shall have made any such Servicing Advance within the previous 30-day period.

                  (c) Without limiting the generality of the foregoing, the Special Servicer shall not:

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                  (i) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate any Mortgaged Property as REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Special Servicer as a Servicing Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  (d) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property that was formerly the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, PROVIDED that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be netted out of collections on the REO Property prior to their being remitted to the Special Servicer) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of the REO Property, including those listed in
         SECTION 3.17A(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

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                  (iv) none of the provisions of this SECTION 3.17A(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of the REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of the REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any such Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this SECTION 3.17A(d) shall be deemed a Sub-Servicing Agreement for purposes of SECTION 3.22.

                  SECTION 3.18. Sale of Mortgage Loans and REO Properties.

                  (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this
SECTION 3.18 or as otherwise expressly provided in or contemplated by SECTIONS 2.03(a) and 9.01 and, in the case of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, in Section 4.03 of the related Co-Lender and Servicing Agreement.

                  (b) If the Special Servicer has determined in good faith that any Defaulted Mortgage Loan will become subject to foreclosure or similar proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, whereupon the Trustee shall, within 10 days after receipt of such notice, notify each Controlling Class Certificateholder. Any Controlling Class Certificateholder may, at its option (with preference among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class), at any time after its receipt of such notice and prior to the liquidation thereof, purchase any such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price; PROVIDED that, if no Controlling Class Certificateholder has purchased any such Defaulted Mortgage Loan within 10 Business Days after its receipt of such notice, then (i) for 5 Business Days following the expiration of such 10 Business Day period, its right to effect such purchase will be subordinate to the rights of the Master Servicer and the Special Servicer pursuant to SUBSECTION (c) below and (ii) thereafter, its right to effect such purchase will be of equal priority with the rights of the Special Servicer pursuant to SUBSECTION (c) below. The Purchase Price for any Mortgage Loan purchased under this SUBSECTION (b) shall be deposited into the Pool Custodial Account; and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchasing Controlling Class Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Controlling Class Certificateholder ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchasing Controlling Class Certificateholder. Notwithstanding the foregoing, if any Defaulted Mortgage Loan purchased pursuant to this SECTION 3.18(b) is the Cherry Creek Mall Mortgage Loan, the

Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by SECTION 3.26 hereof.

                  (c) If no Controlling Class Certificateholder has purchased any Defaulted Mortgage Loan within 10 Business Days of its having received notice in respect thereof pursuant to SECTION 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Special Servicer) may at its option, at any time after the expiration of such 10 Business Day period and with priority over the Controlling Class Certificateholders for the first 5 Business Days following such 10 Business Day period, purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. Following the expiration of such 5-Business Day Period, the Special Servicer and any Controlling Class Certificateholder shall have equal rights (with preference between such parties being given to the party that first notifies the Trustee in writing of its intention to purchase the subject Defaulted Mortgage Loan), in each case with priority over the Master Servicer to purchase any Defaulted Mortgage Loan at the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this SUBSECTION (c) shall be deposited into the Pool Custodial Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer. Notwithstanding the foregoing, if any Defaulted Mortgage Loan purchased pursuant to this SECTION 3.18(c) is the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by
SECTION 3.26 hereof.

                  (d) The Special Servicer, at any time, may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to SECTION 3.18(b) or
SECTION 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. Subject to SECTIONS 3.18(h), 6.11 and 6.11A, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. Notwithstanding the foregoing, if any Defaulted Mortgage Loan purchased pursuant to this SECTION 3.18(d) is the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by SECTION 3.26 hereof.

                  The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by SECTION 3.16(a). Subject to SECTIONS 3.18(h), 6.11 and 6.11A, the Special Servicer shall accept the first

(and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by SECTION 3.16(a), then (subject to SECTION 6.11 or 6.11A, as applicable) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

                  The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this SECTION 3.18(d).

                  No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

                  (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
SECTION 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in SECTION 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this SECTION 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, PROVIDED that the Trustee has otherwise determined, as provided above in this SECTION 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

                  (f) Subject to SECTIONS 3.18(a) through 3.18(e) above, SECTION
6.11 and SECTION 6.11A, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Pool Custodial Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (g) Any sale of a Defaulted Mortgage Loan or any REO Property pursuant to this SECTION 3.18 shall be for cash only and shall be on a servicing released basis. The provisions of this SECTION 3.18 shall in no way limit the obligations of the Special Servicer to proceed with respect to any Specially Serviced Loan in accordance with SECTION 3.09 at the same time that such Mortgage Loan may be offered or eligible for sale in accordance with this
SECTION 3.18.

                  (h) Notwithstanding any of the foregoing paragraphs of this
SECTION 3.18, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole) (or, in the case of an REO Property that relates to a Loan Pair, the best interests of the Certificateholders and the applicable Companion Loan Noteholder (as a collective whole)). In addition, the Special Servicer may, subject to SECTION 6.11 or 6.11A, as applicable, accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (or, in the case of an REO Property that relates to a Loan Pair, the best interests of the Certificateholders and the applicable Companion Loan Noteholder (as a collective whole)) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

                  SECTION 3.19. Additional Obligations of the Master Servicer;
                                the Special Servicer's Right to Request the
                                Master Servicer to Make Servicing Advances.

                  (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Mortgage Loans that are not Specially Serviced Loans and have not become REO Loans and (ii) the sum of (1) the aggregate of all Master Servicing Fees received by the Master Servicer for such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.05% per annum with respect to each and every Mortgage Loan) and (2) the aggregate amount of Prepayment Interest Excesses received in respect of the entire Mortgage Pool during such Collection Period; PROVIDED, HOWEVER, that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to such Mortgage Loan without any limitation of the kind set forth in CLAUSES (1) and (2) above.

                  (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within ten (10) days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with SECTIONS 3.05(a), 3.05A and 3.11(g), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

                  Notwithstanding the foregoing provisions of this SECTION 3.19(c), the Master Servicer shall not be required to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a

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

Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination.

                  SECTION 3.20. Modifications, Waivers, Amendments and Consents.

                  (a) Subject to SECTIONS 3.20(b) through 3.20(f) and 3.20(l) below, and further subject to SECTION 6.11 or 6.11A, as applicable, the Special Servicer (or, under the limited circumstances set forth in SECTION 3.20(c), the Master Servicer) may, on behalf of the Trustee and, in the case of a Companion Loan, the related Companion Loan Noteholder, agree to any modification, waiver or amendment of any term of any Mortgage Loan or Companion Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

                  (b) All modifications, waivers or amendments of any Mortgage Loan (including the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

                  (c) In the case of any Mortgage Loan or Companion Loan other than a Specially Serviced Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible for responding to any request by a Mortgagor for the consent or approval of the mortgagee or a modification, waiver or amendment of any term thereof, PROVIDED that such consent or approval or such modification, waiver or amendment would not (except as permitted by SECTIONS 3.02(a) and 3.20(l) hereof) affect the amount or timing of any of the payment terms of such Mortgage Loan or Companion Loan (including payment terms related to late payment charges), result in the release of the related Mortgagor from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release, addition or substitution of any material collateral for such Mortgage Loan or Companion Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. With respect to any action proposed to be taken by the Master Servicer under this SECTION 3.20(c) where the thresholds in CLAUSES (i) through (v) below are exceeded, or which involves the situations set forth in the proviso to the previous sentence, the Special Servicer only may take such action. To the extent consistent with the foregoing, but subject to SECTION 3.20(f), the Master Servicer shall also be responsible for the following with respect to the Mortgage Loans and Companion Loans (other than Specially Serviced Loans):

                  (i) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, PROVIDED that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

                  (ii) Approving routine leasing activity with respect to leases for less than the lesser of (A) 50,000 square feet and (B) 20% of the related Mortgaged Property;

                  (iii) Approving a transfer of equity in a Mortgagor from one current equity holder to another, PROVIDED that such transfer of equity does not (A) affect (if applicable) the status of such Mortgagor or such equity holder as a special purpose, bankruptcy-remote entity, (B) result in a change of control of such Mortgagor, (C) cause the transferee to hold more than 49% of the equity in such Mortgagor, (D) relate to a Mortgage Loan that represents 2% or more of the then aggregate principal balance of the Mortgage Pool or (E) relate to a Loan Pair;

                  (iv) Approving annual budgets for the related Mortgaged Property, PROVIDED that no such budget (A) relates to a fiscal year in which an Anticipated Repayment Date occurs, (B) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (C) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date); and

                  (v) Approving a change of the property manager at the request of the related Mortgagor, PROVIDED that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Mortgage Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool and (C) none of the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property is involved.

                  Except as permitted by SECTION 3.02(a), this SECTION 3.20(c) and Section 3.20(l) the Master Servicer may not agree to waive, modify or amend any term of any Mortgage Loan or respond to any Mortgagor requests for mortgagee consent. Furthermore, the Master Servicer may not agree to any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool.

                  (d) Except as provided in SECTION 3.02(a), SECTION 3.08 or
SECTION 3.20(e), the Special Servicer, on behalf of the Trustee and, in the case of a Companion Loan, the related Companion Loan Noteholder, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan or Companion Loan that would:

                  (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

                  (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                  (iii) except as expressly contemplated by the related Mortgage or pursuant to SECTION 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released;

                  (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

                  (v) otherwise result in a tax to a Companion Loan Noteholder.

                  (e) Notwithstanding SECTION 3.20(d), but subject to the third paragraph of this SECTION 3.20(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Loan (iv) accept a Principal Prepayment on any Specially Serviced Loan during any Lockout Period or (v) extend the maturity of any Mortgage Loan; PROVIDED that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to the Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Mortgage Loan to Certificateholders (as a collective whole) or, if a Loan Pair is involved, would increase the recovery on such Loan Pair to Certificateholders and the applicable Companion Loan Noteholder (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of a Loan Pair, to Certificateholders and the related Companion Loan Noteholder), to be performed at the related Mortgage Rate (or, in the case of a Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair)), and (C) such modification, waiver or amendment would not cause an Adverse REMIC Event in respect of any REMIC Pool or otherwise result in a tax under the Code to a Companion Loan Noteholder; and PROVIDED, FURTHER, that any modification, waiver or amendment of the payment terms of any Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and Co-Lender and Servicing Agreement, such that neither the Trust as holder of the Mortgage Loan in such Loan Pair nor the related Companion Loan Noteholder shall gain a priority over the other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender and Servicing Agreement, reflected in the related loan documents and Co-Lender and Servicing Agreement.

                  In addition, notwithstanding SECTION 3.20(d), but subject to the third paragraph of this SECTION 3.20(e), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and, if the extension is for more than six months beyond the related Stated Maturity Date, the Special Servicer has obtained an appraisal, complying with the standards of the Appraisal Institute, of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by CLAUSE (B) of the proviso to the immediately preceding paragraph.

                  In no event shall the Special Servicer: (i) extend the maturity date of a Mortgage Loan or Companion Loan beyond the date that is two years prior to the last Rated Final Distribution Date; (ii) extend the maturity date of any Mortgage Loan for more than 3 one-year periods (or, in the case of a Loan Pair, a single one-year period), unless it receives confirmation from each Rating Agency that an

Adverse Rating Event would not occur as a result thereof; (iii) extend the maturity date of any Mortgage Loan or Companion Loan which has a Mortgage Rate below the prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer, unless (A) (1) such Mortgage Loan or Companion Loan, as the case may be, is a Balloon Loan, (2) the related Mortgagor has failed to make the Balloon Payment at its Stated Maturity Date and
(3) such Balloon Loan is not a Specially Serviced Loan (other than by reason of the failure to make its Balloon Payment) and has not been delinquent with respect to a Monthly Payment (other than the Balloon Payment) in the preceding twelve months, or (B) the related Mortgagor agrees to an increase in the related Mortgage Rate to at least the prevailing interest rate for the entire extension period; or (iv) if the Mortgage Loan or Companion Loan is secured by a Ground Lease (but not the related fee interest), extend the maturity date of such Mortgage Loan or Companion Loan, as the case may be, beyond the date which is 10 years prior to the expiration of the term of such Ground Lease.

                  The determination of the Special Servicer contemplated by CLAUSE (B) of the proviso to the first paragraph of this SECTION 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of a Loan Pair, the related Companion Loan Noteholder) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

                  (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall take any of the following actions unless (1) the mortgagee is not given discretion under the terms of the related Mortgage Loan or Companion Loan or (2) it has received prior written confirmation from the applicable Rating Agency or Agencies as specified below that such action will not result in an Adverse Rating Event:

                  (i) with respect to any Mortgaged Property that secures either
         (A) a Companion Loan or (B) a Mortgage Loan that (1) in the case of Moody's, has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool and (2) in the case of Fitch, is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or is then a part of one of the ten largest groups (measured by aggregate unpaid balance) of Mortgage Loans with related Mortgagors, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

                  (ii) with respect to (A) each Companion Loan and (B) each Mortgage Loan that (1) in the case of Moody's, has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool and (2) in the case of Fitch, is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool or is then a part of one of the ten largest groups (measured by aggregate unpaid balance) of Mortgage Loans with related Mortgagors, the giving of any consent or approval regarding the transfer of any interest in the related Mortgaged Property or of any direct or indirect interest in (I) the related Mortgagor or (II) the general partner(s), managing member(s), shareholder(s), limited partner(s) or other equity owner(s) of the related Mortgagor or any other entity required to be a single purpose entity in respect of such Mortgage Loan.

                  Any party hereto seeking Rating Agency confirmation with respect to the matters described above shall deliver a Review Package to such Rating Agency.

                  (g) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan or Companion Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

                  (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Companion Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

                  (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, where a Companion Loan is affected, the related Companion Loan Noteholder, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Companion Loan (including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer), an original recorded counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 30 calendar days) following the execution and recordation thereof.

                  (j) To the extent that either the Master Servicer or Special Servicer waives any Default Interest or late payment charge in respect of any Mortgage Loan or Companion Loan, whether pursuant to SECTION 3.02(a) or this
SECTION 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer out of such Default Interest or late payment charges shall be reduced proportionately based upon the respective amounts that had been payable thereto out of such Default Interest or late payment charges immediately prior to such waiver.

                  (k) If, with respect to any Defeasance Loan under which the lender can require defeasance in lieu of prepayment, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay the related Defeasance Loan in accordance with the terms thereof, then, except as set forth below, the Master Servicer shall, subject to the next paragraph and the related loan documents, (i) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (ii) notify each Rating Agency (but in the case of Fitch, solely with respect to a Mortgage Loan that is then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool) or is then a part of one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors, the Trustee, the Underwriters and the Special Servicer of its request to the Mortgagor to defease a Mortgage Loan and
(iii) upon the written confirmation from each Rating Agency that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in an Adverse Rating Event, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3.

                  Notwithstanding the above, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral in lieu of prepayment under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor will be liable for any shortfalls from the Defeasance Collateral or otherwise become subjected to recourse liability with respect to the Defeasance Loan, (iii) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountant's fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (iv) in the case of a Defeasance Loan that either is a Companion Loan or has an unpaid principal balance at least equal to 2% of the then aggregate principal balance of the Mortgage Pool, either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in an Adverse Rating Event.

                  All expenses related to the defeasance of a Defeasance Loan shall be charged to the related Mortgagor or other responsible party.

                  (l) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on such ARD Loan if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required under such ARD Loan in connection with such prepayment except for such accrued Additional Interest, and, further, if the Master Servicer had determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) (or, if a Loan Pair is involved, to produce a greater payment to the Certificateholders and the related Companion Loan Noteholder (as a collective whole)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Pair, to Certificateholders and the related Companion Loan Noteholder) to be performed at the related Mortgage Rate (or in the case of a Loan Pair, at the weighted average of the Mortgage Rates for such Loan Pair) than a refusal to waive the right to such Additional Interest; PROVIDED that, any such waiver of Additional Interest accrued on any Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and Co-Lender and Servicing Agreement, such that the related Companion Loan Noteholder shall not gain any priority over the Trust as holder of the Mortgage Loan in such Loan Pair with respect to the payment of such Additional Interest. The Master Servicer shall have no liability to the Trust, the

Certificateholders or any other person so long as such determination is exercised in accordance with the Servicing Standard.

                  SECTION 3.21. Transfer of Servicing Between Master Servicer
                                and Special Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan or Companion Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan or Companion Loan, as the case may be, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; PROVIDED, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Mortgage Loan or Companion Loan becoming a Specially Serviced Loan. The Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Loan in accordance with the requirements hereof.

                  Upon determining that a Specially Serviced Loan has become a Corrected Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five Business Days of such occurrence return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan or Companion Loan, as applicable, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan or Companion Loan, as applicable, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan or Companion Loan, as applicable shall resume.

                  Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; PROVIDED that no Cross-Collateralized Mortgage Loan may become a Corrected Loan at anytime that a continuing

Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

                  (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

                  (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Loans and REO Properties, the information described in CLAUSES (vi) through (xv) of SECTION 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in CLAUSES (xxiv) and (xxx) of SECTION 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Loan and REO Property during the related Collection Period,
(4) in writing, a brief narrative summary of the status of each Specially Serviced Loan and (5) such additional information relating to the Specially Serviced Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this SUBSECTION (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

                  SECTION 3.22. Sub-Servicing Agreements.

                  (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, PROVIDED that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of SECTIONS 7.01(a)(x) and (xi), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in SECTION 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (PROVIDED, HOWEVER, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 60 days thereafter) may only be terminated by the Trustee or its designee as contemplated by SECTION 3.22(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement); (iii) provides that the Trustee, for the benefit of the Certificateholders, and any affected Companion Loan Noteholder shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding CLAUSE
(ii)) none of the Trustee, the Trust, any successor Master Servicer, the Special Servicer or any affected Companion Loan Noteholder, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by
SECTION 3.08, SECTION 3.09 and SECTION 3.20 hereof without the consent of such Special Servicer; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan or Companion Loan serviced thereunder, terminate at the time such Mortgage Loan or Companion Loan becomes a Specially Serviced Loan (or, alternatively, be subject to the Special Servicer's rights to service the Mortgage Loan or Companion Loan for so long as such Mortgage Loan or Companion Loan continues to be a Specially Serviced Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Loans and shall terminate with respect to any such Mortgage Loan or Companion Loan which ceases to be a Specially Serviced Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements and, to each Companion Loan Noteholder, copies of any Sub-Servicing Agreement relating to the related Companion Loan, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with SECTIONS 3.11(g), 4.03(d) and 4.03A(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders and any affected Companion Loan Noteholder in writing promptly of the appointment by it of any Sub-Servicer.

                  (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and
(ii) shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

                  (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Companion Loan, also for the benefit of the related Companion Loan Noteholder, shall (at no expense to the Trustee, the Certificateholders, any affected Companion Loan Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans or Companion Loans.

(d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 60 days thereafter) that still exists at the time of such termination:
(i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee);
(ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), PROVIDED that neither the Trustee nor any successor Master Servicer shall enter into a new Sub-Servicing Agreement with a Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or Mortgage Loan Seller under the existing Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any Underwriter or Mortgage Loan Seller as a third party beneficiary under such Sub-Servicing Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such Underwriter or Mortgage Loan Seller, as the case may be; or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

                  The Sub-Servicing Agreements in effect or being negotiated as of the Closing Date are listed on EXHIBIT K hereto.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Companion Loan Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans, the Companion Loans or REO Properties for which it is responsible.

                  SECTION 3.23. Representations and Warranties of the Master
                                Servicer.

                  (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

                  (i) The Master Servicer is a national banking association, duly organized under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and
         (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

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

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

                  (viii) The Master Servicer possesses all insurance required pursuant to SECTION 3.07(c) of this Agreement.

                  (ix) The Master Servicer has reviewed all Sub-Servicing Agreements in effect as of the Closing Date and will review all Sub-Servicing Agreements entered into by it after the Closing Date.

                  (x) The Master Servicer's computer-based systems deemed to be "mission critical" to its business (including its performance of its obligations hereunder) are able to operate and effectively process data, including dates on and after January 1, 2000.

                  (b) The representations and warranties of the Master Servicer set forth in SECTION 3.23(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in SECTION 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in SECTION 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 3.24. Representations and Warranties of the Special
                                Servicer.

                  (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

                  (i) The Special Servicer is a corporation, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

                  (viii) The Special Servicer possesses all insurance required pursuant to SECTION 3.07(c) of this Agreement.

                  (ix) The Special Servicer's computer-based systems deemed to be "mission critical" to its business (including its performance of its obligations hereunder) are able to operate and effectively process data, including dates on and after January 1, 2000.

                  (b) The representations and warranties of the Special Servicer set forth in SECTION 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon

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discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in SECTION 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in SECTION 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 3.25. Credit Leases.

                  Within 30 days after the Closing Date, the Master Servicer shall notify the insurer under any Lease Enhancement Policy and/or Residual Value Insurance Policy for any Credit Lease Loan that (i) both the Master Servicer and the Special Servicer shall be sent notices under each such policy and (ii) the Trustee for the benefit of the Certificateholders shall be the loss payee under each such policy. In the event that the Master Servicer has actual knowledge of any event (an "INSURED EVENT") giving rise to a claim under any Lease Enhancement Policy or Residual Value Insurance Policy, the Master Servicer shall prepare and file a "proof of loss" form with the appropriate insurer within five Business Days after receiving notice of any Insured Event under any such policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. With respect to each Lease Enhancement Policy and Residual Value Insurance Policy, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders; and, at least ten Business Days prior to any date on which any action must be taken under such policy to realize the full value of such policy for the benefit of the Certificateholders, the Master Servicer shall take such action, consistent with the Servicing Standard.

                  The Master Servicer shall abide by the terms and conditions precedent to payment of claims under the Lease Enhancement Policies and Residual Value Insurance Policies and take all such action as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

                  The Master Servicer shall make a Servicing Advance with respect to a Mortgaged Property subject to a Credit Lease in an amount equal to all such funds as are necessary for the costs of maintenance or repair of a Mortgaged Property or other obligation of the related Mortgagor to the extent the failure to complete such maintenance or repair or other obligation may give rise to a Maintenance Right or Additional Right of the related Tenant and PROVIDED that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable from collections from the related Mortgagor, the related Reserve Funds or excess cash flow after scheduled debt service on the related Mortgage Loan or as may be provided in the related Credit Lease or general collections on the Mortgage Pool if so permitted by SECTION 3.05(a)(vii). Notwithstanding the foregoing, the Master Servicer shall not make such Servicing Advance or take such action unless the Master Servicer shall determine that such Advance or action would not result in liability to the Master Servicer or the Trust under any applicable law or the Mortgage Loan documents. The Master Servicer may consult with legal counsel in making such determination, and the reasonable cost of such consultation shall be covered by, and be reimbursable as, a Servicing Advance by the

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

Master Servicer. So long as the related Tenant is making its payments in an amount otherwise sufficient to make the scheduled Monthly Payments under the Mortgage Loan and the Master Servicer has not determined that such Servicing Advance plus interest has or will become a Nonrecoverable Servicing Advance, the Master Servicer may not transfer the Mortgage Loan to the Special Servicer under CLAUSE (c) of the definition of "Specially Serviced Loan". The Master Servicer shall notify the Special Servicer of any Credit Lease Loan in respect of which it has made Servicing Advances pursuant to this SECTION 3.25. No costs incurred by the Master Servicer in effecting the foregoing payments shall be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor or the related Tenant such costs, together with interest thereon.

                  In the event that the Master Servicer receives notice of any termination of a Lease Enhancement Policy or a Residual Value Insurance Policy, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of such termination of a Lease Enhancement Policy or a Residual Value Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Trust Fund expense (to the extent not required to be paid, and not actually paid, by the related Mortgagor under the applicable Mortgage Loan documents).

                  On each Determination Date, the Master Servicer shall deliver to the Trustee and the Rating Agencies a report stating with respect to each Credit Lease Loan as of a date no earlier than three Business Days prior to such Determination Date: (i) all publicly available ratings of Moody's and S&P for the related Rated Party as of the Closing Date, the Determination Date in the previous month (if any) and the date of such report; and (ii) whether the related Rated Party has been placed on a "credit watch".

                  SECTION 3.26. Certain Matters Regarding the Purchase of the
                                Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan.

                  If, pursuant to SECTION 2.03, SECTION 3.18 and SECTION 9.01, the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender and Servicing Agreement and shall assume the rights and obligations of the "Note A Lender" under the related Co-Lender and Servicing Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "Note A Lender" (as a result of such purchase or repurchase) under the related Co-Lender and Servicing Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter such Mortgage File shall be held by the custodian under such Co-Lender and Servicing Agreement for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under such agreement. The related Servicing File shall be delivered to the master servicer or special servicer, as the case may be, under the related Co-Lender and Servicing Agreement.

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS


                  SECTION 4.01. Distributions.

                  (a) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based upon information provided by the Master Servicer and the Special Servicer, withdraw from the Collection Account and apply the Available Distribution Amount for such Distribution Date to make the following distributions in respect of the Senior Certificates, in the following order of priority, in each case to the extent of remaining available funds:

                  FIRST, distributions of interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and PRO RATA as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  SECOND, distributions of principal to the Holders of the Class A-1 and Class A-2 Certificates, allocable as between such Classes of Certificateholders as provided below, up to an amount (not to exceed the aggregate Class Principal Balance of such Classes of Certificates outstanding prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date; and

                  THIRD, distributions to the Holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, PRO RATA as between such Classes of Certificateholders in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed.

                  On each Distribution Date prior to the earlier of (i) the Class A Principal Distribution Cross-Over Date and (ii) the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-1 and Class A-2 Certificates as provided above, FIRST, to the Holders of the Class A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero, and THEREAFTER, to the Holders of the Class A-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero. On any Distribution Date coinciding with or following the Class A Principal Distribution Cross-Over Date, but prior to the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-1 and Class A-2 Certificates as provided above to the Holders of both the Class A-1 Certificates and the Class A-2 Certificates, on a PRO RATA basis, in accordance with the respective Class Principal Balances of such Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero.

                  All distributions of interest made in respect of the Class X Certificates on any Distribution Date as provided above shall be deemed to have been made in respect of the various Components of the Class X Certificates, PRO RATA in accordance with the respective amounts of Distributable Component Interest in respect of such Components of the Class X Certificates for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

                  (b) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based on information provided by the Master Servicer and the Special Servicer, withdraw from the Collection Account and apply the Subordinate Available Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                  (i) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (ii) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to SECTION 4.01(a) above);

                  (iii) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (iv) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (v) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (vi) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (vii) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (viii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (ix) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (x) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xi) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xii) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xiii) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xiv) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xv) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xvi) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xvii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xviii) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xix) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xx) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xxi) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xxii) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxiii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xxiv) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xxv) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxvi) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xxvii) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xxviii) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxix) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xxx) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xxxi) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxxii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xxxiii) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xxxiv) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxxv) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xxxvi) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xxxvii) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (xxxviii) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to SECTION 4.01(a) above or pursuant to any prior clause of this SECTION 4.01(b));

                  (xxxix) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xl) to make distributions to the Holders of the Class R-III Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to SECTION 4.01(j), over
         (B) the

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         aggregate distributions made in respect of the Regular Interest
         Certificates on such Distribution Date pursuant to SECTION 4.01(a) above and SECTION 4.01(b)(i) through SECTION 4.01(b)(xxxix) above;

                  (xli) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to SECTION 4.01(a), over
         (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to SECTION 4.01(j); and

                  (xlii) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to SECTION 4.01(a) above and SECTIONS 4.01(b)(i) through SECTION 4.01(b)(xli) above.

                  (c) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amount received in respect of any Mortgage Loan or REO Loan (other than an REO Loan that relates to a Companion Loan) during the related Collection Period that represents Net Prepayment Consideration and shall distribute such Net Prepayment Consideration to the Holders of the respective Classes of Principal Balance Certificates (other than any Excluded Class) entitled to distributions of principal pursuant to SECTION 4.01(a) or SECTION 4.01(b) on such Distribution Date, up to an amount equal to, and PRO RATA based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates for such Distribution Date.

                  Any Net Prepayment Consideration not otherwise distributed in respect of the Principal Balance Certificates pursuant to the foregoing paragraph of this SECTION 4.01(c) shall be distributed to the Holders of the Class X Certificates. Any Net Prepayment Consideration distributed in respect of the Class X Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective Components of the Class X Certificates, on a PRO RATA basis in accordance with the respective amounts by which the Component Notional Amounts of such Components were reduced on such Distribution Date by deemed distributions of principal pursuant to SECTION 4.01(j).

                  (d) On each Distribution Date, the Trustee shall withdraw from the Collection Account any amounts that represent Additional Interest actually collected on the ARD Mortgage Loans and any successor REO Loans during the related Collection Period and shall distribute such amounts to the Holders of the Class P Certificates.

                  (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions

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may be in the form of a standing order applicable to all subsequent Distribution
Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate, but taking into account, in the case of the Class P Certificates, possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to SECTION 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-III Certificateholders.

                  (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date.

                  (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (h) Except as otherwise provided in SECTION 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates, but taking into account, in the case of the Class P Certificates, possible future distributions of Additional Interest) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this SECTION 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

                  (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  (j) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date (including the Final Distribution Date) pursuant to SECTION 4.01(a), SECTION 4.01(b), SECTION 4.01(c) or SECTION 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates; and all distributions made in respect of the Class X Certificates on each Distribution Date pursuant to SECTION 4.01(a), SECTION 4.01(c) or SECTION 9.01, and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in

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

respect of the Corresponding REMIC II Regular Interest for such Component. In each case, if such distribution on any such Class of Certificates was a distribution of interest, of principal, of additional interest (in the form of Net Prepayment Consideration) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence shall be deemed to also be, respectively, a distribution of interest, of principal, of additional interest (in the form of Net Prepayment Consideration) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to REMIC III in respect of such REMIC II Regular Interest. The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to SECTION 4.01(a), SECTION 4.01(b), SECTION 4.01(c) or
SECTION 9.01, as applicable, shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this SECTION 4.01(j). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this SECTION 4.01(j), actual distributions of funds from the Collection Account shall be made only in accordance with SECTION 4.01(a), SECTION 4.01(b), SECTION 4.01(c),
SECTION 4.01(d) or SECTION 9.01, as applicable.

                  (k) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                  (i) as deemed distributions of interest in respect of all the REMIC I Regular Interests, up to an amount equal to, and PRO RATA in accordance with, all Uncertificated Distributable Interest in respect of each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                  (ii) as deemed distributions of principal in respect of all the REMIC I Regular Interests, up to an amount equal to, and PRO RATA in accordance with, as to each REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Mortgage Loan (or successor REO Loan); and

                  (iii) as deemed distributions in respect of all the REMIC I Regular Interests, up to an amount equal to, PRO RATA in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses previously allocated to each REMIC I Regular Interest (with compounded interest).

                  Any Net Prepayment Consideration distributed to any Class of Regular Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such Net Prepayment Consideration was received.

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

                  SECTION 4.02. Statements to Certificateholders; CMSA Loan
                                Periodic Update File Report.

                  (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative, each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as EXHIBIT B (a "DISTRIBUTION DATE STATEMENT"), based on information provided to it by the Master Servicer and the Special Servicer, setting forth:

                  (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

                  (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

                  (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums, Yield Maintenance Charges and Additional Interest, respectively;

                  (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

                  (v) the Available Distribution Amount for such Distribution Date;

                  (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to SECTION 4.03(a) (or 4.03A(a) in the case of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan);

                  (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with SECTION 4.03(d) or 4.03A(d) as of the close of business on such Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed Servicing Advances in accordance with SECTION 3.11(g) as of the close of business on such related Determination Date;

                  (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance

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

         of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

                  (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Loans) as of the close of business on the related Determination Date;

                  (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

                  (xi) as to each Mortgage Loan referred to in the preceding CLAUSE (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, (C) whether the delinquency is in respect of its Balloon Payment, (D) whether a notice of acceleration has been sent to the related Mortgagor and, if so, the date of such notice, (E) whether an Environmental Assessment of the related Mortgaged Property has been performed as contemplated by SECTION 3.09(c) and, if the assessment is such that the Special Servicer cannot make the determination set forth in CLAUSES (i) and (ii) of the first sentence of SECTION 3.09(c), a brief description of the results of such Environmental Assessment, and (F) a brief description of the status of any foreclosure or bankruptcy proceedings or any workout or loan modification negotiations with the related Mortgagor;

                  (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such Liquidation Event;

                  (xiii) with respect to any REO Property that was included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                  (xiv) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

                  (xv) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination and (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                  (xvi) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date or the related Interest Accrual Period, as applicable;

                  (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

                  (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

                  (xix) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

                  (xx) the aggregate of all Realized Losses incurred during the related Collection Period and from the Closing Date and all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

                  (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

                  (xxii) the Class Principal Balance of each Class of Principal Balance Certificates and the Class Notional Amount of the Class X Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                  (xxiii) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

                  (xxiv) the aggregate amount of interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with SECTION 3.11(g), SECTION 4.03(d) and/or SECTION 4.03A(d);

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

                  (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date

                  (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of SUBCLAUSES (a), (b) and (e)), aggregate Cut-off Date Balance (in the case of SUBCLAUSES (c) and (d)), weighted average extension period (except in the case of SUBCLAUSE (B) and which shall be zero in the case of SUBCLAUSE (c)), and weighted average anticipated extension period (in the case of SUBCLAUSE (b)) of Mortgage Loans (A) as to which the maturity dates have been extended,
         (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

                  (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

                  (xxviii) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

                  (xxix) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (A) during the related Collection Period and (B) since the Closing Date;

                  (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

                  (xxxi) the amounts, if any, actually distributed with respect to the Class R-I, Class R-II and Class R-III Certificates on such Distribution Date.

                  In the case of information to be furnished pursuant to CLAUSES
(i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to CLAUSES (vi) through (xv), (xix), (xx),
(xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

                  Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party or each other.

                  The Trustee shall forward a copy of each Distribution Date Statement by mail to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, prospective investors and any other interested party, via the Trustee's internet website, all Distribution Date Statements, Mortgage Pool Data Update Reports, Unrestricted Servicer Reports, CMSA Loan Periodic Update Files and CMSA loan setup files and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; PROVIDED that, unless: (i) the particular report or information has been filed with the Commission pursuant to SECTION 8.15; (ii) the Depositor consents otherwise; or
(iii) the Depositor has notified the Trustee that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's internet website will be password-protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. The Trustee shall also make the Distribution Date Statement available via its electronic bulletin board and its ASAP System; PROVIDED that the Trustee shall have received the notice from the Depositor contemplated in the preceding sentence regarding the sale of the Non-Registered Certificates. The Trustee shall make the Restricted Servicer Reports and CMSA Property File Reports available each month, via the Trustee's internet website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any Underwriter, any Rating Agency, the Controlling Class Representative or any party hereto, with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such Person of a certification substantially in the form of EXHIBIT W-1 or EXHIBIT W-2; PROVIDED, HOWEVER, that the Trustee shall provide such password to each party hereto, each Certificateholder, the Controlling Class Representative, each Underwriter and each Rating Agency without requiring such certification. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

                  The Trustee's internet website shall be located at www.lnbabs.com or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement. With the prior written consent of the Depositor and subject to any conditions the Depositor may impose in connection with granting such consent, the Master Servicer may, but is not required to, make available each month, the Distribution Date Statement, the Unrestricted Servicer Reports, the Restricted Servicer Reports, the CMSA Loan Periodic Update File Report, the CMSA loan setup file, the CMSA Property File Report, the Prospectus and/or the Prospectus Supplement on its internet website. In

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connection with providing access to the Master Servicer's internet website, the
Master Servicer may require registration and the acceptance of a disclaimer on its internet website.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to CLAUSES (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                  On each Distribution Date, the Trustee shall make available electronically or, if so requested, forward by hard copy, to (i) the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as the Trepp Group may designate), (ii) Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate) and (iii) Charter Research Corporation (at 262 Washington Street, Boston, Massachusetts 02108, or such other address as Charter Research Corporation may hereafter designate), a copy of the reports forwarded to the Holders of the Certificates on such Distribution Date as described above.

                  Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this SECTION 4.02(a) on computer diskette to such party (such computer diskette and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

                  If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this SECTION 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; PROVIDED that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

                  The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this SECTION 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any

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Mortgagor and the failure of the Trustee, Master Servicer or the Special
Servicer to disseminate information for such reason shall not be a breach hereof.

                  The information to be furnished by the Trustee to the Certificateholders pursuant to SECTIONS 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in SECTIONS 4.02(a) and (b), is referred to herein as "ADDITIONAL INFORMATION") as it may reasonably deem necessary or appropriate from time to time, PROVIDED that (A) the Trustee shall give the Depositor three Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to CLAUSE (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

                  (b) Not later than 1:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow promptly, an accurate and complete CMSA Loan Periodic Update File Report providing the required information for the Mortgage Loans as of the related Determination Date

                  In the performance of its obligations set forth in SECTION
4.05 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File Report provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this SECTION 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer (if other than the Special Servicer or an Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File Report caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the Depositor or any Mortgagor with respect to the CMSA Loan Periodic Update File Report.

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

                  SECTION 4.03. P&I Advances.

                  (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to SECTION 4.03(c) below, satisfy its obligations to make P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool (other than the Loan Pairs), FIRST, by transferring to the Trustee for deposit in the Collection Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and SECOND, by remitting its own funds to the Trustee for deposit in a Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this SECTION 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7735 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7821 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such P&I Advance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent shall make such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to SECTION 4.03(a) in respect of any Distribution Date shall, subject to SECTION 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans in the Mortgage Pool (exclusive of the Loan Pairs) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including received as net income from REO Properties) as of the close of business on the related Determination Date; PROVIDED that, if it is determined that an Appraisal Reduction Amount exists with respect to any such Mortgage Loan or REO Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Mortgage Loan or REO Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso or the immediately following proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be; and PROVIDED, FURTHER, that the Holders of Certificates representing a majority of the Voting Rights allocated to the most subordinate Class of Principal Balance Certificates (other than the Class A, Class B, Class C, Class D, Class E, Class F or Class G Certificates) will be entitled, to the extent that it does not adversely affect the distributions with respect to any more senior Class of Certificates, to elect (by written notice to the Master Servicer and the Trustee three (3) Business Days prior to the related P&I Advance Date) not to receive the benefits of P&I Advances pursuant to this
SECTION 4.03 on any particular Distribution Date, in which case each P&I Advance that would otherwise be made pursuant to this SECTION 4.03 on the related P&I Advance Date will be reduced by that portion thereof (calculated as described in the next sentence) that would otherwise be distributable on such Class of Certificates on such Distribution Date. If the Holders of Certificates representing a majority of the Voting Rights allocated to the most subordinate Class of Principal Balance Certificates (other than the Class A, Class B, Class C, Class D, Class E, Class F or Class G Certificates) elect with respect to any Distribution Date to forego the benefits of P&I Advances in accordance with the second proviso to the preceding sentence, then (i) the interest portion of each P&I Advance to be made pursuant to this SECTION 4.03 shall be reduced by an amount equal to the product of (A) the amount of the interest portion of such P&I Advance that would otherwise be required without regard to such election or any related Appraisal Reduction Amount, multiplied by (B) a fraction, the numerator of which is equal to the Class Principal Balance of such Class of Principal Balance Certificates outstanding immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Principal Balance of all the Classes of Principal Balance Certificates outstanding immediately prior to such Distribution Date, and (ii) the principal portion of each P&I Advance to be made pursuant to this SECTION 4.03 shall be reduced by an amount equal to the product of (X) the amount of the principal portion of such P&I Advance that would otherwise be required without regard to such election, multiplied by (Y) a fraction, the numerator of which is equal to the portion of the Principal Distribution Amount allocable to such Class of Principal Balance Certificates on such Distribution Date (without regard to such election), and the denominator of which is equal to the entire Principal Distribution Amount for such Distribution Date (without regard to such election); PROVIDED that such reductions in the P&I Advances to be made pursuant to this SECTION 4.03 with respect to such Distribution Date may not result in the Available Distribution Amount for such Distribution Date being less than the total of all payments distributable in respect of all more senior Classes of Certificates on such date pursuant to SECTIONS 4.01(a) and 4.01(b); and PROVIDED, FURTHER, that no such reductions in any P&I Advance to be made pursuant to this SECTION 4.03 shall be in addition to the reduction therein caused by an Appraisal Reduction Amount for the related Mortgage Loan or REO Loan, but rather the applicable reduction to such P&I Advance shall equal the greater of the reduction resulting from such election and the reduction resulting from such Appraisal Reduction Amount.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this SECTION 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an

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appraisal (which appraisal shall have been conducted within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in SECTION 3.18(e)), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; PROVIDED, HOWEVER, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by SECTION 4.03(a) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in SECTION 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

                  (d) Subject to the next sentence, the Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this SECTION 4.03 (with its own funds) for so long as such P&I Advance is outstanding, such interest to be payable: (i) out of late payment charges and Default Interest collected (A) on the particular Mortgage Loan or REO Loan as to which such P&I Advance relates and (B) during the same Collection Period in which such P&I Advance is reimbursed; and (ii) to the extent that such late payment charges and Default Interest are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account. The Master Servicer shall, in accordance with SECTION 3.05(a), reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this SECTION 4.03 as soon as practicable after funds available for such purpose are deposited in the Pool Custodial Account, and in no event shall interest accrue in accordance with this SECTION 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date.

                  SECTION 4.03A. P&I Advances on the Loan Pairs.

                  (a) On or before 2:00 p.m., New York City time, on each Loan Pair Remittance Date for each Loan Pair, the Master Servicer shall, subject to
SECTION 4.03A(c) below, satisfy its obligations to make a P&I Advance on such Loan Pair Remittance Date in respect of such Loan Pair by depositing into the related Custodial Account, out of amounts held in such Custodial Account for future distribution (subject to replacement of such amounts by the following related Loan Pair Remittance Date) and, if such amounts are insufficient, then out of its own funds, the amount of such P&I Advance required to be made. If, as of 4:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this SECTION 4.03A(a) in respect of any Loan Pair on the preceding related Loan Pair Remittance Date (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7735 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7821 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such P&I Advance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advance(s) by 10:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer in respect of the Mortgage Loan in such Loan Pair on the preceding related Loan Pair Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent shall make such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

                  (b) The amount of the P&I Advance to be made by the Master Servicer in respect of any Loan Pair on any related Loan Pair Remittance Date shall, subject to SECTION 4.03A(c) below, equal the amount of the aggregate Monthly Payment on that Loan Pair, net of related Master Servicing Fees and any related Workout Fees, due (or, if the Mortgaged Property has become an REO Property, deemed due) in respect of that Loan Pair on their Due Date during the related Collection Period, but only to the extent that such amount was not paid by or on behalf of the Mortgagor or otherwise collected (including received as net income from the Mortgaged Property after it has become an REO Property) as of the close of business on the related Determination Date; PROVIDED that, if it is determined that an Appraisal Reduction Amount exists with respect to that Loan Pair, then, in the event of subsequent delinquencies on such Loan Pair, each P&I Advance, if any, required to be made in respect of such Loan Pair during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (i) the amount of the subject P&I Advance that would otherwise be required in respect of the Mortgage Loans without regard to this proviso and the immediately following sentence, multiplied by (ii) a fraction, the numerator of which is equal to the aggregate Stated Principal Balance of such Loan Pair, net of the Appraisal Reduction Amount as of the related Determination Date, and the denominator of which is equal to the aggregate Stated Principal Balance of such Loan Pair; and PROVIDED, FURTHER, that any reduction in the P&I Advance to be made in respect of any Loan Pair on any related Loan Pair Remittance Date in accordance with the immediately preceding proviso shall be allocable, first, against the portion of the delinquent Monthly Payment allocable to the Companion Loan in such Loan Pair, and, then, against the portion of the delinquent Monthly Payment allocable to the Mortgage Loan in such Loan Pair. Notwithstanding the foregoing, at the request of the related Companion Loan Noteholder, the Master Servicer shall cease making P&I Advances in respect of such Companion Loan (I.E., the Master Servicer shall not advance the portion of the delinquent Monthly Payment allocable to such Companion Loan) until such time as the related Companion Loan Noteholder requests that such P&I Advances again commence (each such request to be made at least five (5) Business Days prior to the date on which the P&I Advance would otherwise be made).

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this SECTION 4.03A if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that any proposed P&I

Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Companion Loan Noteholder for the affected Companion Loan on or before the related Loan Pair Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall be an expense payable out of the related Custodial Account and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute, within the twelve months preceding such determination of nonrecoverability), Mortgagor operating statements and financial statements, budgets and rent rolls of the Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and that support such determination by the Master Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance to be made in respect of the Mortgage Loan in any Loan Pair, if made, would be a Nonrecoverable Advance; PROVIDED, HOWEVER, that if the Master Servicer has failed to make such a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by SECTION 4.03A(a) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in SECTION 4.03A(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

                  (d) Subject to the next sentence, the Master Servicer shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby in respect of any Loan Pair under this SECTION 4.03A (with its own funds) for so long as such P&I Advance is outstanding, such interest to be payable: (i) out of late payment charges and Default Interest collected (A) on such Loan Pair and (B) during the same Collection Period in which such P&I Advance is reimbursed; and (ii) to the extent that such late payment charges and Default Interest for such Collection Period are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of any other collections on deposit in the Custodial Account for such Loan Pair. The Master Servicer shall, in accordance with SECTION 3.05A, reimburse itself for any outstanding P&I Advance made thereby in respect of any Loan Pair under this
SECTION 4.03A as soon as practicable after funds available for such purpose are deposited in the Custodial Account for such Loan Pair, and in no event shall interest accrue in accordance with this SECTION 4.03A(d) on any P&I Advance in respect of any Loan Pair for any related Loan Pair Remittance Date as to which the corresponding Late Collection was received as of such related Loan Pair Remittance Date.

                  SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

                  (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to SECTION 4.01, the Trustee shall determine the amount, if any, by which

(i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in CLAUSE (i) of the second preceding sentence still exceeds the amount described in CLAUSE (ii) of such sentence, then the respective Class Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates shall be reduced on a PRO RATA basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to SECTION 4.01(j), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest G, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C and REMIC II Regular Interest B shall be reduced sequentially, in that order, in each case, until such excess or the related Uncertificated Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in CLAUSE (i) of the second preceding sentence still exceeds the amount described in CLAUSE (ii) of such sentence, then the respective Uncertificated Principal Balances of REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2 shall be reduced on a PRO RATA basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
SECTION 4.01(k), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

                  SECTION 4.05. Calculations.

                  The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to SECTION 4.01 and
ARTICLE IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to SECTION 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                  SECTION 4.06. Use of Agents.

                  The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this ARTICLE IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                    ARTICLE V

                                THE CERTIFICATES


         SECTION 5.01. The Certificates.

         (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4 and A-5; PROVIDED that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; PROVIDED, HOWEVER, that in accordance with
SECTION 5.03, beneficial ownership interests in the Registered Certificates and the Class H and Class J Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, $250,000 in the case of the Class X Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust, Series 2000-C3. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, PROVIDED that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

         (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is to a Qualified Institutional Buyer or an Institutional Accredited Investor and is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a transfer of such Certificate by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Book-Entry Non-Registered Certificate, a transfer thereof to a successor Depository or to the applicable Certificate Owner in accordance with SECTION 5.03), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as EXHIBIT F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as EXHIBIT F-2A or as EXHIBIT F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act and that the prospective Transferee is a Qualified Institutional Buyer or an Institutional Accredited Investor (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of any interest in a Book-Entry Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a transfer of any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as EXHIBIT F-2C or as EXHIBIT F-2D, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act and that the prospective Transferee is a Qualified Institutional Buyer or an Institutional Accredited Investor. If any Transferee of an interest in a Book-Entry Non-Registered Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either EXHIBIT F-2C or EXHIBIT F-2D hereto are, with respect to the subject transfer, true and correct. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         (c) No transfer of a Non-Registered Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "PLAN"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any transfer of a Non-Registered Certificate or any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Book-Entry Non-Registered Certificate, any transfer of such Certificate to a successor Depository or to the applicable Certificate Owner in accordance with SECTION 5.03, the Certificate Registrar shall refuse to register the transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Book-Entry Non-Registered Certificate shall be required to obtain from its prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as EXHIBIT G-1 (in the case of Definitive Non-Registered Certificates) and EXHIBIT G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Subordinate Certificate (including a Class B, Class C, Class D, Class E, Class F or Class G Certificate) or any interest therein does not, in connection with the subject transfer, deliver to the Certificate Registrar (in the case of a Definitive Subordinate Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Subordinate Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under CLAUSE (ii) (a) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under CLAUSE (ii) (b) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as EXHIBIT H-1 (a "TRANSFER AFFIDAVIT AND AGREEMENT"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this SECTION 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under CLAUSE
                           (b) above, if a Responsible Officer of
                           either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Interest Certificate and
                           (2) not to transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as EXHIBIT H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

                  (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this
         SECTION 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this
         SECTION 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this SECTION 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the restrictions in this
         SECTION 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in CLAUSE (ii)(a) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this SUBSECTION (d)(iii) and SECTION 10.01(h)(i).

                  (iv) The provisions of this SECTION 5.02(d) set forth prior to this CLAUSE (iv) may be modified, added to or eliminated, PROVIDED that there shall have been delivered to the Trustee and the Tax Administrator the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

         (e) If a Person is acquiring any Non-Registered Certificate, Subordinate Certificate or Residual Interest Certificate or an interest in any such Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in SUBSECTIONS (b), (c) and/or (d), as appropriate, of this SECTION 5.02.

         (f) Subject to the preceding provisions of this SECTION 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

         SECTION 5.03. Book-Entry Certificates.

         (a) The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H and Class J Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in SECTION 5.03(c) below, a transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in SECTION 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("DEFINITIVE CERTIFICATES") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, or (iii) after the occurrence of an Event of Default, Certificate Owners entitled to a majority of the Voting Rights allocated to a Class of Book-Entry Certificates advise the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinate Certificate) which interests are transferable through the book-entry facilities of the Depository.

         SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.05. Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to SECTION 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER


                    AND THE CONTROLLING CLASS REPRESENTATIVE

         SECTION 6.01. Liability of Depositor, Master Servicer and Special
                       Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

         SECTION 6.02. Merger, Consolidation or Conversion of Depositor, Master
                       Servicer or Special Servicer.

         Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans or the Companion Loans and to perform its respective duties under this Agreement.

         Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in SECTION 3.23 (in the case of a successor or surviving Person to the Master Servicer) or SECTION 3.24 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

         SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and
                       Special Servicer.

         None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Master Servicer or the Special

Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders, or protect the Master Servicer or the Special Servicer against any liability to the Companion Loan Noteholders, for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund (or, if the matter relates solely to a particular Loan Pair, out of the related Custodial Account) against any loss, liability or reasonable expense (including legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any breach on the part of the party seeking indemnification of a representation, warranty or covenant made herein; or (iv) incurred by reason of willful misfeasance, bad faith or negligence on the part of the party seeking indemnification in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder, and the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and interests of the Companion Loan Noteholders. In such event, other than with respect to a Loan Pair and/or the related Companion Loan Noteholder, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in SECTION 3.05; PROVIDED, HOWEVER, that if a Loan Pair and/or the related Companion Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Custodial Account pursuant to SECTION 3.05A. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or by the Depositor, the Trustee, any Certificateholder or any Companion Loan Noteholder, subject to the provisions of
SECTION 8.05(c).

         SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

         The Master Servicer and, subject to SECTION 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with SECTION 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under SECTION 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time PROVIDED that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (PROVIDED that if the Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and
(iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this SECTION 6.04.

         Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in SECTIONS 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee and/or the Special Servicing Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

         SECTION 6.05. Rights of Depositor, Trustee and Companion Loan
                       Noteholders in Respect of Master Servicer and the Special Servicer.

         The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and each Companion Loan Noteholder, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and each Companion Loan Noteholder with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; PROVIDED, HOWEVER, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, PROVIDED FURTHER, that the Depositor may not exercise any right pursuant to SECTION 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

         SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                       Cooperate with Trustee.

         The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

         SECTION 6.07. Depositor, Special Servicer, Trustee and Companion Loan
                       Noteholder to Cooperate with Master Servicer.

         The Depositor, the Special Servicer and the Trustee shall each furnish (and each Companion Loan Noteholder, pursuant to the terms of the related Co-Lender and Servicing Agreement, is obligated to furnish the Master Servicer) such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

         SECTION 6.08. Depositor, Master Servicer, Trustee and Companion Loan
                       Noteholder to Cooperate with Special Servicer.

         The Depositor, the Master Servicer and the Trustee shall each furnish (and each Companion Loan Noteholder, pursuant to the terms of the related Co-Lender and Servicing Agreement, is obligated to furnish the Special Servicer) such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

         SECTION 6.09. Designation of Special Servicer and Controlling Class
                       Representative by the Controlling Class.

         (a) The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve (including in connection with termination pursuant to SECTION 7.01) as Special Servicer. Such Holder or Holders may also select a representative (the "CONTROLLING CLASS REPRESENTATIVE") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, each Companion Loan Noteholder and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as EXHIBIT I-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Controlling Class and appointment of a successor thereto pursuant to the terms of this
SECTION 6.09. Any designated Person (whether designated by Holders of the Controlling Class or by the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as EXHIBIT I-2, executed by the designated Person, and (3) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; PROVIDED, HOWEVER, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the resigning Special Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Loans (but only if and to the extent permitted by SECTION 3.11(c)) and (iii) the resigning Special Servicer shall continue to be entitled to the benefits of SECTION 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to any Custodial Account or any REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this SECTION 6.09.

         (b) Notwithstanding the foregoing, if the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth above in this SECTION 6.09 may be exercised directly by the relevant Certificate Owners, PROVIDED that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

         SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                       Certificate.

         The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this SECTION 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the related Companion Loan Noteholder, if a Loan Pair is involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

         SECTION 6.11. Certain Powers of the Controlling Class Representative.

         (a) Subject to SECTION 6.11(b), the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer; and, further subject to SECTION 6.11(b), the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Controlling Class Representative in writing (with a copy to the related Companion Loan Noteholder if a Loan Pair is involved) and the Controlling Class Representative has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default;

                  (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

                  (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust
         Fund) for less than the Purchase Price;

                  (iv) any acceptance of a discounted payoff;

                  (v) any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

                  (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage
         Loan);

                  (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

                  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

                  (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

PROVIDED that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) or, in the case of any Loan Pair, to protect the interests of the Certificateholders and the related Companion Loan Noteholder (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response; and PROVIDED, FURTHER, that, in the case of any Loan Pair, upon request of the related Companion Loan Noteholder during the 10-Business Day period referred to above, each of the Trustee and the Special Servicer shall consult with the related Companion Loan Noteholder regarding its views as to the proposed action (but may, in their sole discretion, reject any advice or direction from the related Companion Loan Noteholder).

         In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein subject to SECTION 6.11(b). Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; PROVIDED that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to SECTION 8.14(b), and, insofar as any Loan Pair is involved, to the related Companion Loan Noteholder.

         Each of the Master Servicer and the Special Servicer shall notify the Controlling Class Representative (and, in the case of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan, the Sangertown Square Mortgage Loan or any Companion Loan, the related Companion Loan Noteholder) of any release or substitution of collateral for a Mortgage Loan (or Companion Loan) even if such release or substitution is in accordance with such Mortgage Loan (or Companion Loan).

         (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by SECTION 6.11(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the

Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the Special Servicer to violate any provision of this Agreement (exclusive of SECTION 6.11(a)) or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard. Furthermore, the Special Servicer shall not be obligated to seek approval from the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to any particular Specially Serviced Mortgage Loan if:

                  (i) the Special Servicer has, as provided in SECTION 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of that Mortgage Loan; and

                  (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

         In addition, notwithstanding anything herein to the contrary, if the unpaid principal amount of any Companion Loan (net of any existing related Appraisal Reduction Amount) is equal to or greater than 50% of the original unpaid principal amount of such Companion Loan, then: (i) the Controlling Class Representative shall not be authorized to exercise any of its rights and powers provided for in SECTION 6.11(a) with respect to such Companion Loan or the Mortgage Loan that is secured by the same Mortgaged Property as such Companion Loan; and (ii) SECTION 6.11A(a) shall apply with respect to such Companion Loan and the Mortgage Loan that is secured by the same Mortgaged Property as such Companion Loan, instead of SECTION 6.11(a).

         (c) The Controlling Class Representative will have no liability to the Certificateholders or the Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, that the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

         (d) A Companion Loan Noteholder shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Controlling Class Representative or the Trustee with respect to the related Loan Pair. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         SECTION 6.11A. Certain Powers of the Companion Loan Noteholders.

         (a) Subject to SECTION 6.11A(b), the related Companion Loan Noteholder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer in connection with each Loan Pair; and, further subject to SECTION 6.11A(b), the Special Servicer will not be permitted to take any of the following actions with respect to any Loan Pair unless and until its has notified the related Companion Loan Noteholder in writing and the related Companion Loan Noteholder has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the related Companion Loan Noteholder's approval will be deemed to have been given):

                  (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Mortgaged Property and the other collateral securing the subject Loan Pair if the Mortgage Loan and/or the Companion Loan in such Loan Pair come into and continue in default;

                  (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of the Mortgage Loan and/or Companion Loan in the subject Loan Pair;

                  (iii) any proposed sale of the Mortgaged Property securing the subject Loan Pair after it becomes an REO Property;

                  (iv) any acceptance of a discounted payoff of the Companion Loan in the subject Loan Pair;

                  (v) any determination to bring the Mortgaged Property securing the subject Loan Pair into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Mortgaged Property;

                  (vi) any release of collateral for the subject Loan Pair (other than in accordance with the terms of, or upon satisfaction of, such Loan Pair);

                  (vii) any acceptance of substitute or additional collateral for the subject Loan Pair (other than in accordance with the terms of such Loan Pair);

                  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause for the subject Loan Pair; and

                  (ix) any acceptance of an assumption agreement releasing the Mortgagor from liability under the subject Loan Pair;

PROVIDED that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the related Companion Loan Noteholders (as a collective whole), the Special Servicer may take any such action without waiting for the related Companion Loan Noteholder's response.

         In addition, subject to SECTION 6.11A(b), with respect to any Loan Pair, the related Companion Loan Noteholder may direct the Special Servicer to take, or to refrain from taking, such actions as the related Companion Loan Noteholder may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall, with respect to any Loan Pair, provide the related Companion Loan Noteholder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

         (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by any Companion Loan Noteholder, as contemplated by SECTION 6.11A(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the Special Servicer to violate any provision of this Agreement (exclusive of SECTION 6.11A(a)), including the Special Servicer's obligation to act in accordance with the Servicing Standard. Furthermore, the Special Servicer shall not be obligated to seek approval from any Companion Loan Noteholder for any actions to be taken by the Special Servicer with respect to the related Loan Pair if:

                  (i) the Special Servicer has, as provided in Section 6.11A(a), notified the related Companion Loan Noteholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the applicable Loan Pair; and

                  (ii) for 60 days following the first such notice, the related Companion Loan Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

         In addition, notwithstanding anything herein to the contrary, unless the unpaid principal amount of a Companion Loan (net of any existing related Appraisal Reduction Amount) is equal to or greater than 50% of the original unpaid principal amount of such Companion Loan, then: (i) the related Companion Loan Noteholder shall not be authorized to exercise any of its rights and powers provided for in SECTION 6.11A(a) with respect to such Companion Loan or the Mortgage Loan that is secured by the same Mortgaged Property as such Companion Loan; and (ii) SECTION 6.11(a) shall apply with respect to such Companion Loan and the Mortgage Loan that is secured by the same Mortgaged Property as such Companion Loan, instead of SECTION 6.11A(a).


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

         (c) No Companion Loan Noteholder will have any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that a Companion Loan Noteholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

         (d) A Companion Loan Noteholder may designate, in writing, a representative to exercise its rights and powers under this SECTION 6.11A or otherwise under this Agreement (copies of such writing to be delivered to each of the parties hereto). Such designation shall remain in effect until it is revoked by such Companion Loan Noteholder by a writing delivered to each of the parties hereto.


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                                  ARTICLE VII

                                     DEFAULT


         SECTION 7.01. Events of Default.

         (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into a Custodial Account, any amount, including a P&I Advance, required to be so deposited or remitted by it under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

                  (ii) any failure by the Special Servicer to deposit into an REO Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which a deposit or remittance was first required to be made; or

                  (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount required to be so deposited or remitted by it under this Agreement, which continues unremedied until 11:00 a.m. (New York City time) on the applicable Distribution Date or any failure by the Master Servicer to make the required payments (including any P&I Payments) to the Companion Loan Noteholders on any Loan Pair Remittance Date; or

                  (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as provided in SECTION 3.11(f) or a Companion Loan Noteholder; or

                  (v) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which continues unremedied for a period of 30 days (15 days in the case of payment of insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Companion Loan Noteholder or the Holders of Certificates entitled to at least 25% of the Voting Rights, PROVIDED, HOWEVER, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee and each Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (vi) any breach on the part of the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Companion Loan Noteholder and which continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Companion Loan Noteholder or the Holders of Certificates entitled to at least 25% of the Voting Rights, PROVIDED, HOWEVER, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee and each Companion Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (x) one or more ratings assigned by either Rating Agency to the Certificates (or the securities backed by any Companion Loan then serviced and administered hereunder) has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which such Rating Agency has determined, and given notice in writing (including through a publication or newsletter) or electronically (including through an internet website), is solely or in material part a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

                  (xi) the receipt by the Trustee of notice from either Rating Agency to the effect that the Master Servicer or the Special Servicer, as the case may be, is no longer "approved" by either Rating Agency to act in such capacity for pools of mortgage loans similar to the Mortgage Pool and such failure to be so "approved" shall cause an Adverse Rating Event or cause the Certificates (or the securities backed by any Companion Loan then serviced and administered hereunder) to be made the subject of a "negative" credit watch unless an approved servicer is substituted therefor.

         When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

         (b) If any Event of Default described in CLAUSES (i) - (ix) of SUBSECTION (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this SECTION 7.01(b), the "DEFAULTING PARTY") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights or, to the extent that it is affected by such Event of Default, a Companion Loan Noteholder, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate, subject to SECTION 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of any Companion Loan or any interest therein. If any Event of Default described in CLAUSES (x)-(xi) of SUBSECTION (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this SECTION 7.01(b), the "DEFAULTING PARTY"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate, subject to SECTION 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of any Companion Loan or any interest therein, within 30 days following the occurrence of such Event of Default. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate), the Mortgage Loans, the Companion Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, the Companion Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this SECTION 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Collection Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or Companion Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan, Companion Loan or REO Property; PROVIDED, HOWEVER, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this SECTION 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of
SECTION 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; PROVIDED, HOWEVER, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this SECTION
7.01 and of SECTION 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in CLAUSES (i)-(ix) of SUBSECTION (a) above unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

         (c) If the Master Servicer is terminated solely due to an Event of Default under SECTION 7.01(a)(x) or (xi), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with SECTIONS 6.02 and 7.02 (any such Person so qualified, a "QUALIFIED BIDDER") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; PROVIDED that, at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and PROVIDED, FURTHER, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the termination of Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a


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

servicing fee rate per annum equal to the Master Servicing Fee Rate minus five basis points per Mortgage Loan serviced (each, a "SERVICING-RETAINED BID") and
(ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with SECTION 3.22 (each, a "SERVICING-RELEASED BID"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "SUCCESSFUL BIDDER") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the termination of the Master Servicer.

         Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out of pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

         If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this SECTION 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with SECTION 7.02.

         (d) Notwithstanding SECTION 7.01(b), if any Event of Default on the part of the Master Servicer occurs that affects only a Companion Loan or the securities backed thereby, and no Mortgage Loan or the Certificates are affected by such Event of Default, then, instead of terminating the Master Servicer in accordance with SECTION 7.01(b), the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if such Loan Pair is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Loan Pair. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this SECTION 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this SECTION 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement and the related Co-Lender and Servicing Agreement with respect to the related Loan Pair, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in such Loan Pair calculated at 0.05% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall become the master servicer under the related Co-Lender and Servicing Agreement in the event that the related Loan Pair is ever again serviced and administered thereunder. Furthermore, such Sub-Servicer may not be terminated except for cause and shall otherwise meet the requirements of SECTION
3.22. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this SECTION 7.01(d) shall at any time


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resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency).

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to SECTION 6.04 or receives a notice of termination pursuant to
SECTION 7.01, the Trustee shall, unless and until a successor is appointed pursuant to SECTION 6.04 or SECTION 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have) all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in CLAUSE 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; PROVIDED that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by SECTION
7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to SECTION 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan or Companion Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of SECTION 6.02 (including Rating Agency confirmation of ratings), as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; PROVIDED, HOWEVER, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to SECTION 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and Companion Loans as it and such successor shall agree, subject to the terms of this Agreement, and in the related Co-Lender and Servicing Agreement limiting the use of funds received in respect of a Loan Pair to matters related to such Loan Pair; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to SECTION 6.04, any termination of the Master Servicer or the Special Servicer pursuant to SECTION 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to SECTION 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to SECTION 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Companion Loan Noteholder.

         (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders, each Companion Loan Certificateholder and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

         SECTION 7.04. Waiver of Events of Default.

                  The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder, together with any Companion Loan Noteholder affected by such Event of Default, may waive such Event of Default; PROVIDED, HOWEVER, that an Event of Default under CLAUSES (i), (ii), (iii) or (x)-(xi) of SECTION 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with any Companion Loan Noteholder affected by such Event of Default. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this SECTION 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

         SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in SECTION 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of any Companion Loan Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; PROVIDED that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of ARTICLE II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of

         Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

                  SECTION 8.02. Certain Matters Affecting Trustee.

                  Except as otherwise provided in SECTION 8.01 and ARTICLE X:

                  (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
         SECTION 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in SECTION 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in SECTION 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; PROVIDED, HOWEVER, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

                  (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

                  SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity
                                or Sufficiency of Certificates or Mortgage
                                Loans.

                  The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in ARTICLE II and SECTION 8.16 and SECTION 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in SECTION 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

                  The Trustee, the Fiscal Agent or any agent of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.

                  SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                                and by Trustee.

                  (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

                  (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to SECTIONS 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement or the Certificates ("TRUSTEE LIABILITY"); PROVIDED that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); and PROVIDED, FURTHER, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this SECTION 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this SECTION 8.05(b) and of SECTION 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in SECTION 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

                  (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); PROVIDED that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this SECTION 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "Aa3" or "AA", as applicable (or, if a Fiscal Agent meeting the requirements of SECTION 8.17(a) is then currently acting in such capacity, of at least "A3" or "A-"), from Moody's and Fitch, respectively (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event, as confirmed in writing by such Rating Agency). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in SECTION 8.07; PROVIDED that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

                  SECTION 8.07. Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and each Companion Loan Noteholder. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and each Companion Loan Noteholder by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of SECTION 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File Report, CMSA Property File Report or other report or statement required by
SECTION 4.02 and such
failure shall continue unremedied for a period of five days, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and each Companion Loan Noteholder by the Depositor.

                  (c) The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and each Companion Loan Noteholder by the successor so appointed.

                  (d) In the event that the Trustee is terminated or removed pursuant to this SECTION 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

                  (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this SECTION 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in SECTION 8.08.

                  SECTION 8.08. Successor Trustee.

                  (a) Any successor trustee appointed as provided in SECTION
8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Trust Fund if the Trustee has been removed in accordance with SECTION 8.07(c) without cause) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee shall accept appointment as provided in this SECTION 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of SECTION 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this SECTION 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders and each Companion Loan Noteholder.

                  SECTION 8.09. Merger or Consolidation of Trustee and Fiscal
                                Agent.

                  Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of SECTION 8.06 or
SECTION 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this SECTION 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
SECTION 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
SECTION 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this SECTION 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this ARTICLE VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this SECTION 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this SECTION 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, either Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, PROVIDED that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to SECTION 3.07.

                  SECTION 8.12. Appointment of Authenticating Agents.

                  (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent appointed in accordance with this
SECTION 8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this SECTION 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this SECTION 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; PROVIDED, HOWEVER, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this SECTION
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

                  SECTION 8.13. Appointment of Tax Administrators.

                  (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; PROVIDED that, in the absence of any other

Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

                  (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

                  (c) Any Tax Administrator appointed in accordance with this
SECTION 8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this SECTION 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this SECTION 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; PROVIDED, HOWEVER, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this SECTION 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

                  SECTION 8.14. Access to Certain Information.

                  (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Companion Loan Noteholders and their designees, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-

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Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Certificateholder Reports made available to Certificateholders pursuant to SECTION 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by SECTION 3.09(c) revealed that either of the conditions set forth in CLAUSES (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to SECTION 3.20; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to SECTION 6.11(a) or 6.11A(a); (xi) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to SECTION 2.02(a) and any exception report prepared by the Trustee pursuant to SECTION 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; and (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to SECTION 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any Operating Statement Analysis Reports and NOI Adjustment Worksheets prepared by the Master Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

                  In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of EXHIBIT W-1 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, PROVIDED that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation

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executed by the requesting Person substantially in the form of EXHIBIT W-2 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information confidential (except that any Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, PROVIDED that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  (c) The Trustee shall not be liable for providing or disseminating information in accordance with SECTION 8.14(a) or (b).

                  SECTION 8.15. Reports to the Securities and Exchange
                                Commission and Related Reports.

                  (a) With respect to the Trust's fiscal year 2000 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

                  (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statements, Mortgage Pool Data Update Reports and Unrestricted Servicer Reports attached as exhibits;

                  (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in SECTION 11.11(a) and/or SECTION 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

                  (iii) within ninety (90) days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

PROVIDED that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items (other than those generated by it or that are readily convertible) to such format and (y) the

Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within fifteen (15) days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system any and all items (including, in the case of the Master Servicer and the Special Servicer, Unrestricted Servicer Reports) contemplated to be filed with the Commission pursuant to this SECTION 8.15(a).

                  (b) At all times during the Trust's fiscal year 2000 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

                  (iv) any change in the fiscal year of the Trust;

                  (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                  (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                  (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

PROVIDED that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to SUBSECTION (c) below) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in CLAUSES (VI) and
(VII) of this SECTION 8.15(b) unless (x) any such matter contemplated in CLAUSE
(VI) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

                  (c) The Master Servicer, the Special Servicer and the Depositor shall each, as applicable, promptly notify the Trustee of the occurrence or existence of any of the following matters of which a Servicing Officer thereof has actual knowledge:

                  (i) any material legal proceedings, other than ordinary routine litigation incidental to the business of such Person, to which the Trust or such Person or such Person on behalf of the Trust is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings; and

                  (ii) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of such Person or the Trust, or any actions by or on behalf of such Person or the Trust indicating its bankruptcy, insolvency or inability to pay its obligations.

                  (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2000), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.

                  SECTION 8.16. Representations and Warranties of Trustee.

                  (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

                  (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by SECTION 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

                  (viii) The Trustee is eligible to act as trustee hereunder in accordance with SECTION 8.06.

                  (ix) The Trustee has used reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under this Agreement. The Trustee further represents that it has used reasonable commercial efforts to obtain reasonable assurance from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in such systems which would materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  (b) The representations and warranties of the Trustee set forth in SECTION 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in SECTION 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in SECTION 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 8.17. The Fiscal Agent.

                  (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not (as confirmed in writing by such Rating Agency) result in an Adverse Rating Event).

                  (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this SECTION 8.17(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

                  (c) All fees and expenses of the Fiscal Agent (other than interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

                  (d) The obligations of the Fiscal Agent set forth in this
SECTION 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of SECTION 8.06; PROVIDED that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of SECTION 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; PROVIDED that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of SECTION 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event.

                  (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and each Companion Loan Noteholder in writing of the appointment, resignation or removal of any Fiscal Agent.

                  SECTION 8.18. Representations and Warranties of Fiscal Agent.

                  (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as the Closing Date, that:

                  (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

                  (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

                  (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

                  (b) The representations and warranties of the Fiscal Agent set forth in SECTION 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

                  (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in SECTION 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in SECTION 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

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                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                All Mortgage Loans.

                  Subject to SECTION 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, the Master Servicer, Lehman Brothers, the Special Servicer or any Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Mortgage Loans and (y) the aggregate Appraised Values of any REO Properties then included in REMIC I, minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with SECTION 3.11(g) and, in the case of the Master Servicer, SECTION 4.03(d) or
SECTION 4.03A(d), and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  Each of the Depositor, Lehman Brothers, the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greater Percentage Interest in the Controlling Class) or the Master Servicer, in that order of priority (with the Depositor having the highest priority), may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by CLAUSE (I) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; PROVIDED, HOWEVER, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-off Date Balance of the Mortgage Pool set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, a Controlling Class Certificateholder's, Lehman Brothers' or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC

I, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (PROVIDED, HOWEVER, that if any REO Property being purchased pursuant to the foregoing was formerly the Cherry Creek Mall Mortgaged Property, the Annapolis Mall Mortgaged Property, the Westfield Portfolio Mortgaged Property or the Sangertown Square Mortgaged Property, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the Custodial Account specifically related to the corresponding Loan Pair); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such P&I Advance Date from the Pool Custodial Account pursuant to the first paragraph of SECTION 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, subject to SECTION 3.26, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder, Lehman Brothers or the Depositor (or their respective designees), as applicable. Any transfer of Mortgage Loans, except in the case of the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, pursuant to this paragraph shall be on a servicing-released basis and, if any Mortgage Loan purchased pursuant to this
SECTION 9.01 is the Cherry Creek Mall Mortgage Loan, the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan or the Sangertown Square Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by
SECTION 3.26 hereof.

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and Companion Loan Noteholders mailed
(a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's, Lehman Brothers' or a Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Collection Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with CLAUSES (ii) through (vii) of
SECTION 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

                  (i) to distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and PRO RATA in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and PRO RATA in accordance with, the Class Principal Balance of each such Class of Certificates outstanding immediately prior to such Distribution Date;

                  (iii) to distributions to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, PRO RATA in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

                  (iv) to distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) to distributions of principal to the Holders of the Class B Certificates, up to an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

                  (vi) to distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

                  (vii) to distributions of interest to the Holders of the Class C Certificates up to an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (viii) to distributions of principal to the Holders of the Class C Certificates, up to an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

                  (ix) to distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

                  (x) to distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xi) to distributions of principal to the Holders of the Class D Certificates, up to an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

                  (xii) to distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

                  (xiii) to distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiv) to distributions of principal to the Holders of the Class E Certificates, up to an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

                  (xv) to distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

                  (xvi) to distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvii) to distributions of principal to the Holders of the Class F Certificates, up to an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

                  (xviii) to distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses if any, previously allocated to the Class F Certificates and not previously reimbursed;

                  (xix) to distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xx) to distributions of principal to the Holders of the Class G Certificates, up to an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

                  (xxi) to distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

                  (xxii) to distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxiii) to distributions of principal to the Holders of the Class H Certificates, up to an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

                  (xxiv) to distributions to the Holders of the Class H Certificates up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

                  (xxv) to distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxvi) to distributions of principal to the Holders of the Class J Certificates, up to an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

                  (xxvii) to distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

                  (xxviii) to distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxix) to distributions of principal to the Holders of the Class K Certificates, up to an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

                  (xxx) to distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

                  (xxxi) to distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxii) to distributions of principal to the Holders of the Class L Certificates, up to an amount equal to the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date;

                  (xxxiii) to distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

                  (xxxiv) to distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxv) to distributions of principal to the Holders of the Class M Certificates, up to an amount equal to the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date;

                  (xxxvi) to distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

                  (xxxvii) to distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxviii)to distributions of principal to the Holders of the Class N Certificates, up to an amount equal to the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date;

                  (xxxix) to distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

                  (xl) to distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xli) to distributions of principal to the Holders of the Class P Certificates, up to an amount equal to the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date;

                  (xlii) to distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

                  (xliii) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to SECTION 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to CLAUSES (i) through (xlii) above;

                  (xliv) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to SECTION 4.01(k), over
         (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to SECTION 4.01(j); and

                  (xlv) to distributions to the Holders of the Class R-I Certificates, up to an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to CLAUSES (i) through (xliv) above.

                  All distributions of interest made in respect of the Class X Certificates on the final Distribution Date pursuant to CLAUSE (I) above, shall be deemed to have been made in respect of the respective Components of such Class, PRO RATA in accordance with the respective amounts of Distributable Component Interest in respect of such Components for such Distribution Date and, to the extent not previously deemed paid pursuant to SECTION 4.01(a), for all prior Distribution Dates.

                  Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Collection Account as of the final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in accordance with SECTION 4.01(c).

                  Any amounts representing Additional Interest on deposit in the Collection Account as of the Final Distribution Date shall be distributed to the Holders of the Class P Certificates in accordance with SECTION 4.01(d).

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this SECTION 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

                  All actual distributions on the respective Classes of REMIC III Certificates on the final Distribution Date in accordance with foregoing provisions of this SECTION 9.01 shall be deemed to first have been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with SECTION 4.01(k) and then from REMIC II to REMIC III on the various REMIC II Regular Interests in accordance with SECTION 4.01(j).

                  SECTION 9.02. Additional Termination Requirements.

                  (a) If the Depositor, Lehman Brothers, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in
SECTION 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this SECTION 9.02 will not result in an Adverse REMIC Event:

                  (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to SECTION 9.01 from the party effecting the purchase of all the Mortgage Loans and REO Property remaining in REMIC I;

                  (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, Lehman Brothers, the purchasing Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

                  (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
         SECTION 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Interest Certificates (or, in the case of the X Certificates, each of the Components of such Class) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation Section 1.860D-1(b)(1)), respectively.

                  (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

                  (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; PROVIDED that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

                  (e) For purposes of Treasury regulation Section
1.860G-1(a)(4)(iii), the related Legal Final Distribution Date has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Interest Certificates (or, in the case of the Class X Certificates, each Component of such Class).

                  (f) Except as otherwise provided in SECTION 3.17(a) and subsections (i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I, REMIC II and REMIC III (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund unless otherwise provided in SECTION 10.01(i) or 10.01(j)).

                  (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this SECTION 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this SECTION 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

                  (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to:
(i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

                  (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, or (ii) except as provided in SECTION 3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) or the result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code (any such endangerment of REMIC status or, except as provided in SECTION 3.17(a), imposition of a tax, an "ADVERSE REMIC EVENT"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could result from such action or failure to act. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (j) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to SECTION 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this SECTION 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under ARTICLE III or this SECTION 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under ARTICLE III or this SECTION 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under ARTICLE IV, ARTICLE VIII or this SECTION 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to SECTION 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Collection Account in reduction of the Available Distribution Amount pursuant to SECTION 3.05(b).

                  (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

                  (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

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                  (m) None of the Trustee, the Master Servicer and the Special
Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of any REMIC Pool, (C) the termination of any REMIC Pool pursuant to ARTICLE IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by ARTICLE II or III of this Agreement); (ii) the sale or disposition of any investments in the Pool Custodial Account, the Collection Account, the Interest Reserve Account or the Pool REO Account for gain; or (iii) the acquisition of any assets for any REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Pool Custodial Account, the Collection Account, the Interest Reserve Account or the Pool REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (n) Except as permitted by SECTION 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02. Grantor Trust Administration.

                  (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

                  (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund unless otherwise provided in SECTION 10.02(e) or 10.02(f)).

                  (c) The Tax Administrator shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such Certificateholder's share of income and expenses of the Trust for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership

                                     -238-
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Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this SECTION 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this SECTION 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

                  (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in SECTION 10.01(c).

                  (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Grantor Trust or its assets or transactions (any such endangerment or imposition, an "ADVERSE GRANTOR TRUST EVENT"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee.

                  (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of

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

any of its obligations under this SECTION 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under ARTICLE III or this SECTION 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under ARTICLE III or this SECTION 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under ARTICLE IV, ARTICLE VIII or this SECTION 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.




















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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


                  SECTION 11.01. Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or Companion Loan Noteholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trust at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the Grantor Trust; or (vi) as provided in SECTION 5.02(d)(iv), to modify, add to or eliminate any of the provisions of SECTION 5.02(d)(i), (ii) or (iii); PROVIDED that such amendment (other than any amendment for any of the specific purposes described in CLAUSES (v) and (vi) above) shall not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder, as evidenced by either an Opinion of Counsel to such effect or, in the case of a Class of Certificates to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event.

                  (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66b% of the Voting Rights allocated to each of the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to any Companion Loan Noteholder without the consent of such Companion Loan Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or of any Companion Loan Noteholder in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class or the consent of such Companion Loan Noteholder, as the case may be,
(iii) modify the provisions of this SECTION 11.01 without the consent of the Holders of all Certificates then outstanding and the consent of the Companion Loan Noteholders, (iv) modify the provisions of SECTION 3.20 or the Servicing Standard without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of the Companion Loan Noteholders or (v) modify the specified percentage of Voting Rights which are required to be held by

Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. In addition, this Agreement may be amended from time to time by the agreement of the parties hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, PROVIDED that (i) each Rating Agency has confirmed in writing that such amendment will not result in an Adverse Rating Event, (ii) 100% of the holders of each Class of non-rated Certificates, if any, that is materially and adversely affected by such amendment have consented thereto and (iii) each Companion Loan Noteholder has consented to such amendment. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this SECTION 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

                  (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions, cause any REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this SECTION 11.01.

                  (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each Companion Loan Noteholder.

                  (e) It shall not be necessary for the consent of Certificateholders under this SECTION 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to SECTION 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to SECTION 11.01(a) or (C) shall be payable out of the Pool Custodial Account or the Collection Account pursuant to SECTION 3.05(a) and (b).

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

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to SECTION 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Companion Loan Noteholders; PROVIDED, HOWEVER, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders and Companion Loan Noteholders.

                  (a) The death or incapacity of any Certificateholder or Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder or Companion Loan Noteholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders or Companion Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder or Companion Loan Noteholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said state, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05. Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, Attention: LB-UBS Commercial Mortgage Trust 2000-C3, Series 2000-C3, facsimile number: (212) 526-3746; (ii) in the case of the Master Servicer, First Union National Bank, First Union Capital Markets, NC 1075, 9739 Research Drive, URP-4, Charlotte, North Carolina 28288-1075, Attention: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, facsimile number: (704) 593-7735; (iii) in the case of the Special Servicer, Lennar Partners Inc., 760 N.W. 107th Avenue, Miami, Florida 33172,
Attention: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, facsimile number: (305) 226-3428;
(iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--LB-UBS Commercial Mortgage Trust 2000-C3, facsimile number: (312)904-2084; (v) in the case of the Underwriters, (A) Lehman Brothers, Inc., Three World Financial Center, New York, New York 10285,
Attention: Tricia Hall/Commercial Mortgage Trading, facsimile number:
212-526-3746, (B) Warburg Dillon Read LLC, 299 Park Avenue, New York, New York 10171, Attention: Ahmed Alali, facsimile number: (212) 821-3162, with a copy to Robert C, Dinerstein, General Counsel, (C) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, Attention: Russell Rahbany, facsimile number:
(212) 761-3286, and (D) Deutsche Bank Securities Inc., 51 West 52nd Street, New York, New York 10019, Attention: Tom Traynor, facsimile number: (212) 469-3215;
(vi) in the case of the Rating Agencies, (A) Moody's Investors Services, Inc., 99 Church Street, New York, New York 10007, Attention: CMBS Monitoring, facsimile number: (212) 553-1350, and (B) Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance Department, facsimile number: (212) 635-0295; and (vii) in the case of the Fiscal Agent, to the Trustee on behalf of the Fiscal Agent; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Grant of a Security Interest.

                  The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Pool Custodial Account, the Collection Account, the Interest Reserve Account and, if established, the Pool REO Account and the Defeasance Deposit Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as EXHIBIT J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, with the reasonable cooperation of the Depositor, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This SECTION 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the New York UCC.

                  SECTION 11.08. Streit Act.

                  Any provisions required to be contained in this Agreement by
Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; PROVIDED, HOWEVER, that to the extent that such
Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, PROVIDED that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

                  SECTION 11.09. Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by SECTION 3.22(d) and to terminate the Trust Fund pursuant to SECTION 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 60 days thereafter) shall be a third party beneficiary to obligations of a successor Master Servicer under SECTION 3.22(d), PROVIDED that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
SECTION 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this SECTION 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this SECTION 11.09. The Companion Loan Noteholders and any designees thereof shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. The Cherry Creek Mall Trustee, the Cherry Creek Mall Fiscal Agent, the Annapolis Mall Trustee, the Annapolis Mall Fiscal Agent, Westfield Portfolio Trustee, the Westfield Portfolio Fiscal Agent, the Sangertown Square Trustee and the Sangertown Square Fiscal Agent shall be third-party beneficiaries to this Agreement solely with respect to reimbursement of P&I Advances made by such Persons, with interest, as provided in SECTION 3.05A hereof. This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. No other person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.10. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.11. Notices to Rating Agencies.

                  (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Fiscal Agent, the Master Servicer or the Special Servicer;

                  (iv) the repurchase of Mortgage Loans by the Depositor pursuant to SECTION 2.03;

                  (v) any change in the location of the Collection Account or the Interest Reserve Account;

                  (vi) the final payment to any Class of Certificateholders; and

                  (vii) any sale or disposition of any Mortgage Loan or REO Property.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee; and

                  (ii) any change in the location of any Custodial Account.

                  (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

                  (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in SECTION 3.13;

                  (ii) each of its annual independent public accountants' servicing reports described in SECTION 3.14; and

                  (iii) any Officer's Certificate delivered by it to the Trustee pursuant to SECTION 3.11(h), 4.03(c) or 4.03A(c).

                  (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in SECTION 8.14(b), (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to
SECTION 7.03(a) or SECTION 7.03(b) and (iii) deliver to Fitch any of the materials that were delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to SECTION 3.12(a) in respect of the Annapolis Mall Loan Pair and the Westfield Portfolio Loan Pair.

                  (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in SECTION 4.02(a) that is prepared by it.

                  (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

                  SECTION 11.12. Global Opinions.

                  Notwithstanding anything herein to the contrary, where any party hereto is required or permitted to rely upon an Opinion of Counsel with respect to any particular matter, such Opinion of Counsel need not specifically reference such particular matter, but rather such Opinion of Counsel may address general matters of law in respect of nonspecific circumstances which clearly encompass the facts of such particular matter (any such Opinion of Counsel, a "GLOBAL OPINION"); PROVIDED that no Global Opinion may be relied upon if it is more than 12 months old or if the subject party has reason to believe that such Global Opinion no longer expresses a correct legal opinion.

                  SECTION 11.13. Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of SECTION 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                        STRUCTURED ASSET SECURITIES CORPORATION
                                          Depositor



                                        By: /s/ Mary Pat Archer
                                           ------------------------------------
                                        Name:  Mary Pat Archer
                                        Title: Senior Vice President



                                        FIRST UNION NATIONAL BANK
                                          Master Servicer



                                        By: /s/ Lisa K. Traylor
                                           ------------------------------------
                                        Name:  Lisa K. Traylor
                                        Title: Vice President



                                        LENNAR PARTNERS, INC.
                                        Special Servicer



                                        By: /s/ Ronald E. Schrager
                                           ------------------------------------
                                        Name:  Ronald E. Schrager
                                        Title: Vice President



                                        LASALLE BANK NATIONAL ASSOCIATION
                                          Trustee



                                        By: /s/ Barbara L. Marik
                                           ------------------------------------
                                        Name:  Barbara L. Marik
                                        Title: Assistant Vice President

                                        ABN AMRO BANK N.V.
                                          Fiscal Agent



                                        By: /s/ Barbara A. Wolf
                                           ------------------------------------
                                        Name:  Barbara A. Wolf
                                        Title: Vice President



                                        By: /s/ Cynthia Reis
                                           ------------------------------------
                                        Name: Cynthia Reis
                                        Title: First Vice President

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                       MORTGAGE LOAN SCHEDULE (SCHEDULE I)

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN
NUMBER      PROPERTY NAME                                   ADDRESS                                                   CITY
------------------------------------------------------------------------------------------------------------------------------------
     1      Cherry Creek Mall                               3000 East First Avenue                                    Denver
------------------------------------------------------------------------------------------------------------------------------------
     2      Annapolis Mall                                  2002 Annapolis Mall                                       Annapolis
------------------------------------------------------------------------------------------------------------------------------------
     3      Westfield Portfolio                             Various                                                   Various
------------------------------------------------------------------------------------------------------------------------------------
     4      Sangertown Square                               Route 5 and Route 5A                                      New Hartford
------------------------------------------------------------------------------------------------------------------------------------
     5      Southern Company Center                         270 Peachtree Street                                      Atlanta
------------------------------------------------------------------------------------------------------------------------------------
     6      Metro Plaza Shopping Center                     Washington Boulevard and 6th Street                       Jersey City
------------------------------------------------------------------------------------------------------------------------------------
     7      Deposit Guaranty Plaza                          210 E. Capital Street                                     Jackson
------------------------------------------------------------------------------------------------------------------------------------
     8      Cedarbrook Corporate Center Building 5          5 Cedar Brook Drive                                       Cranbury
------------------------------------------------------------------------------------------------------------------------------------
     9      2 and 4 Gannett Drive                           2 Gannett Drive and 4 Gannett Drive                       White Plains
------------------------------------------------------------------------------------------------------------------------------------
    10      New Media & Arts Center                         450 West 15th Street                                      New York City
------------------------------------------------------------------------------------------------------------------------------------
    11      Pepper Square Shopping Center                   14902 Preston Road                                        Dallas
------------------------------------------------------------------------------------------------------------------------------------
    12      Pinewood Chase Apartments                       5601 Regency Park Court                                   Suitland
------------------------------------------------------------------------------------------------------------------------------------
    13      Eagle Rock                                      2700 Colorado Boulevard                                   Eagle Rock
------------------------------------------------------------------------------------------------------------------------------------
    14      Deposit Guaranty Tower & Building               333 Texas Street                                          Shreveport
------------------------------------------------------------------------------------------------------------------------------------
    15      Park Place Apartments                           1300 North L Street                                       Lompoc
------------------------------------------------------------------------------------------------------------------------------------
    17      Stop & Shop - Meriden, CT                       71 Parker Avenue                                          Meriden
------------------------------------------------------------------------------------------------------------------------------------
    18      205-11 Montague Street                          205-11 Montague Street                                    Brooklyn
------------------------------------------------------------------------------------------------------------------------------------
    19      Reisterstown Square Apartments                  6510 Eberle Drive                                         Baltimore
                                                                                                                      (Reisterstown)
------------------------------------------------------------------------------------------------------------------------------------
    20      Five Points Plaza                               40 Marietta Street                                        Atlanta
------------------------------------------------------------------------------------------------------------------------------------
    21      SecurCare Boulder Portfolio                     Various                                                   Boulder
------------------------------------------------------------------------------------------------------------------------------------
    22      Speedway Plaza                                  290 Turnpike Road                                         Westborough
------------------------------------------------------------------------------------------------------------------------------------
    23      River Oaks West Shopping Center                 530-603 West River Oaks Drive orrence Avenue              Calumet City
------------------------------------------------------------------------------------------------------------------------------------
    24      Deposit Guaranty - Building                     200 E. Capitol Street                                     Jackson
------------------------------------------------------------------------------------------------------------------------------------
    25      Best Western Carmel Mission Inn                 7200 South 156th Street                                   Carmel
------------------------------------------------------------------------------------------------------------------------------------
    26      Grammercy Parc Apartments                       2001 E. Tropicana Avenue                                  Las Vegas
------------------------------------------------------------------------------------------------------------------------------------
    27      Foshay Tower                                    821 Marquette Avenue                                      Minneapolis
------------------------------------------------------------------------------------------------------------------------------------
    28      Forestdale Apartments                           3351-C Forestdale Drive                                   Burlington
------------------------------------------------------------------------------------------------------------------------------------
    29      Whispering Oaks Apartments                      2443 West Dugdale Road                                    Waukegan
------------------------------------------------------------------------------------------------------------------------------------
    30      Scarbrough Building                             101 W. 6th St.                                            Austin
------------------------------------------------------------------------------------------------------------------------------------
    31      Central Forest Shopping Center                  11617 North Central Expressway                            Dallas
------------------------------------------------------------------------------------------------------------------------------------
    32      Wellington Country Plaza                        12765-12850 West Forest Hill Blvd.                        Wellington
------------------------------------------------------------------------------------------------------------------------------------
    33      Littlefield Building                            106 E. Sixth Street                                       Austin
------------------------------------------------------------------------------------------------------------------------------------
    34      Timberlyne Shopping Center                      1129 Weaver Dairy Road                                    Chapel Hill
------------------------------------------------------------------------------------------------------------------------------------
    35      29 West 35th Street                             29 West 35th Street                                       New York
------------------------------------------------------------------------------------------------------------------------------------
    36      Peacock Center                                  504 Ridgeville Road                                       Mount Airy
------------------------------------------------------------------------------------------------------------------------------------
    37      Nabisco Warehouse & Distribution Complex        2005, 2040, 2100, and 2150 W. 43rd St./4334 S. Damen Ave. Chicago
------------------------------------------------------------------------------------------------------------------------------------
    38      Ballenger Creek Plaza                           5830 Ballenger Creek Pike                                 Frederick
------------------------------------------------------------------------------------------------------------------------------------
    39      Bishop's Corner West                            345 North Main Street                                     West Hartford
------------------------------------------------------------------------------------------------------------------------------------
    40      Montgomery Commons                              East Boulevard/Calmar Drive                               Montgomery
------------------------------------------------------------------------------------------------------------------------------------
    41      Winchester Marketplace                          40515,40665, 40695, 40705 & 40825 Winchester Road         Temecula
------------------------------------------------------------------------------------------------------------------------------------
    43      La Paz Apartments                               160 Virgil Avenue                                         Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
    44      The Atria at Hillcrest                          158-13 72nd Avenue                                        Flushing
------------------------------------------------------------------------------------------------------------------------------------
    45      Citizens Trust Company Bldg.                    75 Piedmont Avenue Northeast                              Atlanta
------------------------------------------------------------------------------------------------------------------------------------
    46      229-233 Seventh Street                          229-233 Seventh Street                                    Garden City
------------------------------------------------------------------------------------------------------------------------------------
    47      Woodbridge Village Apartments                   1900-1948 North Marianna Avenue                           Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
    48      Mooresville Festival Shopping Center            3904-3990 West Highway 150                                Mooresville
------------------------------------------------------------------------------------------------------------------------------------
    49      901 Hugh Wallis Road (BellSouth Building)       901 Hugh Wallis Road                                      Lafayette
------------------------------------------------------------------------------------------------------------------------------------
    50      800 North Pearl                                 800 North Pearl Street                                    Albany
------------------------------------------------------------------------------------------------------------------------------------
    51      Town North Shopping Center                      3500-3600 North Belt Line Road                            Irving
------------------------------------------------------------------------------------------------------------------------------------
    52      Route 7 Commerce Center                         9409 and 9411 Philadelphia Road                           Rossville
------------------------------------------------------------------------------------------------------------------------------------
    53      Post Road Plaza                                 260-300 Boston Post Road                                  Port Chester
------------------------------------------------------------------------------------------------------------------------------------
    54      Chapel Wood Apartments                          1425 Nova Avenue                                          Capital
                                                                                                                      Heights
------------------------------------------------------------------------------------------------------------------------------------
    55      Enterprise Park                                 6155 Corporate Drive                                      Houston
------------------------------------------------------------------------------------------------------------------------------------
    56      Marion Ridge Apartments                         1829 E. Marion Street #100                                Shelby
------------------------------------------------------------------------------------------------------------------------------------
    57      Orica North                                     100 Park Plaza Drive                                      Secaucus
------------------------------------------------------------------------------------------------------------------------------------
    58      Torrance Tech Park                              370-390 Amapola Avenue                                    Torrance
------------------------------------------------------------------------------------------------------------------------------------
    59      2720 Dupont Commerce Center                     2720 DuPont Commerce Court                                Fort Wayne
------------------------------------------------------------------------------------------------------------------------------------
    61      Oradell Medical Plaza                           550 Kinderamack Road                                      Oradell
------------------------------------------------------------------------------------------------------------------------------------
    62      River Drive                                     380-400 River Drive                                       Passaic
------------------------------------------------------------------------------------------------------------------------------------
    63      The Joseph Cory Warehouse                       888 Newark Avenue                                         Jersey City
------------------------------------------------------------------------------------------------------------------------------------
    64      Horizons Office Bldg                            1401 Forum Way                                            West Palm
                                                                                                                      Beach
------------------------------------------------------------------------------------------------------------------------------------
    67      Bernard Court Shopping Center                   1843 Highland Drive                                       Jonesboro
------------------------------------------------------------------------------------------------------------------------------------
    68      Oakwood Apartments                              745 Boundary Street                                       Newton
------------------------------------------------------------------------------------------------------------------------------------
    70      Foxcroft Village MHP                            20 Foxcroft Village Lane                                  Loch Sheldrake
------------------------------------------------------------------------------------------------------------------------------------
    71      Heron Walk                                      3506 Cove View Boulevard                                  Galveston
------------------------------------------------------------------------------------------------------------------------------------
    72      17 Corporate Plaza Office Building              17 Corporate Plaza                                        Newport Beach
------------------------------------------------------------------------------------------------------------------------------------
    73      Westlake Office Building                        310 Technology Ave                                        Norcross
------------------------------------------------------------------------------------------------------------------------------------
    74      Fiesta Travel Trailer Resort                    3811 East University Drive                                Mesa
------------------------------------------------------------------------------------------------------------------------------------
    75      Cap Senior - Crosswood Oaks                     6650 Crosswood Circle                                     Citrus Heights
------------------------------------------------------------------------------------------------------------------------------------
    76      Carlyle Crossing                                6300 Vega Drive                                           Fort Worth
------------------------------------------------------------------------------------------------------------------------------------
    77      GSE Building                                    9189 Red Branch Road                                      Columbia
------------------------------------------------------------------------------------------------------------------------------------
    78      680 Arthur Kill Road                            680-686 Arthur Kill Road                                  Staten Island
------------------------------------------------------------------------------------------------------------------------------------
    79      Hampton Inn - Carlisle                          1164 Harrisburg Pike                                      Carlisle
------------------------------------------------------------------------------------------------------------------------------------
    80      Ironwood Plaza                                  23920 Ironwood Plaza                                      Moreno Valley
------------------------------------------------------------------------------------------------------------------------------------
    82      Parkview Estates                                995 North Denton Boulevard                                Fort Walton
                                                                                                                      Beach
------------------------------------------------------------------------------------------------------------------------------------
    83      Wallace Crossing Shopping Center                715 N. Norwood Street                                     Wallace
------------------------------------------------------------------------------------------------------------------------------------
    84      Palomar Village                                 687-693 Palomar Street                                    Chula Vista
------------------------------------------------------------------------------------------------------------------------------------
    85      Stanton Oaks Shopping Center                    4201 Green Oaks Blvd West                                 Arlington
------------------------------------------------------------------------------------------------------------------------------------
    86      West Pointe Shopping Center                     2900 Kings Highway                                        Paragould
------------------------------------------------------------------------------------------------------------------------------------
    87      Four Seasons Business Park VI,Buildings 1, 2,   6830 North Eldridge Parkway                               Houston
            and 3
------------------------------------------------------------------------------------------------------------------------------------
    88      Littlefield Mall                                115 E. Sixth Street                                       Austin
------------------------------------------------------------------------------------------------------------------------------------
    89      Highlands Retail Center                         951 West Interstate Highway 20                            Arlington
------------------------------------------------------------------------------------------------------------------------------------
    91      151 West 25th Street                            151 West 25th Street                                      New York
------------------------------------------------------------------------------------------------------------------------------------
    92      La Croix Court Apartments                       14 La Croix Court Drive a/k/a 75 Carry Lane               Rochester(Town
                                                                                                                     of Irondequiot)
------------------------------------------------------------------------------------------------------------------------------------
    93      Everglades Apartments                           1103 23rd Street North                                    Pell City
------------------------------------------------------------------------------------------------------------------------------------
    94      Plaza Building                                  120 North Congress Street                                 Jackson
------------------------------------------------------------------------------------------------------------------------------------
    95      Sycamore Green Apartments                       52 Strathmore Circle                                      Rochester
------------------------------------------------------------------------------------------------------------------------------------
    96      Crystal Inn - Logan                             853 South Highway 89                                      Logan
------------------------------------------------------------------------------------------------------------------------------------
    97      Valley Plaza Shopping Center                    16932-17020 E. Quincy Avenue                              Aurora
------------------------------------------------------------------------------------------------------------------------------------
    98      La Palma Corporate Park (Buildings 4-8)         2970, 2990, 2992 East La Palma Ave., 1035,
                                                            1045 Armando St                                           Anaheim
------------------------------------------------------------------------------------------------------------------------------------
    99      Hampton Inn - Selinsgrove                       2-16 South Market Street                                  Shamokin Dam
------------------------------------------------------------------------------------------------------------------------------------
    100     Mid America Business Park II                    8021 Mid America Boulevard                                Oklamoma City
------------------------------------------------------------------------------------------------------------------------------------
    101     UNOVA Industrial Building                       2807-2927 Elliott & 33653 Dequindre Rd.                   Troy
------------------------------------------------------------------------------------------------------------------------------------
    103     Walgreens - Dallas, TX                          8310 Abrams Road                                          Dallas
------------------------------------------------------------------------------------------------------------------------------------
    104     Cambridge Place Apartments                      435-441 Cambridge Street                                  Boston
------------------------------------------------------------------------------------------------------------------------------------
    106     Merchant's Village                              4115 Columbia Rd.                                         Martinez
------------------------------------------------------------------------------------------------------------------------------------
    107     Federal Express Buildings                       Various                                                   Various
------------------------------------------------------------------------------------------------------------------------------------
    108     Santiago Parkside Estates                       1155 South Riverside Avenue                               Rialto
------------------------------------------------------------------------------------------------------------------------------------
    109     Suni Sands RV Resort                            1960 East 32nd Street                                     Yuma
------------------------------------------------------------------------------------------------------------------------------------
    110     Clay Commons Shopping Center                    8075 Oswego Road                                          Clay
------------------------------------------------------------------------------------------------------------------------------------
    111     Gold Coast Strip Center                         1577-1595 Northern Boulevard                              Manhasset
------------------------------------------------------------------------------------------------------------------------------------
    112     CVS - Baltimore, MD                             5603 Old Frederick Road                                   Catonsville
------------------------------------------------------------------------------------------------------------------------------------
    113     Plaza Verdugo Medical Center                    1809 Verdugo Boulevard                                    Glendale
------------------------------------------------------------------------------------------------------------------------------------
    114     Oakridge Estates,Decatur andValley View MHPs    2950 W. 1100 N. Rd.521 S. 13th St. 4497 W. 200 N.         Huntington
------------------------------------------------------------------------------------------------------------------------------------
    115     La Palma Corporate Park (Buildings 2 & 3)       2910 & 2940 East La Palma Avenue                          Anaheim
------------------------------------------------------------------------------------------------------------------------------------
    116     Tarponaire Mobile Resort                        38791 US Highway 19 North                                 Tarpon Springs
------------------------------------------------------------------------------------------------------------------------------------
    117     One Park Place                                  One Park Place                                            Peekskill
------------------------------------------------------------------------------------------------------------------------------------
    118     Lake Creek Crossing Shopping Center             1205 Round Rock Avenue                                    Round Rock
------------------------------------------------------------------------------------------------------------------------------------
    119     275 Broome Industrial Parkway (Dick's)          275 Broome Industrial Parkway                             Conklin
------------------------------------------------------------------------------------------------------------------------------------
    121     Comfort Inn - Harrisburg                        7744 Linglestown Road                                     Harrisburg
------------------------------------------------------------------------------------------------------------------------------------
    122     Westway Office Park                             8000 Harwin Drive                                         Houston
------------------------------------------------------------------------------------------------------------------------------------
    123     54 Regional Drive                               54 Regional Drive                                         Concord
------------------------------------------------------------------------------------------------------------------------------------
    124     2044 Ocean Avenue                               2044 Ocean Avenue                                         Brooklyn
------------------------------------------------------------------------------------------------------------------------------------
    125     The Whitney Hotel                               700 Woodrow Street                                        Columbia
------------------------------------------------------------------------------------------------------------------------------------
    126     Office Max-Morristown                           2583 East Morris Boulevard                                Morristown
------------------------------------------------------------------------------------------------------------------------------------
    127     Sun Lake Estates Mobile Home Park               4865 Lake Ontario Drive                                   Cocoa
------------------------------------------------------------------------------------------------------------------------------------
    128     Crestwood Village MHP                           2154 North Oregon St.                                     St. Helens
------------------------------------------------------------------------------------------------------------------------------------
    129     CVS - Enfield, CT                               875 Enfield Street                                        Enfield
------------------------------------------------------------------------------------------------------------------------------------
    130     Deserama Mobile Ranch                           2434 E. Main Street                                       Mesa
------------------------------------------------------------------------------------------------------------------------------------
    131     The Barons Apartments                           91 Queen Street                                           Southington
------------------------------------------------------------------------------------------------------------------------------------
    132     August Manor Apartments                         8951 NE 8th Avenue & 800 NE 90th Street                   Miami
------------------------------------------------------------------------------------------------------------------------------------
    133     426 West Broadway                               426 West Broadway                                         New York City
------------------------------------------------------------------------------------------------------------------------------------
    134     Walnut Hill Apartments                          1550 Blalock                                              Houston
------------------------------------------------------------------------------------------------------------------------------------
    135     Chesterfield Commons Shopping Center            831 Chesterfield Highway                                  Cheraw
------------------------------------------------------------------------------------------------------------------------------------
    136     714 Lexington Avenue                            714 Lexington Avenue                                      New York
------------------------------------------------------------------------------------------------------------------------------------
    137     Apache Gardens Mobile Home Park                 1617 North Ironwood Drive                                 Apache
                                                                                                                      Junction
------------------------------------------------------------------------------------------------------------------------------------
    138     Ingram Oaks                                     400 Live Oak                                              Ingram
------------------------------------------------------------------------------------------------------------------------------------
    139     Wayne Garden Apartments                         101 West Browning Road                                    Collingswood
------------------------------------------------------------------------------------------------------------------------------------
    140     CVS - Hinckley, OH                              SEC West 130th Street and Boston Road                     Hinckley
                                                                                                                      Township
------------------------------------------------------------------------------------------------------------------------------------
    142     CVS - Elberton, GA                              232 Elbert Street                                         Elberton
------------------------------------------------------------------------------------------------------------------------------------
    144     509 East Sixth Street                           509 East Sixth Street                                     New York
------------------------------------------------------------------------------------------------------------------------------------
    145     67th & Bell                                     Southeast Corner of Bell Road and 67th Avenue             Glendale
------------------------------------------------------------------------------------------------------------------------------------
    146     Oakhill Family Park                             1003 Oak Hill Avenue                                      Attleboro
------------------------------------------------------------------------------------------------------------------------------------
    147     Capri Villas Apartments                         4832 Main Street                                          Jacksonville
------------------------------------------------------------------------------------------------------------------------------------
    148     Pine Meadows Apartments                         2200 Faraway Drive                                        Columbia
------------------------------------------------------------------------------------------------------------------------------------
    149     University Home Mobile Home Park                E. 9518 4th Avenue                                        Spokane
------------------------------------------------------------------------------------------------------------------------------------
    151     Crescent City Shopping Center                   925 Summit Street                                         Crescent City
------------------------------------------------------------------------------------------------------------------------------------
    152     Town Square Apartments                          1123 S. Witter                                            Pasadena
------------------------------------------------------------------------------------------------------------------------------------
    153     Arbor I                                         190 Chamberlain Highway                                   Meriden
------------------------------------------------------------------------------------------------------------------------------------
    154     Summitwood Apartments                           80, 156-174, & 153-185 Sam's Road                         Meriden
------------------------------------------------------------------------------------------------------------------------------------
    155     Shady Rest Mobile Home and RV Park              11435 E Apache Trail                                      Apache
                                                                                                                      Junction
------------------------------------------------------------------------------------------------------------------------------------
    156     Bangs MHP                                       30 Kendall Pond Road                                      Derry
------------------------------------------------------------------------------------------------------------------------------------
    157     San Vicente Shopping Center                     11706-11712 San Vicente Boulevard                         Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
    158     Las Brisas Apartments                           4500 North Main                                           Houston
------------------------------------------------------------------------------------------------------------------------------------
    159     Malibu Court                                    1702 Wirt Road                                            Houston
------------------------------------------------------------------------------------------------------------------------------------
    161     Main Place Apartments                           923-947 Main Street                                       New Britain
------------------------------------------------------------------------------------------------------------------------------------
    162     The 1940 Building                               1940 116th Avenue NE                                      Bellevue
------------------------------------------------------------------------------------------------------------------------------------
    163     Canal Studios                                   243 & 278 North Union Street                              Lambertville
------------------------------------------------------------------------------------------------------------------------------------
    165     Liberty Place Professional Building             3211 Liberty Street                                       Erie
------------------------------------------------------------------------------------------------------------------------------------
    166     Grant Square                                    15 Fernwood Avenue                                        Clearwater
------------------------------------------------------------------------------------------------------------------------------------
    167     Post Oak Manor                                  11211 S. Post Oak Road                                    Houston
------------------------------------------------------------------------------------------------------------------------------------
    168     South Grand Apartments                          15430 East Freeway                                        Channelview
------------------------------------------------------------------------------------------------------------------------------------
    169     AAA Mini-Storage                                7625 North Loop East Freeway                              Houston
------------------------------------------------------------------------------------------------------------------------------------
    170     Welsh Gardens                                   2630 Welsh Road                                           Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    171     Wellwood Manor                                  606 W. Maple Avenue                                       Merchantville
                                                                                                                      Borough
------------------------------------------------------------------------------------------------------------------------------------
    172     Hickory Point MHP                               1181 Anclote Road                                         Tarpon Springs
------------------------------------------------------------------------------------------------------------------------------------
    173     Creekside Mobile Home Park                      2561 Kingston Road                                        Leicester
------------------------------------------------------------------------------------------------------------------------------------
    174     10 Parker Street                                10 Parker Street                                          Port Chester
------------------------------------------------------------------------------------------------------------------------------------
    175     38th Street Apartments                          24 West 38th Street                                       Jacksonville
------------------------------------------------------------------------------------------------------------------------------------
    176     West Village II Ltd.                            311-13 N 33rd Street & 3225-27 Powelton Avenue            Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    177     The Janwood Apartments                          1706 Pasadena Boulevard                                   Pasadena
------------------------------------------------------------------------------------------------------------------------------------
    178     Apartments 22                                   2202 E. 136th Avenue                                      Tampa
------------------------------------------------------------------------------------------------------------------------------------
    179     West Village Ltd.                               3201, 3205-07, 3211, 3217-23 Powelton Avenue              Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    180     Hillcrest Apartments                            115 North 34th Street                                     Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    181     East Wind Apartments                            115 Trenton Road                                          Brown Mills
                                                                                                                    (Pemberton Twp.)
------------------------------------------------------------------------------------------------------------------------------------
    182     University Village Apartments                   306 N. 32nd Street & 3214-3218Street                      Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    183     Minden Square Apartments                        5444-5540 & 5435-5473 Minden Avenue                       Houston
------------------------------------------------------------------------------------------------------------------------------------
    184     Park Villa Apartments                           2505-2525 Royal Palm Avenue                               Fort Myers
------------------------------------------------------------------------------------------------------------------------------------
    185     263 Genesee Street                              263 Genesee Street                                        Utica
------------------------------------------------------------------------------------------------------------------------------------
    186     Rio Vista Apartments                            1116 FM 78                                                Schertz
------------------------------------------------------------------------------------------------------------------------------------
    188     166 Jewett Avenue                               166 Jewett Avenue                                         Jersey City
------------------------------------------------------------------------------------------------------------------------------------
    189     14 Kensington Avenue                            14 Kensington Avenue                                      Jersey City
------------------------------------------------------------------------------------------------------------------------------------
    190     Zabriskie Arms Condominium                      149 Zabriskie Street                                      Jersey City
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                     Cut-off       Monthly               Remaining             Remaining     Interest      Administrative
LOAN                Zip      Date          P&I         Mortgage  term to   Maturity-   Amortization  Accrual       Cost
NUMBER      State   Code     Balance       Payment     Rate      Maturity  ARD         Term          Basis         Rate
------------------------------------------------------------------------------------------------------------------------------------
     1        CO    80206  148,497,918.00 1,143,861.16    7.68     75      8/11/06       300         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
     2        MD    21401  122,873,596.80   939,216.06   8.251     115     12/11/09      355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
     3        CA   Various  99,000,000.00   767,077.85   8.285     115     12/11/09      355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
     4        NY    13413   62,145,749.92   509,109.69   8.987     115     12/1/09       355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
     5        GA    30303   36,266,700.54   261,923.33    7.77     110      7/1/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
     6        NJ    7302    26,437,124.35   198,154.93     8.2     116      1/1/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
     7        MS    39201   25,708,264.29   199,294.63    8.55     113     10/6/09       353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
     8        NJ    8512    22,961,104.48   183,245.71    8.89     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
     9        NY    10604   20,453,825.21   156,466.46    8.42     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    10        NY    10011   18,964,383.23   155,208.07    9.17     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    11        TX    75240   17,870,835.70   144,929.94    9.07     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    12        MD    20902   16,900,746.06   124,147.94    7.95     110     7/10/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    13        CA    90041   16,792,557.20   125,650.12   8.177     115     12/11/09      355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    14        LA    71101   16,540,976.31   128,228.32    8.55     113     10/6/09       353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    15        CA    93436   14,764,636.80   110,356.19    8.17     80       1/1/07       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    17        CT    6450    14,255,134.11   125,550.62    8.66     238      3/1/20       238         30/360        0.1022
------------------------------------------------------------------------------------------------------------------------------------
    18        NY    11242   13,692,439.11   106,213.23    8.55     112     9/11/09       352         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    19        MD    21215   13,471,051.66   105,001.62   8.625     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    20        GA    30303   13,286,194.94    95,954.81    7.77     110      7/1/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    21        CO   Various  13,032,844.11   108,235.34    8.81     54      11/1/04       294         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    22        MA    1581    12,764,973.32    96,522.30    8.29     115     12/1/09       355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    23        IL    60409   12,280,234.58   106,922.45    8.33     122      7/1/10       230         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    24        MS    39201   11,957,332.21    92,695.18    8.55     113     10/6/09       353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    25        CA    93923   11,352,167.16    93,956.84    8.78     79      12/1/06       295         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    26        NV    89115   10,867,555.00    79,676.60    7.96     115     12/1/09       355         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    27        MN    55402   10,681,260.16    83,947.79    8.72     117      2/1/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    28        NC    27215   10,662,347.71    79,559.59    8.14     114     11/1/09       354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    29        IL    60085   10,233,912.85    84,324.23    9.25     117      2/6/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    30        TX    78701    9,726,866.50    72,906.06     8.2     56       1/1/05       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    31        TX    75243    9,584,195.93    77,381.96    9.02     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    32        FL    33414    9,575,207.50    76,473.88    8.72     56       1/1/05       332         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    33        TX    78701    9,103,349.44    68,232.59     8.2     56       1/1/05       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    34        NC    27514    8,947,730.50    65,850.69    7.97     110      7/1/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    35        NY    10001    8,830,011.22    70,406.50    8.88     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    36        MD    21771    8,796,722.81    61,759.33    7.48     111      8/6/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    37        IL    60609    8,709,813.14    68,639.61    8.75     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    38        MD    21703    8,647,625.82    60,712.56    7.48     111      8/6/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    39        CT    6117     8,230,926.06    62,327.83    8.31     116      1/1/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    40        AL    36116    8,082,014.76    62,167.22    8.48     116      1/1/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    41        CA    92590    8,066,979.56    59,604.42    8.03     113     10/6/09       353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    43        CA    90004    7,735,742.34    59,480.98    8.48     81       2/1/07       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    44        NY    11375    7,206,546.24    52,441.78    7.85     110     7/11/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    45        GA    30303    6,885,558.80    54,159.17   8.725     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    46        NY    11530    6,594,442.94    53,152.59    9.01     58       3/1/05       358         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    47        CA    90032    6,514,261.42    47,492.05   7.875     111      8/6/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    48        NC    28115    6,516,000.00    45,150.45   8.315     116     1/11/10        0          Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    49        LA    70508    5,929,328.90    56,895.09    8.11     116      1/1/10       150         30/360        0.1022
------------------------------------------------------------------------------------------------------------------------------------
    50        NY    12204    5,950,411.81    47,628.20    8.33     111      8/1/09       291         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    51        TX    75243    5,890,584.69    48,196.19    9.17     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    52        MD    21237    5,641,340.46    43,254.17   8.445     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    53        NY    10573    5,640,096.87    45,693.04   9.055     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    54        MD    20743    5,487,787.80    42,212.31    8.48     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    55        TX    77036    5,479,506.10    41,803.97   8.375     77      10/11/06      353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    56        NC    28152    5,431,055.54    40,714.37    8.19     114     11/1/09       354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    57        NJ    7094     5,334,745.51    39,742.33    8.13     115     12/1/09       355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    58        CA    90501    5,310,663.45    41,700.57    8.71     57       2/1/05       357         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    59        IN    46825    5,089,260.97    39,939.73     8.7     116      1/1/10       356         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    61        NJ    7649     5,015,987.37    37,496.11   8.125     108      5/1/09       348         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    62        NJ    7055     4,985,385.15    39,782.25   8.875     114     11/11/09      354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    63        NJ    7306     4,953,901.91    38,253.45     8.5     112     9/11/09       352         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    64        FL    33406    4,736,511.75    38,858.38    8.69     117      2/1/10       297         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    67        AR    72402    4,362,903.60    32,867.91    8.25     115     12/6/09       355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    68        NC    28658    4,288,803.32    33,002.35    8.48     115     12/1/09       355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    70        NY    12759    4,145,975.00    31,998.19    8.53     58       3/1/05       358         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    71        TX    77554    4,110,054.36    30,325.32    8.02     78      11/1/06       354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    72        CA    92660    4,103,755.16    30,555.84     8.1     111      8/1/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    73        GA    30092    4,079,696.08    30,801.93    8.25     111     8/11/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    74        AZ    85205    4,078,418.00    29,033.65    7.63     112      9/1/09       352         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    75        CA    95621    4,058,754.45    32,111.08     8.2     112      9/1/09       292         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    76        TX    76133    4,041,835.89    29,802.21    8.03     81       2/1/07       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    77        MD    21045    4,033,395.65    31,514.89    8.63     112     9/11/09       352         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    78        NY    10308    3,975,868.04    32,587.34    8.64     113     10/1/09       293         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    79        PA    17013    3,950,000.00    33,782.70    8.94     119      4/1/10       276         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    80        CA    92557    3,827,642.80    29,526.28     8.5     114     11/6/09       354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    82        FL    32547    3,793,718.26    30,575.66       9     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    83        NC    28466    3,793,358.41    29,840.35    8.73     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    84        CA    91911    3,745,821.80    28,459.37    8.33     113     10/6/09       353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    85        TX    76016    3,744,015.70    30,633.17    9.17     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    86        AR    72450    3,739,631.63    28,172.50    8.25     115     12/6/09       355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    87        TX    77084    3,736,257.28    28,668.32  8.4375     113     10/6/09       353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    88        TX    78701    3,666,280.44    27,479.98     8.2     56       1/1/05       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    89        TX    75231    3,596,617.25    28,038.86    8.64     118      3/1/10       358         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    91        NY    10001    3,493,691.46    27,110.66    8.58     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    92        NY    14609    3,492,031.67    26,602.53   8.375     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    93        AL    35125    3,487,147.81    26,738.53    8.43     113     10/6/09       353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    94        MS    39201    3,424,920.28    27,293.47    8.86     114     11/6/09       354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    95        NY    14609    3,394,008.45    26,602.25    8.69     117      2/1/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    96        UT    84321    3,377,669.28    28,509.40    8.99     112      9/1/09       292         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    97        CO    80015    3,354,000.00    23,268.38   8.325     116     1/11/10        0          Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    98        CA    92806    3,336,793.60    24,955.75    8.16     53      10/1/04       353         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    99        PA    17870    3,300,000.00    28,223.52    8.94     119      4/1/10       276         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    100       OK    73135    3,282,885.33    25,507.40    8.59     116      1/1/10       356         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    101       MI    48083    3,257,003.00    24,236.65    7.43     108     5/11/09       288         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    103       TX    75243    3,216,055.16    28,232.78    8.57     236      1/1/20       236         30/360        0.1022
------------------------------------------------------------------------------------------------------------------------------------
    104       MA    2134     3,215,663.19    23,821.47    8.07     115     12/11/09      355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    106       GA    30907    3,141,268.08    23,642.76    8.24     115     12/1/09       355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    107       FL   Various   3,103,778.63    25,250.61    8.83     116      1/1/10       320         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    108       CA    92376    3,063,972.00    22,728.91    8.06     75       8/1/06       351         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    109       AZ    85364    2,991,705.00    22,538.00    8.25     115     12/1/09       355         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    110       NY    13090    2,909,298.17    23,454.75       9     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    111       NY    11030    2,893,530.00    22,216.33    8.46     80       1/1/07       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    112       MD    21229    2,838,272.19    23,425.70     8.6     237      2/1/20       237         30/360        0.1022
------------------------------------------------------------------------------------------------------------------------------------
    113       CA    91208    2,831,469.38    22,382.87    8.77     114     11/1/09       354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    114       IN    46750    2,794,260.00    22,147.71    8.81     116      1/1/10       356         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    115       CA    92806    2,639,552.91    19,741.15    8.16     53      10/1/04       353         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    116       FL    34689    2,594,239.00    19,002.18    7.93     112      9/1/09       352         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    117       NY    10566    2,593,042.52    21,908.20    9.05     81       2/1/07       297         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    118       TX    78681    2,502,524.96    20,213.01    8.43     110      7/1/09       290         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    119       NY    13748    2,488,898.75    20,113.83    8.49     115     12/1/09       295         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    121       PA    17112    2,400,000.00    20,526.20    8.94     119      4/1/10       276         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    122       TX    77036    2,380,810.34    19,325.45     8.5     111      8/6/09       291         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    123       NH    3301     2,372,822.00    18,794.68    8.17     48       5/1/04       288         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    124       NY    11230    2,345,934.75    18,537.83    8.78     57       2/1/05       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    125       SC    29205    2,323,000.00    17,122.45   8.845     116     1/11/10        0          Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    126       TN    37813    2,290,861.99    17,085.49    8.13     113     10/1/09       353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    127       FL    32926    2,288,609.99    17,279.13    8.25     111      8/6/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    128       OR    97051    2,286,783.00    16,892.62    8.01     110     7/11/09       350         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    129       CT    6082     2,276,074.14    18,867.99    8.65     237      2/1/20       237         30/360        0.1022
------------------------------------------------------------------------------------------------------------------------------------
    130       AZ    85213    2,246,926.00    17,035.49     8.3     112      9/1/09       352         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    131       CT    6489     2,245,460.71    17,902.01   8.875     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    132       FL    33138    2,204,513.45    16,866.67    8.39     110      7/1/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    133       NY    10003    2,197,044.75    19,412.83   9.625     118     3/11/10       298         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    134       TX    77080    2,190,968.57    17,111.37   8.625     112     9/11/09       352         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    135       SC    29520    2,096,329.64    16,490.72    8.73     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    136       NY    10022    1,996,770.45    16,470.06    8.77     118     3/11/10       298         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    137       AZ    85220    1,885,403.00    13,441.55    7.62     108     5/11/09       348         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    138       TX    78025    1,791,382.00    13,232.87    8.02     112      9/1/09       352         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    139       NJ    8108     1,788,927.90    12,895.42    7.75     110      7/1/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    140       OH    44233    1,780,080.92    14,089.73    8.71     237      2/1/20       268         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    142       GA    30635    1,589,356.42    13,540.51    8.18     237      2/1/20       237         30/360        0.1022
------------------------------------------------------------------------------------------------------------------------------------
    144       NY    10009    1,495,621.28    11,940.05    8.88     114     11/11/09      354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    145       AZ    85306    1,494,938.10    11,332.33    8.31     114     11/1/09       354         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    146       MA    2703     1,493,523.00    11,459.37    8.43     112      9/1/09       352         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    147       FL    32299    1,489,924.20    12,459.80   8.875     112     9/11/09       292         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    148       SC    29223    1,442,587.85    11,087.65    8.44     110      7/1/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    149       WA    99206    1,397,008.82    10,904.00    8.64     116      1/1/10       356         Act/360       0.1222
------------------------------------------------------------------------------------------------------------------------------------
    151       FL    32112    1,318,759.65    10,280.92    8.64     118     3/11/10       358         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    152       TX    77506    1,316,343.68    10,693.42     8.5     110      7/1/09       290         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    153       CT    6451     1,316,359.76     9,926.00    8.26     115     12/11/09      355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    154       CT    6451     1,316,359.76     9,926.00    8.26     115     12/11/09      355         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    155       AZ    85220    1,295,569.00     9,784.75    8.27     114     11/1/09       354         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    156       NH    3038     1,274,603.00    10,938.53    8.08     108     5/11/09       228         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    157       CA    90049    1,246,764.30    10,704.77    9.25     117     2/11/10       297         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    158       TX    77009    1,243,518.25    10,276.80    8.75     114     11/11/09      294         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    159       TX    77055    1,196,258.83     9,333.48   8.625     114     11/11/09      354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    161       CT    6053     1,115,990.99     8,272.88    8.07     114     11/1/09       354         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    162       WA    98004    1,097,650.00     8,567.43    8.64     116      1/1/10       356         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    163       NJ    8530     1,044,555.33     8,632.51    8.75     114     11/11/09      294         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    165       PA    16508    1,018,019.67     8,229.18    9.03     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    166       FL    33765      997,855.67     7,777.90   8.625     116     1/11/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    167       TX    77306      992,198.50     8,136.68   8.625     111     8/11/09       291         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    168       TX    77530      991,222.69     8,052.27     8.5     110      7/1/09       290         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    169       TX    77028      933,227.32     7,607.47   9.125     116      1/6/10       356         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    170       PA    19152      890,456.92     7,036.49    8.78     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    171       NJ    8109       840,543.42     6,642.07    8.78     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    172       FL    34689      836,174.00     6,292.93    8.22     112      9/1/09       352         Act/360       0.1272
------------------------------------------------------------------------------------------------------------------------------------
    173       NY    14481      821,686.55     6,923.37       9     115     12/11/09      295         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    174       NY    10573      796,325.32     6,920.19   9.375     114     11/11/09      294         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    175       FL    32299      794,626.23     6,645.23   8.875     112     9/11/09       292         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    176       PA    19104      771,410.00     5,959.08     8.5     111     8/11/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    177       TX    77506      699,223.95     5,617.59   8.375     111     8/11/09       291         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    178       FL    33613      697,561.17     5,444.53   8.625     113     10/11/09      353         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    179       PA    19104      696,757.48     5,382.39     8.5     111     8/11/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    180       PA    19143      646,958.13     5,113.55    8.75     110      7/1/09       350         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    181       NJ    8068       619,076.40     5,213.30     9.5     117     2/11/10       357         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    182       PA    19104      599,211.38     4,628.86     8.5     111     8/11/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    183       TX    77026      597,949.40     4,994.16     8.9     116     1/11/10       296         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    184       FL    33916      596,962.17     4,983.92   8.875     114     11/11/09      294         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    185       NY    13501      499,668.08     4,295.77    9.75     118     3/11/10       358         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    186       TX    78154      498,758.59     4,368.48     9.5     117     2/11/10       297         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    188       NJ    7304       410,155.51     3,204.49   8.625     111     8/11/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    189       NJ    7304       335,491.29     2,621.15   8.625     111     8/11/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------
    190       NJ    7307       298,656.90     2,333.37   8.625     111     8/11/09       351         Act/360       0.1022
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
MORTGAGE             Mortgage                 Secured by    ARD       Anticipated    Credit Lease Loan
LOAN         Ground  Loan                     Letter of     Mortgage  Repayment      (Tenant, Guarantor
NUMBER       Lease?  Seller    Defeasance     Credit        Loan      Date           or Rated party)
---------------------------------------------------------------------------------------------------------
     1         Yes    WDR                                   Yes       8/11/29
---------------------------------------------------------------------------------------------------------
     2                WDR                        Yes        Yes       12/11/29
---------------------------------------------------------------------------------------------------------
     3                WDR                                   Yes       12/11/29
---------------------------------------------------------------------------------------------------------
     4                LB        Defeasance                  Yes       12/1/29
---------------------------------------------------------------------------------------------------------
     5                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
     6                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
     7         Yes    WDR       Defeasance                  Yes       10/6/29
---------------------------------------------------------------------------------------------------------
     8                WDR       Defeasance                  Yes       2/11/30
---------------------------------------------------------------------------------------------------------
     9                WDR       Defeasance                  Yes       1/11/30
---------------------------------------------------------------------------------------------------------
    10                WDR       Defeasance                  Yes       1/11/30
---------------------------------------------------------------------------------------------------------
    11                WDR       Defeasance                  Yes       2/11/30
---------------------------------------------------------------------------------------------------------
    12                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    13                WDR       Defeasance                  Yes       12/11/29
---------------------------------------------------------------------------------------------------------
    14                WDR       Defeasance                  Yes       10/6/29
---------------------------------------------------------------------------------------------------------
    15                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    17                LB        Defeasance                   No        0/0/00    CTL (Tenant - Stop &
                                                                                 Shop, Guarantor -
                                                                                 Koninklijke Ahold N.V.)
---------------------------------------------------------------------------------------------------------
    18                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    19                WDR       Defeasance                  Yes       1/11/30
---------------------------------------------------------------------------------------------------------
    20                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    21                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    22                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    23                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    24                WDR       Defeasance                  Yes       10/6/29
---------------------------------------------------------------------------------------------------------
    25         Yes    LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    26                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    27                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    28                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    29                WDR       Defeasance                  Yes        2/6/30
---------------------------------------------------------------------------------------------------------
    30                LB        Defeasance                  Yes        1/1/30
---------------------------------------------------------------------------------------------------------
    31                WDR       Defeasance                  Yes       2/11/30
---------------------------------------------------------------------------------------------------------
    32                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    33                LB        Defeasance                  Yes        1/1/30
---------------------------------------------------------------------------------------------------------
    34                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    35                WDR       Defeasance                  Yes       2/11/30
---------------------------------------------------------------------------------------------------------
    36                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    37                WDR       Defeasance                  Yes       2/11/10
---------------------------------------------------------------------------------------------------------
    38                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    39                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    40                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    41                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    43                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    44                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    45                WDR       Defeasance                  Yes       1/11/30
---------------------------------------------------------------------------------------------------------
    46                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    47                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    48                WDR       Defeasance                  Yes        0/0/00
---------------------------------------------------------------------------------------------------------
    49                LB        Defeasance                   No        0/0/00    CTL (Tenant - BellSouth
                                                                                 Telecommunications, Inc,
                                                                                 Rated Party - BellSouth
                                                                                 Telecommunications, Inc.)
---------------------------------------------------------------------------------------------------------
    50                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    51                WDR       Defeasance                  Yes       2/11/30
---------------------------------------------------------------------------------------------------------
    52                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    53                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    54                WDR       Defeasance                  Yes       1/11/30
---------------------------------------------------------------------------------------------------------
    55                WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    56                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    57                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    58                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    59                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    61                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    62                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    63                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    64                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    67                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    68                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    70                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    71                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    72                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    73                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    74                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    75                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    76                LB                                     No        0/0/00
---------------------------------------------------------------------------------------------------------
    77         Yes    WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    78                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    79                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    80                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    82                WDR       Defeasance                  Yes       2/11/30
---------------------------------------------------------------------------------------------------------
    83                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    84                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    85                WDR       Defeasance                  Yes       2/11/30
---------------------------------------------------------------------------------------------------------
    86                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    87                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    88         Yes    LB        Defeasance                  Yes        1/1/30
---------------------------------------------------------------------------------------------------------
    89                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    91                WDR       Defeasance                  Yes       2/11/30
---------------------------------------------------------------------------------------------------------
    92                WDR       Defeasance                  Yes       1/11/30
---------------------------------------------------------------------------------------------------------
    93                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    94                WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    95                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    96                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    97                WDR       Defeasance                  Yes        0/0/00
---------------------------------------------------------------------------------------------------------
    98                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    99                LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    100               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    101               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    103               LB        Defeasance                   No        0/0/00    CTL (Tenant - Walgreens,
                                                                                 Rated Party - Walgreens)
---------------------------------------------------------------------------------------------------------
    104               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    106               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    107               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    108               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    109               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    110               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    111               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    112               LB        Defeasance                   No        0/0/00    CTL (Tenant - CVS,
                                                                                 Guarantor - CVS
                                                                                 Corporation)
---------------------------------------------------------------------------------------------------------
    113               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    114               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    115               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    116               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    117               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    118               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    119               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    121               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    122               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    123               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    124               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    125               WDR       Defeasance                  Yes        0/0/00
---------------------------------------------------------------------------------------------------------
    126               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    127               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    128               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    129               LB        Defeasance                   No        0/0/00    CTL (Tenant - CVS,
                                                                                 Guarantor - CVS
                                                                                 Corporation)
---------------------------------------------------------------------------------------------------------
    130               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    131               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    132               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    133               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    134               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    135               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    136               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    137               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    138               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    139               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    140               LB        Defeasance                   No        0/0/00    CTL (Tenant - CVS,
                                                                                 Guarantor - CVS
                                                                                 Corporation)
---------------------------------------------------------------------------------------------------------
    142               LB        Defeasance                   No        0/0/00    CTL (Tenant - CVS,
                                                                                 Guarantor - CVS
                                                                                 Corporation)
---------------------------------------------------------------------------------------------------------
    144               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    145               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    146               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    147               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    148               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    149               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    151               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    152               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    153               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    154               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    155               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    156               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    157               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    158               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    159               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    161               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    162               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    163               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    165               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    166               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    167               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    168               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    169               WDR       Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    170               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    171               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    172               LB        Defeasance                   No        0/0/00
---------------------------------------------------------------------------------------------------------
    173               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    174               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    175               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    176               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    177               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    178               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    179               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    180               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    181               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    182               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    183               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    184               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    185               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    186               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    188               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    189               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------
    190               WDR                                    No        0/0/00
---------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN                                       Lockbox         Lease                   Residual
NUMBER           Cross Collateralized      Account         Enhancement Policy      Value Insurance
------------------------------------------------------------------------------------------------------------------
        1                                  Springing
------------------------------------------------------------------------------------------------------------------
        2                                  Hard
------------------------------------------------------------------------------------------------------------------
        3          Yes - Westfield         Hard
                   America, Inc.
------------------------------------------------------------------------------------------------------------------
        4                                  Hard
------------------------------------------------------------------------------------------------------------------
        5                                  Springing
------------------------------------------------------------------------------------------------------------------
        6                                  Springing
------------------------------------------------------------------------------------------------------------------
        7          Yes - Plaza             Hard
                   Investments, L.L.C.
------------------------------------------------------------------------------------------------------------------
        8                                  Springing
------------------------------------------------------------------------------------------------------------------
        9                                  Springing
------------------------------------------------------------------------------------------------------------------
        10                                 Springing
------------------------------------------------------------------------------------------------------------------
        11                                 Springing
------------------------------------------------------------------------------------------------------------------
        12                                 Springing
------------------------------------------------------------------------------------------------------------------
        13                                 Modified
------------------------------------------------------------------------------------------------------------------
        14         Yes - Plaza             Hard
                   Investments, L.L.C.
------------------------------------------------------------------------------------------------------------------
        15                                 Springing
------------------------------------------------------------------------------------------------------------------
        17                                 Hard            Yes
------------------------------------------------------------------------------------------------------------------
        18                                 None
------------------------------------------------------------------------------------------------------------------
        19                                 Springing
------------------------------------------------------------------------------------------------------------------
        20                                 Springing
------------------------------------------------------------------------------------------------------------------
        21                                 Springing
------------------------------------------------------------------------------------------------------------------
        22                                 Springing
------------------------------------------------------------------------------------------------------------------
        23                                 None
------------------------------------------------------------------------------------------------------------------
        24         Yes - Plaza             Hard
                   Investments, L.L.C.
------------------------------------------------------------------------------------------------------------------
        25                                 Springing
------------------------------------------------------------------------------------------------------------------
        26                                 Springing
------------------------------------------------------------------------------------------------------------------
        27                                 Springing
------------------------------------------------------------------------------------------------------------------
        28                                 Springing
------------------------------------------------------------------------------------------------------------------
        29                                 Springing
------------------------------------------------------------------------------------------------------------------
        30         Yes - Littlefield       Soft
------------------------------------------------------------------------------------------------------------------
        31                                 Springing
------------------------------------------------------------------------------------------------------------------
        32                                 Springing
------------------------------------------------------------------------------------------------------------------
        33         Yes - Littlefield       Soft
------------------------------------------------------------------------------------------------------------------
        34                                 None
------------------------------------------------------------------------------------------------------------------
        35                                 Springing
------------------------------------------------------------------------------------------------------------------
        36                                 None
------------------------------------------------------------------------------------------------------------------
        37                                 Springing
------------------------------------------------------------------------------------------------------------------
        38                                 None
------------------------------------------------------------------------------------------------------------------
        39                                 Springing
------------------------------------------------------------------------------------------------------------------
        40                                 None
------------------------------------------------------------------------------------------------------------------
        41                                 None
------------------------------------------------------------------------------------------------------------------
        43                                 Springing
------------------------------------------------------------------------------------------------------------------
        44                                 None
------------------------------------------------------------------------------------------------------------------
        45                                 Springing
------------------------------------------------------------------------------------------------------------------
        46                                 Springing
------------------------------------------------------------------------------------------------------------------
        47                                 None
------------------------------------------------------------------------------------------------------------------
        48                                 Hard
------------------------------------------------------------------------------------------------------------------
        49                                 Hard            No                      Yes (RVI America Insurance
                                                                                   Company-Policy #: 01-01-20-0408)
------------------------------------------------------------------------------------------------------------------
        50                                 Springing
------------------------------------------------------------------------------------------------------------------
        51                                 Springing
------------------------------------------------------------------------------------------------------------------
        52                                 Springing
------------------------------------------------------------------------------------------------------------------
        53                                 None
------------------------------------------------------------------------------------------------------------------
        54                                 Springing
------------------------------------------------------------------------------------------------------------------
        55                                 None
------------------------------------------------------------------------------------------------------------------
        56                                 Springing
------------------------------------------------------------------------------------------------------------------
        57                                 Springing
------------------------------------------------------------------------------------------------------------------
        58                                 Springing
------------------------------------------------------------------------------------------------------------------
        59                                 Springing
------------------------------------------------------------------------------------------------------------------
        61                                 None
------------------------------------------------------------------------------------------------------------------
        62                                 None
------------------------------------------------------------------------------------------------------------------
        63                                 None
------------------------------------------------------------------------------------------------------------------
        64                                 Springing
------------------------------------------------------------------------------------------------------------------
        67                                 None
------------------------------------------------------------------------------------------------------------------
        68                                 Springing
------------------------------------------------------------------------------------------------------------------
        70                                 None
------------------------------------------------------------------------------------------------------------------
        71                                 Springing
------------------------------------------------------------------------------------------------------------------
        72                                 None
------------------------------------------------------------------------------------------------------------------
        73                                 Hard
------------------------------------------------------------------------------------------------------------------
        74                                 None
------------------------------------------------------------------------------------------------------------------
        75                                 Springing
------------------------------------------------------------------------------------------------------------------
        76                                 None
------------------------------------------------------------------------------------------------------------------
        77                                 None
------------------------------------------------------------------------------------------------------------------
        78                                 Springing
------------------------------------------------------------------------------------------------------------------
        79         Yes - Hersha            Springing
------------------------------------------------------------------------------------------------------------------
        80                                 None
------------------------------------------------------------------------------------------------------------------
        82                                 Springing
------------------------------------------------------------------------------------------------------------------
        83         Yes - Chesterfield &    Springing
                   Wallace
------------------------------------------------------------------------------------------------------------------
        84                                 None
------------------------------------------------------------------------------------------------------------------
        85                                 Springing
------------------------------------------------------------------------------------------------------------------
        86                                 None
------------------------------------------------------------------------------------------------------------------
        87                                 None
------------------------------------------------------------------------------------------------------------------
        88         Yes - Littlefield       Soft
------------------------------------------------------------------------------------------------------------------
        89                                 Springing
------------------------------------------------------------------------------------------------------------------
        91                                 Springing
------------------------------------------------------------------------------------------------------------------
        92                                 Springing
------------------------------------------------------------------------------------------------------------------
        93                                 None
------------------------------------------------------------------------------------------------------------------
        94                                 Springing
------------------------------------------------------------------------------------------------------------------
        95                                 Springing
------------------------------------------------------------------------------------------------------------------
        96                                 None
------------------------------------------------------------------------------------------------------------------
        97                                 Hard
------------------------------------------------------------------------------------------------------------------
        98                                 Springing
------------------------------------------------------------------------------------------------------------------
        99         Yes - Hersha            Springing
------------------------------------------------------------------------------------------------------------------
       100                                 Springing
------------------------------------------------------------------------------------------------------------------
       101                                 Springing
------------------------------------------------------------------------------------------------------------------
       103                                 Hard            Yes
------------------------------------------------------------------------------------------------------------------
       104                                 None
------------------------------------------------------------------------------------------------------------------
       106                                 Springing
------------------------------------------------------------------------------------------------------------------
       107                                 Springing
------------------------------------------------------------------------------------------------------------------
       108                                 None
------------------------------------------------------------------------------------------------------------------
       109                                 None
------------------------------------------------------------------------------------------------------------------
       110                                 None
------------------------------------------------------------------------------------------------------------------
       111                                 Springing
------------------------------------------------------------------------------------------------------------------
       112                                 Hard            Yes
------------------------------------------------------------------------------------------------------------------
       113                                 Springing
------------------------------------------------------------------------------------------------------------------
       114                                 None
------------------------------------------------------------------------------------------------------------------
       115                                 Springing
------------------------------------------------------------------------------------------------------------------
       116                                 None
------------------------------------------------------------------------------------------------------------------
       117                                 Springing
------------------------------------------------------------------------------------------------------------------
       118                                 None
------------------------------------------------------------------------------------------------------------------
       119                                 Springing
------------------------------------------------------------------------------------------------------------------
       121         Yes - Hersha            Springing
------------------------------------------------------------------------------------------------------------------
       122                                 Springing
------------------------------------------------------------------------------------------------------------------
       123                                 Springing
------------------------------------------------------------------------------------------------------------------
       124                                 Springing
------------------------------------------------------------------------------------------------------------------
       125                                 Hard
------------------------------------------------------------------------------------------------------------------
       126                                 Springing
------------------------------------------------------------------------------------------------------------------
       127                                 Springing
------------------------------------------------------------------------------------------------------------------
       128                                 None
------------------------------------------------------------------------------------------------------------------
       129                                 Hard            Yes
------------------------------------------------------------------------------------------------------------------
       130                                 None
------------------------------------------------------------------------------------------------------------------
       131                                 None
------------------------------------------------------------------------------------------------------------------
       132                                 Springing
------------------------------------------------------------------------------------------------------------------
       133                                 Hard
------------------------------------------------------------------------------------------------------------------
       134                                 None
------------------------------------------------------------------------------------------------------------------
       135         Yes - Chesterfield &    Springing
                   Wallace
------------------------------------------------------------------------------------------------------------------
       136                                 None
------------------------------------------------------------------------------------------------------------------
       137                                 None
------------------------------------------------------------------------------------------------------------------
       138                                 None
------------------------------------------------------------------------------------------------------------------
       139                                 None
------------------------------------------------------------------------------------------------------------------
       140                                 Hard            Yes                     Yes (RVI America Insurance
                                                                                   Company-Policy #: 01-01-20-0415)
------------------------------------------------------------------------------------------------------------------
       142                                 Hard            Yes
------------------------------------------------------------------------------------------------------------------
       144                                 None
------------------------------------------------------------------------------------------------------------------
       145                                 None
------------------------------------------------------------------------------------------------------------------
       146                                 None
------------------------------------------------------------------------------------------------------------------
       147         Yes - Alfred H. Wolf, JrNone
------------------------------------------------------------------------------------------------------------------
       148                                 None
------------------------------------------------------------------------------------------------------------------
       149                                 Springing
------------------------------------------------------------------------------------------------------------------
       151                                 Springing
------------------------------------------------------------------------------------------------------------------
       152                                 None
------------------------------------------------------------------------------------------------------------------
       153                                 None
------------------------------------------------------------------------------------------------------------------
       154                                 None
------------------------------------------------------------------------------------------------------------------
       155                                 None
------------------------------------------------------------------------------------------------------------------
       156                                 None
------------------------------------------------------------------------------------------------------------------
       157                                 None
------------------------------------------------------------------------------------------------------------------
       158                                 None
------------------------------------------------------------------------------------------------------------------
       159                                 None
------------------------------------------------------------------------------------------------------------------
       161                                 Springing
------------------------------------------------------------------------------------------------------------------
       162                                 None
------------------------------------------------------------------------------------------------------------------
       163                                 None
------------------------------------------------------------------------------------------------------------------
       165                                 None
------------------------------------------------------------------------------------------------------------------
       166                                 None
------------------------------------------------------------------------------------------------------------------
       167                                 None
------------------------------------------------------------------------------------------------------------------
       168                                 None
------------------------------------------------------------------------------------------------------------------
       169                                 None
------------------------------------------------------------------------------------------------------------------
       170                                 None
------------------------------------------------------------------------------------------------------------------
       171                                 None
------------------------------------------------------------------------------------------------------------------
       172                                 None
------------------------------------------------------------------------------------------------------------------
       173                                 None
------------------------------------------------------------------------------------------------------------------
       174                                 None
------------------------------------------------------------------------------------------------------------------
       175         Yes - Alfred H. Wolf, JrNone
------------------------------------------------------------------------------------------------------------------
       176                                 None
------------------------------------------------------------------------------------------------------------------
       177                                 None
------------------------------------------------------------------------------------------------------------------
       178                                 None
------------------------------------------------------------------------------------------------------------------
       179                                 None
------------------------------------------------------------------------------------------------------------------
       180                                 None
------------------------------------------------------------------------------------------------------------------
       181                                 None
------------------------------------------------------------------------------------------------------------------
       182                                 None
------------------------------------------------------------------------------------------------------------------
       183                                 None
------------------------------------------------------------------------------------------------------------------
       184                                 None
------------------------------------------------------------------------------------------------------------------
       185                                 None
------------------------------------------------------------------------------------------------------------------
       186                                 None
------------------------------------------------------------------------------------------------------------------
       188         Yes - Jersey            None
------------------------------------------------------------------------------------------------------------------
       189         Yes - Jersey            None
------------------------------------------------------------------------------------------------------------------
       190         Yes - Jersey            None
------------------------------------------------------------------------------------------------------------------

LASALLE BANK N.A.
ASSET-BACKED SECURITIES
TRUST SERVICES


                              CUSTODIAN'S REPORT OF
                               COLLATERAL HOLDINGS
                        (DOCUMENTS WITH EXCEPTIONS ONLY)


DEPOSITOR:  LEHMAN BROTHERS
POOL NAME:
Pool Type:  COMM MTG BACKED


Questions concening information contained in this report should be directed to the person(s) identified below.

      Collateral Administrator:  Hanna Woo, Collateral Administrator
           Phone No.:  312-904-0345
           Email Address:  hanna.woo@abnamro.com


      Trust Administrator:  Michael Dombai, Trust Administrator
           Phone No.:  312-904-8847
           Email Address: michael.dombai@abnamro.com

REPORT PARAMETERS:
Primary Sort:  LaSalle Loan No.
Report Run By:  Woo
Run Date:  May 17, 2000
Run Time:  09:56


                                                               Report Page No. 1


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   134-0250-000               LOAN INFORMATION                             Report XRef#: 1
                                                       ----------------
LOAN ID:  134-0250-000
BORROWER:  MERCHANTS VILLAGE, LLC

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
Prev Loan ID: SH14    Property: MERCHANTS VILLAGE SHOPPING CENTER    Note Amount: $3,150,000.00   Counsel: STROOCK STROOCK
Control Ref: 0096     City, St.:  MARTINEZ, GA                       Note Date: 11/24/99          Misc. Info. #1:LBH/ELENA MARGQUEZ
Group:  C3                                                           Maturity:12/01/09            Misc. Info. #2: MERCHANTS VIL
                      -------------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    -LEHMAN BROTHERS HOLDINGS INC. to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  134-0250-000         (1)


                                                               Report Page No. 2


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   134-0255-000               LOAN INFORMATION                             Report XRef#: 2
                                                       ----------------
LOAN ID:  134-0255-000
BORROWER:  FX PROPERTIES, LTD

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
Prev Loan ID:  SH75   Property:  FEDERAL EXPRESS BUILDINGS           Note Amount:  $3,112,500.00  Counsel:  MORRIS MANNING
Control Ref:  0097                                                   Note Date:  12/29/99         Misc. Info. #1:  LEGG/GREG GAUGLER
Group:  C3                                                           Maturity:  01/01/10          Misc. Info. #2:  FEDERAL EXPRS
                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
              DEFICIENCY/EXCEPTION
              --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    -LEHMAN BROTHERS HOLDINGS INC. to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  134-0255-000         (1)


                                                                Report Page No.3


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:  321-0023-000                LOAN INFORMATION                             Report XRef#: 3
                                                       ----------------
LOAN ID:  321-0023-000
BORROWER:  H. RAY ADAMS

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                   MISC. DATA
-------------------   -------------                                  ---------                   ----------
                      Property:  JANWOOD APARTMENTS                  Note Amount:  $705,000.00   Counsel:  KRONISH LIEB WEINER
Control Ref:  0161    City, St.:  PASADENA, TX                       Note Date:  07/13/99        Misc. Info. #1:  KRONISH LIEB WEINE
Group:  C3                                                           Maturity:  08/11/09         Misc. Info. #2:  H. RAY ADAMS
                                                                     1st Pmt:  09/11/99
                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
PROMISSORY NOTE                                                - H. RAY ADAMS to WARBURG DILLON READ
Document is ORIGINAL (RECORDING NOT REQUIRED).

                                 EXCEPTION --> INCOMPLETE/MISSING DATES

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:321-0023-000           (1)


                                                                Report Page No.4


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:  321-0033-000                LOAN INFORMATION                             Report XRef#: 4
                                                       ----------------
LOAN ID:  321-0033-000
BORROWER:  11211 S. POST OAK, L.P.

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property:  11211 S. POST OAK                   Note Amount:  $1,000,000.00  Counsel:  KRONISH LIEB WEINER
Control Ref:  0151                                                   Note Date:  08/03/99         Misc. Info. #1:  KRONISH LIEB
Group:  C3                                                           Maturity:  08/11/09          Misc. Info. #2:  POST OAK
                                                                     1st Pmt:  09/11/99
                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
PROMISSORY NOTE                                                - 11211 S. POST OAK to WARBURG DILLON READ
Document is ORIGINAL (RECORDING NOT REQUIRED).

                                 EXCEPTION --> INCOMPLETE/MISSING PRINCIPAL AND INTEREST AMOUNT

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID  321-0033-000:         (1)


                                                                Report Page No.5


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0061-000               LOAN INFORMATION                             Report XRef#: 5
                                                       ----------------

LOAN ID:  321-0061-000
BORROWER:  DD & R PROPERTIES, INC.

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property:  PARK VILLA APARTMENTS               Note Amount: $600,000.00     Counsel: ATESHOGLOU KAVOURIAS
Control Ref:  0168    City, St.:  FORT MYERS, FL                     Note Date:  10/22/99
Group:  C3                                                           Maturity:  11/11/09          Misc. Info. #2:  PARK VILLA
                                                                     1st Pmt:  12/11/99
                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    - UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID  321-0061-000:         (1)


                                                                Report Page No.6


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0076-120               LOAN INFORMATION                             Report XRef#: 6
                                                       ----------------

LOAN ID:  321-0076-120
BORROWER:  DOWNTOWN PLAZA LLC & EASTLAND SHOPP

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property:  NOTE A MASTER FILE                  Note Amount:  $99,000,000.00 Counsel:  CADWALADER WICKERSHAM
Control Ref:  0003    City, St.:  CA                                 Note Date:  05/08/00
Group:  C3
Loan Memo:  RE:  -    MASTER FILE IS 321-0076-000 and 321-0076-100
                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    - UBS PRINCIPAL FINANCE LLC to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID  321-0076-120:         (1)


                                                                Report Page No.7


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0077-000               LOAN INFORMATION                             Report XRef#: 7
                                                       ----------------

LOAN ID:  321-0077-000
BORROWER:  CHAPEL WOOD ASSOCIATES

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property:  CHAPEL WOOD APARTMENTS              Note Amount:  $5,500,000.00  Counsel:  ORRICK HERRINGTON
Control Ref:  0052    City, St.:  CAPITOL, MD                        Note Date:  12/15/99
Group:  C3                                                           Maturity:  01/11/30          Misc. Info. #2:  CHAPEL WOOD
                                                                     1st Pmt:  02/11/00
                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    - UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:321-0077-000           (1)


                                                                Report Page No.8


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0078-000               LOAN INFORMATION                             Report XRef#: 8
                                                       ----------------

LOAN ID:  321-0078-000
BORROWER:  TREELINE GANNETT LLC

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property:  2 & 4 GANNETT STREET                Note Amount:  $20,500,000.00 Counsel:  ORRICK HERRINGTON
Control Ref:  0009    City, St.:  WHITE PLAINS, NY
Group:  C3                                                           Maturity:  01/11/30          Misc. Info. #2: 2 & 4 GANNETT
                                                                     1st Pmt:  02/11/00

                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID  321-0078-000:         (1)


                                                                Report Page No.9


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:  321-0080-000                LOAN INFORMATION                             Report XRef#: 9
                                                       ----------------

LOAN ID:  321-0080-000
BORROWER:  EAGLE ROCK PLAZA LLC

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property:  EAGLE ROCK MALL                     Note Amount:  $16,840,000.00 Counsel:  CADWALADER WICKERSHAM
Control Ref:  0013    City, St.:  LOS ANGELES, CA                    Note Date:  12/09/99
Group:  C3                                                                                        Misc. Info. #2:  EAGLE ROCK

                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    - UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:321-0080-000           (1)


                                                               Report Page No.10


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0085-000               LOAN INFORMATION                             Report XRef#: 10
                                                       ----------------

LOAN ID:  321-0085-000
BORROWER:  CITIZENS ASSOCIATES, LTD.

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property: CITIZENS TRUST                       Note Amount: $6,900,000.00   Counsel:  ORRICK HERRINGTON
Control Ref:  0043    City, St.: ATLANTA, GA                         Note Date:  12/22/99
Group:  C3                                                           Maturity:  01/11/30          Misc. Info. #2:  CITIZENS TRUST
                                                                     1st Pmt:  02/11/00

                      --------------------------------------------------------------------------

                                                         DOCUMENTS
                                                         ---------
DOCUMENT                                                                        ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                        ----------------------------------------
DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    - UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:321-0085-000           (1)


                                                               Report Page No.11


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:  321-0086-000                LOAN INFORMATION                             Report XRef#: 11
                                                       ----------------

LOAN ID:  321-0086-000
BORROWER:  REISTERSTOWN SQUARE ASSOCIATES, LLC

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property:  REISTERSTOWN SQUARE APARTMENTS      Note Amount:  $13,500,000.00 Counsel:  ORRICK HERRINGTON
Control Ref:  0018    City, St.:  BALTIMORE, MD                      Note Date:  12/23/99
Group:  C3                                                           Maturity:  01/11/30          Misc. Info. #2:  REISTERSTOWN
                                                                     1st Pmt:  02/11/00

                      --------------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                    - UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID  321-0086-000:         (1)


                                                               Report Page No.12


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:  321-0092-000                LOAN INFORMATION                             Report XRef#: 12
                                                       ----------------

LOAN ID:  321-0092-000
BORROWER:  LACROIX COURT APARTMENTS, LLC

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                  ---------                    ----------
                      Property:  LACROIX COURT APARTMENTS            Note Amount:  $3,500,000.00  Counsel:  SCHULTE ROTH
Control Ref:  0084                                                   Note Date:  12/30/99         Misc. Info. #1:  DRY
Group:  C3                                                           Maturity:  01/11/30          Misc. Info. #2:  LACROIX COURT
                                                                     1st Pmt:  02/11/00

                      --------------------------------------------------------------------------


                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                          - UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:321-0092-000           (1)


                                                               Report Page No.13


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:  321-0095-000                LOAN INFORMATION                             Report XRef#: 13
                                                       ----------------

LOAN ID:  321-0095-000
BORROWER:  QUINCY BUCKLEY PARTNERS L.P.

IDENTIFICATION DATA   PROPERTY DATA                                  NOTE DATA                    MISC. DATA
-------------------   -------------                                 ---------                     ----------
                      Property:  VALLEY PLAZA SHOPPING CENTER        Note Amount: $3,354,000.00   Counsel:  ORRICK HERRINGTON
Control Ref:  0089                                                   Note Date:  12/30/99
Group:  C3                                                           Maturity:  01/11/30          Misc. Info. #2:  VALLEY PLAZA
                                                                     1st Pmt:  02/11/00

                      --------------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                          - UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:321-0095-000           (1)



                                                               Report Page No.14

                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID: 321-0096-000              LOAN INFORMATION                                  Report XRef#: 14
                                                    ----------------
LOAN ID:  321-0096-000
BORROWER:  WHITNEY PARTNERS L.P.

IDENTIFICATION DATA       PROPERTY DATA                     NOTE DATA                         MISC. DATA
-------------------       -------------                     ---------                         ----------
                          Property:  THE WHITNEY HOTEL      Note Amount:  $2,323,000.00       Counsel:  ORRICK HERRINGTON
Control Ref:  0114                                          Note Date:  12/30/99
Group:  C3                                                  Maturity:  01/11/30               Misc. Info. #2:  WHITNEY HOTEL
                                                            1st Pmt:  02/11/00
                          ----------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                      -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:   321-0096-000        (1)


                                                              Report Page No. 15

                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0097-000                LOAN INFORMATION                                    Report XRef#: 15
                                                        ----------------
LOAN ID:   321-0097-000
BORROWER:  MOORESVILLE PARTNERS LP

IDENTIFICATION DATA          PROPERTY DATA                          NOTE DATA                           MISC. DATA
-------------------          -------------                          ---------                           ----------
                             Property: MOORESVILLE FESTIVAL         Note Amount:  $6,516,000.00         Counsel:  ORRICK HERRINGTON
                             SHOPPING CENTER                        Note Date:  12/30/99
Control Ref:  0046                                                  Maturity:  01/11/30                 Misc. Info. #2:  MOORESVILLE
Group:  C3                                                          lst Pmt:  02/11/00
                             -------------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                               -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.

                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:   321-0097-000        (1)


                                                              Report Page No. 16


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0103-000               LOAN INFORMATION                                   Report XRef#: 16
                                                       ----------------
LOAN ID:  321-0103-000
BORROWER:  2005 L.L.C.

IDENTIFICATION DATA          PROPERTY DATA                       NOTE DATA                          MISC. DATA
-------------------          -------------                       ---------                          ----------
                             Property:  NABISCO WAREHOUSE        Note Amount:  $8,725,000.00        Counsel:  ORRICK HERRINGTON
Control Ref:  0036                                               Note Date:  01/26/0                Misc. Info. #1:  COOK COUNTY
Group:  C3                                                       Maturity:  02/11/30                Misc. Info. #2:  2005 L.L.C.
                                                                 1st Pmt:  03/11/00
                             ---------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                                -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:   321-0103-000        (1)


                                                              Report Page No. 17


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0105-000               LOAN INFORMATION                                   Report XRef#: 17
                                                       ----------------
LOAN ID:  321-0105-000
BORROWER:  ROYAL EQUITIES, LLC

IDENTIFICATION DATA         PROPERTY DATA                          NOTE DATA                          MISC. DATA
-------------------         -------------                          ---------                          ----------
                            Property:  151 WEST 25TH STREET        Note Amount:  $3,500,000.00        Counsel:  ORRICK HERRINGTON
Control Ref:  0083          City, St.:  NEW YORK, NY               Note Date:  02/02/00
Group:  C3                                                         Maturity:  02/11/30                Misc. Info. #2:  151 WEST 25TH
                                                                   1st Pmt:  03/11/00
                            ------------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                               -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  321-0105-000         (1)


                                                              Report Page No. 18


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:    321-0111-000                LOAN INFORMATION                                   Report XRef#: 18
                                                         ----------------
LOAN ID:   321-0111-000
BORROWER:  CENTRAL FOREST S/C PARTNERS, LTD.

IDENTIFICATION DATA        PROPERTY DATA                          NOTE DATA                          MISC. DATA
-------------------        -------------                          ---------                          ----------
                           Property: CENTRAL FOREST SHOPPING      Note Amount:  $9,600,000.00        Counsel:  ORRICK HERRINGTON
                           CENTER                                 Note Date:  01/31/00
Control Ref:  0030                                                Maturity:  02/11/30                Misc. Info. #2:  CENTRAL FOREST
Group:  C3                                                        1st Pmt:  03/11/00
                           ------------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                             -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:   321-0111-000        (1)


                                                              Report Page No. 19


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0112-000                  LOAN INFORMATION                                   Report XRef#: 19
                                                          ----------------
LOAN ID:  321-0112-000
BORROWER:  TOWNE NORTH S/C PARTNERS, LTD.

IDENTIFICATION DATA           PROPERTY DATA                          NOTE DATA                          MISC. DATA
-------------------           -------------                          ---------                          ----------
                              Property:  TOWNE NORTH SHOPPING        Note Amount:  $5,900,000.00        Counsel:  ORRICK HERRINGTON
                              CENTER                                 Note Date:  01/31/00
Control Ref:  0049                                                   Maturity:  02/11/30                Misc. Info. #2:  TOWNE NORTH
Group:  C3                                                           1ST Pmt:  03/11/00
                              ------------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                                  -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  321-0112-000         (1)


                                                              Report Page No. 20


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0113-000                    LOAN INFORMATION                                Report XRef#: 20
                                                            ----------------
LOAN ID:  321-0113-000
BORROWER:  STANTON PLAZA S/C PARTNERS, LTD.

IDENTIFICATION DATA          PROPERTY DATA                          NOTE DATA                          MISC. DATA
-------------------          -------------                          ---------                          ----------
                             Property:  STANTON OAKS SHOPPING       Note Amount:  $3,750,000.00        Counsel:  ORRICK HERRINGTON
                             CENTER                                 Note Date:  01/31/00
Control Ref:  0078                                                  Maturity:  02/11/30                Misc. Info. #2:  STANTON OAKS
Group:  C3                                                          1st Pmt:  03/11/00
                             ------------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                                -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  321-0113-000         (1)


                                                              Report Page No. 21


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0115-000              LOAN INFORMATION                                    Report XRef#: 21
                                                      ----------------
LOAN ID:  321-0115-000
BORROWER:  PRESTONWOOD MARKET SQUARE, LTD.

IDENTIFICATION DATA          PROPERTY DATA                     NOTE DATA                             MISC. DATA
-------------------          -------------                     ---------                             ----------
                             Property:  PEPPER SQUARE          Note Amount:  $17,900,000.00          Counsel:  ORRICK HERRINGTON
Control Ref:  0011                                             Note Date:  01/31/00
Group:  C3                                                     Maturity:  02/11/30                   Misc. Info. #2:  PEPPER SQUARE
                                                               1st Pmt:  03/11/00
                             ----------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                            -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  321-0115-000         (1)


                                                              Report Page No. 22


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0121-000                 LOAN INFORMATION                                   Report XRef#: 22
                                                         ----------------
BORROWER:  FRANCMEN 35 LLC

IDENTIFICATION DATA           PROPERTY DATA                        NOTE DATA                          MISC. DATA
-------------------           -------------                        ---------                          ----------
                              Property:  29 WEST 35TH STREET       Note Amount:  $8,845,000.00        Counsel:  ORRICK HERRINGTON
Control Ref:  0034            City, St.:  NEW YORK, NY
Group:  C3                                                         Maturity:  02/11/00                Misc. Info. #2:  29 WEST 35TH
                                                                   1st Pmt:  03/11/00
                              ----------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                                 -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  321-0121-000         (1)


                                                              Report Page No. 23


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0122-000              LOAN INFORMATION                                  Report XRef#: 23
                                                      ----------------
LOAN ID:  321-0122-000
BORROWER:  PUTNAM CENTER - CRESCENT, LLC

IDENTIFICATION DATA          PROPERTY DATA                      NOTE DATA                         MISC. DATA
-------------------          -------------                      ---------                         ----------
                             Property:  SUPERVAL-CRESCENT       Note Amount:  $1,320,000.00       Counsel:  KRONISH LIEB WEINER
Control Ref:  0137           City, St.:  SANIBEL, FL            Note Date:  02/16/00
Group:  C3                                                      Maturity:  03/11/10               Misc. Info. #2:  SUPERVAL-CRESCENT
                                                                1ST Pmt:  04/11/00
                             -------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                             -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  321-0122-000         (1)


                                                              Report Page No. 24


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   321-0145-000              LOAN INFORMATION                                     Report XRef#: 24
                                                      ----------------
LOAN ID:  321-0145-000
BORROWER:  ANNAPOLIS SHOPPINGTOWN LLC

IDENTIFICATION DATA           PROPERTY DATA                    NOTE DATA                             MISC. DATA
-------------------           -------------                    ---------                             ----------
                              Property:  ANNAPOLIS MALL        Note Amount:  $123,031,572.14         Counsel:  CADWALADER WICKERSHAM
Control Ref:  0002            City, St.:  ANNAPOLIS, MD        Note Date:  04/17/00
Group:  C3                                                     Maturity:  12/11/09                   Misc. Info. #2:  2002 ANNAPOLIS
                              ---------------------------------------------------------------------

Loan Memo:  RE:  Loan -       Original loan was $144,380,000.  Loan split into Note A and Note B.  Note A remains in conduit.
                              Note B is securitized. Original promissory note and all docs. are located in securitized file.

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                                  -UBS PRINCIPAL FINANCE to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID:  321-0145-000         (1)


                                                              Report Page No. 25


                                                     CUSTODIAN'S REPORT OF
                                                      COLLATERAL DOCUMENTS
Issuer/Pool:  1011/401                               ----------------------                          Print Date: 05/17/00
Pool Name:                                      (DOCUMENTS WITH EXCEPTIONS ONLY)
------------------------------------------------------------------------------------------------------------------------------------
BEGIN RECORD FOR LOAN ID:   353-0069-000             LOAN INFORMATION                                   Report XRef#: 25
                                                     ----------------
LOAN ID:  353-0069-000
BORROWER:  FOSHAY, INC.

IDENTIFICATION DATA           PROPERTY DATA                      NOTE DATA                          MISC. DATA
-------------------           -------------                      ---------                          ----------
Prev Loan ID:  5153           Property:  FOSHAY TOWER            Note Amount:  $10,700,000.00       Counsel:  OPPENHEIMER WOLF
Control Ref:  0026            City, St.:  MINNEAPOLIS, MN        Note Date:  01/31/00               Misc. Info. #1:  NMC/MARY SENKUS
Group:  C3                                                       Maturity:  02/01/10                Misc. Info. #2:  FOSHAY TOWER
                              --------------------------------------------------------------------

                                                         DOCUMENTS
DOCUMENT                                                 ---------                      ADDITIONAL DOCUMENT INFORMATION (IF ANY)
--------                                                                                ----------------------------------------

DOCUMENT CONDITION
------------------
                      DEFICIENCY/EXCEPTION
                      --------------------
------------------------------------------------------------------------------------------------------------------------------------
ENDORSEMENT TO PROMISSORY NOTE "TO TRUSTEE"                                                  -LEHMAN BROTHERS BANK, FSB to TRUST
Document is MISSING.


                                 EXCEPTION --> INCOMPLETE/MISSING ENDORSEMENT(S)

--------------------------------------------------------------------------------
END RECORD FOR LOAN ID  353-0069-000:         (1)



           GRAND TOTAL ACTIVE ORIGINAL LOAN AMOUNT(S): $379,772,072.14
                  GRAND TOTAL OF ACTIVE RECORDS THIS REPORT: 25


                                                              Report Page No. 26

                                  SCHEDULE III

                          EXCEPTIONS TO REPRESENTATIONS
                         AND WARRANTIES OF THE DEPOSITOR

LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

SCHEDULE III-A (ENVIRONMENTAL SITE ASSESSMENT AGE GREATER THAN 12 MONTHS)


                                                                                  CROSS            ORIGINAL   MATURITY OR
CONTROL                                                                        COLLATERALIZED      BALANCE     ANTICIPATE    CONTROL
  NO.      PROPERTY NAME                      CITY                     STATE      GROUPS            ($)      REPAYMENT DATE     NO.
====================================================================================================================================
    93     UNOVA Industrial Building          Troy                     MI                          3,300,000      5/11/09      93
    96     Merchant's Village                 Martinez                 GA                          3,150,000      12/1/09      96
    98     Santiago Parkside Estates          Rialto                   CA                          3,080,000       8/1/06      98
   112     54 Regional Drive                  Concord                  NH                          2,400,000       5/1/04     112
   117     Crestwood Village MHP              St. Helens               OR                          2,300,000      7/11/09     117
   119     Deserama Mobile Ranch              Mesa                     AZ                          2,257,000       9/1/09     119
   126     Apache Gardens Mobile Home Park    Apache Junction          AZ                          1,900,000      5/11/09     126
   133     Oakhill Family Park                Attleboro                MA                          1,500,000       9/1/09     133
   142     Bangs MHP                          Derry                    NH                          1,300,000      5/11/09     142
   146     Main Place Apartments              New Britain              CT                          1,120,000      11/1/09     146

LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

SCHEDULE III-B (CERTAIN EQUITY HOLDERS OF THE RELATED MORTGAGOR ARE KNOWN TO HAVE INCURRED DEBT SECURED BY THEIR OWNERSHIP INTEREST IN THE RELATED MORTGAGOR)


                                                                                  CROSS            ORIGINAL   MATURITY OR
CONTROL                                                                        COLLATERALIZED      BALANCE     ANTICIPATE    CONTROL
  NO.      PROPERTY NAME                      CITY                     STATE      GROUPS            ($)      REPAYMENT DATE     NO.
====================================================================================================================================

   146     Main Place Apartments              New Britain              CT                          1,120,000     11/1/09       146

LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

SCHEDULE III-C (ENGINEERING ASSESSMENT AGE GREATER THAN 12 MONTHS)


                                                                                      CROSS          ORIGINAL  MATURITY OR
CONTROL                                                                            COLLATERALIZED    BALANCE    ANTICIPATE   CONTROL
  NO.      PROPERTY NAME                          CITY                     STATE      GROUPS          ($)     REPAYMENT DATE    NO.
====================================================================================================================================
     93       UNOVA Industrial Building           Troy                      MI                      3,300,000      5/11/09     93
     96       Merchant's Village                  Martinez                  GA                      3,150,000      12/1/09     96
     98       Santiago Parkside Estates           Rialto                    CA                      3,080,000       8/1/06     98
     112      54 Regional Drive                   Concord                   NH                      2,400,000       5/1/04     112
     117      Crestwood Village MHP               St. Helens                OR                      2,300,000      7/11/09     117
     119      Deserama Mobile Ranch               Mesa                      AZ                      2,257,000       9/1/09     119
     126      Apache Gardens Mobile Home Park     Apache Junction           AZ                      1,900,000      5/11/09     126
     133      Oakhill Family Park                 Attleboro                 MA                      1,500,000       9/1/09     133
     142      Bangs MHP                           Derry                     NH                      1,300,000      5/11/09     142

LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

SCHEDULE III-D (MORTGAGE LOAN IS SECURED IN WHOLE OR MATERIAL PART BY THE INTEREST OF THE RELATED MORTGAGOR AS LESSEE UNDER A GROUND LEASE)


                                                                                      CROSS          ORIGINAL  MATURITY OR
CONTROL                                                                            COLLATERALIZED    BALANCE    ANTICIPATE   CONTROL
  NO.      PROPERTY NAME                          CITY                     STATE      GROUPS          ($)     REPAYMENT DATE    NO.
====================================================================================================================================
     24       Best Western Carmel Mission Inn     Carmel                   CA                        11,400,000   12/1/2006    24
     81       Littlefield Mall                    Austin                   TX      Littlefield        3,675,000    1/1/2005    81

                                 SCHEDULE III-E


            EXCEPTIONS TO GROUND LEASE REPRESENTATIONS AND WARRANTIES
                           (SECTION 2.04(B) (XLVII))



----------------------------------------------------------------------------------------------------------------------------------
   CLAUSE                    LOAN/PROPERTY NAME                                        EXCEPTION(S)
----------------------------------------------------------------------------------------------------------------------------------
    (B)      Littlefield Mall                            Contains no such provision.

----------------------------------------------------------------------------------------------------------------------------------
    (B)      Best Western Carmel Mission Inn             The lease may be assigned to any purchaser at a foreclosure, subject to lessor's prior written consent (which will not be unreasonably withheld) OR to an assignee having (i)  experience with comparable hotels: (ii) no history of loan foreclosures; and (iii) net worth of not less than $10,000,000.
----------------------------------------------------------------------------------------------------------------------------------

LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

SCHEDULE III-F (MORTGAGED PROPERTIES SERVED BY A NON-PUBLIC WATER SYSTEM)



                                                                                          CROSS       ORIGINAL  MATURITY OR
CONTROL                                                                                COLLATERALIZED BALANCE   ANTICIPATE   CONTROL
  NO.      PROPERTY NAME                                       CITY             STATE     GROUPS       ($)    REPAYMENT DATE    NO.
====================================================================================================================================
     64       Foxcroft Village MHP                             Loch Sheldrake   NY                    4,150,000     3/1/05     64
     104      Oakridge Estates,Decatur and Valley View MHPs    Huntington       IN                    2,800,000     1/1/10     104
     127      Ingram Oaks                                      Ingram           TX                    1,800,000     9/1/09     127

                                 SCHEDULE III-G

                EXCEPTIONS TO CREDIT TENANT LEASE REPRESENTATIONS
                                 AND WARRANTIES


SCHEDULE III-G(I)
--------------------------------- ------------------------------- --------------------------------------
MORTGAGE LOAN
--------------------------------- ------------------------------- --------------------------------------

CVS - Hinckley, Ohio
--------------------------------- ------------------------------- --------------------------------------

CVS - Baltimore, Maryland
--------------------------------- ------------------------------- --------------------------------------

CVS - Enfield, Connecticut
--------------------------------- ------------------------------- --------------------------------------

CVS - Elberton, Georgia
--------------------------------- ------------------------------- --------------------------------------

Stop & Shop - Meriden,
Connecticut
--------------------------------- ------------------------------- --------------------------------------

SCHEDULE III-G(K)

--------------------------------- ------------------------------- --------------------------------------
MORTGAGE LOAN                     INSURANCE PROVIDER              INSURANCE POLICY NUMBER
--------------------------------- ------------------------------- --------------------------------------

901 Hugh Wallis Road              RVI America Insurance Company   01-01-20-0408
(BellSouth Building)
--------------------------------- ------------------------------- --------------------------------------

CVS-Hinckley, Ohio                RVI America Insurance Company   01-01-20-0415
--------------------------------- ------------------------------- --------------------------------------

SCHEDULE III-G(L)

--------------------------------- ------------------------------- --------------------------------------
MORTGAGE LOAN                     GUARANTOR                       CUT-OFF DATE BALANCE
--------------------------------- ------------------------------- --------------------------------------

CVS - Elberton, Georgia           CVS Corporation
--------------------------------- ------------------------------- --------------------------------------

CVS - Hinckley, Ohio              CVS Corporation
--------------------------------- ------------------------------- --------------------------------------

CVS - Enfield, Connecticut        CVS Corporation
--------------------------------- ------------------------------- --------------------------------------

CVS - Baltimore, Maryland         CVS Corporation
--------------------------------- ------------------------------- --------------------------------------

Stop & Shop, Meriden,             Koninklijke Ahold N.V.
Connecticut
--------------------------------- ------------------------------- --------------------------------------

SCHEDULE III-G(V)

--------------------------------- ------------------------------- --------------------------------------
MORTGAGE LOAN                     EXCEPTION
--------------------------------- ------------------------------- --------------------------------------

Stop & Shop, Meriden,             There is an approximately
Connecticut                       5,470 square foot stand-alone
                                  dry cleaning operation on the
                                  Mortgaged Property
--------------------------------- ------------------------------- --------------------------------------

                                   EXHIBIT A-1

                  FORM OF CLASS A-1 AND CLASS A-2 CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

               CLASS [A-1] [A-2] COMMERCIAL MORTGAGE PASS-THROUGH

                           CERTIFICATE, SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     STRUCTURED ASSET SECURITIES CORPORATION


Initial Pass-Through Rate:  ___%         Initial Certificate Principal
                                         Balance of this Certificate as of
                                         the Closing Date:
Date of Pooling and Servicing            $____________
Agreement:  May 11, 2000

Cut-off Date:  May 11, 2000              Class Principal Balance of all the
                                         Class [A-1] [A-2] Certificates as of
Closing Date:  May 18, 2000              the Closing Date:  $____________

First Distribution Date: June 16, 2000   Aggregate  unpaid  principal  balance
Master Servicer:                         of the Mortgage Pool as of the
First Union National Bank                Cut-off Date, after deducting payments
                                         of principal due on or before such date
                                         (the "Initial Pool Balance"):
                                         $1,305,691,486
Special Servicer:
Lennar Partners, Inc.

Trustee:                                 Fiscal Agent:
LaSalle Bank National Association        ABN AMRO Bank N.V.


Certificate No. ___                      CUSIP No. _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Pool Custodial Account, the Collection Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66__% of the Voting Rights allocated to each of the affected
Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: ______________________________
                                               Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1][A-2] Certificates referred to in the within-mentioned Agreement.


Dated:  ________, ____


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar


                                    By: _______________________________
                                               Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:


                                    _____________________________________
                                    Signature by or on behalf of Assignor


                                    _____________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _____________________________________________________________

            Distributions made by check (such check to be made payable to ______ ______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by _____________________________, the assignee named above, or ________________________________, as its agent.

                                   EXHIBIT A-2

                           FORM OF CLASS X CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,

                                 SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION


Pass-Through Rate:  Variable              Initial Certificate Notional Amount
                                          of this Certificate as of the
                                          Closing Date:
Date of Pooling and Servicing             $____________
Agreement:  May 11, 2000

Cut-off Date:   May 11, 2000              Class Notional Amount of all the
                                          Class X Certificates as of the
                                          Closing Date:
Closing Date:  May 18, 2000               $_____________

First Distribution Date:                  Aggregate unpaid principal balance
June 16, 2000                             of the Mortgage Pool as of the
                                          Cut-off Date, after deducting
                                          payments of principal due on or
Master Servicer:                          before such date (the "Initial Pool
First Union National Bank                 Balance"):  $1,305,691,486

Special Servicer:

Trustee:
LaSalle Bank National Association         Fiscal Agent:
                                          ABN AMRO Bank N.V.

Certificate No. ___                       CUSIP No.___________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 18, 2000. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $_________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE AS TO WHETHER OR HOW THE MORTGAGE LOANS WILL PREPAY.]

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Pool Custodial Account, the Collection Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66__% of the Voting Rights allocated to each of the affected
Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: _________________________________
                                               Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class X Certificates referred to in the within-mentioned Agreement.


Dated:  _________, ____


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar


                                    By: _______________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:


                                    _____________________________________
                                    Signature by or on behalf of Assignor


                                    _____________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ the account of ____________________________________________________________________.

            Distributions made by check (such check to be made payable to ______ __________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

            This information is provided by ___________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3

  FORM OF CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

            CLASS [B][C][D][E][F][G] COMMERCIAL MORTGAGE PASS-THROUGH

                           CERTIFICATE, SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION


Initial Pass-Through Rate:  ____%        Initial Certificate Principal Balance
                                         of this Certificate as of the Closing
                                         Date:
Date of Pooling and Servicing            $_______________
Agreement:  May 11, 2000

Cut-off Date:  May 11, 2000              Class Principal Balance of all the
                                         Class [B][C][D][E][F][G] Certificates
Closing Date:  May 18, 2000              as of the Closing Date:  $____________

First Distribution Date:                 Aggregate unpaid principal balance
June 16, 2000                            of the Mortgage Pool as of the
                                         Cut-off Date, after deducting payments
Master Servicer:                         of principal due on or before such date
First Union National Bank                (the "Initial Pool Balance"):
                                         $1,305,691,486
Special Servicer:
Lennar Partners, Inc.

Trustee:                                 Fiscal Agent:
LaSalle Bank National Association        ABN AMRO Bank N.V.


Certificate No. ___                      CUSIP No. _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 18, 2000. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $_________ OF INITIAL

CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE AS TO WHETHER OR HOW THE MORTGAGE LOANS WILL PREPAY.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Pool Custodial Account, the Collection Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "PLAN"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or any transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with SECTION 5.03 of the Agreement, the Certificate Registrar shall refuse to register any transfer of this Certificate unless it has received from the prospective Transferee either:

(i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt form the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.
            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66__% of the Voting Rights allocated to each of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: _________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [B] [C] [D] [E] [F] [G] Certificates referred to in the within-mentioned Agreement.


Dated:   _________, ____


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar


                                    By: _________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:


                                    ______________________________________
                                    Signature by or on behalf of Assignor


                                    ______________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ the account of ____________________________________________________________________.

            Distributions made by check (such check to be made payable to ______ __________________) and all applicable statements and notices should be mailed to ___________________________________________________________________________.

            This information is provided by ___________________________, the assignee named above, or ____________________________________________, as its
agent.

                                   EXHIBIT A-4

                            FORM OF CLASS H, CLASS J,

           CLASS K, CLASS L, CLASS M, CLASS N AND CLASS P CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

              CLASS [H] [J] [K] [L] [M] [N] [P] COMMERCIAL MORTGAGE

                    PASS-THROUGH CERTIFICATE, SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                     STRUCTURED ASSET SECURITIES CORPORATION


Initial Pass-Through Rate:  ____%      Initial Certificate Principal Balance of
                                       this Certificate as of the Closing Date:
Date of Pooling and Servicing          $____________
Agreement:  May 11, 2000

Cut-off Date: May 11, 2000             Class Principal Balance of all the
                                       Class [H][J][K][L][M][N][P]
                                       Certificates as of the Closing Date:
Closing Date:  May 18, 2000            $____________

First Distribution Date:               Aggregate unpaid principal balance of
June 16, 2000                          the Mortgage Pool as of the Cut-off
                                       principal due on or before such date
Master Servicer:                       (the "Initial Pool Balance"):
First Union National Bank              $1,305,691,486

Special Servicer:
Lennar Partners, Inc.                  Fiscal Agent:
                                       ABN AMRO Bank N.V.
Trustee:
LaSalle Bank National Association



Certificate No. ___                    CUSIP No.  ____________

[FOR CLASS H AND CLASS J CERTIFICATES ONLY: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 18, 2000. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT THE ARD MORTGAGE LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $__________ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $_______ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE AS TO WHETHER OR HOW THE MORTGAGE LOANS WILL PREPAY.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _____________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Pool Custodial Account, the Collection Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is to a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity as to which all of the equity owners come within such paragraphs (each, a "Permitted Transferee") exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Book-Entry Certificate, a transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with SECTION 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as EXHIBIT F-2A to the Agreement or as EXHIBIT F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act and that the prospective Transferee is a Permitted Transferee (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either EXHIBIT F-2A or EXHIBIT F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. If this Certificate constitutes a Book-Entry Certificate and a transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as EXHIBIT F-2C to the Agreement or as EXHIBIT F-2D to the Agreement, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act and that the prospective Transferee is a Permitted Transferee. If this Certificate constitutes a Book-Entry Certificate and any Transferee of an interest herein does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either EXHIBIT F-2C or EXHIBIT F-2D attached to the Agreement are, with respect to the subject transfer, true and correct. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the underwriters, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Certificate Registrar and their respective Affiliates against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates or, if this Certificate constitutes a Book-Entry Certificate, any transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with SECTION 5.03 of the Agreement, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Book-Entry Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR CLASS H AND CLASS J CERTIFICATES ONLY: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master

Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66___% of the Voting Rights allocated to each of the affected
Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: __________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [H] [J] [K] [L] [M] [N] [P] Certificates referred to in the within-mentioned Agreement.


Dated:  _______, ____


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar


                                    By: __________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:


                                    ______________________________________
                                    Signature by or on behalf of Assignor


                                    ______________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________ the account of ____________________________________________________________________.

            Distributions made by check (such check to be made payable to ______ _____________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

            This information is provided by ___________________________, the assignee named above, or ____________________________________________, as its
agent.

                                   EXHIBIT A-5

           FORM OF CLASS R-I, CLASS R-II AND CLASS R-III CERTIFICATES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C3

                  CLASS [R-I][R-II][R-III] COMMERCIAL MORTGAGE

                    PASS-THROUGH CERTIFICATE, SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION


Date of Pooling and Servicing                Percentage Interest evidenced by
Agreement:  May 11, 2000                     this Certificate in the related
                                             Class:  ___%

Cut-off Date:  May 11, 2000

Closing Date:  May 18, 2000                  Aggregate unpaid principal
                                             balance of the Mortgage Pool as
First Distribution Date:                     of the Cut-off Date, after
June 16, 2000                                deducting payments of principal
                                             due on or before such date (the
                                             "Initial Pool Balance"):
                                             $1,305,691,486
Master Servicer:
First Union National Bank

Special Servicer:
Lennar Partners, Inc.

Trustee:                                     Fiscal Agent:
LaSalle Bank National Association            ABN AMRO Bank N.V.



Certificate No. __

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that _______________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Structured Asset Securities

Corporation as depositor (the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th Calendar Day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first such distribution, at the close of business on the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Pool Custodial Account, the Collection Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is to a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "QIB") or an "accredited investor" as defined in any paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity as to which all the equity owners come within such paragraphs (an "IAI") exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as EXHIBIT F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as EXHIBIT F-2A to the Agreement or as EXHIBIT F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act and that the prospective Transferee is a QIB or an IAI (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either EXHIBIT F-2A or EXHIBIT F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder desiring to effect a transfer sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the underwriters, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt form the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of SECTION 5.02(D) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such SECTION 5.02(D), to have irrevocably authorized the Trustee under CLAUSE (II)(A) of such SECTION 5.02(D) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under CLAUSE (II)(B) of such SECTION 5.02(D) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as EXHIBIT H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of SECTION 5.02(D) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as EXHIBIT H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of SECTION 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause REMIC I, REMIC II or REMIC III to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or, except as provided in the Agreement, a Non-United States Person; provided that, if such a Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if all of its beneficial owners are United States Persons.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, an international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for

United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights allocated to each of the affected Classes.
Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. In addition, the Agreement permits the amendment thereof, in certain circumstances, with rating confirmation of the ratings on the rated Classes of Certificates and the consent of the Holders of the unrated Classes of Certificates. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of laws principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: ___________________________________
                                                Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within-mentioned Agreement.


Dated:  __________, ____


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar


                                    By: ____________________________________
                                                Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:


                                    ______________________________________
                                    Signature by or on behalf of Assignor


                                    ______________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________ the account of ____________________________________________________________________.

            Distributions made by check (such check to be made payable to ______ ___________________) and all applicable statements and notices should be mailed to ____________________________________________________________________________.

            This information is provided by ___________________________, the assignee named above, or ____________________________________________, as its
agent.

                                    EXHIBIT B


                       FORM OF DISTRIBUTION DATE STATEMENT

                                                                       Exhibit B

 ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer             Payment Date:
135 S. LaSalle Street Suite 1625              LB-UBS Commercial Mortgage Trust 2000-C3              Prior Payment:
Chicago, IL 60603                           Commercial Mortgage Pass-Through Certificates           Next Payment:
                                                             Series 2000-C3                         Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X
Administrator:                                                                                      Analyst:
                                                 Reporting Package Table of Contents
===================================================================================================================================

==============================  ====================================================     ==========================================
                                                                            Page(s)
Issue Id:                       REMIC Certificate Report                                 Closing Date:
ASAP #:                   508   Bond Interest Reconciliation                             First Payment Date:
Monthly Data File Name:         Cash Reconciliation Summary                              Assumed Final Payment Date:
                                15 Month Historical Loan Status Summary
==============================                                                           ==========================================
                                15 Month Historical Payoff/Loss Summary
                                Historical Collateral Level Prepayment Report
                                Delinquent Loan Detail
                                Mortgage Loan Characteristics
                                Loan Level  Detail
                                Specially Serviced Report
                                Modified Loan Detail
                                Realized Loss Detail
                                Appraisal Reduction Detail

                                ====================================================

                                  =================================================================
                                                         Contact Information
                                  -----------------------------------------------------------------
                                                               Issuer:
                                                             Depositor:
                                                            Underwriter:
                                                          Master Servicer:
                                                           Rating Agency:

                                  =================================================================

                                ===================================================================
                                Information is available for this issue from the following sources
                                -------------------------------------------------------------------
                                LaSalle Web Site                                     www.lnbabs.com
                                Servicer Website
                                LaSalle Bulletin Board                               (714) 282-3990
                                LaSalle "ASAP" Fax Back System                       (714) 282-5518
                                LaSalle Factor Line                                  (800) 246-5761
                                ===================================================================

===================================================================================================================================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor         Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer             Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3              Prior Payment:
WAC:                                        Commercial Mortgage Pass-Through Certificates           Next Payment:
WA Life Term:                                              Series 2000-C3                           Record Date:
WA Amort Term:                                       ABN AMRO Acct: XX-XXXX-XX-X
Current Index:
Next Index:

=======================================================================================================
                      Original           Opening         Principal       Principal         Negative
      Class        Face Value (1)        Balance          Payment       Adj. or Loss     Amortization
      CUSIP          Per 1,000          Per 1,000        Per 1,000       Per 1,000        Per 1,000
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                              0.00               0.00             0.00           0.00             0.00
=======================================================================================================

======================================================================================
                       Closing          Interest        Interest       Pass-Through
      Class            Balance          Payment        Adjustment        Rate (2)
      CUSIP           Per 1,000        Per 1,000        Per 1,000     Next Rate (3)
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
                               0.00             0.00            0.00
======================================================================================
                   Total P&I Payment            0.00
                   ==================================

Notes:      (1)   N denotes notional balance not included in total

            (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual

            (3)   Estimated

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                    Bond Interest Reconciliation

==============================================================================================================
                                               Deductions                            Additions
                                 -----------------------------------------------------------------------------
                        Accrued               Add.    Deferred &              Prior      Prepay-     Other
           Accrual    Certificate  Allocable Trust    Accretion   Interest  Int. Short-    ment     Interest
         ------------
Class    Method  Days  Interest      PPIS  Expense(1)  Interest    Losses   falls Due   Penalties  Proceeds(2)
--------------------------------------------------------------------------------------------------------------




























                      ----------------------------------------------------------------------------------------
                            0.00      0.00       0.00       0.00       0.00      0.00       0.00       0.00
==============================================================================================================

==============================================================================
                                                Remaining

                      Distributable Interest   Outstanding
           Accrual     Certificate   Payment   Interest       Credit Support
         ------------                                      ---------------------
Class    Method  Days   Interest     Amount    Shortfalls  Original  Current(3)
---------------------------------------------------------  ---------------------




























                      -----------------------------------
                              0.00        0.00      0.00
=========================================================  =====================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                     Cash Reconciliation Summary

===================================================================================================================================

----------------------------------------   ------------------------------------   -------------------------------------------
            Interest Summary                           Servicing Fee Summary                   Principal Summary
----------------------------------------   ------------------------------------------   --------------------------------
Current Scheduled Interest                 Current Servicing Fees                       Scheduled Principal:
Less Deferred Interest                     Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                      Less Reduction for PPIS                      Advanced Scheduled Principal
                                                                                        -------------------------------------------
Plus Unscheduled Interest                  Plus Unscheduled Servicing Fees              Scheduled Principal Distribution
                                           ------------------------------------------   -------------------------------------------
PPIS Reducing Scheduled Interest           Total Servicing Fees Paid                    Unscheduled Principal:
                                           ------------------------------------------
Less Total Fees Paid  To Servicer                                                       Curtailments
                                           ------------------------------------
Plus Fees Advanced for PPIS                                 PPIS Summary                Prepayments in Full
                                           ------------------------------------
Less Fee Strips Paid by Servicer                                                        Liquidation Proceeds
Less Misc. Fees & Expenses                 Gross PPIS                                   Repurchase Proceeds
Less Non Recoverable Advances              Reduced by PPIE                              Other Principal Proceeds
----------------------------------------                                                -------------------------------------------
Interest Due Trust                         Reduced by Shortfalls in Fees                Unscheduled Principal Distribution
----------------------------------------                                                -------------------------------------------
Less Trustee Fee                           Reduced by Other Amounts                     Remittance Principal
                                           ------------------------------------------   -------------------------------------------
Less Fee Strips Paid by Trust              PPIS Reducing Scheduled Interest
                                           ------------------------------------------   -------------------------------------------
Less Misc. Fees Paid by Trust              PPIS Reducing Servicing Fee                  Servicer Wire Amount
----------------------------------------   ------------------------------------------   -------------------------------------------
Remittance Interest                        PPIS Due Certificate
----------------------------------------   ------------------------------------------

---------------------------------------------------------
             Pool Balance Summary
---------------------------------------------------------
                                      Balance   Count
---------------------------------------------------------
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool
---------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                     Advances
    Prior Outstanding           Current Period       Recovered                  Ending Outstanding
Principal        Interest   Principal     Interest   Principal   Interest   Principal         Interest
------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------


====================================================================================================================================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                     Asset Backed Facts ~15 Month Historical Loan Status Summary

================   ====================================================================================
                                                  Delinquency Aging Categories
                   ------------------------------------------------------------------------------------
Distribution        Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months    Foreclosure       REO
                   ------------------------------------------------------------------------------------
    Date           #       Balance   #        Balance   #         Balance   #    Balance   #    Balance
================   ====================================================================================
       01/00/00

----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


----------------   ------------------------------------------------------------------------------------


================   ====================================================================================

================   ========================================================
                                Special Event Categories (1)
                   --------------------------------------------------------
Distribution        Modifications    Specially Serviced    Bankruptcy
                   --------------------------------------------------------
    Date           #      Balance   #           Balance   #    Balance
================   ========================================================
       01/00/00

----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


----------------   --------------------------------------------------------


================   ========================================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                     Asset Backed Facts ~15 Month Historical Payoff/Loss Summary

=============   ====================================================================================================================
Distribution     Ending Pool (1)    Payoffs (2)    Penalties     Appraisal Reduct. (2)    Liquidations (2)    Realized Losses (2)
                --------------------------------------------------------------------------------------------------------------------
  Date          #        Balance   #    Balance   #    Amount   #              Balance   #         Balance   #             Amount
=============   ====================================================================================================================


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


-------------   --------------------------------------------------------------------------------------------------------------------


=============   ====================================================================================================================

=============   ====================================================
Distribution       Remaining Term           Curr Weighted Avg.
                ----------------------------------------------------
  Date          Life             Amort.    Coupon         Remit
=============   ====================================================


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


-------------   ----------------------------------------------------


=============   ====================================================

(1)   Percentage based on pool as of cutoff.

(2)   Percentage based on pool as of beginning of period.

ABN AMRO                                 Structured Asset Securities Corporation, Depositor         Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer             Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3              Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates           Next Payment:
                                                           Series 2000-C3                           Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                            Historical Collateral Level Prepayment Report

===============================================================================================   ==============================
    Disclosure       Distribution         Initial                 Payoff           Penalty          Prepayment      Maturity

    Control #           Date              Balance      Code       Amount           Amount              Date           Date
----------------------------------   ==========================================================   ==============================

































==================================   ==========================================================   ==============================
                                     Cumulative                              0               0
                                                             ==================================

==================================   =========================================   ==================================================
    Disclosure       Distribution               Property                                           Remaining Term             Note
                                                                                              --------------------------
    Control #           Date                      Type                State          DSCR         Life        Amort.          Rate
----------------------------------   =========================================   ==================================================

































==================================   =========================================   ==================================================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor         Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer             Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3              Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates           Next Payment:
                                                           Series 2000-C3                           Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                       Delinquent Loan Detail

====================================================================================================================================
                 Paid                Outstanding   Out. Property                       Special
Disclosure Doc   Thru   Current P&I      P&I        Protection        Advance         Servicer      Foreclosure   Bankruptcy   REO
  Control #      Date     Advance     Advances**     Advances     Description (1)   Transfer Date       Date         Date      Date
====================================================================================================================================






























====================================================================================================================================

=======================================================
A.    P&I Advance - Loan in Grace Period

B.    P&I Advance - Late Payment but < one month delinq

1.    P&I Advance - Loan delinquent 1 month

2.    P&I Advance - Loan delinquent 2 months

3.    P&I Advance - Loan delinquent 3 months or More

4.    Matured Balloon/Assumed Scheduled Payment
=======================================================

**    Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                    Mortgage Loan Characteristics

                                             Distribution of Principal Balances
===================================================================================================================
            Current Scheduled              # of        Scheduled         % of            Weighted Average
                                                                                 ----------------------------------
                Balances                   Loans        Balance        Balance      Term      Coupon      DSCR
===================================================================================================================

















===================================================================================================================
                                                0                   0      0.00%
===================================================================================================================

===================================================================================================================
Average Scheduled Balance

Maximum  Scheduled Balance

Minimum  Scheduled Balance

                                      Distribution of Remaining Term (Fully Amortizing)
===================================================================================================================
            Fully Amortizing               # of        Scheduled         % of              Weighted Average
                                                                                 ----------------------------------
             Mortgage Loans                Loans        Balance        Balance      Term      Coupon      DSCR
===================================================================================================================





===================================================================================================================
                                                0                   0      0.00%
===================================================================================================================
                                                                      Minimum Remaining Term
                                                                      Maximum Remaining Term

                                       Distribution of Mortgage Interest Rates
===================================================================================================================
             Current Mortgage             # of       Scheduled        % of             Weighted Average
                                                                              -------------------------------------
              Interest Rate               Loans       Balance       Balance      Term      Coupon        DSCR
===================================================================================================================















===================================================================================================================
                                               0                 0      0.00%
===================================================================================================================
Minimum Mortgage Interest Rate                            10.0000%
Maximum Mortgage Interest Rate                            10.0000%

                                     Distribution of Remaining Term (Balloon)
=================================================================================================================
               Balloon                  # of       Scheduled        % of             Weighted Average
                                                                            -------------------------------------
            Mortgage Loans              Loans       Balance       Balance      Term      Coupon        DSCR
=================================================================================================================
       0          to        60


       61         to        120


      121         to        180


      181         to        240
      241         to        360



=================================================================================================================
                                             0                 0      0.00%
=================================================================================================================

Minimum Remaining Term                  0
Maximum Remaining Term                  0

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:        01/00/1900
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:          01/00/1900
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:         01/00/1900
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:          01/00/1900
                                                           Series 2000-C3                          Record Date:           01/00/1900
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                    Mortgage Loan Characteristics

                                           Distribution of DSCR (Current)
===================================================================================================================
              Debt Service                 # of        Scheduled         % of
             Coverage Ratio                Loans        Balance        Balance      WAMM       WAC        DSCR
===================================================================================================================












===================================================================================================================
                                                0                   0      0.00%
===================================================================================================================
Maximum  DSCR
Minimum  DSCR

                                            Distribution of DSCR (Cutoff)
===================================================================================================================
              Debt Service                 # of        Scheduled        % of
             Coverage Ratio                Loans        Balance        Balance      WAMM       WAC        DSCR
===================================================================================================================












===================================================================================================================
                                                0                   0      0.00%
===================================================================================================================
Maximum  DSCR                                                    0.00
Minimum  DSCR                                                    0.00

                                               Geographic Distribution
======================================================================================================================
                                        # of       Scheduled        % of
                         State          Loans       Balance       Balance      WAMM       WAC            DSCR
======================================================================================================================







































======================================================================================================================
                                             0                        0.00%
======================================================================================================================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:        01/00/1900
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:          01/00/1900
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:         01/00/1900
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:          01/00/1900
                                                           Series 2000-C3                          Record Date:           01/00/1900
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                    Mortgage Loan Characteristics


                                           Distribution of Property Types
===================================================================================================================
                                           # of        Scheduled         % of
             Property Types                Loans        Balance        Balance      WAMM       WAC        DSCR
===================================================================================================================












===================================================================================================================
                                                0                   0      0.00%
===================================================================================================================

                                          Distribution of Amortization Type
===================================================================================================================
            Current Scheduled              # of        Scheduled         % of
                Balances                   Loans        Balance        Balance      WAMM       WAC        DSCR
===================================================================================================================












===================================================================================================================

===================================================================================================================

                                           Distribution of Loan Seasoning
======================================================================================================================
                                        # of       Scheduled        % of
           Number of Years              Loans       Balance       Balance      WAMM       WAC            DSCR
======================================================================================================================












======================================================================================================================
                                             0                 0      0.00%
======================================================================================================================


                                         Distribution of Year Loans Maturing
======================================================================================================================
                                        # of       Scheduled        % of
                 Year                   Loans       Balance       Balance      WAMM       WAC            DSCR
======================================================================================================================
                 1998
                 1999
                 2000
                 2001
                 2002
                 2003
                 2004
                 2005
                 2006
                 2007
                 2008
            2009 & Longer
======================================================================================================================
                                             0                 0      0.00%
======================================================================================================================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X


                                                         Loan Level Detail

====================================================================================================================================
                                                                                               Operating
Disclosure                         Property                                                    Statement        Maturity
Control #          Grp               Type                State     DSCR          NOI              Date            Date
====================================================================================================================================






























====================================================================================================================================
                                                         W/Avg       0.00                 0
====================================================================================================================================

====================================================================================================================================
              Ending                                              Spec.              Loan
Disclosure  Principal           Note    Scheduled        Mod.     Serv      ASER    Status                   Prepayment
                                                                                            ----------------------------------------
Control #    Balance            Rate       P&I           Flag     Flag      Flag   Code(1)  Amount        Penalty             Date
====================================================================================================================================






























====================================================================================================================================
                          0                          0                                           0             0
====================================================================================================================================

================================================================================
* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1)   Legend:


A.    P&I Adv - in Grace Period

B.    P&I Adv - < one month delinq

1.    P&I Adv - delinquent 1 month

2.    P&I Adv - delinquent 2 months

3.    P&I Adv - delinquent 3+ months

4.    Mat. Balloon/Assumed P&I

5.    Prepaid in Full

6.    Specially Serviced

7.    Foreclosure

8.    Bankruptcy

9.    REO

10.   DPO

11.   Modification
================================================================================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                              Specially Serviced (Part I) ~ Loan Detail

======================= ============================== ==================================== ================== ====================
Disclosure     Transfer              Balance           Note     Maturity     Remaining Term Property                          NOI
                        ------------------------------                       --------------
Control #        Date   Scheduled               Actual Rate       Date       Life     Amort   Type   State     NOI     DSCR   Date
======================= ============================== ==================================== ================= =====================



































======================= ============================== ==================================== ================= =====================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor         Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer             Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3              Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates           Next Payment:
                                                           Series 2000-C3                           Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                    Specially Serviced Loan Detail (Part II) ~ Servicer Comments

====================================================================================================================================
        Disclosure                            Resolution
        Control #                              Strategy                                Comments
====================================================================================================================================



































====================================================================================================================================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                        Modified Loan Detail

====================================================================================================================================

      Disclosure          Modification                   Modification                            Modification
      Control #               Date                           Code                                Description
------------------------------------------------------------------------------------------------------------------------------------


































====================================================================================================================================

ABN AMRO                                 Structured Asset Securities Corporation, Depositor         Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer             Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3              Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates           Next Payment:
                                                           Series 2000-C3                           Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                        Realized Loss Detail

============================================================================================================================
                                                             Beginning                        Gross Proceeds      Aggregate
Distribution      Disclosure     Appraisal     Appraisal     Scheduled        Gross             as a % of        Liquidation
   Period          Control #        Date         Value        Balance       Proceeds         Sched Principal      Expenses *
----------------------------------------------------------------------------------------------------------------------------






























----------------------------------------------------------------------------------------------------------------------------
Current Total                                                      0.00           0.00                                  0.00
Cumulative                                                         0.00           0.00                                  0.00
============================================================================================================================

==================================================================================
                                      Net           Net Proceeds
Distribution      Disclosure      Liquidation         as a % of       Realized
   Period          Control #        Proceeds       Sched. Balance       Loss
----------------------------------------------------------------------------------






























----------------------------------------------------------------------------------
Current Total                             0.00                                0.00
Cumulative                                0.00                                0.00
==================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                                 Structured Asset Securities Corporation, Depositor        Statement Date:
LaSalle Bank N.A.                            First Union National Bank, Master Servicer            Payment Date:
                                              LB-UBS Commercial Mortgage Trust 2000-C3             Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates          Next Payment:
                                                           Series 2000-C3                          Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                     Appraisal Reduction Detail

======================== ======================= ====================================== ================== ====  ===================
Disclosure     Appraisal Scheduled     Reduction Note     Maturity      Remaining Term  Property                       Appraisal
                                                                       ----------------                          -------------------
Control #      Red. Date  Balance       Amount   Rate       Date       Life      Amort.   Type       State DSCR  Value         Date
======================== ======================= ====================================== ================== ====  ===================



































======================== ======================= ====================================== ================== ====  ===================

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION


To the parties listed on the attached Schedule A

Re: LB-UBS Commercial Mortgage Trust 2000-C3 Commercial Mortgage Pass Through Certificates, Series 2000-C3 (the "Certificates")

Ladies and Gentlemen:

      Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of May 11, 2000, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses (i) through (v), (vii) and
(viii) (without regard to the second parenthetical in such CLAUSE (VIII)) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan or Companion Loan, as the case may be, have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor),
(B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

      Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans and/or Companion Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

      Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                    Respectfully,

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By:_________________________________

                                    Name:_______________________________

                                    Title:______________________________


                                   Schedule A


First Union National Bank
First Union Capital Markets
NC 1075
8739 Research Drive, URP-4
Charlotte, NC  28288-1075
Attn:  LB-UBS Commercial Mortgage Trust 2000-C3,

Lennar Partners, Inc.
760 N.W. 107th Avenue,
Miami, FL  33172
Attn:  LB-UBS Commercial Mortgage Trust 2000-C3

Structured Asset Securities Corporation
200 Vesey Street
New York, NY  10285
Attn: LB-UBS Commercial Mortgage Trust 2000-C3

Lehman Brothers Inc.
Three World Financial Center
New York, NY  10285
Attn:  LB-UBS Commercial Mortgage Trust 2000-C3

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Attn:  LB-UBS Commercial Mortgage Trust 2000-C3

Deutsche Bank Securities Inc.
51 West 52nd Street
New York, NY 10019
Attn:  LB-UBS Commercial Mortgage Trust 2000-C3

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                          -----------


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services
            Group-LB-UBS Commercial Mortgage Trust 2000-C3

            Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of May 11, 2000 (the "Pooling and Servicing Agreement"), by and among Structured Asset Securities Corporation as depositor, the undersigned as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer, you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name:______________________________________________________

            Address:____________________________________________________________

            Control No.:________________________________________________________

If only particular documents in the Mortgage File are requested, please specify which: _________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______      1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______      2.    Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    FIRST UNION NATIONAL BANK


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                          -----------


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services
            Group-LB-UBS Commercial Mortgage Trust 2000-C3

            Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of May 11, 2000 (the "Pooling and Servicing Agreement"), by and among Structured Asset Securities Corporation as depositor, First Union National Bank as master servicer (the "Master Servicer"), the undersigned as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name:______________________________________________________

            Address:____________________________________________________________

            Control No.:________________________________________________________

If only particular documents in the Mortgage File are requested, please specify which:__________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______      1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______      2.    Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    LENNAR PARTNERS, INC.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    EXHIBIT E

                   CALCULATION OF DEBT SERVICE COVERAGE RATIOS

      With respect to any Mortgaged Property "Debt Service Coverage Ratio" shall mean, for each fiscal year or portion (not less than three months) thereof, without regard to any cross-collateralization feature of the related Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on the related Mortgage Loan) generated by such Mortgaged Property (such Net Operating Income to be annualized if the relevant period is less than twelve months) to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of any date of determination, multiplied by 12.

      With respect to any Mortgaged Property, "Net Operating Income" or "NOI" shall mean for each fiscal year or portion thereof, the related Revenue allocable to such period, less (i) the related Expenses allocable to such period, and (ii) any related Reserves for such period.

      With respect to any Mortgaged Property, "Revenue" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Mortgagor arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds; provided that Revenue shall not include
(a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Mortgagor or an Affiliate of the Mortgagor, (e) any item of income otherwise includible in Revenue but paid directly by any tenant to a Person other than the Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under a space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof; and provided, further, that Revenue shall be adjusted to account for vacancies and credit losses as and to the extent contemplated in the Prospectus Supplement dated May 9, 2000 relating to LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3.

      With respect to any Mortgaged Property, "Expenses" shall mean, for each fiscal year or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, tenant improvement costs, leasing commissions, impositions, insurance premiums, real estate taxes, management fees, advertising, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and (except in the case of real estate taxes) actually paid for by the Mortgagor; provided that (a) Expenses shall not include any of the foregoing items for which Reserves had been escrowed, which Reserves had been taken into account in calculating the NOI for such period or any prior period and (b) Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

      Revenues and Expenses shall be calculated based on financial statements, Mortgagor tax returns and/or rent rolls, in each case to the extent appropriate and consistent with the Servicing Standard.

      With respect to any Mortgaged Property, "Reserves" shall mean, for each fiscal year or portion thereof, all replacement reserves and/or reserves for tenant improvements and leasing commissions escrowed during such period.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE

             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                          ___________, 20__


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services
            Group-LB-UBS Commercial Mortgage Trust 2000-C3

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class __, [having an initial aggregate Certificate Principal Balance as of May 18, 2000 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _____________________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 11, 2000, among Structured Asset Securities Corporation as Depositor, First Union National Bank as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                    Very truly yours,

                                    _______________________________________
                                    (Transferor)


                                    By: ___________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE

             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                          _____________, 20__


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services
            Group-LB-UBS Commercial Mortgage Trust 2000-C3

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class __, [having an initial aggregate Certificate Principal Balance as of May 18, 2000 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _____________________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 11, 2000, among Structured Asset Securities Corporation as Depositor, First Union National Bank as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V. as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer. The Transferee understands that such Transferred Certificates may be resold, pledged or transferred only in accordance with Section 5.02 of the Pooling and Servicing Agreement and (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) to an "accredited investor" with the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act (or an entity in which all the equity owners come within such paragraphs) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust

      Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    _______________________________________
                                    (Transferor)


                                    By: ___________________________________
                                        Name:______________________________
                                        Title:_____________________________

                             NOMINEE ACKNOWLEDGMENT

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                    _______________________________________
                                    (Nominee)


                                    By: ___________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                                         ANNEX 1 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $_____________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S.

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     A-1-1
            savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   BROKER-DEALER. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ QIB SUBSIDIARY. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________


      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did NOT include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated


                                     A-1-2
subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ----  -----
            Yes   No          Will the Transferee be purchasing the
                              Transferred Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

      Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.





                                    _______________________________________
                                    Print Name of Transferee


                                    By: ___________________________________
                                        Name:______________________________
                                        Title:_____________________________
                                        Date:______________________________


                                     A-1-3

                                                         ANNEX 2 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary

                                     A-2-1
basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ----  -----
            Yes   No          Will the Transferee be purchasing the
                              Transferred Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    _______________________________________
                                    Print Name of Transferee or Adviser


                                    By: ___________________________________
                                        Name:______________________________
                                        Title:_____________________________


                                    IF AN ADVISER:


                                    _______________________________________
                                    Print of Transferee

                                    Date:__________________________________


                                     A-2-3

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE

             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                          _____________, 20__


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services
            Group-LB-UBS Commercial Mortgage Trust 2000-C3

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class __, [having an initial aggregate Certificate Principal Balance as of May 18, 2000 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _____________________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 11, 2000, among Structured Asset Securities Corporation as Depositor, First Union National Bank as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or Exhibit F-2B to the Pooling and Servicing Agreement, or (B) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      3. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      4. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      5. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      4. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ------------------------------------
                                    (Transferee)


                                    By: ________________________________
                                        Name:___________________________
                                        Title:__________________________
                                        Date:___________________________

                             NOMINEE ACKNOWLEDGMENT

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ________________________________
                                    (Nominee)


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE

                          FOR TRANSFERS OF INTERESTS IN

                     BOOK-ENTRY NON-REGISTERED CERTIFICATES


                                          ____________, 20__


[TRANSFEROR]

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class __, [having an initial aggregate Certificate Principal Balance as of May 18, 2000 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _____________________________________
(the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company (`DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), which were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 11, 2000, among Structured Asset Securities Corporation as Depositor, First Union National Bank as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants and agrees with you, and for the benefit of the Depositor, that:

      1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Pooling and Servicing

Agreement or (B) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                    Very truly yours,

                                    ------------------------------------
                                    (Transferee)


                                    By: ________________________________
                                        Name:___________________________
                                        Title:__________________________

                                                         ANNEX 1 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]


      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $_____________________(2) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b)

----------
(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     A-1-1
            has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   BROKER-DEALER. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB SUBSIDIARY. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)__________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are

                                     A-1-2
consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ----  -----
            Yes   No          Will the Transferee be purchasing the
                              Transferred Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          ___________________________________
                                          Print Name of Transferee


                                          By:________________________________
                                             Name:___________________________
                                             Title:__________________________
                                             Date:___________________________



                                     A-1-3

                                                         ANNEX 2 TO EXHIBIT F-2C



            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Structured Asset Securities Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The terms "securities" as used herein does NOT include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary

                                     A-2-1
basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____        Will the Transferee be purchasing the
            Yes   No          Transferred Certificates only for the Transferee's
                              own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                     A-2-2

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    ____________________________________
                                    Print Name of Transferee or Adviser


                                    By: ________________________________
                                        Name:___________________________
                                        Title:__________________________


                                    IF AN ADVISER:

                                    ____________________________________
                                    Print Name of Transferee

                                    Date:_______________________________


                                     A-2-3

                                  EXHIBIT F-2D

                        FORM II OF TRANSFEREE CERTIFICATE

      FOR TRANSFERS OF INTERESTS IN BOOK-ENTRY NON-REGISTERED CERTIFICATES


                                          ____________, 20__


[TRANSFEROR]

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class __, [having an initial aggregate Certificate Principal Balance as of May 18, 2000 (the "Closing Date") of $__________] [representing a ___% Percentage Interest in the related Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to _____________________________________
(the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), which were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 11, 2000, among Structured Asset Securities Corporation as Depositor, First Union National Bank as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you and agrees with you, and for the benefit of the Depositor, that:

      1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                    Very truly yours,

                                    ------------------------------------
                                    (Transferee)


                                    By: ________________________________
                                        Name:___________________________
                                        Title:__________________________

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE

        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)


                                          _____________, 20__


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Asset-Backed Securities Trust Services
            Group-LB-UBS Commercial Mortgage Trust 2000-C3

            Re:   LB-UBS Commercial Mortgage Trust 2000-C3, Commercial
                  Mortgage
                  Pass-Through Certificates, Series 2000-C3 (the
                  "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of May 18, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 11, 2000, among Structured Asset Securities Corporation as depositor, First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                    Very truly yours,

                                    ------------------------------------
                                    (Transferee)


                                    By: ________________________________
                                        Name:___________________________
                                        Title:__________________________

                                   EXHIBIT G-2

                        FORM II OF TRANSFEREE CERTIFICATE

                            IN CONNECTION WITH ERISA

                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                          [Date]

[TRANSFEROR]

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3, (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class ___ Certificates [having an initial aggregate Certificate Principal Balance as of May 18, 2000 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 11, 2000 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor, First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                    Very truly yours,

                                    ------------------------------------
                                    (Transferee)


                                    By: ________________________________
                                        Name:___________________________
                                        Title:__________________________

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                    REGARDING RESIDUAL INTEREST CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) AND 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates") issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 11, 2000, among Structured Asset Securities Corporation as Depositor, First Union National Bank as Master Servicer, Lennar Partners, Inc. as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent.

STATE OF __________     )
                        )     ss.: ____________________
COUNTY OF __________    )

            I, _______________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

            1.    I am a ___________ of ___________________ (the "Purchaser"),
on behalf of which I have the authority to make this affidavit.

            2. The Purchaser is acquiring [Class R-I] [Class R-II] [Class R-III] Certificates representing the residual interest in the real estate mortgage investment conduit ("REMIC") designated as ["REMIC I"]["REMIC II"] ["REMIC III"] relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

            3. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II][Class R-III] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

            4. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I][Class R-II][Class R-III] Certificates to a Disqualified Organization.

            5.    [CHECK THE STATEMENT THAT APPLIES]

                  The Purchaser is a "United States person" as defined in
Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its
beneficial owners are United States persons).................................|_|

                  The Purchaser is not a United States person. However, the
Purchaser:

            (a) conducts a trade or business within the United States and, for purposes of Treasury Regulation Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

            (b) understands that, for purposes of Treasury Regulation Section 1.860E-1(c)(4)(ii), as a holder of a Class R-I, Class R-II or Class R-III Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by suh Class R-I, Class R-II or Class R-III Certificate;

            (c) intends to pay the taxes associated with holding a Class R-I, Class R-II or Class R-III Certificate; and

            (d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a), (b) and (c) of this sentence or are United States
                  persons). .................................................|_|

            6. No purpose of the acquisition of the [Class R-I] [Class R-II][Class R-III] Certificates is to impede the assessment or collection of tax.

            7. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I][Class R-II][Class R-III] Certificates as they become due.

            8. The Purchaser understands that it may incur tax liabilities with respect to the [Class R-I][Class R-II][Class R-III] Certificates in excess of any cash flows generated by such Certificates.

            9. The Purchaser will not transfer the [Class R-I][Class R-II][Class R-III] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 5 or 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

            10. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I][Class R-II][Class R-III] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 5 and 7.

            11. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I][REMIC II][REMIC III] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of ___________, ____.


                                    By: ___________________________________
                                        Name:
                                        Title:


            Personally appeared before me _________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a __________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

            Subscribed and sworn before me this
            ____ day of ________, ____.


            _____________________________________
            Notary Public

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE

                    REGARDING RESIDUAL INTEREST CERTIFICATES


                                          [Date]


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:..Asset-Backed Securities Trust Services
            Group-LB-UBS Commercial Mortgage Trust 2000-C3

            Re:   LB-UBS Commercial Mortgage Trust 2000-C3, Commercial
                  Mortgage
                  Pass-Through Certificates, Series 2000-C3 (the
                  "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 11, 2000 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor, First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee and ABN AMRO Bank N.V. as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                    Very truly yours,

                                    ------------------------------------
                                    (Transferee)


                                    By: ________________________________
                                        Name:___________________________
                                        Title:__________________________

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT


                                          [Date]


Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, New York  10007
Attention:  Commercial Mortgage Surveillance

Fitch IBCA, Inc.
One State Street Plaza,
New York, New York 10004
Attention:  Commercial Mortgage Surveillance Department


Ladies and Gentlemen:

      This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of May 11, 2000 and relating to LB-UBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

      Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

      The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

      Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                    Very truly yours,

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By: ___________________________________
                                        Name:
                                        Title:



Receipt acknowledged:


MOODY'S INVESTORS SERVICE, INC.


By:________________________________
Name:
Title:
Date:


FITCH IBCA, INC.


By:________________________________
Name:
Title:
Date:

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER


                                          [Date]


[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[FISCAL AGENT]

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

      Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of May 11, 2000, relating to LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                    ________________________________________


                                    By: ____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                                         SCHEDULE 1 TO EXHIBIT J


            This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association as trustee for the holders of the Debtor's LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of May 11, 2000 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, First Union National Bank as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer"), and ABN AMRO Bank N.V. as fiscal agent relating to the issuance of the Debtor's LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3. Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

            The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

            (1) the mortgage loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans");

            (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the "Mortgage") and each other legal, credit and servicing document related to such Mortgage Loan (collectively with the related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

            (3) (a) the Custodial Accounts required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Custodial Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (4)   all REO Property acquired in respect of defaulted Mortgage
Loans;

            (5) (a) the REO Accounts required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            (6) any and all general intangibles (as defined in the Uniform Commercial Code) consisting of, arising from or relating to any of the foregoing; and

            (7) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE SERIES 2000-C3 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE

            Laureate Realty Services, Inc.
            Legg Mason Realty Services, Inc.
            Bloomfield Servicing Company, L.L.C.
            Northland/Marquette Capital Group, Inc.
            L.J. Melody & Company
            Collateral Mortgage, LTD.

                                    EXHIBIT L

                  FORM OF CMSA LOAN PERIODIC UPDATE FILE REPORT

------------------------------------------------------------------------------------------------------------------------------------
                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "LOAN PERIODIC" UPDATE FILE
------------------------------------------------------------------------------------------------------------------------------------
                              (DATA RECORD LAYOUT)
------------------------------------------------------------------------------------------------------------------------------------
                             CROSS REFERENCED AS "L"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  SPECIFICATION                                                 DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types                               Magnetic Tape, Diskette, Electronic Transfer
------------------------------------------------------------------------------------------------------------------------------------
Character Set                                        ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation                                    Comma
------------------------------------------------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)                             1600 or 6250
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Label                                  None (unlabeled)
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor                        10285 (17 records per block)
------------------------------------------------------------------------------------------------------------------------------------
Physical Media Label                                 Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                                     Blocking Factor; Record Length
------------------------------------------------------------------------------------------------------------------------------------
Return Address Label                                 Required for return of physical media (magnetic tape or diskette)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      FIELD                    FORMAT
                    FIELD NAME                        NUMBER     TYPE          EXAMPLE                 DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                           1        AN           XXX97001         Unique Issue Identification Mnemonic
------------------------------------------------------------------------------------------------------------------------------------
Group Id                                                 2        AN           XXX9701A         Unique Identification Number
                                                                                                Assigned To Each Loan Group Within
                                                                                                An Issue
------------------------------------------------------------------------------------------------------------------------------------
Loan Id                                                  3        AN        00000000012345      Unique Servicer Loan Number Assigned
                                                                                                To Each Collateral Item In A Pool
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan Id                                       4        AN             123            Unique Identification Number
                                                                                                Assigned To Each Collateral Item In
                                                                                                The Prospectus
------------------------------------------------------------------------------------------------------------------------------------
Distribution Date                                        5        AN           YYYYMMDD         Date Payments  Made To
                                                                                                Certificateholders
------------------------------------------------------------------------------------------------------------------------------------
Current Beginning Scheduled Balance                      6      Numeric       100000.00         Outstanding Sched Prin Bal at
                                                                                                Beginning of current period that is
                                                                                                part of the trust
------------------------------------------------------------------------------------------------------------------------------------
Current Ending Scheduled  Balance                        7      Numeric       100000.00         Outstanding Sched Prin Bal at End
                                                                                                of current period that is part of
                                                                                                the trust
------------------------------------------------------------------------------------------------------------------------------------
Paid To Date                                             8        AN           YYYYMMDD         Date loan is paid through. One
                                                                                                frequency < the date the loan is due
                                                                                                for next payment
------------------------------------------------------------------------------------------------------------------------------------
Current Index Rate                                       9      Numeric          0.09           Index Rate Used In The Determination
                                                                                                Of The Current Period Gross Interest
                                                                                                Rate
------------------------------------------------------------------------------------------------------------------------------------
Current Note Rate                                       10      Numeric          0.09           Annualized Gross Rate Applicable To
                                                                                                Calculate The Current Period
                                                                                                Scheduled Interest
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                                           11        AN           YYYYMMDD         Date Collateral Is Scheduled To Make
                                                                                                Its Final Payment
------------------------------------------------------------------------------------------------------------------------------------
Servicer and Trustee Fee Rate                           12      Numeric        0.00025          Annualized Fee Paid To The Servicer
                                                                                                And Trustee
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 1                                   13      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                                Current Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 2                                   14      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                                Current Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 3                                   15      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                                Current Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 4                                   16      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                                Current Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 5                                   17      Numeric        0.00001          Annualized Fee/Strip Netted Against
                                                                                                Current Note Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Net Rate                                                18      Numeric         0.0947          Annualized Interest Rate Applicable
                                                                                                To Calculate The Current Period
                                                                                                Remittance Int.
------------------------------------------------------------------------------------------------------------------------------------
Next Index Rate                                         19      Numeric          0.09           Index Rate Used In The Determination
                                                                                                Of The Next Period Gross Interest
                                                                                                Rate
------------------------------------------------------------------------------------------------------------------------------------
Next Note Rate                                          20      Numeric          0.09           Annualized Gross Interest Rate
                                                                                                Applicable To Calc Of The Next
                                                                                                Period Sch. Interest
------------------------------------------------------------------------------------------------------------------------------------
Next Rate Adjustment Date                               21        AN           YYYYMMDD         Date Note Rate Is Next Scheduled To
                                                                                                Change
------------------------------------------------------------------------------------------------------------------------------------
Next Payment Adjustment Date                            22        AN           YYYYMMDD         Date Scheduled P&I Amount Is Next
                                                                                                Scheduled To Change
------------------------------------------------------------------------------------------------------------------------------------
Scheduled Interest Amount                               23      Numeric        1000.00          Scheduled Gross Interest Payment Due
                                                                                                For The Current Period that goes to
                                                                                                the trust
------------------------------------------------------------------------------------------------------------------------------------
Scheduled Principal Amount                              24      Numeric        1000.00          Scheduled Principal Payment Due For
                                                                                                The Current Period that goes to the
                                                                                                trust
------------------------------------------------------------------------------------------------------------------------------------
Total Scheduled P&I Due                                 25      Numeric        1000.00          Scheduled Principal & Interest
                                                                                                Payment Due For Current Period for
                                                                                                the trust
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "LOAN PERIODIC" UPDATE FILE
------------------------------------------------------------------------------------------------------------------------------------
                              (DATA RECORD LAYOUT)
------------------------------------------------------------------------------------------------------------------------------------
                             CROSS REFERENCED AS "L"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      FIELD                    FORMAT
                    FIELD NAME                        NUMBER     TYPE          EXAMPLE                 DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Neg am/Deferred Interest Amount                         26      Numeric        1000.00          Negative Amortization/Deferred
                                                                                                Interest Amount Due For The Current
                                                                                                Period
------------------------------------------------------------------------------------------------------------------------------------
Unscheduled Principal Collections                       27      Numeric        1000.00          Unscheduled Payments Of Principal
                                                                                                Received During The Related
                                                                                                Collection Period
------------------------------------------------------------------------------------------------------------------------------------
Other Principal Adjustments                             28      Numeric        1000.00          Unscheduled Principal Adjustments
                                                                                                For The Related Collection Period
------------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Date                             29        AN           YYYYMMDD         Date Unscheduled Payment Of
                                                                                                Principal Received
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty/Yld Maint Rec'd                      30      Numeric        1000.00          Additional Payment Req'd From
                                                                                                Borrower Due To Prepayment Of Loan
                                                                                                Prior To Maturity
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Interest Excess (Shortfall)                  31      Numeric        1000.00          Interest Shortfall or Excess as
                                                                                                calculated by Servicer per the Trust
                                                                                                documents
------------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Code                             32      Numeric           1             See Liquidation/Prepayment Codes
                                                                                                Legend
------------------------------------------------------------------------------------------------------------------------------------
Most Recent ASER Amount                                 33      Numeric        1000.00          Appraisal Subordinated Entitlement
                                                                                                Reduction - The difference between
                                                                                                a full advance and the reduced
                                                                                                advance is the ASER or as defined in
                                                                                                the Trust documents
------------------------------------------------------------------------------------------------------------------------------------
Blank                                                   34        AN            Blank           Left blank on purpose. (Note: was
                                                                                                previously Most Recent ASER Date.
                                                                                                Field not considered applicable to
                                                                                                ASER.)
------------------------------------------------------------------------------------------------------------------------------------
Cumulative ASER Amount                                  35      Numeric        1000.00          Cumulative Appraisal Subordinated
                                                                                                Entitlement Reduction
------------------------------------------------------------------------------------------------------------------------------------
Actual Balance                                          36      Numeric       100000.00         Outstanding Actual Principal Balance
                                                                                                At The End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Total P&I Advance Outstanding                           37      Numeric        1000.00          Outstanding P&I Advances At The End
                                                                                                Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Total T&I Advance Outstanding                           38      Numeric        1000.00          Outstanding Taxes & Insurance
                                                                                                Advances At The End Of The Current
                                                                                                Period
------------------------------------------------------------------------------------------------------------------------------------
Other Expense Advance Outstanding                       39      Numeric        1000.00          Other Outstanding Advances At The
                                                                                                End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Status of Loan                                          40        AN              1             See Status Of Loan Legend
------------------------------------------------------------------------------------------------------------------------------------
In Bankruptcy                                           41        AN              Y             Bankruptcy Status Of Loan (If In
                                                                                                Bankruptcy "Y", Else "N")
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure Date                                        42        AN           YYYYMMDD         P27 -  If Multiple properties have
                                                                                                the same date then print that date
                                                                                                otherwise leave empty
------------------------------------------------------------------------------------------------------------------------------------
REO Date                                                43        AN           YYYYMMDD         P28 -  If Multiple properties have
                                                                                                the same date then print that date
                                                                                                otherwise leave empty
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy Date                                         44        AN           YYYYMMDD         Date Of Bankruptcy
------------------------------------------------------------------------------------------------------------------------------------
Net Proceeds Received on Liquidation                    45      Numeric       100000.00         Net Proceeds Rec'd On Liquidation To
                                                                                                Be Remitted to the Trust per the
                                                                                                Trust Documents
------------------------------------------------------------------------------------------------------------------------------------
Liquidation Expense                                     46      Numeric       100000.00         Expenses Associated With The Liq'n
                                                                                                To Be Netted from the Trust per the
                                                                                                Trust Documents
------------------------------------------------------------------------------------------------------------------------------------
Realized Loss to Trust                                  47      Numeric        10000.00         Liquidation Balance Less Net
                                                                                                Liquidation Proceeds Received (as
                                                                                                defined in Trust documents)
------------------------------------------------------------------------------------------------------------------------------------
Date of Last Modification                               48        AN           YYYYMMDD         Date Loan Was Modified
------------------------------------------------------------------------------------------------------------------------------------
Modification Code                                       49      Numeric           1             See Modification Codes Legend
------------------------------------------------------------------------------------------------------------------------------------
Modified Note Rate                                      50      Numeric          0.09           Note Rate Loan Modified To
------------------------------------------------------------------------------------------------------------------------------------
Modified Payment Rate                                   51      Numeric          0.09           Payment Rate Loan Modified To
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                           52      Numeric        1000.00          P54 - If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Operating Expenses                53      Numeric        1000.00          P55 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                               54      Numeric        1000.00          P56 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Debt Svc Amount                   55      Numeric        1000.00          P57 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "LOAN PERIODIC" UPDATE FILE
------------------------------------------------------------------------------------------------------------------------------------
                              (DATA RECORD LAYOUT)
------------------------------------------------------------------------------------------------------------------------------------
                             CROSS REFERENCED AS "L"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      FIELD                    FORMAT
                    FIELD NAME                        NUMBER     TYPE          EXAMPLE                 DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NOI)                        56      Numeric          2.55           P58 - If Multiple properties
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule.   Preceding Fiscal Yr
                                                                                                Debt Svc Cvrge Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy                57      Numeric          0.85           P59 - If Multiple properties, Use
                                                                                                weighted average by using the
                                                                                                calculation [Current Allocated %
                                                                                                (Prop) * Occupancy (Oper)] for each
                                                                                                Property, if missing any then leave
                                                                                                empty
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Financial As of Date              58        AN           YYYYMMDD         P53 - If Multiple properties and all
                                                                                                the same then print the date, if
                                                                                                missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Revenue                    59      Numeric        1000.00          P61 - If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Operating Expenses         60      Numeric        1000.00          P62 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NOI                        61      Numeric        1000.00          P63 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Debt Service Amount        62      Numeric        1000.00          P64 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NOI)                 63      Numeric          2.55           P65 - If Multiple properties
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule.   Second Preceding
                                                                                                Fiscal Year Debt Service Coverage
                                                                                                Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Physical Occupancy         64      Numeric          0.85           P66 - If Multiple properties, Use
                                                                                                weighted average by using the
                                                                                                calculation [Current Allocated %
                                                                                                (Prop) * Occupancy (Oper)] for each
                                                                                                Property, if missing any then leave
                                                                                                empty
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Financial As of Date       65        AN           YYYYMMDD         P60 - If Multiple properties and all
                                                                                                the same then print the date, if
                                                                                                missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Revenue                                     66      Numeric        1000.00          P68 - If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Operating Expenses                          67      Numeric        1000.00          P69 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NOI                                         68      Numeric        1000.00          P70 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Debt Service Amount                         69      Numeric        1000.00          P71 -  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NOI)                                  70      Numeric          2.55           P72 - If Multiple properties
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule.   Most Recent Debt
                                                                                                Service Coverage Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Physical Occupancy                          71      Numeric          0.85           P29 - If Multiple properties, Use
                                                                                                weighted average by using the
                                                                                                calculation [Current Allocated %
                                                                                                (Prop) * Occupancy (Oper)] for each
                                                                                                Property, if missing any then leave
                                                                                                empty
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "LOAN PERIODIC" UPDATE FILE
------------------------------------------------------------------------------------------------------------------------------------
                              (DATA RECORD LAYOUT)
------------------------------------------------------------------------------------------------------------------------------------
                             CROSS REFERENCED AS "L"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      FIELD                    FORMAT
                    FIELD NAME                        NUMBER     TYPE          EXAMPLE                 DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of Start Date                  72        AN           YYYYMMDD         P73 - If Multiple properties and all
                                                                                                the same then print the date, if
                                                                                                missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of End Date                    73        AN           YYYYMMDD         P74 - If Multiple properties and all
                                                                                                the same then print the date, if
                                                                                                missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Date                              74        AN           YYYYMMDD         P24 - If Multiple properties and all
                                                                                                the same then print the date, if
                                                                                                missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Value                             75      Numeric       100000.00         P25 - If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                leave empty
------------------------------------------------------------------------------------------------------------------------------------
Workout Strategy Code                                   76      Numeric           1             See Workout Strategy Codes Legend
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Special Servicer Transfer Date              77        AN           YYYYMMDD         Date Transferred To The Special
                                                                                                Servicer
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Master Servicer Return Date                 78        AN           YYYYMMDD         Date Returned To The Master Servicer
                                                                                                or Primary Servicer
------------------------------------------------------------------------------------------------------------------------------------
Date Asset Expected to Be Resolved or Foreclosed        79        AN           YYYYMMDD         P26 - If Multiple properties then
                                                                                                rint the latest date from the
                                                                                                affiliated properties.   If in
                                                                                                Foreclosure - Expected Date of
                                                                                                Foreclosure and if REO - Expected
                                                                                                Sale Date.
------------------------------------------------------------------------------------------------------------------------------------
Blank                                                   80        AN            Blank           Left blank on purpose. (Note: was
                                                                                                previously Year Renovated.  Use the
                                                                                                Property File field 15 instead)
------------------------------------------------------------------------------------------------------------------------------------
Current Hyper Amortizing Date                           81        AN           YYYYMMDD         S79 - Current Anticipated Repayment
                                                                                                Date.  Date will be the same as
                                                                                                setup file unless the loan is
                                                                                                modified and a new date assigned
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial Indicator                         82        AN            T or Y          P75 - T = Trailing 12 months Y =
                                                                                                Year to Date, Check Start & End Date
                                                                                                Applies to field L66 to L73.  If
                                                                                                Multiple properties and all the same
                                                                                                then print the value, if missing any
                                                                                                or if the values are not the same,
                                                                                                then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Last Setup Change Date                                  83        AN           YYYYMMDD         S82 - Distribution Date that
                                                                                                information changed last in the
                                                                                                setup file by loan
------------------------------------------------------------------------------------------------------------------------------------
Last Loan Contribution Date                             84        AN           YYYYMMDD         Date the loan was contributed
------------------------------------------------------------------------------------------------------------------------------------
Last Property Contribution Date                         85        AN           YYYYMMDD         P67 - Date the latest property or
                                                                                                properties were contributed.  For
                                                                                                Multiple properties print the latest
                                                                                                date from the affiliated properties
------------------------------------------------------------------------------------------------------------------------------------
Number of Properties                                    86      Numeric         13.00           S54 - The Number of Properties
                                                                                                Underlying the Mortgage Loan
------------------------------------------------------------------------------------------------------------------------------------
Preceding Year DSCR Indicator                           87        AN             Text           Flag used to explain how the DSCR
                                                                                                was calculated when there are
                                                                                                multiple properties.  See DSCR
                                                                                                Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Year DSCR Indicator                    88        AN             Text           Flag used to explain how the DSCR
                                                                                                was calculated when there are
                                                                                                multiple properties.  See DSCR
                                                                                                Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
Most Recent  DSCR Indicator                             89        AN             Text           Flag used to explain how the DSCR
                                                                                                was calculated when there are
                                                                                                multiple properties.  See DSCR
                                                                                                Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
NOI/NCF Indicator                                       90        AN             Text           Indicates how NOI or Net Cash Flow
                                                                                                was calculated should be the same
                                                                                                for each financial period.  See
                                                                                                NOI/NCF Indicator Legend. P84 - If
                                                                                                Multiple Properties and all the same
                                                                                                then print value, if missing any or
                                                                                                if the values are not the same, then
                                                                                                leave empty.
------------------------------------------------------------------------------------------------------------------------------------
Date of Assumption                                      91        AN           YYYYMMDD         Date the loan last assumed by a new
                                                                                                borrower- empty if never assumed
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "LOAN PERIODIC" UPDATE FILE
------------------------------------------------------------------------------------------------------------------------------------
                              (DATA RECORD LAYOUT)
------------------------------------------------------------------------------------------------------------------------------------
                             CROSS REFERENCED AS "L"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      FIELD                    FORMAT
                    FIELD NAME                        NUMBER     TYPE          EXAMPLE                 DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NCF                               92      Numeric        1000.00          P78 - Preceding Fiscal Year Net Cash
                                                                                                Flow related to Financial As of Date
                                                                                                L58.  If Multiple properties then
                                                                                                sum the value, if missing any then
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NCF)                        93      Numeric          2.55           P79 - Preceding Fiscal Yr Debt
                                                                                                Service Coverage Ratio using NCF
                                                                                                related to Financial As of Date L58.
                                                                                                If Multiple properties populate
                                                                                                using the "DSCR Indicator Legend"
                                                                                                rule.
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NCF                        94      Numeric        1000.00          P80 - Second Preceding Fiscal Year
                                                                                                Net Cash Flow related to Financial
                                                                                                As of Date L65.   If Multiple
                                                                                                properties then sum the value, if
                                                                                                missing any then populate using the
                                                                                                "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NCF)                 95      Numeric          2.55           P81 - Second Preceding Fiscal Year
                                                                                                Debt Service Coverage Ratio using
                                                                                                Net Cash Flow related to Financial
                                                                                                As of Date L65.   If Multiple
                                                                                                properties populate using the "DSCR
                                                                                                Indicator Legend" rule.
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NCF                                         96      Numeric        1000.00          P82 - Most Recent Net Cash Flow
                                                                                                related to Financial As of Ending
                                                                                                Date L73.   If Multiple properties
                                                                                                then sum the value, if missing any
                                                                                                then populate using the "DSCR
                                                                                                Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NCF)                                  97      Numeric        1000.00          P83 - Most Recent Debt Service
                                                                                                Coverage Ratio using Net Cash Flow
                                                                                                related to Financial As of Ending
                                                                                                Date L73.  If Multiple properties
                                                                                                populate using the "DSCR Indicator
                                                                                                Legend" rule.
------------------------------------------------------------------------------------------------------------------------------------
Defeasance Status                                       98        AN             Text           See Defeasance Status Legend
------------------------------------------------------------------------------------------------------------------------------------
ARA Amount                                              99      Numeric        1000.00          Appraisal Reduction Amount - Excess
                                                                                                of the principal balance over the
                                                                                                defined appraisal % or as defined
                                                                                                in the trust documents
------------------------------------------------------------------------------------------------------------------------------------
ARA Date                                                100       AN           YYYYMMDD         Date of appraisal used to calculate
                                                                                                ARA
------------------------------------------------------------------------------------------------------------------------------------
Credit Tenant Lease                                     101       AN              Y             S87 - Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
--------------------------------------------------------------------------------
                        CMSA "LOAN PERIODIC" UPDATE FILE
--------------------------------------------------------------------------------
                              (DATA RECORD LAYOUT)
--------------------------------------------------------------------------------
                             CROSS REFERENCED AS "L"
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          WORKOUT STRATEGY CODE LEGEND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 1                     Modification
--------------------------------------------------------------------------------
                 2                     Foreclosure
--------------------------------------------------------------------------------
                 3                     Bankruptcy
--------------------------------------------------------------------------------
                 4                     Extension
--------------------------------------------------------------------------------
                 5                     Note Sale
--------------------------------------------------------------------------------
                 6                     DPO
--------------------------------------------------------------------------------
                 7                     REO
--------------------------------------------------------------------------------
                 8                     Resolved
--------------------------------------------------------------------------------
                 9                     Pending Return to Master Servicer
--------------------------------------------------------------------------------
                10                     Deed In Lieu Of Foreclosure
--------------------------------------------------------------------------------
                11                     Full Payoff
--------------------------------------------------------------------------------
                12                     Reps and Warranties
--------------------------------------------------------------------------------
                13                     Other or TBD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LIQUIDATION/PREPAYMENT CODE
--------------------------------------------------------------------------------
                                     LEGEND
--------------------------------------------------------------------------------
                  1                     Partial Liq'n (Curtailment)
--------------------------------------------------------------------------------
                  2                     Payoff Prior To Maturity
--------------------------------------------------------------------------------
                  3                     Disposition
--------------------------------------------------------------------------------
                  4                     Repurchase/ Substitution
--------------------------------------------------------------------------------
                  5                     Full Payoff At Maturity
--------------------------------------------------------------------------------
                  6                     DPO
--------------------------------------------------------------------------------
                  7                     Liquidation
--------------------------------------------------------------------------------
                  8                     Payoff w/ penalty
--------------------------------------------------------------------------------
                  9                     Payoff w/ yield Maintenance
--------------------------------------------------------------------------------
                 10                     Curtailment w/ Penalty
--------------------------------------------------------------------------------
                 11                     Curtailment w/ Yield Maintenance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                DEFEASANCE STATUS
--------------------------------------------------------------------------------
                                     LEGEND
--------------------------------------------------------------------------------
                  P                     Partial Defeasance
--------------------------------------------------------------------------------
                  F                     Full Defeasance
--------------------------------------------------------------------------------
                  N                     No Defeasance Occurred
--------------------------------------------------------------------------------
                  X                     Defeasance not Allowable
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            STATUS OF MORTGAGE LOAN
                                     LEGEND
--------------------------------------------------------------------------------
          A             Payment Not Received But Still In Grace Period
--------------------------------------------------------------------------------
          B             Late Payment But Less Than 30 days Delinquent
--------------------------------------------------------------------------------
          0             Current
--------------------------------------------------------------------------------
          1             30-59 Days Delinquent
--------------------------------------------------------------------------------
          2             60-89 Days Delinquent
--------------------------------------------------------------------------------
          3             90+ Days Delinquent
--------------------------------------------------------------------------------
          4             Assumed Scheduled Payment (Performing Matured Balloon)
--------------------------------------------------------------------------------
          7             Foreclosure
--------------------------------------------------------------------------------
          9             REO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                MODIFICATION CODE
--------------------------------------------------------------------------------
                                     LEGEND
--------------------------------------------------------------------------------
          1             Maturity Date Extension
--------------------------------------------------------------------------------
          2             Amortization Change
--------------------------------------------------------------------------------
          3             Principal Write-Off
--------------------------------------------------------------------------------
          4             Combination
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 DSCR INDICATOR
--------------------------------------------------------------------------------
                                     LEGEND
--------------------------------------------------------------------------------
          P             Partial - Not all properties received financials,
                        servicer to leave empty
--------------------------------------------------------------------------------
          A             Average - Not all properties received financials,
                        servicer allocates Debt Service only to properties where
                        financials are received.
--------------------------------------------------------------------------------
          F             Full - All Statements Collected for all properties
--------------------------------------------------------------------------------
          W             Worst Case - Not all properties received financials,
                        servicer allocates 100% of Debt Service to all
                        properties where financials are received.
--------------------------------------------------------------------------------
          N             None Collected - no financials were received
--------------------------------------------------------------------------------
          C             Consolidated - All properties reported on one "rolled
                        up" financial from the borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                NOI/NCF INDICATOR
--------------------------------------------------------------------------------
                                     LEGEND
--------------------------------------------------------------------------------
        CMSA            Calculated using CMSA standard
--------------------------------------------------------------------------------
         PSA            Calculated using a definition given in the PSA
--------------------------------------------------------------------------------
         U/W            Calculated using the underwriting method
--------------------------------------------------------------------------------

                                    EXHIBIT M

                        FORM OF CMSA PROPERTY FILE REPORT

------------------------------------------------------------------------------------------------------------------------------------
                                             COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                        CMSA "PROPERTY" FILE
------------------------------------------------------------------------------------------------------------------------------------
                                                        (DATA RECORD LAYOUT )
------------------------------------------------------------------------------------------------------------------------------------
                                                       CROSS REFERENCED AS "P"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            SPECIFICATION                                                       DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types                           Magnetic Tape, Diskette, Electronic Transfer
------------------------------------------------------------------------------------------------------------------------------------
Character Set                                    ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation                                Comma
------------------------------------------------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)                         1600 or 6250
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Label                              None (unlabeled)
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor                    10285 (17 records per block)
------------------------------------------------------------------------------------------------------------------------------------
Physical Media Label                             Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                                 Blocking Factor; Record Length
------------------------------------------------------------------------------------------------------------------------------------
Return Address Label                             Required for return of physical media (magnetic tape or diskette)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                           FIELD               FORMAT                                                     LOAN FIELD
                 FIELD NAME                NUMBER    TYPE      EXAMPLE                   DESCRIPTION/COMMENTS              REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                               1        AN      XXX97001        Unique Issue Identification Mnemonic          S1, L1
------------------------------------------------------------------------------------------------------------------------------------
Loan ID                                      2        AN      XXX9701A        Unique Servicer Loan Number Assigned To Each
                                                                              Collateral Item In A Pool                     S3, L3
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan ID                           3        AN         123          Unique Identification Number Assigned To Each
                                                                              Collateral Item In The Prospectus             S4, L4
------------------------------------------------------------------------------------------------------------------------------------
Property ID                                  4        AN      1001-001        Should contain Prospectus ID and property
                                                                              identifier, e.g., 1001-001, 1000-002
------------------------------------------------------------------------------------------------------------------------------------
Distribution Date                            5        AN      YYYYMMDD        Date Payments  Made To Certificateholders     L5
------------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralized Loan Grouping           6        AN        Text          All Loans With The Same Value Are Crossed,
                                                                              For example : "X02-1" would be populated in
                                                                              this field for all related loans, "X02-2"
                                                                              would be populated for the next group of
                                                                              related loans.                                S75
------------------------------------------------------------------------------------------------------------------------------------
Property Name                                7        AN        Text                                                        S55
------------------------------------------------------------------------------------------------------------------------------------
Property Address                             8        AN        Text                                                        S56
------------------------------------------------------------------------------------------------------------------------------------
Property City                                9        AN        Text                                                        S57
------------------------------------------------------------------------------------------------------------------------------------
Property State                               10       AN         FL                                                         S58
------------------------------------------------------------------------------------------------------------------------------------
Property Zip Code                            11       AN        30303                                                       S59
------------------------------------------------------------------------------------------------------------------------------------
Property County                              12       AN        Text                                                        S60
------------------------------------------------------------------------------------------------------------------------------------
Property Type Code                           13       AN         MF                                                         S61
------------------------------------------------------------------------------------------------------------------------------------
Year Built                                   14       AN        YYYY                                                        S64
------------------------------------------------------------------------------------------------------------------------------------
Year Last Renovated                          15       AN        YYYY
------------------------------------------------------------------------------------------------------------------------------------
Net Square Feet At Contribution              16    Numeric      25000         RT, IN, WH, OF, MU, OT                        S62
------------------------------------------------------------------------------------------------------------------------------------
# Of Units/Beds/Rooms At Contribution        17    Numeric       75           MF, MH, LO,MU, HC, SS                         S63
------------------------------------------------------------------------------------------------------------------------------------
Property Status                              18       AN          1           1=FCL, 2=REO, 3=Defeased, 4=Partial Release,
                                                                              5=Released, 6=Same as at Contribution
------------------------------------------------------------------------------------------------------------------------------------
Allocated Percentage of Loan at
Contribution                                 19    Numeric      0.75          Issuer to allocate loan % attributable to
                                                                              property for multi-property loans
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                             COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                        CMSA "PROPERTY" FILE
------------------------------------------------------------------------------------------------------------------------------------
                                                        (DATA RECORD LAYOUT )
------------------------------------------------------------------------------------------------------------------------------------
                                                       CROSS REFERENCED AS "P"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           FIELD               FORMAT                                                     LOAN FIELD
------------------------------------------------------------------------------------------------------------------------------------
                 FIELD NAME                NUMBER    TYPE      EXAMPLE                   DESCRIPTION/COMMENTS              REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Current Allocated Percentage                 20    Numeric        0.75        Maintained by servicer. If not supplied in
                                                                              by Issuer or Underwriter, use Underwritting
                                                                              NOI or NCF to calculate                       L7
------------------------------------------------------------------------------------------------------------------------------------
Current Allocated Ending Scheduled Loan
Amount                                       21    Numeric     5900900.00     Calculation based on Current Allocated
                                                                              Percentage and Current Ending Scheduled
                                                                              Principal Balance (L7) for associated loan.   S74
------------------------------------------------------------------------------------------------------------------------------------
Ground Lease (Y/S/N)                         22       AN            N         Either Y=Yes, S=Subordinate, N=No ground
                                                                              lease                                         S77
------------------------------------------------------------------------------------------------------------------------------------
Total Reserve Balance                        23    Numeric      25000.00      For Maintenance, Repairs, & Environmental.
                                                                              (Excludes Tax & Insurance Escrows).  An
                                                                              amount should be printed if the value in
                                                                              Setup File field 77 is "Y"                    L74
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Date                   24       AN        YYYYMMDD                                                    L75
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Value                  25    Numeric     1000000.00                                                   L79
------------------------------------------------------------------------------------------------------------------------------------
Date Asset Expected to Be Resolved or
Foreclosed                                   26       AN        YYYYMMDD      Could be different dates for different
                                                                              properties. If in Foreclosure - Expected Date
                                                                              of Foreclosure and if REO - Expected Sale
                                                                              Date.                                         L42
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure Date                             27       AN        YYYYMMDD                                                    L43
------------------------------------------------------------------------------------------------------------------------------------
REO Date                                     28       AN        YYYYMMDD                                                    L71
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Physical Occupancy               29    Numeric        0.75
------------------------------------------------------------------------------------------------------------------------------------
Occupancy As of Date                         30       AN        YYYYMMDD      Typically should be the effective date of the
                                                                              Rent Roll
------------------------------------------------------------------------------------------------------------------------------------
Date Lease Rollover Review                   31       AN        YYYYMMDD      Roll over review to be completed every 12
                                                                              months
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring 1-12 months              32    Numeric         0.2        Apply to Property Types - RT, IN, WH, OF, MU,
                                                                              OT                                            S62
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet  expiring 13-24 months            33    Numeric         0.2        Apply to Property Types - RT, IN, WH, OF, MU,
                                                                              OT                                            S62
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring 25-36 months             34    Numeric         0.2        Apply to Property Types - RT, IN, WH, OF, MU,
                                                                              OT                                            S62
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet  expiring 37-48 months            35    Numeric         0.2        Apply to Property Types - RT, IN, WH, OF, MU,
                                                                              OT                                            S62
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet  expiring 49-60 months            36    Numeric         0.2        Apply to Property Types - RT, IN, WH, OF, MU,
                                                                              OT                                            S62
------------------------------------------------------------------------------------------------------------------------------------
Largest Tenant                               37       AN          Text        For Office, WH, Retail, Industrial, Other or
                                                                              Mixed Use, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of Largest Tenant                38    Numeric        15000
------------------------------------------------------------------------------------------------------------------------------------
2nd Largest Tenant                           39       AN          Text        For Office, WH, Retail, Industrial, Other or
                                                                              Mixed Use, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of 2nd Largest Tenant            40    Numeric        15000
------------------------------------------------------------------------------------------------------------------------------------
3rd Largest Tenant                           41       AN          Text        For Office, WH, Retail, Industrial, Other or
                                                                              Mixed Use, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of 3rd Largest Tenant            42    Numeric        15000
------------------------------------------------------------------------------------------------------------------------------------
Fiscal Year End Month                        43    Numeric         MM         Needed to indicate month ending for
                                                                              borrower's Fiscal Year.  For example: "12"
------------------------------------------------------------------------------------------------------------------------------------
Contribution Financials As Of Date           44       AN        YYYYMMDD                                                    S72
------------------------------------------------------------------------------------------------------------------------------------
Revenue At Contribution                      45    Numeric     1000000.00     Should match the prospectus if available. At
                                                                              the Property Level                            S70
------------------------------------------------------------------------------------------------------------------------------------
Operating Expenses At Contribution           46    Numeric     1000000.00     Should match the prospectus if available. At
                                                                              the Property Level                            S71
------------------------------------------------------------------------------------------------------------------------------------
NOI At Contribution                          47    Numeric     1000000.00     Should match the prospectus if available. At
                                                                              the Property Level                            S65
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                             COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                        CMSA "PROPERTY" FILE
------------------------------------------------------------------------------------------------------------------------------------
                                                        (DATA RECORD LAYOUT )
------------------------------------------------------------------------------------------------------------------------------------
                                                       CROSS REFERENCED AS "P"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           FIELD               FORMAT                                                     LOAN FIELD
------------------------------------------------------------------------------------------------------------------------------------
                 FIELD NAME                NUMBER    TYPE      EXAMPLE                   DESCRIPTION/COMMENTS              REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
DSCR (NOI) At Contribution                   48    Numeric       1.5          Should match the prospectus if available.     S66
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Value At Contribution              49    Numeric   1000000.00                                                     S67
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Date At Contribution               50       AN      YYYYMMDD                                                      S68
------------------------------------------------------------------------------------------------------------------------------------
Physical Occupancy At Contribution           51    Numeric       0.9                                                        S69
------------------------------------------------------------------------------------------------------------------------------------
Date of Last Inspection                      52       AN      YYYYMMDD        Date of last physical site inspection
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Financial As of Date   53       AN      YYYYMMDD                                                      L58
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue                54    Numeric   1000000.00                                                     L52
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Operating Expenses     55    Numeric   1000000.00                                                     L53
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                    56    Numeric   1000000.00                                                     L54
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Yr Debt Service Amount      57    Numeric   1000000.00       Calculate using P20(percentage) to get the
                                                                              allocated amount for each property            L55
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NOI)             58    Numeric       1.3          Uses the property NOI and the allocated debt
                                                                              service amount                                L56
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Physical Occupancy     59    Numeric       0.9                                                        L57
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Financial As of Date     60       AN      YYYYMMDD                                                      L65
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Revenue         61    Numeric   1000000.00                                                     L59
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Operating Expenses       62    Numeric   1000000.00                                                     L60
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NOI             63    Numeric   1000000.00                                                     L61
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Debt Service Amount      64    Numeric   1000000.00       Calculate using P20(percentage) to get the
                                                                              allocated amount for each property            L62
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NOI)      65    Numeric       1.3          Uses the property NOI and the allocated debt
                                                                              service amount                                L63
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY Physical Occupancy       66    Numeric       0.9                                                        L64
------------------------------------------------------------------------------------------------------------------------------------
Property Contribution Date                   67       AN      YYYYMMDD        Date Property was contributed                 L85
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Revenue                          68    Numeric   1000000.00       Most Recent Revenue                           L66
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Operating Expenses               69    Numeric   1000000.00       Most Recent Operating Expenses                L67
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NOI                              70    Numeric   1000000.00       Most Recent Net Operating Income              L68
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Debt Service Amount              71    Numeric   1000000.00       Calculate using P20(percentage) to get the
                                                                              allocated amount for each property            L69
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NOI)                       72    Numeric      2.55          Uses the property NOI and the allocated debt
                                                                              service amount                                L70
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of Start Date       73       AN      YYYYMMDD        Start date used to calculate Most Recent
                                                                              information either YTD or trailing 12 months  L72
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of End Date         74       AN      YYYYMMDD        End date used to calculate Most Recent
                                                                              information either YTD or trailing 12 months  L73
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial Indicator              75       AN       T or Y         T = Trailing 12 months Y = Year to Date       L82
------------------------------------------------------------------------------------------------------------------------------------
NCF At Contribution                          76    Numeric   1000000.00       Net Cash Flow At Contribution.   Should match
                                                                              the prospectus if available.                  S83
------------------------------------------------------------------------------------------------------------------------------------
DSCR (NCF) At Contribution                   77    Numeric       1.5          DSCR At Contribution using NCF to calculate.
                                                                              Should match the prospectus if available.     S84
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NCF                    78    Numeric   1000000.00       Preceding Fiscal Year Net Cash Flow related
                                                                              to Financial As of Date P53.                  L92
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                             COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                        CMSA "PROPERTY" FILE
------------------------------------------------------------------------------------------------------------------------------------
                                                        (DATA RECORD LAYOUT )
------------------------------------------------------------------------------------------------------------------------------------
                                                       CROSS REFERENCED AS "P"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           FIELD               FORMAT                                                     LOAN FIELD
                 FIELD NAME                NUMBER    TYPE      EXAMPLE                   DESCRIPTION/COMMENTS              REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NCF)             79    Numeric      2.55          Preceding Fiscal Yr Debt Service Coverage
                                                                              Ratio using NCF related to Financial As of
                                                                              Date P53.                                     L93
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY NCF                      80    Numeric   1000000.00       Second Preceding Fiscal Year Net Cash Flow
                                                                              related to Financial As of Date P60.          L94
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY DSCR (NCF)               81    Numeric      2.55          Second Preceding Fiscal Year Debt Service
                                                                              Coverage Ratio using Net Cash Flow related to
                                                                              Financial As of Date P60.                     L95
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NCF                              82    Numeric   1000000.00       Most Recent Net Cash Flow related to
                                                                              Financial As of Date P74.                     L96
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NCF)                       83    Numeric      2.55          Most Recent Debt Service Coverage Ratio using
                                                                              Net Cash Flow related to Financial As of Date
                                                                              P74.                                          L97
------------------------------------------------------------------------------------------------------------------------------------
NOI/NCF Indicator                            84       AN        Text          Indicates how NOI or Net Cash Flow was
                                                                              calculated should be the same for each
                                                                              financial period.  See NOI/NCF Indicator
                                                                              Legend.                                       L90
------------------------------------------------------------------------------------------------------------------------------------
Deferred Maintenance Flag                    85       AN          N           Either Y=Yes or N= No, Deferred Maintenance
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROPERTY TYPES CODE
--------------------------------------------------------------------------------
                                     LEGEND
--------------------------------------------------------------------------------
                       MF                            Multifamily
--------------------------------------------------------------------------------
                       RT                            Retail
--------------------------------------------------------------------------------
                       HC                            Health Care
--------------------------------------------------------------------------------
                       IN                            Industrial
--------------------------------------------------------------------------------
                       WH                            Warehouse
--------------------------------------------------------------------------------
                       MH                            Mobile Home Park
--------------------------------------------------------------------------------
                       OF                            Office
--------------------------------------------------------------------------------
                       MU                            Mixed Use
--------------------------------------------------------------------------------
                       LO                            Lodging
--------------------------------------------------------------------------------
                       SS                            Self Storage
--------------------------------------------------------------------------------
                       OT                            Other
--------------------------------------------------------------------------------
                       SE                            Securities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                NOI/NCF INDICATOR
--------------------------------------------------------------------------------
                                     LEGEND
--------------------------------------------------------------------------------
       CMSA          Calculated using CMSA standard
--------------------------------------------------------------------------------
       PSA           Calculated using a definition given in the PSA
--------------------------------------------------------------------------------
       U/W           Calculated using the underwriting method
--------------------------------------------------------------------------------

                                    EXHIBIT N

                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT

                                   Exhibit N
                  Form of Comparative Financial Status Report

=================================================================================================================
      S4        S57   S58                   P7        P8       P57          S72      S69     S70     S83   S84
-----------------------------------------------------------------------------------------------------------------
                                                                              Original Underwriting
                                                                                    Information
-----------------------------------------------------------------------------------------------------------------
                                                                        Basis Year
-----------------------------------------------------------------------------------------------------------------
                               Last       Current
                             Property    Allocated   Paid   Allocated    Financial
  Prospectus                  Inspect      Loan      Thru      Debt       Info as     %     Total     $    (1)
      ID       City  State     Date       Amount     Date    Service      of Date    Occ   Revenue   NCF   DSCR
-----------------------------------------------------------------------------------------------------------------
                               yy/mm                                       yy/mm
-----------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CSSA Property and Loan file
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total:                                    $                  $                        WA    $         $     WA
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

===================================================================================================================================
      S4           P65      P64     P59     P94   P95       P58      P57    P52     P92     P93      P72     P73            P66
-----------------------------------------------------------------------------------------------------------------------------------
                  2nd Preceding Annual Operating           Preceding  Annual Operating                 Most Recent Financial
                           Information                              Information                            Information
-----------------------------------------------------------------------------------------------------------------------------------
                as of _______               Normalized   as of _______              Normalized      *normalized or actual
-----------------------------------------------------------------------------------------------------------------------------------

                Financial                                Financial                                   FS
  Prospectus     Info as     %     Total     $    (1)     Info as     %    Total     $      (1)     Start  FS End    %     Total
      ID         of Date    Occ   Revenue   NCF   DSCR    of Date    Occ  Revenue   NCF    DSCR     Date    Date    Occ   Revenue
-----------------------------------------------------------------------------------------------------------------------------------
                  yy/mm                                   yy/mm                                     yy/mm   yy/mm
-----------------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CSSA Property and Loan file
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:                       WA    $         $     WA                 WA    $        $     WA                WA            $
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

==================================================
      S4         P96   P97  (2)
--------------------------------------------------
                            Net Change

--------------------------------------------------
                             Preceding & Basis
--------------------------------------------------

                                     %
  Prospectus      $    (1)   %     Total      (1)
      ID         NCF  DSCR  Occ   Revenue    DSCR
--------------------------------------------------

--------------------------------------------------
List all properties currently in deal with or
without information largest to smallest loan
--------------------------------------------------

--------------------------------------------------
This report should reflect the information provided
in the CSSA Property and Loan file
--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
Total:            $     WA    WA   $         WA
--------------------------------------------------

--------------------------------------------------

==================================================

(1) DSCR should match to Operating Statement and is normally calculated using NCF / Debt Service times the allocated loan percentage.

(2)   Net change should compare the latest year to the underwriting year

                 (This page has been left blank intentionally.)

                                    EXHIBIT O

                            FORM OF REO STATUS REPORT

                                    Exhibit O
                            Form of REO Status Report

==================================================================================================================================
      S4            S55          S61      S57    S58   S62 or     P8       P7         P37        P39         P38
----------------------------------------------------------------------------------------------------------------------------------
                                                       S63             (a)         (b)        (c)        (d)         (e)=a+b+c+d
----------------------------------------------------------------------------------------------------------------------------------
                                                                        Allocated
                                                                          Loan
                                                                     [ILLEGIBLE] or  Total                  Other
                 Short Name                             Sq Ft    Paid   Scheduled     P&I       Total     Advances
  Prospectus       (When       Property                  or      Thru     Loan      Advances   Expenses   (Taxes &       Total
      ID        Appropriate)     Type     City  State   Units    Date    Balance    To Date    To Date     Escrow)     Exposure
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

=======================================================================================================================
      S4              P25        P11       P58 or P73     P93 or P97       P74                                 P75
-----------------------------------------------------------------------------------------------------------------------
                                                         (k)                        (f)=(k/j)               (g)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                Appraisal
                                                                                      Value      BPO or     Appraisal
                    Current                                                         using NOI   Internal     BPO or
  Prospectus        Monthly   Maturity      LTM NCF                     Valuation     & Cap       Value     Internal
      ID              P&I       Date          Date       LTM NOI/DSC      Date        Rate      Source**      Value
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

========================================================
      S4                             P35         P77
--------------------------------------------------------
                (h)=(.90*g)-e
--------------------------------------------------------

                                    Total
                   Loss using     Appraisal
  Prospectus       90% Appr.      Reduction    Transfer
      ID           or BPO (f)      Realized      Date
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

========================================================

REO's that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

==========================================================================================
      S4            S55          S61      S57    S58     P[ILLEGIBLE]  P79
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                 Short Name                           H[ILLEGIBLE]O  Pending
  Prospectus       (When       Property                Acquisition  Resolution
      ID        Appropriate)     Type     City  State     Date         Date      Comments
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

==========================================================================================

REO's that are more than one loan should use the All

(1)   Use the following codes; App. - Appraisal, BPO -

                                    EXHIBIT P

                       FORM OF SERVICER WATCH LIST REPORT

                                    Exhibit P
                          Form of Servicer Watch List

====================================================================================================================================
     S4            S55        S61      S57    S58       P7       P8      P11         P93        P97
------------------------------------------------------------------------------------------------------------------------------------
               Short Name                           Scheduled   Paid              Preceding    Most
 Prospectus       (When     Property                   Loan     Thru   Maturity   Fiscal Yr   Recent
     ID       Appropriate)    Type    City   State   Balance    Date     Date     DSCR NCF   DSCR NCF   Comment / Action to be taken
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in descending balance order.
------------------------------------------------------------------------------------------------------------------------------------
Should not include loans that are specially serviced
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                             $
====================================================================================================================================

                 (This page has been left blank intentionally.)

                                    EXHIBIT Q

                      FORM OF DELINQUENT LOAN STATUS REPORT

                                    Exhibit Q
                      Form of Delinquent Loan Status Report

==================================================================================================================================
      S4              S55          S61        S57      S58    S62 or S63   P8         P7          P37         P39         P38
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 (a)          (b)          (c)        (d)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Other
                  Short Name                                              Paid    Scheduled    Total P&I     Total      Advances
  Prospectus         (When       Property                      Sq Ft or   Thru       Loan       Advances    Expenses    (Taxes &
      ID         Appropriate)      Type      City     State     Units     Date     Balance      To Date     To Date     Escrow)
----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
==================================================================================================================================

============================================================================================================
      S4                                       P25      P10       P11     P58 or P73  P92 or P96  P93 or P97
------------------------------------------------------------------------------------------------------------
                                (e)=a+b+c+d
------------------------------------------------------------------------------------------------------------

                                             Current   Current                LTM
  Prospectus                       Total     Monthly  Interest  Maturity      NCF                 LTM DSCR
      ID                         Exposure      P&I      Rate      Date       Date      LTM NCF     (NCF)
------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
============================================================================================================

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To be determined etc.). It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.

============================================================================================================================
      S4              S55          S61        S57      S58                   P74         P75                          P35
----------------------------------------------------------------------------------------------------------------------------
                                                            (f)=[ILLEGIBLE]                      (g)=[ILLEGIBLE]
----------------------------------------------------------------------------------------------------------------------------

                                                                 Value                Appraisal                      Total
                  Short Name                                   using NOI               BPO or       Loss using     Appraisal
  Prospectus         (When       Property                        & Cap    Valuation   Internal      90% Appr.      Reduction
      ID         Appropriate)      Type      City     State      Rate       Date        Value       or BPO (f)     Realized
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
============================================================================================================================

=================================================================================================
      S4              P77         P79          P42        P82         P76
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


                                                        Expected
  Prospectus        Transfer   Resolution   PCL Start   PCL Sale    Workout
      ID              Date        Date        Date        Date      Strategy      Comments
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Current & at Special Servicer
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
FCL - Foreclosure
-------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
=================================================================================================

* Workout Strategy should match the CSSA Loan file using abrev TBD - To be determined etc.). It is possible to combine the s
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
***   How to determine the cap rate is agreed upon by Underwriter

                                    EXHIBIT R

                   FORM OF HISTORICAL LOAN MODIFICATION REPORT

                                    Exhibit R
                     Form of Historical Loan Modification Report

====================================================================================================================================
      S4         S57     S58       P49                   P48       P7*             P7*          P50*            P50*    P25*    P25*
------------------------------------------------------------------------------------------------------------------------------------


                                                                 Balance
                                            Extention              When      Balance at the            # Mths
                                  Mod /     per Docs             Sent to     Effective Date             for
  Prospectus                    Extension      or       Effect   Special           of           Old     Rate     New     Old     New
      ID        City    State     Flag      Servicer     Date    Servicer    Rehabilitation     Rate   Change   Rate     P&I     P&I
------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

============================================================================================================================
                                               P11*         P11*                   P47
----------------------------------------------------------------------------------------------------------------------------
                                                                                             (2) Est.
                                                                                              Future
                                                                                             Interest
                                                                      Total #      (1)       Loss to
                                                                      Mths for  Realized     Trust $
  Prospectus                                    Old         New        Change    Loss to      (Rate
      ID                                     Maturity     Maturity     of Mod    Trust $    Reduction)        COMMENT
----------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
----------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

* The information in these columns is from a particular point in time and should not change on this report once assigned. Future modifications done on the same loan are additions to the report.
(1)   Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                 (This page has been left blank intentionally.)

                                    EXHIBIT S

                     FORM OF HISTORICAL LOSS ESTIMATE REPORT

                                    Exhibit S
                      Form of Historical Liquidation Report

====================================================================================================================================
      S4            S55          S61      S57    S58       P45/P7          P75                           P45         P7       P37
------------------------------------------------------------------------------------------------------------------------------------
                                                               (c)=b/a     (a)                 (b)       (d)        (e)       (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Latest
                                                              %         Appraisal   Effect
                 Short Name                               Received         or       Date of            Net Amt               Total
  Prospectus       (When       Property                     From         Brokers   Liquida-   Sales   Received   Scheduled    P&I
      ID        Appropriate)     Type     City  State    Liquidation     Opinion     tion     Price   from Sale   Balance   Advanced
------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

===================================================================================================================================
      S4                         P39+P38
------------------------------------------------------------------------------------------------------------------------------------
                                   (g)       (h)      (i)=d-(f+g+h)    (k)=i-e              (m)               (n)=k+m     (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Date
                                                                                   Date            Minor
                                          Servicing                    Actual      Loss    Minor    Adj     Total Loss   Loss % of
  Prospectus                      Total      Fees                      Losses     Passed   Adj to  Passed      with      Scheduled
      ID                        Expenses   Expense    Net Proceeds   Passed thru   thru    Trust    thru    Adjustment    Balance
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

(h)   Servicing Fee Expense is the work out fee charged by the special servicer

                 (This page has been left blank intentionally.)

                                    EXHIBIT T

                        FORM OF NOI ADJUSTMENT WORKSHEET

                                    Exhibit T
                         Form of NOI Adjustment Worksheet



 PROPERTY OVERVIEW
                                     -------------
      LB Control Number
                                     ---------------------------
      Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------
      Year Built/Year Renovated
                                     -------------------------
      Year of Operations                 Borrower  Adjustment    Normalized
                                     -----------------------------------------
      Occupancy Rate *
                                     -----------------------------------------
      Average Rental Rate
                                     -----------------------------------------
                                     *     Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:
      Number of Mos.Annualized          "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                Adjustment                Normalized
      Statement Classification           Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Effective Gross Income                $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the  Servicer.

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Total Operating Expenses              $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Operating Expense Ratio
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Net Operating Income                  $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   Total Capital Items                   $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. After Capital Items            $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
Debt Service (per Servicer)              $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
Cash Flow after debt service             $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Source of Financial Data:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1)   Used in the Comparative Financial Status Report

                 (This page has been left blank intentionally.)

                                    EXHIBIT U

                      FORM OF OPERATING STATEMENT ANALYSIS

                                    Exhibit U
                    Form of Operating Statement Analysis Report

PROPERTY OVERVIEW
                                   -------------
     Prospectus Loan ID
                                   ------------------------------------------
     Sch Bal/Paid to Date/Allocated %
                                   -------------------------------------------------------------------------------------------------
     Property Name
                                   -------------------------------------------------------------------------------------------------
     Property Type
                                   -------------------------------------------------------------------------------------------------
     Property Address, City, State
                                   -------------------------------------------------------------------------------------------------
     Net Rentable Square Feet
                                   -----------------------------
     Year Built/Year Renovated
                                   ----------------------------------------------------------------------
     Year of Operations              Underwriting     1994          1995          1996       Trailing
                                   ----------------------------------------------------------------------
     Occupancy Rate *
                                   ----------------------------------------------------------------------
     Average Rental Rate
                                   ----------------------------------------------------------------------
                                   *     Occupancy rates are year end or the ending date of the
                                         financial statement for the period.
 INCOME:                                                                                     No. of Mos.
                                                                                           --------------
     Number of Mos.                                              Prior Year   Current Yr.
                                   ----------------------------------------------------------------------------------------------
     Period Ended                   Underwriting      1994          1995          1996     97 Trailing** 1996-Base   1996-1995
                                                                                           --------------
     Statement Classification         Base Line    Normalized    Normalized    Normalized   as of / /97  Variance    Variance
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 1)
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 2)
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 3)
                                   ----------------------------------------------------------------------------------------------
     Pass Through/Escalations
                                   ----------------------------------------------------------------------------------------------
     Other Income
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Effective Gross Income                       $0.00         $0.00         $0.00        $0.00         $0.00       %           %
                                   ----------------------------------------------------------------------------------------------
                                   Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                   **    Servicer will not be expected to "Normalize" these YTD numbers.

 OPERATING EXPENSES:
                                   ----------------------------------------------------------------------------------------------
     Real Estate Taxes
                                   ----------------------------------------------------------------------------------------------
     Property Insurance
                                   ----------------------------------------------------------------------------------------------
     Utilities
                                   ----------------------------------------------------------------------------------------------
     General & Administration
                                   ----------------------------------------------------------------------------------------------
     Repairs and Maintenance
                                   ----------------------------------------------------------------------------------------------
     Management Fees
                                   ----------------------------------------------------------------------------------------------
     Payroll & Benefits Expense
                                   ----------------------------------------------------------------------------------------------
     Advertising & Marketing
                                   ----------------------------------------------------------------------------------------------
     Professional Fees
                                   ----------------------------------------------------------------------------------------------
     Other Expenses
                                   ----------------------------------------------------------------------------------------------
     Ground Rent
                                   ----------------------------------------------------------------------------------------------
  Total Operating Expenses                     $0.00         $0.00         $0.00        $0.00         $0.00       %           %
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Operating Expense Ratio
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Net Operating Income                         $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
     Leasing Commissions
                                   ----------------------------------------------------------------------------------------------
     Tenant Improvements
                                   ----------------------------------------------------------------------------------------------
     Replacement Reserve
                                   ----------------------------------------------------------------------------------------------
  Total Capital Items                          $0.00         $0.00         $0.00        $0.00         $0.00               $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  N.O.I. After Capital Items                   $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
Debt Service (per Servicer)                    $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------
Cash Flow after debt service                   $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
DSCR: (NOI/Debt Service)
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
(1)DSCR: (after reserves\Cap exp.)
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
   Source of Financial Data:
                                   ----------------------------------------------------------------------------------------------
                                   (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1)   Used in the Comparative Financial Status Report

                 (This page has been left blank intentionally.)

                                    EXHIBIT V

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                                    Exhibit V
                     Form of Loan Payoff Notification Report

=========================================================================================================
     S4            S55        S61       S58       P7       P8      P10       P11         P93        P97
---------------------------------------------------------------------------------------------------------
               Short Name                     Scheduled   Paid   Current              Preceding    Most
 Prospectus       (When     Property             Loan     Thru   Interest  Maturity   Fiscal Yr   Recent
     ID       Appropriate)    Type     State   Balance    Date    Rate       Date     DSCR NCF   DSCR NCF
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Schedule Payments
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Unscheduled Payments
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Total:                                       $
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================

====================================================
     S4            Servicer Estimated Information
----------------------------------------------------
                             Expected     Expected
 Prospectus        Yield      Payment   Distribution
     ID         Maintenance    Date         Date
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------
Schedule Payments
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------
Unscheduled Payments
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------
Total:
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

====================================================

The Borrower has only requested the information to pay-off. This does not indicate a definite payment.

                 (This page has been left blank intentionally.)

                                   EXHIBIT W-1

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE

                          ACCESS FROM CERTIFICATE OWNER


                                          [Date]


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Asset-Backed Securities Trust Services
           Group-LB-UBS Commercial Mortgage Trust 2000-C3

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Though Certificates, Series 2000-C3

      In accordance with the provisions of the Pooling and Servicing Agreement, dated as of May 11, 2000 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation, as depositor (the "Depositor"), First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1.    The undersigned is a beneficial owner of the Class _____
            Certificates.

      2.    The undersigned is requesting (Please check as applicable):

      (i)   ____  the information (the "Information") identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

      (ii)  ____  a password pursuant to Section 4.02 of the Pooling and
                  Servicing Agreement for access to information (also, the "Information") provided on the Trustee's Internet Website.

      3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [BENEFICIAL HOLDER OF A CERTIFICATE]


                                    By: ________________________________
                                        Name:
                                        Title:


                                    ____________________________________
                                    By: ________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                   EXHIBIT W-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE

                        ACCESS FROM PROSPECTIVE INVESTOR


                                          [Date]


LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Asset-Backed Securities Trust Services
           Group-LB-UBS Commercial Mortgage Trust 2000-C3

      Re: LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Though Certificates, Series 2000-C3

      In accordance with the provisions of the Pooling and Servicing Agreement, dated as of May 11, 2000 (the "Pooling and Servicing Agreement"), among Structured Asset Securities Corporation as depositor (the "Depositor"), First Union National Bank as master servicer, Lennar Partners, Inc. as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is contemplating an investment in the Class _____ Certificates.

      2.    The undersigned is requesting (please check as applicable):

      (i)   ____  information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

      (ii)  ____  a password pursuant to Section 4.02 of the Pooling and
                  Servicing Agreement for access to information (also, the "Information") provided on the Trustee's Internet Website.

      3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside person as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the

            "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE HOLDER OF A CERTIFICATE]


                                    By: ________________________________
                                        Name:
                                        Title:


                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________


                                       2